Exhibit 10.2

Omnibus Amendment –

Amendment No. 3 to Credit Agreement and Amendment No. 1 to Backup Servicing Agreement

This Omnibus Amendment – Amendment No. 3 to Credit Agreement and Amendment No. 1 to Backup Servicing Agreement (this “Amendment”) is entered into as of September 17, 2026, by and among HWC Receivables 2023, LLC, a Delaware limited liability company, as company (“Company”), the lenders party hereto (the “Lenders”), Headway Capital, LLC, a Utah limited liability company, as originator (“Headway”), Vervent Inc., as backup servicer (“Vervent”), Deutsche Bank Trust Company Americas, as paying agent (in such capacity, the “Paying Agent”) and as custodian (in such capacity, the “Custodian”), Atlas Securitized Products Administration, L.P., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”) and as collateral agent for the Secured Parties (in such capacity, the “Collateral Agent”).

Recitals

Whereas, the Company has entered into that certain Credit Agreement, dated as of May 25, 2023, as amended by the (1) Omnibus Amendment – Amendment No. 1 to Credit Agreement and Amendment to Security Agreement dated September 18, 2024 (the “First Amendment”), by and among the Company, Headway, Enova International, Inc., as performance guarantor (the “Performance Guarantor”), the Lenders at such time, BNP Paribas, as administrative agent and collateral agent, and Deutsche Bank Trust Company Americas, as paying agent, and (2) Amendment No. 2 to Credit Agreement dated as of March 31, 2026 (the “Second Amendment”), by and among the Company, Headway, the Performance Guarantor, the Lenders at such time and BNP Paribas, as administrative agent and as collateral agent (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);

Whereas, in accordance with the terms of the Credit Agreement, the Company has requested, and the Lenders, Administrative Agent, Collateral Agent, Paying Agent, and Custodian have agreed, to modify certain provisions of the Credit Agreement, upon the terms and subject to the conditions set forth herein;

Whereas, the Company has entered into that certain Backup Servicing Agreement, dated as of May 25, 2023, by and among the Company, Headway, Vervent, and BNP Paribas as the administrative agent (as amended, restated, supplemented or otherwise modified from time to time, the “Backup Servicing Agreement”);

Whereas, in accordance with the terms of the Backup Servicing Agreement, the Company and Headway have requested, and Vervent, the Class A Committed Lender, the Class B Lender, and Administrative Agent have agreed, to modify certain provisions of the Backup Servicing Agreement, upon the terms and subject to the conditions set forth herein;

Whereas pursuant to that certain Assignment and Assumption Agreement, dated as of the date hereof, by and between BNP Paribas (the “Assignor”), and AGF WHCO 2-A2 LP (the “Assignee”), BNP Paribas has assigned all of its Class A Revolving Commitments and Class A

FILENAME \* MERGEFORMAT Enova - HWC - Omnibus Amendment - Amendment No. 3 to Credit Agreement 4897-2713-5435 v13.docx

Revolving Loans to AGF WHCO 2-A2 LP as the Class A Committed Lender, on the terms described therein; and

Whereas pursuant to that certain Resignation, Waiver, Consent and Appointment Agreement, dated as of the date hereof, by and among BNP Paribas, in its capacity as resigning administrative agent and resigning collateral agent, the Administrative Agent, in its capacity as successor administrative agent and successor collateral agent, AGF WHCO 2-A2 LP in its capacity as Class A Committed Lender, the Class B Lender, Headway and the Company, BNP Paribas has resigned as Collateral Agent and as Administrative Agent and Atlas Securitized Products Administration, L.P. has agreed to assume the roles of Administrative Agent and Collateral Agent, on the terms described therein.

Now, Therefore, in consideration of the mutual covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Agreement

1.
Defined Terms. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Credit Agreement.
2.
Amendment to the Credit Agreement. Upon satisfaction of the conditions set forth in Section 4 hereof, the Company, Headway, the Lenders, the Administrative Agent, the Collateral Agent, the Paying Agent, and the Custodian hereby agree that the Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages attached as Exhibit A hereto.
3.
Amendment to the Backup Servicing Agreement. Upon satisfaction of the conditions set forth in Section 4 hereof, the Company, Headway, Vervent, the Lenders and the Administrative Agent hereby agree that the Backup Servicing Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages attached as Exhibit B hereto.
4.
Conditions Precedent. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent:
(a)
receipt by the Administrative Agent and each Lender, as applicable, of (i) this Amendment, (ii) that certain Third Amended and Restated Class A Fee Letter, dated as of the date hereof, by and among the Administrative Agent, the Class A Committed Lender, and the Company, (iii) that certain Amended and Restated Performance Guarantee, dated as of the date hereof, by Enova International, Inc., as performance guarantor, in favor of the Administrative Agent, (iv) that certain Amended and Restated Undertakings Agreement, dated as of the date hereof, by and among Headway, the Company and the Administrative Agent, and (v) that certain Confirmation and Acknowledgment, dated as of the date hereof, by and among Headway, Enova International, Inc., as borrower representative, Bank of Montreal and the Administrative Agent

(collectively with the document delivered in clause (b) below, the “Amendment Documents”), and each duly executed and delivered by the parties thereto, in form and substance acceptable to the Administrative Agent;
(b)
receipt by the Class B Lender of that certain Third Amended and Restated Class B Fee Letter, dated as of the date hereof, by and between the Class B Lender and the Company, duly executed and delivered by the parties thereto, in form and substance acceptable to the Class B Lender;
(c)
the Company shall have paid or caused to be paid all reasonable and documented out-of-pocket costs and expenses of the Administrative Agent and Lenders incurred in connection with this Amendment; provided that such costs and expenses shall have been invoiced to the Company not less than one (1) Business Day prior to the date hereof; provided, further, that any expenses invoiced after such date shall be paid in a timely manner;
(d)
the payment in full of the Class A Upfront Fee (as defined in the Class A Fee Letter) and the Class B Upfront Fee (as defined in the Class B Fee Letter) in immediately available funds;
(e)
receipt by the Administrative Agent and each Lender, as applicable, of copies of (i) UCC-3 financing statement amendments reflecting the removal of BNP Paribas as secured party and the addition of Atlas Securitized Products Administration, L.P. as secured party and (ii) UCC-3 financing statement amendments in connection with the document delivered in clause (a)(v) above, together with evidence of submission thereof for filing;
(f)
receipt by the Administrative Agent and each Lender, as applicable, of signed copies of the favorable written opinion of King & Spalding LLP, counsel for the Company and Headway, Rimon, P.C., Utah counsel for Headway, and Ashurst Perkins Coie UK LLP, as UK opinion counsel, as to such matters as the Administrative Agent may reasonably request, dated as of the date hereof and otherwise in form and substance reasonably satisfactory to the Lenders;
(g)
the execution and delivery of assignments of any applicable control agreements by the applicable financial institution, the Company and the Collateral Agent, or other documentation in form, scope, and substance satisfactory to the Administrative Agent reflecting the removal of BNP Paribas as secured party (or similar role) and the addition of Atlas Securitized Products Administration, L.P. as secured party (or similar role);
(h)
receipt by the Administrative Agent and each Lender, as applicable, of a solvency certificate from each of Headway and Company, dated as of the date hereof and addressed to the Administrative Agent, and in form, scope and substance satisfactory to the Administrative Agent; and
(i)
receipt by the Lenders and the Administrative Agent of (i) copies of the Company’s Organizational Document executed and delivered by the Company, and (x) certified as of the date hereof or a recent date prior thereto by the appropriate governmental official and (y) certified by its secretary or an assistant secretary as of the date hereof, in each case as being in full force and effect without modification or amendment; (ii) signature and incumbency certificate of the officers of the Company executing the Amendment Documents to which it is a party; (iii)

resolutions of the Board of Directors or similar governing body of the Company approving and authorizing the execution and delivery of the Amendment Documents and the performance of the Amendment Documents to which it is a party or by which it or its assets may be bound as of the date hereof, certified as of the date hereof by its secretary or an assistant secretary as being in full force and effect without modification or amendment; and (iv) a good standing certificate from the applicable Governmental Authority of the Company’s jurisdiction of incorporation, organization or formation.
5.
Representations and Warranties. Each of the Company and Headway hereby represents and warrants to the Administrative Agent and each Lender, with respect to itself, that:
(a)
The representations and warranties of Company and Headway, as applicable, contained in Section 4 of the Credit Agreement are true and correct in all material respects (except in the case of any representation and warranty qualified by materiality, which is true and correct in all respects) as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (except in the case of any representation and warranty qualified by materiality, which is true and correct in all respects) as of such earlier date.
(b)
No Event of Default, Default or Early Amortization Event, or Servicer Default or any event that with the giving of notice or the lapse of time, or both, would constitute a Servicer Default has occurred and is continuing.
(c)
Each of the Company and Headway (i) has all necessary power, authority and legal right to (A) execute and deliver this Amendment and (B) carry out the terms of this Amendment and the Credit Documents, in each case to which it is a party, and in each case as amended hereby and (ii) has duly authorized by all necessary limited liability action the execution, delivery and performance of this Amendment and the Credit Documents to which it is a party as amended hereby on the terms and conditions herein and therein provided.
(d)
All approvals, authorizations, consents, orders, licenses or other actions of any Person or of any Governmental Authority required for the due execution and delivery of this Amendment by the Company and Headway and performance by the Company and Headway of the Credit Agreement as amended hereby have been obtained.
(e)
The execution and delivery of this Amendment, the consummation of the transactions contemplated hereby and by the Credit Documents as amended hereby and the fulfillment of the terms hereof and thereof will not (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without the giving of notice or lapse of time or both) a default under, the Organizational Documents or a default in any material respect under any Contractual Obligation of the Company or Headway, as applicable, (ii) result in the creation or imposition of any Lien upon any of Company’s properties, or (iii) violate any Requirements of Law.
(f)
This Amendment constitutes a legal, valid and binding obligation of each of the Company and Headway, enforceable against the Company and Headway, as applicable, in accordance with its terms, except as such enforceability may be limited by applicable Debtor Relief

Laws and except as such enforceability may be limited by general principles of equity (whether considered in suit at law or in equity).
6.
Effect on the Credit Agreement and Ratification. (a) Except as expressly set forth herein, nothing contained herein shall be deemed to constitute a waiver of compliance with any term or condition contained in the Credit Agreement or any of the other Credit Documents or constitute a course of conduct or dealing among the parties. The Administrative Agent and Lenders reserve all rights, privileges, and remedies under the Credit Documents. The Credit Agreement, as hereby amended, and all other Credit Documents to which the Company is a party are hereby ratified and re-affirmed by the Company in all respects and, except as set forth herein, shall remain unmodified and in full force and effect. All references in the Credit Documents to the Credit Agreement and the Backup Servicing Agreement shall be deemed to be references to the Credit Agreement and the Backup Servicing Agreement as modified hereby. This Amendment shall constitute a Credit Document.
(a)
The relationship of the Administrative Agent and the Lenders, on the one hand, and the Company, on the other hand, has been and shall continue to be, at all times, that of creditor and debtor and not as joint venturers or partners. Nothing contained in this Amendment, any instrument, document or agreement delivered in connection herewith or in the Credit Agreement or any of the other Credit Documents shall be deemed or construed to create a fiduciary relationship between or among the parties.
7.
No Novation. This Amendment is not intended by the parties to be, and shall not be construed to be, a novation of the Credit Agreement or any other Credit Document or an accord and satisfaction in regard thereto.
8.
Successors and Assigns. The provisions of this Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided that the Company may not assign or transfer any of its rights or obligations under this Amendment without the prior written consent of the Administrative Agent and Lenders.
9.
Headings. The captions and headings of this Amendment are for convenience of reference only and shall not affect the interpretation of this Amendment.
10.
Incorporation of Credit Agreement. The provisions contained in Section 9.11 (SEVERABILITY), Section 9.14 (APPLICABLE LAW), Section 9.15 (CONSENT TO JURISDICTION), Section 9.16 (WAIVER OF JURY TRIAL), Section 9.17 (CONFIDENTIALITY), Section 9.19 (COUNTERPARTS) and Section 9.20 (EFFECTIVENESS) of the Credit Agreement are incorporated herein by this reference, mutatis mutandis.
11.
Each of Company, the Administrative Agent and each Lender hereby consent to and direct the Paying Agent and the Custodian to execute this Amendment and acknowledge and agree that the Paying Agent and the Custodian shall be fully protected in relying upon the foregoing consent and direction and hereby release the Paying Agent and the Custodian from any liability for complying with such direction, including but not limited to any claim that this Amendment is not authorized or permitted by any Collateral Document or any claim that some or all of the

5

conditions precedent to the execution of this Amendment has not been complied with. In entering into this Amendment, the Paying Agent and the Custodian shall be entitled to the benefit of every provision of the Collateral Documents relating to the conduct or affecting the liability of or affording protection to the Paying Agent and the Custodian, including their right to be compensated, reimbursed and indemnified, whether or not elsewhere herein so provided.

Remainder of Page Intentionally Blank; Signatures Follow.

6

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective duly authorized officers as of the day and year first above written.

HWC RECEIVABLES 2023, LLC,

as Company

By:

Name: Scott Cornelius

Title: President

HEADWAY CAPITAL, LLC,

as Originator

By:

Name: Scott Cornelius

Title: Treasurer

Omnibus Amendment – Amendment No. 3 to Credit Agreement and Amendment No. 1 to Backup Servicing Agreement

ATLAS SECURITIZED PRODUCTS ADMINISTRATION, L.P.,
as Administrative Agent and Collateral Agent

By: Atlas Securitized Products Administration BKR GP, LLC, its general partner

By:
Name:
Title:

Omnibus Amendment – Amendment No. 3 to Credit Agreement and Amendment No. 1 to Backup Servicing Agreement

AGF WHCO 2-A2 LP, as Class A Committed Lender

By: AASP Management, LP, its investment manager

By:
Name:
Title:

Omnibus Amendment – Amendment No. 3 to Credit Agreement and Amendment No. 1 to Backup Servicing Agreement

POWERSCOURT INVESTMENTS 42, LP,
as Class B Lender

By: Powerscourt Investments GP, LLC, its general partner

By: Maples Fiduciary Services (Delaware) Inc., its managing member

By:
Name: Scott Huff
Title: Authorized Signatory

Omnibus Amendment – Amendment No. 3 to Credit Agreement and Amendment No. 1 to Backup Servicing Agreement

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Paying Agent and as Custodian
By:
Name:
Title:

By:
Name:
Title:

Omnibus Amendment – Amendment No. 3 to Credit Agreement and Amendment No. 1 to Backup Servicing Agreement

VERVENT INC.,

as Backup Servicer

By:
Name:
Title:

Omnibus Amendment – Amendment No. 3 to Credit Agreement and Amendment No. 1 to Backup Servicing Agreement

Exhibit A

[attached]

Conformed Credit Agreement, conformed through

Amendment No. 3 (September 17, 2026)

Amendment No. 2 (March 31, 2026)

Amendment No. 1 (September 18, 2024)

CREDIT AGREEMENT

dated as of May 25, 2023

among

HWC Receivables 2023, LLC,
as Company

VARIOUS LENDERS,

HEADWAY CAPITAL, LLC,
as Originator

and

ATLAS SECURITIZED PRODUCTS ADMINISTRATION, L.P.,
as Administrative Agent and as Collateral Agent

and

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Paying Agent

________________________________________________________

FILENAME \* MERGEFORMAT Atlas - HWC - Exhibit A to Amendment No. 3 (Conformed Credit Agreement) 4937-2364-0777 v20.doc

TABLE OF CONTENTS

Page

Section 1.	DEFINITIONS AND INTERPRETATION	1
1.1	Definitions	1
1.2	Accounting Terms	45
1.3	Interpretation, etc.	46
Section 2.	LOANS	46
2.1	Revolving Loans	46
2.2	Pro Rata Shares	49
2.3	Use of Proceeds	49
2.4	Evidence of Debt; Register; Lenders’ Books and Records; Notes	49
2.5	Interest on Loans	50
2.6	Releases	51
2.7	Fees	53
2.8	Repayment on or Before Applicable Maturity Date	54
2.9	Advance Rate Stepdown Trigger Event	54
2.10	Borrowing Base Deficiency	54
2.11	Controlled Accounts	55
2.12	Application of Proceeds	58
2.13	General Provisions Regarding Payments	62
2.14	Ratable Sharing	63
2.15	Increased Costs; Capital Adequacy	63
2.16	Taxes; Withholding, etc.	65
2.17	Obligation to Mitigate	69
2.18	Defaulting Lenders	69
2.19	Removal or Replacement of a Lender	70
2.20	The Paying Agent	70
2.21	Duties of Paying Agent	76
2.22	Collateral Agent	78
2.23	Intention of Parties	79
2.24	Alternate Rate of Interest	79
Section 3.	CONDITIONS PRECEDENT	81
3.1	Closing Date	81
3.2	Conditions to Each Credit Extension	84
Section 4.	REPRESENTATIONS AND WARRANTIES	85
4.1	Organization; Requisite Power and Authority; Qualification; Other Names	86
4.2	Capital Stock and Ownership	86
4.3	Due Authorization	86
4.4	No Conflict	86
4.5	Governmental Consents	86
4.6	Binding Obligation	87
4.7	Eligible Receivables	87
4.8	Corporate Information	87

i

4.9	No Material Adverse Effect	87
4.10	Adverse Proceedings, etc	87
4.11	Payment of Taxes	87
4.12	Title to Assets	87
4.13	No Indebtedness	88
4.14	No Defaults	88
4.15	Material Contracts	88
4.16	Government Contracts	88
4.17	Governmental Regulation	88
4.18	Margin Stock	88
4.19	Employee Benefit Plans	88
4.20	Solvency; Fraudulent Conveyance	88
4.21	Compliance with Statutes, etc	89
4.22	Matters Pertaining to Related Agreements	89
4.23	Disclosure	89
4.24	Patriot Act; Sanctions	90
4.25	Remittance of Collections	90
4.26	Tax Status	90
4.27	Beneficial Ownership	90
4.28	Allocation of Receivables	90
Section 5.	AFFIRMATIVE COVENANTS	91
5.1	Financial Statements and Other Reports	91
5.2	Existence	94
5.3	Payment of Taxes and Claims	94
5.4	Insurance	94
5.5	Inspections; Compliance Audits	94
5.6	Compliance with Laws	95
5.7	Separateness	95
5.8	Further Assurances	95
5.9	Communication with Accountants	96
5.10	Acquisition of Receivables from Seller	96
5.11	Lenders Information Rights	96
5.12	Most Favored Nations	97
5.13	Notice of New Receivables Financing	97
5.14	Allocation of Receivables	97
Section 6.	NEGATIVE COVENANTS	97
6.1	Indebtedness	97
6.2	Liens	97
6.3	Anti-Corruption Laws and Sanctions	97
6.4	No Further Negative Pledges	98
6.5	Restricted Junior Payments	98
6.6	Subsidiaries	98
6.7	Investments	98
6.8	Fundamental Changes; Disposition of Assets; Acquisitions	98
6.9	Sales and Lease-Backs	98
6.10	Transactions with Shareholders and Affiliates	99

6.11	Conduct of Business	99
6.12	Fiscal Year	99
6.13	Servicer; Backup Servicer; Custodian	99
6.14	Acquisitions of Receivables	99
6.15	Independent Manager	99
6.16	Organizational Agreements	101
6.17	Changes in Underwriting or Other Policies	101
6.18	Hedging Covenant	102
6.19	Receivable Program Agreements	103
6.20	No Adverse Selection.	103
Section 7.	EVENTS OF DEFAULT	103
7.1	Events of Default	103
7.2	Repayment Cure	106
7.3	Class B Lender Purchase Option.	107
Section 8.	AGENTS	108
8.1	Appointment of Agents	108
8.2	Powers and Duties	109
8.3	General Immunity	109
8.4	Agents Entitled to Act as Lender	110
8.5	Lenders’ Representations, Warranties and Acknowledgment	110
8.6	Right to Indemnity	111
8.7	Successor Administrative Agent and Collateral Agent	111
8.8	Collateral Documents	113
8.9	Erroneous Payments	113
Section 9.	MISCELLANEOUS	114
9.1	Notices	114
9.2	Expenses	115
9.3	Indemnity	115
9.4	Rating Agency Coordination	116
9.5	Amendments and Waivers	116
9.6	Successors and Assigns; Participations	120
9.7	Independence of Covenants	123
9.8	Survival of Representations, Warranties and Agreements	123
9.9	No Waiver; Remedies Cumulative	123
9.10	Marshalling; Payments Set Aside	124
9.11	Severability	124
9.12	Obligations Several; Actions in Concert	124
9.13	Headings	124
9.14	APPLICABLE LAW	124
9.15	CONSENT TO JURISDICTION	124
9.16	WAIVER OF JURY TRIAL	125
9.17	Confidentiality	126
9.18	Usury Savings Clause	127
9.19	Counterparts	128
9.20	Effectiveness	128

9.21	Patriot Act	128
9.22	Nonpetition	128
9.23	[Reserved]	129
9.24	Acknowledgement and Consent to Bail-In	129
Section 10.	SECURITISATION REGULATION	129
10.1	Retention Requirements	129
10.2	Transparency Requirements	130
10.3	Availability of Reporting	131

APPENDICES: A Revolving Commitments
B Notice Addresses
C Eligibility Criteria
D Excess Concentration Amounts
E Early Amortization Events
F Transaction Summary

SCHEDULES: 1.1 Financial Covenants

EXHIBITS: A‑1 Form of Funding Notice
B-1 Form of Class A Revolving Loan Note
B-2 Form of Class B Revolving Loan Note
C-1 Form of Compliance Certificate
C-2 Form of Borrowing Base Report and Certificate
D Form of Assignment Agreement
E Form of Certificate Regarding Non-Bank Status
F‑1 Form of Closing Date Certificate
F‑2 Form of Solvency Certificate
G Form of Controlled Account Voluntary Payment Notice
H Form of Receivables Purchase Agreement
I Form of Release Notice
J Form of Release Letter

CREDIT AGREEMENT

This CREDIT AGREEMENT, dated as of May 25, 2023, is entered into by and among HWC RECEIVABLES 2023, LLC, a Delaware limited liability company (“Company”), the Lenders party hereto from time to time, HEADWAY CAPITAL, LLC, a Utah limited liability company (“Headway”), as Originator (in such capacity, “Originator”) and Atlas Securitized Products Administration, L.P., as Administrative Agent for the Lenders (in such capacity, “Administrative Agent”) and as Collateral Agent for the Secured Parties (in such capacity, “Collateral Agent”), and DEUTSCHE BANK TRUST COMPANY AMERICAS, as Paying Agent (in such capacity, “Paying Agent”).

RECITALS:

WHEREAS, capitalized terms used in these Recitals shall have the respective meanings set forth for such terms in Section 1.1 hereof;

WHEREAS, subject to the terms and conditions hereof, the Class A Lenders have agreed to extend revolving credit facilities to Company consisting of up to $400,000,000.00 aggregate principal amount of Class A Revolving Commitments and the Class B Lenders have agreed to extend revolving credit facilities to the Company consisting of up to $135,000,000.00 aggregate principal amount of Class B Revolving Commitments, in each case, the proceeds of which will be used to (a) acquire Eligible Receivables and (b) pay Transaction Costs related to the foregoing; and

WHEREAS, Company has agreed to secure all of its Obligations by granting to Collateral Agent, for the benefit of Secured Parties, a First Priority Lien on all of its assets.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

Section 1. DEFINITIONS AND INTERPRETATION

1.1 Definitions. The following terms used herein, including in the preamble, recitals, exhibits and schedules hereto, shall have the following meanings:

“15-Day Delinquent Receivable” means any Pledged Receivable other than a Defaulted Receivable as to which all or any portion of one or more scheduled payments is fifteen (15) days or more past the scheduled due date for such payment.

“30-Day Delinquent Receivable” means any Pledged Receivable other than a Defaulted Receivable as to which all or any portion of one or more scheduled payments is thirty (30) days or more past the scheduled due date for such payment.

“Accrued Interest Amount” means, as of any day, the aggregate amount of all accrued and unpaid interest on the Revolving Loans payable hereunder.

“ACH Agreement” has the meaning set forth in the Servicing Agreement.

“ACH Receivable” means each Receivable with respect to which the underlying Receivables Obligor has entered into an ACH Agreement.

“Act” as defined in Section 4.25.

“Adjusted Daily Simple SOFR” means, for purposes of any calculation and subject to the provisions of Section 2.24(a), an interest rate per annum equal to (a) Daily Simple SOFR, plus (b) 0.10%; provided that if Adjusted Daily Simple SOFR as so determined shall ever be less than the Floor, then Adjusted Daily Simple SOFR shall be deemed to be the Floor.

“Adjusted EPOB” means, as of any date of determination, the excess of (a) the Eligible Portfolio Outstanding Principal Balance as of such date over (b) the aggregate Excess Concentration Amounts as of such date.

“Adjusted Interest Collections” means, with respect to all Receivables and any Monthly Period, an amount equal to the excess (whether positive or negative) of (a) the sum of (x) all Collections received during such Monthly Period that were not applied by the Servicer to reduce the Outstanding Principal Balances of the Pledged Receivables in accordance with Section 2(a)(i) of the Servicing Agreement and (y) all Collections received during such Monthly Period that were recoveries with respect to Charged-Off Receivables (net of amounts, if any, retained by any third party collection agent), over (b) the aggregate amount paid by Company on the related Interest Payment Date pursuant to clauses (a)(i), (a)(ii), (a)(iii) and (a)(iv) of Section 2.12.

“Administrative Agent” as defined in the preamble hereto.

“Advance Rate Stepdown” means the election of the Company pursuant to Section 6.18 to effect a decrease of 5.0% in each of the Applicable Class A Advance Rate and the Applicable Class B Advance Rate.

“Advance Rate Stepdown Trigger Event” means the occurrence of any of the following: (a) the Rolling 3-Month Average Excess Spread for any Monthly Period is less than 10%; (b) the Tangible Net Worth of the Company is less than (i) as of any calendar month end from the Third Amendment Date through February 2028, $50,000,000, (ii) for any calendar month end from March 2028 through August 2028, $75,000,000, or (iii) for any calendar month end from September 2028 through February 2029, $100,000,000; or (c) the average daily Eligible Portfolio Outstanding Principal Balance for any Monthly Period is less than $200,000,000.

“Adverse Effect” means, with respect to any action, that such action will (a) result in the occurrence of an Event of Default or (b) materially and adversely affect (i) the amount or timing of payments to be made to the Lenders pursuant to this Agreement or (ii) the existence, perfection, priority or enforceability of any security interest in a material amount of the Pledged Receivables taken as a whole or in any material part.

“Adverse Proceeding” means any non-frivolous action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration (whether or not purportedly on behalf of Company or Holdings) at law or in equity, or before or by any Governmental Authority, domestic or foreign, whether pending or, to the knowledge of Company or Holdings, threatened in writing against Company or Holdings, or any of their respective property (it being acknowledged that any action, suit, proceeding, governmental investigation or arbitration by a Governmental Authority against Company and/or Holdings, as applicable, will not be considered frivolous for purposes of this definition).

“Affected Party” means any Lender, Atlas, in its individual capacity and in its capacities as Administrative Agent and as Collateral Agent, AGF WHCO 2-A2 LP, in its individual capacity, Powerscourt Investments 42, LP, in its individual capacity, Deutsche Bank Trust Company Americas, in its individual capacity and in its capacity as Paying Agent, and, with respect to each of the foregoing, the parent company or holding company that controls such Person.

“Affiliate” means, with respect to any specified Person, another Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified. For purposes of this definition, “control” means the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and “controlled” and “controlling” have meanings correlative to the foregoing.

“Agent” means each of the Administrative Agent, the Paying Agent and the Collateral Agent.

“Aggregate Amounts Due” as defined in Section 2.14.

“Agreement” means this Credit Agreement, dated as of May 25, 2023, as it may be amended, restated, supplemented or otherwise modified from time to time.

“Applicable Class A Advance Rate” has the meaning assigned to such term in the Class A Fee Letter.

“Applicable Class B Advance Rate” has the meaning assigned to such term in the Class B Fee Letter.

“Approved Fund” means any Person that, in the ordinary course of its business, is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit that generally have an original par amount in excess of $10,000,000 and that is administered or managed by an entity that is not included in the list of entities set forth in clause (b) of the definition of Direct Competitor or any Affiliate thereof reasonably identifiable by name. Without limiting the foregoing, it is understood that any entity administered, advised, sub-advised, serviced or managed by Atlas or any of its affiliates or by Apollo Global Management, Inc. or any of its affiliates shall be an “Approved Fund” with respect to AGF WHCO 2-A2 LP or any of its Lender Affiliates or any Lender within the Atlas Lender Group or any of their Lender Affiliates.

“Anti-Corruption Laws” means all laws, rules and regulations of any jurisdiction applicable to each of the Company, the Seller, the Servicer and their respective Subsidiaries from time to time concerning or relating to bribery or corruption.

“Asset Purchase Agreement” means that certain Asset Purchase Agreement dated as of the Closing Date, by and between Company, as purchaser, and the Seller, as amended,

restated, modified or supplemented from time to time, whereby the Seller has agreed to sell and Company has agreed to purchase Eligible Receivables from time to time.

“Assignment Agreement” means an Assignment and Assumption Agreement substantially in the form of Exhibit D, with such amendments or modifications as may be approved by Administrative Agent.

“Atlas” means Atlas Securitized Products Administration, L.P.

“Atlas Lender Group” means the Lender Group associated with Atlas.

“Authorized Officer” means, as applied to any Person, any individual holding the position of chairman of the board (if an officer), chief executive officer, president, chief financial officer, general counsel, treasurer, corporate secretary or controller (or, in each case, the equivalent thereof).

“Automatic LOC Payment Modification” means, with respect to any LOC Receivable, upon the occurrence of each Subsequent LOC Advance relating to such LOC Receivable, that the Payment obligations of the Receivable Obligor under such LOC Receivable are automatically reset and restructured together with all other advances made under the related Headway LOC (based on the aggregate outstanding principal balance of all such advances) so that, with respect to all such advances, from and after the date of the last such Subsequent LOC Advance, a single periodic payment amount is owed each week over the course of the required repayment period.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining the length of an Interest Period for any term rate or otherwise, for determining any frequency of making payments of interest calculated pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (e) of Section 2.24.

“Backup Servicer” means Vervent Inc. or any replacement thereof appointed pursuant to the Backup Servicing Agreement.

“Backup Servicing Agreement” means that certain Backup Servicing Agreement dated as of the Closing Date, among the Company, Holdings, the Administrative Agent and the Backup Servicer, as it may be amended, restated, modified or supplemented from time to time.

“Backup Servicing Fee” shall have the meaning attributed to such term in the Backup Servicing Agreement.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers.

“Bail-In Legislation” means:

(a) in relation to an EEA Member Country which has implemented, or which at any time implements, Article 55 BRRD, the relevant implementing law or regulation as described in the EU Bail-In Legislation Schedule from time to time; and

(b) in relation to any state other than such an EEA Member Country or (to the extent that the United Kingdom is not such an EEA Member Country) the United Kingdom, any analogous law or regulation from time to time which requires contractual recognition of any Write-down and Conversion Powers contained in that law or regulation.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

“Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus ½ of 1% and (c) Adjusted Daily Simple SOFR plus 1.0%. Any change in the Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or Adjusted Daily Simple SOFR shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or Adjusted Daily Simple SOFR, respectively. If the Base Rate is being used as an alternate rate of interest pursuant to Section 2.24 (for the avoidance of doubt, only until the Benchmark Replacement has been determined pursuant to Section 2.24(a)), then the Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, if the Base Rate as determined pursuant to the foregoing would be less than 0%, such rate shall be deemed to be 0% for purposes of this Agreement.

“Benchmark” means, initially, Adjusted Daily Simple SOFR; provided that if a Benchmark Transition Event, and the related Benchmark Replacement Date have occurred with respect to Adjusted Daily Simple SOFR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (a) of Section 2.24.

“Benchmark Replacement” means the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:

(a) Term SOFR; or

(b) the sum of: (i) the alternate benchmark rate that has been selected by the Administrative Agent and the Company giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any revolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for dollar-denominated syndicated credit facilities at such time in the United States and (ii) the related Benchmark Replacement Adjustment.

If the Benchmark Replacement as determined pursuant to clause (a) or (b) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Credit Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any setting of such Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Company giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for dollar-denominated syndicated credit facilities at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Credit Documents).

“Benchmark Replacement Date” means, with respect to any Benchmark, the earliest to occur of the following events with respect to the then-current Benchmark:

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by or on behalf of the administrator of such Benchmark (or such component thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the NYFRB, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case, which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(3) a public statement or publication of information by or on behalf of the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means, with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Credit Document in accordance with Section 2.24 and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Credit Document in accordance with Section 2.24.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Blocked Account Control Agreement” shall have the meaning attributed to such term in the Security Agreement.

“BMO Credit Agreement” has the meaning set forth in the definition of “BMO Security Documents.”

“BMO Security Documents” means, individually or collectively, as the context may require, (i) that certain Amended and Restated Credit Agreement (the “BMO Credit Agreement”), dated as of June 23, 2022, among Enova, certain restricted subsidiaries of Enova from time to time party thereto, the lenders from time to time party thereto, and Bank of Montreal, not in its individual capacity but solely in its capacities as administrative agent and collateral agent thereunder, and (ii) that certain Amended and Restated Security Agreement, dated as of June 23, 2023, made by and among the grantors party thereto, and Bank of Montreal, as administrative agent.

“Borrower Distribution” as defined in Section 6.5.

“Borrowing Base Certificate” means a certificate substantially in the form of Exhibit C-2, executed by an Authorized Officer of Company and delivered to Administrative Agent, Paying Agent, Collateral Agent and each Lender, which sets forth the calculation of the Class A Borrowing Base and the Class B Borrowing Base, including a calculation of each component thereof.

“Borrowing Base Deficiency” means either a Class A Borrowing Base Deficiency or a Class B Borrowing Base Deficiency, as applicable.

“Borrowing Base Report” means a report substantially in the form of Exhibit C- 2, executed by an Authorized Officer of Company and delivered to Administrative Agent, Paying Agent, Collateral Agent and each Lender, which attaches a Borrowing Base Certificate.

“Business Day” means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the States of New York, California or Illinois or is a day on which banking institutions located in New York, New York, Santa Ana, California or Chicago, Illinois are authorized or required by law or other governmental action to close; provided that, in relation to any SOFR Loan, and any interest rate settings, fundings, disbursements, settlements or payments of any such SOFR Loan, or any other dealings of such SOFR Loan, any such day that is only an U.S. Government Securities Business Day.

“Capital Lease” means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person (i) as lessee that, in conformity with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person or (ii) as lessee which is a transaction of a type commonly known as a “synthetic lease” (i.e., a transaction that is treated as an operating lease for accounting purposes but with respect to which payments of rent are intended to be treated as payments of principal and interest on a loan for Federal income tax purposes).

“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including, without limitation, partnership interests and membership interests, and any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing.

“Cash” means money, currency or a credit balance in any demand, securities account or deposit account; provided, however, that notwithstanding anything to the contrary contained herein, “Cash” shall exclude any amounts that would not be considered “cash” under GAAP or “cash” as recorded on the books of Enova and its Subsidiaries.

“Cash Equivalents” shall mean (a) securities issued, or directly and fully guaranteed or insured, by the United States or any agency or instrumentality thereof (provided, that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than six (6) months from the date of acquisition, (b) U.S. dollar denominated time deposits, certificates of deposit and bankers’ acceptances of (i) any domestic commercial bank of recognized standing having capital and surplus in excess of $1,000,000,000, or (ii) any bank (or the parent company of such bank) whose short-term commercial paper rating from S&P is at least A-2 or the equivalent thereof or from Moody’s is at least P-2 or the equivalent thereof in each case with maturities of not more than one year from the date of acquisition (any bank meeting the qualifications specified in clauses (b)(i) or (ii), an “Approved Bank”), (c) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (a), above, entered into with any Approved Bank, (d) commercial paper issued by any Approved Bank or by the parent company of any Approved Bank and commercial paper issued by, or guaranteed by, any industrial or financial company with a short-term commercial paper rating of at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody’s, or guaranteed by any industrial company with a long term unsecured debt rating of at least A or A-2, or the equivalent of each thereof, from S&P or Moody’s, as the case may be, and in each case maturing within one year after the date of acquisition and (e) investments in money market funds substantially all of whose assets are comprised of securities of the type described in clauses (a) through (d) above.

“Certificate Regarding Non-Bank Status” means a certificate substantially in the form of Exhibit E.

“Change of Control” means, at any time: (a) any “person” or “group” of related persons (as such terms are given meaning in the Exchange Act and the rules of the SEC thereunder) is or becomes the owner, beneficially or of record, directly or indirectly, of more than 50% (on a fully diluted basis) of the economic and voting interests (including the right to elect directors or similar representatives) in the Capital Stock of Enova; (b) the sale, lease, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the assets of Enova and its Subsidiaries taken as a whole to any “person” (as such term is given meaning in the Exchange Act and the rules of the SEC thereunder); (c) Enova shall cease to directly or indirectly own and control 100% on a fully diluted basis of the economic and voting interest in the Capital Stock of Holdings; or (d) Holdings shall cease to beneficially own and control 100% on a fully diluted basis of the economic and voting interest in the Capital Stock of Company free and clear of any Lien (other than any Lien as to which the holder thereof (such holder, an “Equity

Lienholder”) has provided the Administrative Agent, for the benefit of the Lenders, a Protective Undertakings Certification).

“Charged-Off Receivable” means a Receivable which, in each case, consistent with the Underwriting Policies, has or should have been written off Company’s books as uncollectable.

“Chattel Paper” means any “chattel paper”, as such term is defined in the UCC, including electronic chattel paper, now owned or hereafter acquired by the Company.

“Class” means a class of Revolving Loans hereunder, designated Class A Revolving Loans or Class B Revolving Loans.

“Class A Borrowing Base” means, as of any day, an amount equal to the lesser of:

(a) (i) the Applicable Class A Advance Rate multiplied by the Adjusted EPOB at such time, plus (ii) the sum of (A) the aggregate amount of Collections in the Lockbox Account and the Collection Account to the extent such Collections have already been applied to reduce the Eligible Portfolio Outstanding Principal Balance (as used to calculate the Adjusted EPOB in clause (a)(i) on such day) and (B) the fair market value of all Permitted Investments held in the Collection Account on such day minus (iii) the sum of the Accrued Interest Amount as of such day and the aggregate amount of all accrued and unpaid fees and expenses due under any Credit Document; and

(b) the Class A Revolving Commitments on such day.

With respect to any calculation of the Class A Borrowing Base with respect to any Credit Date solely for the purpose of determining Class A Revolving Availability for a requested Class A Revolving Loan, the Class A Borrowing Base will be calculated on a pro forma basis giving effect to the Eligible Receivables to be purchased with the proceeds of such Class A Revolving Loan. With respect to any calculation of the Class A Borrowing Base for any other purpose, the Class A Borrowing Base at any time shall be determined by reference to the most recent Borrowing Base Certificate delivered to the Administrative Agent, Paying Agent and each Lender with such adjustments as the Paying Agent identifies pursuant to Section 2.21.

“Class A Borrowing Base Deficiency” means, as of any day, the amount, if any, by which the Total Utilization of Class A Revolving Loans exceeds the Class A Borrowing Base.

“Class A Committed Lender” means each financial institution listed on the signature pages hereto as a Class A Committed Lender, and any other Person that becomes a party hereto as a Class A Committed Lender pursuant to an Assignment Agreement.

“Class A Fee Letter” means, individually or collectively, as the context may require, (i) that certain Third Amended and Restated Class A Fee Letter, dated as of the Third Amendment Date, by and among the Administrative Agent, each Class A Lender, and the Company, as such Third Amended and Restated Class A Fee Letter may be amended, restated, modified or supplemented from time to time, and (ii) any additional fee letter between the

Company and any Class A Lender, and any other parties that may be party thereto, as such fee letter may be amended, restated, modified or supplemented from time to time.

“Class A Indemnitee” means an Indemnitee who is a Class A Lender, an Affiliate of a Class A Lender or an officer, partner, director, trustee, employee or agent of a Class A Lender.

“Class A Interest Rate” has the meaning assigned to such term in the Class A Fee Letter.

“Class A Lender” means each Class A Committed Lender.

“Class A Maturity Date” means the earliest of (i) the date that is one (1) year after the Early Amortization Start Date, (ii) the date that is one (1) year after the Revolving Commitment Termination Date, and (iii) the date of the termination of the Class A Revolving Commitments and acceleration of the Revolving Loans pursuant to Section 7.1.

“Class A Monthly Interest Amount” means, with respect to any Interest Payment Date, an amount equal to the product of (calculated for each day during the related Interest Period) (a) the Class A Interest Rate, (b) the Class A Revolving Loans outstanding on such day and (c) a fraction the numerator of which is equal to the actual number of days comprising such Interest Period and the denominator of which is equal to 360.

“Class A Monthly Principal Payment Amount” means, with respect to each Interest Payment Date, (i) during the Revolving Commitment Period, an amount (if any) required to be repaid on the Class A Revolving Loans so that, after giving effect thereto, no Class A Borrowing Base Deficiency would exist or (ii) during any other period, the aggregate outstanding principal balance of Class A Revolving Loans.

“Class A Obligations” means all Obligations owed to the Class A Lenders.

“Class A Register” as defined in Section 2.4(b)(i).

“Class A Revolving Availability” means, as of any date of determination, the amount, if any, by which the Class A Borrowing Base exceeds the Total Utilization of Class A Revolving Loans.

“Class A Revolving Commitment” means the commitment of a Class A Committed Lender to make or otherwise fund any Class A Revolving Loan and “Class A Revolving Commitments” means such commitments of all Class A Committed Lenders in the aggregate. The amount of each Class A Committed Lender’s Class A Revolving Commitment, if any, is set forth on Appendix A or in the applicable Assignment Agreement, subject to any adjustment or reduction pursuant to the terms and conditions hereof. The Administrative Agent shall update Appendix A from time to time to reflect any changes in Class A Revolving Commitments. The aggregate amount of the Class A Revolving Commitments as of the Third Amendment Date is $400,000,000.00.

“Class A Revolving Exposure” means, with respect to any Class A Committed Lender as of any date of determination, (i) prior to the termination of the Class A Revolving

Commitments, that Lender’s Class A Revolving Commitment; and (ii) after the termination of the Class A Revolving Commitments, the aggregate outstanding principal amount of the Class A Revolving Loans of that Lender.

“Class A Revolving Loan” means a loan made by a Class A Lender to Company pursuant to Section 2.1.

“Class A Revolving Loan Note” means a promissory note in the form of Exhibit B-1 hereto, as it may be amended, supplemented or otherwise modified from time to time.

“Class A Unused Fee” has the meaning assigned to such term in the Class A Fee Letter.

“Class B Borrowing Base” means, as of any day, an amount equal to the lesser of:

(a) (i) the Applicable Class B Advance Rate multiplied by the Adjusted EPOB at such time, plus (ii) the sum of (A) the aggregate amount of Collections in the Lockbox Account and the Collection Account to the extent such Collections have already been applied to reduce the Eligible Portfolio Outstanding Principal Balance (as used to calculate the Adjusted EPOB in clause (a)(i) on such day) and (B) the fair market value of all Permitted Investments held in the Collection Account on such day, minus (iii) the sum of the Accrued Interest Amount as of such day and the aggregate amount of all accrued and unpaid fees and expenses due under any Credit Document, minus (iv) the aggregate outstanding principal amount of the Class A Revolving Loans as of such date; and

(b) the Class B Revolving Commitments on such day.

With respect to any calculation of the Class B Borrowing Base with respect to any Credit Date solely for the purpose of determining Class B Revolving Availability for a requested Class B Revolving Loan, the Class B Borrowing Base will be calculated on a pro forma basis giving effect to the Eligible Receivables to be purchased with the proceeds of such Revolving Loan. With respect to any calculation of the Class B Borrowing Base for any other purpose, the Class B Borrowing Base at any time shall be determined by reference to the most recent Borrowing Base Certificate delivered to the Administrative Agent, Paying Agent and each Lender, as adjusted to reflect any adjustments identified by the Paying Agent pursuant to Section 2.21.

“Class B Borrowing Base Deficiency” means, as of any day, the amount, if any, by which the Total Utilization of Class B Revolving Loans exceeds the Class B Borrowing Base.

“Class B Fee Letter” means that certain Third Amended and Restated Class B Fee Letter, dated as of the Third Amendment Date, by and among each Class B Lender, and the Company, as such Third Amended and Restated Class B Fee Letter may be amended, restated, modified or supplemented from time to time.

“Class B Indemnitee” means an Indemnitee who is a Class B Lender, an Affiliate of a Class B Lender or an officer, partner, director, trustee, employee or agent of a Class B Lender.

“Class B Interest Rate” has the meaning assigned to such term in the Class B Fee Letter.

“Class B Lender” means each financial institution listed on the signature pages hereto as a Class B Lender, and any other Person that becomes a party hereto as a Class B Lender pursuant to an Assignment Agreement.

“Class B Maturity Date” means the earliest of (i) the date that is one (1) year after the Early Amortization Start Date, (ii) the date that is one (1) year after the Revolving Commitment Termination Date, and (iii) the date of the termination of the Class B Revolving Commitments and acceleration of the Revolving Loans pursuant to Section 7.1.

“Class B Monthly Interest Amount” means, with respect to any Interest Payment Date, an amount equal to the product of (calculated for each day during the related Interest Period) (a) the Class B Interest Rate, (b) the Class B Revolving Loans outstanding on such day and (c) a fraction the numerator of which is equal to (x) the actual number of days comprising the related Interest Period and the denominator of which is equal to (y) 360.

“Class B Monthly Principal Payment Amount” means, with respect to each Interest Payment Date, (i) during the Revolving Commitment Period, an amount (if any) required to be repaid on the Class B Revolving Loans so that, after giving effect thereto, no Class B Borrowing Base Deficiency would exist or (ii) during any other period, the aggregate outstanding principal balance of Class B Revolving Loans.

“Class B Register” as defined in Section 2.4(b)(ii).

“Class B Revolving Availability” means, as of any date of determination, the amount, if any, by which the Class B Borrowing Base exceeds the Total Utilization of Class B Revolving Loans.

“Class B Revolving Commitment” means the commitment of a Class B Lender to make or otherwise fund any Class B Revolving Loan and “Class B Revolving Commitments” means such commitments of all Class B Lenders in the aggregate. The Administrative Agent shall update Appendix A from time to time to reflect any changes in Class B Revolving Commitments. The Class B Revolving Commitment of each Class B Lender will be equal to zero on the Revolving Commitment Termination Date. The aggregate amount of the Class B Revolving Commitments as of the Third Amendment Date is $135,000,000.00

“Class B Revolving Exposure” means, with respect to any Class B Lender as of any date of determination, (i) prior to the termination of the Class B Revolving Commitments, that Lender’s Class B Revolving Commitment; and (ii) after the termination of the Class B Revolving Commitments, the aggregate outstanding principal amount of the Class B Revolving Loans of that Lender.

“Class B Revolving Loan” means a loan made by a Class B Lender to Company pursuant to Section 2.1.

“Class B Revolving Loan Note” means a promissory note in the form of Exhibit B-2, as it may be amended, supplemented or otherwise modified from time to time.

“Class B Unused Fee” has the meaning assigned to such term in the Class B Fee Letter.

“Closing Date” means May 25, 2023.

“Closing Date Certificate” means a Closing Date Certificate substantially in the form of Exhibit F-1.

“Collateral” means, collectively, all of the real, personal and mixed property (including Capital Stock) in which Liens are purported to be granted pursuant to the Collateral Documents as security for the Obligations.

“Collateral Agent” as defined in the preamble hereto, and any successors or assigns thereto.

“Collateral Documents” means the Security Agreement, the Control Agreements and all other instruments, documents and agreements delivered by, or on behalf or at the request of, Company or Holdings pursuant to this Agreement or any of the other Credit Documents, as the case may be, in order to grant to, or perfect in favor of, Collateral Agent, for the benefit of Secured Parties, a Lien on any real, personal or mixed property of Company as security for the Obligations or to protect or preserve the interests of Collateral Agent or the Secured Parties therein.

“Collateral Receipt and Exception Report” shall mean the “Trust Receipt” as defined in the Custodial Agreement.

“Collection Account” means the Securities Account at Deutsche Bank Trust Company Americas in the name of Company referenced in the Securities Account Control Agreement.

“Collections” means, with respect to each Pledged Receivable, any and all cash collections and other cash proceeds of such Pledged Receivable (whether in the form of cash, checks, wire transfers, electronic transfers or any other form of cash payment), including, without limitation, all prepayments, all overdue payments, all prepayment penalties and early termination penalties, all finance charges, if any, all amounts collected as interest, fees (including, without limitation, any servicing fees, any origination fees, any loan guaranty fees and, any platform fees), or charges for late payments with respect to such Pledged Receivable, all recoveries with respect to each Charged-Off Receivable (net of amounts, if any, retained by any third party collection agent), all investment proceeds and other investment earnings (net of losses and investment expenses) on Collections as a result of the investment thereof pursuant to Section 6.7, all proceeds of any sale, transfer or other disposition of any Pledged Receivable by Company and all deposits, payments or recoveries made in respect of any Pledged Receivable to any Controlled Account, or received by Company in respect of a Pledged Receivable, and all payments representing a disposition of any Pledged Receivable.

“Combined LOC OPB” means, as of any date with respect to each LOC Receivable acquired by Company, the aggregate unpaid principal balance of such LOC Receivable and all other LOC Receivables representing an advance under the related Headway LOC as set forth on the Servicer’s books and records as of the close of business on the immediately preceding Business Day (it being understood and agreed that the Servicer shall reflect all such LOC Receivables on its books and records as only one aggregate Receivable owed by the applicable Receivables Obligor).

“Company” as defined in the preamble hereto.

“Competent Authority” means a competent authority as defined in the EU Securitisation Regulation.

“Compliance Certificate” means a Compliance Certificate substantially in the form of Exhibit C-1.

“Compliance Review” as defined in Section 5.5(b).

“Confirmation of Release” means the form of confirmation attached as Exhibit B to that certain Confirmation and Acknowledgement, dated as of the Third Amendment Date, by and among Holdings, Enova, Bank of Montreal, the Administrative Agent and the Collateral Agent.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Contractual Obligation” means, as applied to any Person, any provision of any Security issued by that Person or of any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

“Control Agreements” means collectively, the Lockbox Account Control Agreement, the Securities Account Control Agreement and the Blocked Account Control Agreement.

“Controlled Account” means each of the Reserve Account, the Collection Account and the Lockbox Account, and the “Controlled Accounts” means all of such accounts.

“Controlled Account Bank” means any of Deutsche Bank Trust Company Americas, Veritex Community Bank, Axos Bank and North American Banking Company; provided that if Veritex Community Bank, Axos Bank or North American Banking Company as relevant does not have long term ratings of at least BBB- and short term ratings of at least K3 by Kroll Bond Rating Agency, LLC or is no longer rated, then Company shall use good faith efforts to replace Veritex Community Bank, Axos Bank or North American Banking Company as relevant with another bank reasonably acceptable to the Requisite Lenders.

“Controlled Account Voluntary Payment Notice” means a notice substantially in the form of Exhibit G hereto.

“Credit Date” means the date of a Credit Extension.

“Credit Document” means any of this Agreement, the Revolving Loan Notes, if any, the Collateral Documents, the Performance Guaranty, the Asset Purchase Agreement, any Receivables Purchase Agreement, the Servicing Agreement, the Backup Servicing Agreement, the Custodial Agreement, the Fee Letter, any Hedging Agreement and all other documents, instruments or agreements executed and delivered by Company, Holdings, Custodian, Servicer or Backup Servicer, for the benefit of any Agent or any Lender in connection herewith.

“Credit Extension” means the making of a Revolving Loan.

“Custodial Agreement” means the Custodial Services Agreement, dated as of the Closing Date, by and between the Company, Servicer, Custodian, Collateral Agent and Administrative Agent, as it may be amended, restated, supplemented or otherwise modified from time to time.

“Custodian” means Deutsche Bank Trust Company Americas, in its capacity as the provider of services under the Custodial Agreement, or any successor thereto in such capacity appointed in accordance with the Custodial Agreement.

“Daily Pay Receivable” means any Receivable for which a Payment is generally due on every Business Day.

“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion. If the rate as so determined would be less than the Floor, such rate shall be deemed to be the Floor for purposes of this Agreement.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.

“Default Excess” means, with respect to any Defaulting Lender, the excess, if any, of such Defaulting Lender’s Pro Rata Share of the aggregate outstanding principal amount of Revolving Loans of all Lenders (calculated as if all Defaulting Lenders (other than such Defaulting

Lender) had funded all of their respective Defaulted Loans) over the aggregate outstanding principal amount of all Revolving Loans of such Defaulting Lender.

“Default Period” means, with respect to any Defaulting Lender, the period commencing on the date of the applicable Funding Default, and ending on the earliest of the following dates: (i) the date on which all Revolving Commitments are cancelled or terminated and/or the Obligations are declared or become immediately due and payable, (ii) the date on which (a) the Default Excess with respect to such Defaulting Lender shall have been reduced to zero (whether by the funding by such Defaulting Lender of any Defaulted Loans of such Defaulting Lender or by the non-pro rata application of any payments of the Revolving Loans in accordance with the terms of this Agreement), and (b) such Defaulting Lender shall have delivered to Company and Administrative Agent a written reaffirmation of its intention to honor its obligations hereunder with respect to its Revolving Commitments, and (iii) the date on which Company, Administrative Agent and Requisite Lenders waive all Funding Defaults of such Defaulting Lender in writing.

“Defaulted Loan” as defined in Section 2.18.

“Defaulted Receivable” means, with respect to any date of determination, a Receivable which (i) is a Charged-Off Receivable or (ii) all or any portion of one or more scheduled payments is sixty (60) days or more past the scheduled due date for such payment.

“Defaulting Lender” as defined in Section 2.18.

“Delinquent Receivable” means, as of any date of determination, any Receivable which all or any portion of one or more scheduled payments is one (1) day or more past the scheduled due date for such payment.

“Deposit Account” means a “deposit account” (as defined in the UCC), including a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

“Designated Officer” means, with respect to Company, any Person with the title of Chief Executive Officer, President, Secretary, Chief Financial Officer, Chief Legal Officer or, in any case, the equivalent thereof.

“Determination Date” means the last day of each Monthly Period.

“Direct Competitor” means (a) any Person engaged in the same or similar line of business as Holdings (and its Affiliates), (b) any Person that is a direct competitor of Holdings or any Subsidiary of Holdings and is identified as such by the Company to the Administrative Agent prior to the Closing Date (as such list is updated by the Company from time to time, and acknowledged in writing by the Administrative Agent, the Class A Committed Lenders and the Class B Lenders (in each case, such acknowledgment not to be unreasonably withheld)) in the list set forth in the Undertakings Agreement, or (c) any Affiliate of any such Person reasonably identifiable by name; provided that, any Person (other than any Person listed in clause (b) and their Affiliates reasonably identifiable by name) that either (i) both (A) has a market capitalization equal to or greater than $5 billion and (B) that is in the business of investing in commercial loans that generally have an original par amount in excess of $10,000,000 or (ii) that is an Approved Fund, shall in either case not be deemed a “Direct Competitor” hereunder.

“Dollars” and the sign “$” mean the lawful money of the United States.

“Early Amortization Event” has the meaning set forth on Appendix E.

“Early Amortization Period” means the period beginning on the Early Amortization Start Date and ending on the Class A Maturity Date.

“Early Amortization Start Date” means the first date upon which an Early Amortization Event occurs (subject to any cure periods permitted under this Agreement). For the avoidance of doubt, if an Early Amortization Event has been cured pursuant to the terms thereof or other express applicable cure rights set forth herein, such Early Amortization Event (and the Early Amortization Start Date related thereto) shall be deemed to have ceased and no longer be of any effect.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“E-Sign Receivable” means any Receivable for which the signature or record of agreement of the Receivables Obligor is obtained through the use and capture of electronic signatures, click-through consents or other electronically recorded assents.

“Eligible Assignee” means (i) any Lender or Lender Affiliate (other than a natural person), and (ii) any other Person (other than a natural Person) approved in writing by the Administrative Agent and, so long as no Default, Early Amortization Event or Event of Default has occurred and is continuing, the Company (in the case of the Company, such approval not to be unreasonably withheld, conditioned or delayed, and which Person shall be deemed to be approved by the Company if the Company has not countersigned the related Assignment Agreement or objected to such assignment in writing to the Administrative Agent (e-mail is acceptable) within five (5) Business Days of receipt thereof by the Company); provided, that (y) neither Enova nor any Affiliate of Enova (including Holdings and its Subsidiaries) shall, in any event, be an Eligible Assignee, and (z) no Direct Competitor shall be an Eligible Assignee so long as no Specified Event of Default has occurred and is continuing.

“Eligible Portfolio Outstanding Principal Balance” means, as of any date of determination, the sum of the Outstanding Principal Balance for all Eligible Receivables as of such date, excluding for the avoidance of doubt any loan which is a 30-Day Delinquent Receivable or a Defaulted Receivable, provided that for the purposes of calculating the Retention Interest, the Outstanding Principal Balance for each Pledged Receivable shall be calculated without the deduction for, or on account of, any Charged-off Receivable.

“Eligible Receivable” means a Receivable with respect to which the Eligibility Criteria are satisfied as of the applicable date of determination.

“Eligible Receivables Obligor” means a Receivables Obligor that satisfies the criteria specified in Appendix C hereto under the definition of “Eligible Receivables Obligor”,

subject to any changes agreed to in writing by the Administrative Agent, the Class A Committed Lenders, the Class B Lenders and Company from time to time after the Closing Date.

“Eligibility Criteria” means the criteria specified in Appendix C hereto under the definition of “Eligibility Criteria”, subject to any changes agreed to in writing by the Administrative Agent, the Class A Committed Lenders, the Class B Lenders and Company from time to time after the Closing Date.

“Employee Benefit Plan” means any “employee benefit plan” as defined in Section 3(3) of ERISA which is or was sponsored, maintained or contributed to by, or required to be contributed by, Enova, any of its Subsidiaries or any of their respective ERISA Affiliates.

“Enforcement Action” means any action under applicable law to: (a) foreclose, execute, levy, or collect on, take possession or control of, sell or otherwise realize upon (judicially or non-judicially), or lease, license, or otherwise dispose of (whether publicly or privately), Collateral, or otherwise exercise or enforce remedial rights with respect to Collateral (including by way of setoff, recoupment, notification of a public or private sale or other disposition pursuant to the UCC or other applicable law, notification to account debtors, and notification to depositary banks under deposit account control agreements); (b) solicit bids from third Persons to conduct the liquidation or disposition of Collateral or to engage or retain sales brokers, marketing agents, investment bankers, accountants, appraisers, auctioneers, or other third Persons for the purposes of valuing, marketing, promoting, and selling Collateral; (c) receive a transfer of Collateral in satisfaction of Obligations; or (d) otherwise enforce a security interest or exercise another right or remedy, as a secured creditor or otherwise, pertaining to the Collateral at law, in equity, or pursuant to the Collateral Documents (including the commencement of applicable legal proceedings or other actions with respect to all or any portion of the Collateral).

“Enova” shall mean Enova International, Inc., a Delaware corporation.

“Equity Lienholder” has the meaning set forth in the definition of “Change of Control”.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended to the date hereof and from time to time hereafter, and any successor statute.

“ERISA Affiliate” means, as applied to any Person, (i) any corporation which is a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of which that Person is a member; (ii) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which that Person is a member; and (iii) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Internal Revenue Code of which that Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is a member.

“ERISA Event” means (i) a “reportable event” within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for thirty (30) day notice to the PBGC has been waived by regulation); (ii) the failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(c) of the Internal Revenue Code) or the failure to make by its due date a required installment under Section 430(j) of the Internal Revenue Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (iii) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (iv) the withdrawal by Enova, any of its Subsidiaries or any of their respective ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability to Enova, any of its Subsidiaries or any of their respective Affiliates pursuant to Section 4063 or 4064 of ERISA; (v) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which might constitute grounds under ERISA for the PBGC initiated termination of, or the appointment of a trustee to administer, any Pension Plan; (vi) the imposition of liability on Enova, any of its Subsidiaries or any of their respective ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (vii) the withdrawal of Enova, any of its Subsidiaries or any of their respective ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefor, or the receipt by Enova, any of its Subsidiaries or any of their respective ERISA Affiliates of notice from any Multiemployer Plan that it is in insolvency pursuant to Section 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; or (viii) the imposition of a Lien pursuant to Section 430(k) of the Internal Revenue Code or pursuant to Section 303(k) of ERISA with respect to any Pension Plan.

“EU Bail-In Legislation Schedule” means the document described as such and published by the Loan Market Association (or any successor person) from time to time.

“EU Retention Requirements” means Article 6 of the EU Securitisation Regulation.

“EU Securitisation Regulation” means Regulation (EU) 2017/2402 relating to a European framework for simple, transparent and standardized securitisation, as amended, including (i) any technical standards thereunder as may be effective from time to time and (ii) any guidance relating thereto as may from time to time be published by an EU regulator, in each case as amended, varied or substituted from time to time.

“EU Transparency Requirements” means Article 7 of the EU Securitisation Regulation.

“Event of Default” means each of the events set forth in Section 7.1. For the avoidance of doubt, an Early Amortization Event shall not be deemed an Event of Default hereunder for any purpose unless such Early Amortization Event is one of the enumerated events set forth in Section 7.1.

“Excess Concentration Amounts” means the amounts set forth on Appendix D hereto.

“Excess Spread” means, with respect to any Determination Date for any Monthly Period, the product of (a) 12 times (b) the percentage equivalent of a fraction (i) the numerator of which is the excess, if any, of (x) the Adjusted Interest Collections for such Monthly Period over (y) the aggregate Outstanding Principal Balance of all Pledged Receivables that became Defaulted Receivables during such Monthly Period and (ii) the denominator of which is the average daily Eligible Portfolio Outstanding Principal Balance for such Monthly Period.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Lender or required to be withheld or deducted from a payment to a Lender, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Lender being organized under the laws of, or having its principal office or its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Revolving Loan or Revolving Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Revolving Loan or Revolving Commitment or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.16(b), amounts with respect to such Taxes were payable (or would have been payable prior to actions taken under Section 2.19) either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.16(d) and (d) any withholding Taxes imposed under FATCA.

“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations promulgated thereunder or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Internal Revenue Code.

“FCA Handbook” means the handbook of rules and guidance adopted by the UK's Financial Conduct Authority (“FCA”).

“FSMA” means the UK's Financial Services and Markets Act 2000 (as amended).

“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as shall be set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate; provided that if none of such rates are published for any day that is a Business Day, the term “Federal Funds Effective Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it; provided further that if the Federal Funds Effective Rate as so determined would be less than 0%, such rate shall be deemed to be 0% for the purposes of this Agreement.

“Fee Letter” means the Class A Fee Letter and the Class B Fee Letter, as applicable.

“Financial Covenants” means the financial covenants set forth on Schedule 1.1(a) hereto.

“Financial Officer Certification” means, with respect to the financial statements for which such certification is required, the certification of the chief financial officer (or the equivalent thereof) of Enova that such financial statements fairly present, in all material respects, the financial condition of Enova and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments.

“First Amendment Date” means September 18, 2024.

“First Priority” means, with respect to any Lien purported to be created in any Collateral pursuant to any Collateral Document, that such Lien is perfected and is the only Lien to which such Collateral is subject, except for Permitted Liens.

“Fiscal Quarter” means a fiscal quarter of any Fiscal Year.

“Fiscal Year” means the fiscal year of Enova and its Subsidiaries ending on December 31 of each calendar year.

“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise). For the avoidance of doubt, with respect to the Class A Revolving Loans, the initial Floor shall be indicated in the Class A Fee Letter and, with respect to the Class B Revolving Loans, the initial Floor indicated in the Class B Fee Letter.

“Funding Default” as defined in Section 2.18.

“Funding Account” has the meaning set forth in Section 2.11(a).

“Funding Notice” means a notice substantially in the form of Exhibit A-1.

“GAAP” means, subject to the limitations on the application thereof set forth in Section 1.2, United States generally accepted accounting principles in effect as of the date of determination thereof.

“Governmental Authority” means any federal, state, municipal, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or a foreign entity or government.

“Governmental Authorization” means any permit, license, authorization, plan, directive, consent order or consent decree of or from any Governmental Authority.

“Headway LOC” means the “Line of Credit” product as described in the Underwriting Policies.

“Headway Risk Tier” means that numerical value that represents the Seller’s evaluation of the creditworthiness of a business and its likelihood of default on a line of credit generated by the proprietary methodology developed and maintained by Seller, as such methodology is applied in accordance with the other aspects of the Underwriting Policies and as shared with the Lenders from time to time, as such methodology may be revised and updated from time to time in accordance with Section 6.17.

“Hedge Counterparty” means any entity that has entered into a Hedging Agreement with the Company.

“Hedge Trigger Event” means that the daily average Adjusted Daily Simple SOFR exceeds 7.00% for any Interest Period.

“Hedging Agreement” means an agreement (whether or not in writing) that governs or gives rise to a Hedging Transaction.

“Hedging Transaction” means an interest rate cap, interest rate swap, or other interest rate hedging transaction reasonably acceptable to the Administrative Agent, the Class A Committed Lenders and the Class B Lenders.

“Highest Concentration Industry Code” means, on any date of determination, the Industry Code shared by Receivables Obligors of Eligible Receivables having the highest aggregate Outstanding Principal Balance.

“Highest Concentration State” means, on any date of determination, the state or territory of the United States in which Receivables Obligors of Eligible Receivables were located as of the date of origination of such Receivables which has, in the aggregate as of such date of determination, the highest aggregate Outstanding Principal Balance as compared to all other such states and territories.

“Highest Lawful Rate” means the maximum lawful interest rate, if any, that at any time or from time to time may be contracted for, charged, or received under the laws applicable to any Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow.

“Holdings” means Headway Capital, LLC, a Utah limited liability company.

“Increased-Cost Lenders” as defined in Section 2.19.

“Indebtedness” as applied to any Person, means, without duplication, (i) all indebtedness for borrowed money; (ii) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP; (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money; (iv) any obligation owed for all or any part of the deferred purchase price of property or services (excluding trade payables incurred in the ordinary course of business that are unsecured and not overdue by more than six (6) months unless being contested in good faith and any such obligations incurred under ERISA); (v) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person; (vi) the face amount of any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings; (vii) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another; (viii) any obligation of such Person the primary purpose or intent of which is to provide assurance to an obligee that the obligation of the obligor thereof will be paid or discharged, or any agreement relating thereto will be complied with, or the holders thereof will be protected (in whole or in part) against loss in respect thereof; (ix) any liability of such Person for an obligation of another through any Contractual Obligation (contingent or otherwise) (a) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (b) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclauses (a) or (b) of this clause (ix), the primary purpose or intent thereof is as described in clause (viii) above; and (x) all obligations of such Person in respect of any exchange traded or over the counter derivative transaction, whether entered into for hedging or speculative purposes.

“Indemnified Liabilities” means, collectively, any and all liabilities, obligations, losses, damages, penalties, claims, costs, expenses and disbursements of any kind or nature whatsoever (including the reasonable and documented fees and disbursements of One Counsel for the Administrative Agent and the Collateral Agent, One Counsel for each Class A Indemnitee, One Counsel for each Class B Indemnitee and One Counsel for the Paying Agent in connection with any investigative, administrative or judicial proceeding commenced or threatened by any Person, whether or not any such Indemnitee shall be designated as a party or a potential party thereto, and any reasonable and documented fees or expenses incurred by Indemnitees in enforcing this indemnity, but excluding any amounts payable by Company in respect of Taxes that are not an Indemnified Tax other than Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim), whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of this Agreement or the other Credit Documents, any Related Agreement, or the transactions contemplated hereby or thereby (including the Lenders’ agreement to make Credit Extensions or the use or intended use of the proceeds thereof, or any enforcement of any of the Credit Documents (including any sale of, collection from, or other realization upon any of the Collateral)).

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Company under any Credit Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitee” as defined in Section 9.3.

“Indemnitee Agent Party” as defined in Section 8.6.

“Independent Manager” as defined in Section 6.15.

“Industry Code” means, with respect to any Receivables Obligor of an Eligible Receivable, the NAICS industry code under which the business of such Receivables Obligor has been classified by the Seller.

“Intangible Assets” shall mean all assets of any Person which would be classified in accordance with GAAP as intangible assets, including without limitation (a) all franchises, licenses, permits, patents, applications, copyrights, trademarks, trade names, goodwill, experimental or organization expenses and other like intangibles, and (b) unamortized debt discount and expense and unamortized stock discount and expense.

“Interest Payment Date” means the twentieth (20th) calendar day after the end of each Monthly Period, and if such date is not a Business Day, the next succeeding Business Day.

“Interest Period” means an interest period (i) initially, commencing on and including the Closing Date and ending on and including the last day of the calendar month in which the Closing Date occurs; and (ii) thereafter, commencing on and including the first day of each calendar month and ending on and excluding the first day of the immediately succeeding calendar month; provided, that no Interest Period with respect to any portion of the Revolving Loans shall extend beyond the Class A Maturity Date or Class B Maturity Date, as applicable.

“Interest Rate Determination Date” means, with respect to any Interest Period, the date that is four (4) Business Days prior to the immediately following Interest Payment Date.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter, and any successor statute.

“Investment” means (i) any direct or indirect purchase or other acquisition by Company of, or of a beneficial interest in, any of the Securities of any other Person; (ii) any direct or indirect redemption, retirement, purchase or other acquisition for value, from any Person, of any Capital Stock of such Person; and (iii) any direct or indirect loan, advance (other than advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contributions by Company to any other Person, including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

“Joint Venture” means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form; provided, in no event shall any corporate Subsidiary of any Person be considered to be a Joint Venture to which such Person is a party.

“Lender” means each Class A Lender and each Class B Lender.

“Lender Affiliate” means, as applied to any Lender or Agent, any Related Fund and any Person directly or indirectly controlling (including any member of senior management of such Person), controlled by, or under common control with, such Lender or Agent. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power (i) to vote 10% or more of the Securities having ordinary voting power for the election of directors of such Person or (ii) to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

“Lender Group” means a group of Class A Lenders designated as a “Lender Group” on their signature pages hereto or in an Assignment Agreement.

“Lien” means (i) any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease in the nature thereof) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing, and (ii) in the case of Securities, any purchase option, call or similar right of a third party with respect to such Securities.

“Limited Liability Company Agreement” means the Amended and Restated Limited Liability Company Agreement of the Company, dated as of May 25, 2023.

“LOC Receivable” means a Receivable acquired by the Company representing an advance under a Headway LOC offered to the related Receivables Obligor, it being understood and agreed that Payments thereunder are subject to Automatic LOC Payment Modifications in accordance with the terms of the applicable Receivable Agreement upon the occurrence of a Subsequent LOC Advance under such Headway LOC.

“Lockbox Account” means a Deposit Account at Veritex Community Bank, Axos Bank, North American Banking Company, or any other Person agreed to by the Lenders maintaining a Lockbox Account, in each case in the name of the Company and subject to a Lockbox Account Control Agreement.

“Lockbox Account Control Agreement” shall have the meaning attributed to such term in the Security Agreement.

“Lockbox System” as defined in Section 2.11(d).

“Margin Stock” as defined in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

“Master Record” as defined in the Custodial Agreement.

“Material Adverse Effect” means, with respect to any event or circumstance and any Person, a material adverse effect on: (i) the business, assets, financial condition or results of operations of such Person and its consolidated Subsidiaries, if any, taken as a whole; (ii) the ability of such Person to perform its material obligations under the Credit Documents; (iii) the validity or enforceability of any Credit Document to which such Person is a party; or (iv) the existence, perfection, priority or enforceability of any security interest in a material amount of the Pledged Receivables taken as a whole or in any material part.

“Material Contract” means any contract or other arrangement to which Company is a party (other than the Credit Documents or the Related Agreements) for which breach, nonperformance, cancellation or failure to renew could reasonably be expected to have a Material Adverse Effect.

“Material Modification” means, with respect to any Receivable, a reduction in the interest rate, an extension of the term, a reduction in, or change in frequency of, any required Payment or extension of a Payment Date (other than a temporary modification made in accordance with the Underwriting Policies) or a reduction in the Outstanding Principal Balance thereof or the amount of interest payable thereunder, provided that none of the following modifications shall be deemed to be a Material Modification hereunder: (i) an Automatic LOC Payment Modification or (ii) changes to the “credit limit”, the “daily periodic rate”, “APR” or the “required repayment period” set forth in the applicable Receivable Agreement, and in each case in accordance with the Underwriting Policies, so long as, in the case of an increase to the “credit limit”, decrease to the “daily periodic rate” or “APR” or an increase to the “required repayment period”, the related Receivables Obligor was current on all payments at the time of such changes to the applicable Receivable Agreement became effective.

“Materials” as defined in Section 5.5(b).

“Maximum 15 Day Delinquency Rate” means, with respect to any Monthly Period, the percentage equivalent of a fraction (i) the numerator of which is the aggregate Outstanding Principal Balance of all 15-Day Delinquent Receivables, as of the last day of such Monthly Period and (ii) the denominator of which is the aggregate Outstanding Principal Balance of all Receivables (other than Defaulted Receivables) that are Pledged Receivables as of the last day of such Monthly Period.

“Maximum Default Rate” means, with respect to any Monthly Period, twelve times the percentage equivalent of a fraction (i) the numerator of which is the aggregate Outstanding Principal Balance of all Pledged Receivables that became Defaulted Receivables during such Monthly Period and (ii) the denominator of which is the average daily Outstanding Principal Balance of all Pledged Receivables for such Monthly Period.

“Monthly Confirmation” has the meaning set forth in Section 5.1(f)(iii)

“Monthly Pay Receivable” means any Receivable for which a Payment is generally due once per month.

“Monthly Period” means the period from and including the fifth day of a calendar month to and excluding the fifth day of the immediately following calendar month, provided, however, that the initial Monthly Period commenced on the Closing Date and ending on (and including) the fourth day of the immediately following calendar month in which the Closing Date occurred.

“Monthly Reporting Date” means the second Business Day prior to each Interest Payment Date.

“Monthly Servicing Report” shall have the meaning attributed to such term in the Servicing Agreement.

“Moody’s” means Moody’s Investor Services, Inc.

“Multiemployer Plan” means any Employee Benefit Plan which is a “multiemployer plan” as defined in Section 3(37) of ERISA.

“NAIC” means The National Association of Insurance Commissioners, and any successor thereto.

“NAICS” means the North American Industry Classification System.

“Net Asset Sale Proceeds” means, with respect to any Permitted Asset Sale, an amount equal to: (i) Cash payments received by, or on behalf of, Company from such Permitted Asset Sale, minus (ii) any bona fide direct costs incurred by the Company in connection with such Permitted Asset Sale to the extent paid or payable to non-Affiliates of the Company, including (a) income or gains taxes payable by the Company as a result of any gain recognized in connection with such Permitted Asset Sale during the tax period the sale occurs and (b) a reasonable reserve for any recourse for a breach of the representations and warranties made by Company to the purchaser in connection with such Permitted Asset Sale; provided that upon release of any such reserve, the amount released shall be considered Net Asset Sale Proceeds.

“Non-Consenting Lender” as defined in Section 2.19.

“Non-US Lender” as defined in Section 2.16(d)(i).

“Notice Parties” as defined in Section 6.17.

“NYFRB” means the Federal Reserve Bank of New York.

“NYFRB’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source.

“Obligations” means all obligations of every nature of Company from time to time owed to the Agents (including former Agents), the Lenders or any of them, in each case under any Credit Document, whether for principal, interest (including interest which, but for the filing of a petition in bankruptcy with respect to Company, would have accrued on any Obligation, whether or not a claim is allowed against Company for such interest in the related bankruptcy proceeding), fees, expenses, indemnification or otherwise.

“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.

“OnDeck Score” means the numerical value that represents Seller’s evaluation of the creditworthiness of a Receivables Obligor and its likelihood of default on a commercial loan or other similar credit arrangement, generated by “version 7” of the proprietary methodology developed by Seller (or its designee); provided that, with respect to the Receivables constituting Eligible Receivables as of the Third Amendment Date, the OnDeck Score assigned thereto was generated retroactively following the date of origination and underwriting of such Receivables, and any reference herein to a Receivables Guarantor having had an OnDeck Score “as of the date of its underwriting” shall, with respect to such Receivables, be deemed to refer to the OnDeck Score most recently generated as of the Third Amendment Date for the related Receivable.

“One Counsel” means, in respect of any Person or group of Persons, one primary counsel and one local counsel in each applicable jurisdiction for such Person or group of Persons, and, to the extent there exists actual or perceived conflicts of interest, one additional primary counsel for each group of similarly situated Persons and one additional local counsel in each applicable jurisdiction for such similarly situated Persons.

“Organizational Documents” means (i) with respect to any corporation, its certificate or articles of incorporation or organization, and its by-laws, (ii) with respect to any limited partnership, its certificate of limited partnership, and its partnership agreement, (iii) with respect to any general partnership, its partnership agreement, and (iv) with respect to any limited liability company, its articles of organization or certificate of formation, and its operating agreement or limited liability company agreement, in each case, as amended, restated, supplemented or otherwise modified from time to time. In the event any term or condition of this Agreement or any other Credit Document requires any Organizational Document to be certified by a secretary of state or similar governmental official, the reference to any such “Organizational Document” shall only be to a document of a type customarily certified by such governmental official.

“Other Connection Taxes” means, with respect to any Lender, Taxes imposed as a result of a present or former connection between such Lender and the jurisdiction imposing such Tax (other than connections arising from such Lender having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Credit Document, or sold or assigned an interest in any Revolving Loan or Credit Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Credit Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment or participation (other than an assignment made pursuant to Section 2.19).

“Outstanding Principal Balance” means, as of any date, the Combined LOC OPB of such LOC Receivable (without duplication); provided, however, that the Outstanding Principal Balance of any Receivable that has become a Charged-Off Receivable will be zero.

“Participant” as defined in Section 9.6(h).

“Participant Register” as defined in Section 9.6(h).

“Paying Agent” as defined in the preamble hereto, and any successors or assigns thereto.

“Payment” means, with respect to any Receivable, the required scheduled loan payment in respect of such Receivable, as set forth in the applicable Receivable Agreement.

“Payment Dates” means, with respect to any Receivable, the date a payment is due in accordance with the Receivable Agreement with respect to such Receivable as in effect as of the date of determination.

“PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto.

“Performance Guarantor” means Enova.

“Performance Guaranty” means that certain Amended and Restated Performance Guarantee, dated as of the Third Amendment Date, by Enova in favor of the Administrative Agent and the Lenders, as amended, restated, modified or supplemented from time to time.

“Pension Plan” means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to Section 412 of the Internal Revenue Code or Section 302 of ERISA.

“Periodic Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”.

“Permitted Asset Sale” means, so long as all Net Asset Sale Proceeds are contemporaneously remitted to the Collection Account, (a) the sale by Company of Receivables to the Seller pursuant to any repurchase option or obligations of the Seller under the Asset Purchase Agreement, (b) the sale by the Servicer on behalf of Company of Charged-Off Receivables to any third-party in accordance with the Servicing Standard (it being agreed that any such sale may be sold to an Affiliate of the Company on an arm’s length basis before being immediately sold to such third-party purchaser); provided, that such sales are made without representation, warranty or recourse of any kind by Company (other than customary representations regarding title and absence of liens on the Charged-Off Receivables, and the status of Company, due authorization, enforceability, no conflict and no required consents in respect of such sale), (c) the sale by Company of Receivables to the Seller who immediately thereafter sells such Receivables to a special-purpose Subsidiary of Enova, so long as, (i) the amount received by Company therefore and deposited into the Collection Account is no less than the aggregate Outstanding Principal Balances of such Receivables, (ii) such sale is made without representation, warranty or recourse of any kind by Company (other than customary representations regarding title, absence of liens on the Receivables, status of Company, due authorization, enforceability, no conflict and no required consents in respect of such sale), (iii) the manner in which such Receivables were selected by Company could not reasonably be expected to adversely affect the Lenders as determined by the Administrative Agent in its Permitted Discretion, (iv) the agreement pursuant to which such Receivables were sold to such Seller or such special-purpose Subsidiary, as the case may be, contains an obligation on the part of such Seller or such special-purpose Subsidiary to not file or join in filing any involuntary bankruptcy petition against Company prior to the end of the period that is one year and one day after the payment in full of all Obligations (other than inchoate indemnification obligations for which a claim has not been made) of Company under this Agreement and not to cooperate with or encourage others to file involuntary bankruptcy petitions against Company during the same period, (v) in the case of the sale of any LOC Receivable or interest therein, such sale provides for the sale of the entire Combined LOC OPB for such LOC Receivable, and (vi) no Early Amortization Event or Event of Default has occurred and is continuing or will result therefrom, and (d) the sale by Company of Receivables with the written consent of the Administrative Agent, the Class A Committed Lenders and the Class B Lenders.

“Permitted Discretion” means, with respect to any Person, a determination or judgment made by such Person in good faith in the exercise of reasonable (from the perspective of a secured lender) credit or business judgment.

“Permitted Investments” means the following, subject to qualifications hereinafter set forth: (i) obligations of, or obligations guaranteed as to principal and interest by, the U.S. government or any agency or instrumentality thereof, when such obligations are backed by the full faith and credit of the United States of America; (ii) federal funds, unsecured certificates of deposit and time deposits of any bank, the short-term debt obligations of which are rated A-1+ (or the equivalent) by each of the rating agencies and, if it has a term in excess of three months, the long-term debt obligations of which are rated AAA (or the equivalent) by each of the Moody’s and S&P; (iii) deposits that are fully insured by the Federal Deposit Insurance Corp. (FDIC); (iv) only to the extent permitted by Rule 3a-7 under the Investment Company Act of 1940, investments in money market funds which invest substantially all their assets in securities of the types described in clauses (i) through (iii) above that are rated in the highest rating category by Moody’s or S&P; and (v) such other investments as to which the Administrative Agent, each Class A Committed Lender and each Class B Lender consent, in each case, in its respective sole discretion. Each of the Permitted Investments may be purchased by the Paying Agent through an affiliate of the Paying Agent.

Notwithstanding the foregoing, “Permitted Investments” (i) shall exclude any security with the S&P’s “r” symbol (or any other rating agency’s corresponding symbol) attached to the rating (indicating high volatility or dramatic fluctuations in their expected returns because of market risk), as well as any mortgage-backed securities and any security of the type commonly known as “strips”; (ii) shall not have maturities in excess of one year; (iii) shall be limited to those instruments that have a predetermined fixed dollar of principal due at maturity that cannot vary or change; and (iv) shall exclude any investment where the right to receive principal and interest derived from the underlying investment provides a yield to maturity in excess of 120% of the yield to maturity at par of such underlying investment. Interest may either be fixed or variable, and any variable interest must be tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with that index. No investment shall be made which requires a payment above par for an obligation if the obligation may be prepaid at the option of the issuer thereof prior to its maturity. All investments shall mature or be redeemable upon the option of the holder thereof on or prior to the earlier of (x) three months from the date of their purchase or (y) the Business Day preceding the day before the date such amounts are required to be applied hereunder.

“Permitted Liens” means, (a) Liens created in favor of the Collateral Agent hereunder or under the other Credit Documents for the benefit of the Secured Parties; (b) Liens in favor of the Company pursuant to the Asset Purchase Agreement and Receivables Purchase Agreement; (c) Liens imposed by Governmental Authority for taxes, assessments or charges not yet delinquent or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Company in accordance with GAAP; and (d) in connection with maintaining deposit accounts or securities accounts established in accordance with this Agreement, bankers’ liens, rights of setoff and similar Liens of financial institutions maintaining such accounts arising solely by operation of law.

“Person” means and includes natural persons, corporations, limited partnerships, general partnerships, partnerships, limited liability companies, limited liability partnerships, joint stock companies, Joint Ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and Governmental Authorities.

“Pledged Receivables” shall have the meaning attributed to such term in the Servicing Agreement.

“Portfolio Weighted Average Receivable Yield” means as of any date of determination, the quotient, expressed as a percentage, obtained by dividing (a) the sum, for all Eligible Receivables, of the product of (i) the Receivable Yield for each such Eligible Receivable and (ii) the Outstanding Principal Balance of such Eligible Receivable as of such date, by (b) the Eligible Portfolio Outstanding Principal Balance as of such date.

“Prepayment Fee” has the meaning assigned to such term in the Class A Fee Letter or Class B Fee Letter, as applicable.

“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.

“Principal Office” means, for Administrative Agent, Administrative Agent’s “Principal Office” as set forth on Appendix B, or such other office as Administrative Agent may from time to time designate in writing to Company and each Lender; provided, however, that for the purpose of making any payment on the Obligations or any other amount due hereunder or any other Credit Document, the Principal Office of Administrative Agent shall be as set forth on

Appendix B (or such other location within the City and State of New York as Administrative Agent may from time to time designate in writing to Company and each Lender).

“Pro Rata Share” means, as the context may require, with respect to (a) any Class A Committed Lender, the percentage obtained by dividing (i) the Class A Revolving Exposure of that Lender by (ii) the aggregate Class A Revolving Exposure of all Class A Committed Lenders, (b) any Class B Lender, the percentage obtained by dividing (i) the Class B Revolving Exposure of that Lender by (ii) the aggregate Class B Revolving Exposure of all Class B Lenders and (c) any Lender, the percentage obtained by dividing (i) the Revolving Exposure of that Lender by (ii) the aggregate Revolving Exposure of all Lenders.

“Protective Undertaking Certification” means a certification provided by an Equity Lienholder to the Administrative Agent, for the benefit of the Lenders, in form and substance reasonably satisfactory to the Administrative Agent, whereby such Equity Lienholder certifies that (i) such Equity Lienholder will not (a) cause the Company to commence a voluntary or involuntary proceeding under any Debtor Relief Law, (b) in connection with any such proceeding, challenge the “true sale” characterization of any sale of Receivables by Holdings to the Company, (c) in connection with any such proceeding, attempt to cause the Company to be “substantively consolidated” with Holdings or any other Person or (d) exercise any rights to vote the membership interest of the Company so as to cause the Company to (1) violate or breach any term or provision in any Credit Documents, (2) make dividends or distributions on the membership interest except out of funds which are otherwise released to the Company free of the security interest under the Credit Documents, (3) amend or alter any of the terms of the Company’s organizational document except in accordance with the terms of such organizational documents; (4) be dissolved or to liquidate its assets or (5) incur any indebtedness other than as expressly permitted under its organizational documents and (ii) such Equity Lienholder (a) does not have any right, claim or interest in or to any of the Collateral or other assets of the Company and (b) agrees that it will turn over any proceeds of the Collateral to the Agents.

“Qualified Hedge Counterparty” means any Hedge Counterparty that is any entity which, on the date of entering into any Hedging Agreement, is consented to by the Administrative Agent (such consent not to be unreasonably withheld or delayed) and is (A) an interest rate swap dealer with a short term rating of at least A-2 from S&P and P-2 from Moody’s and a long term rating of at least A- from S&P and A3 from Moody’s; provided that, if no interest rate swap dealers meet such ratings as of a particular date, the parties shall agree to reasonable alternative ratings thresholds, and (B) solely with respect to any interest rate swap, has agreed to an ISDA/CSA which includes provisions approved in writing by the Administrative Agent, in its reasonable discretion, including but not limited to (x) no termination event in the event of a failure of Company to post required margin under the credit support annex and (y) requirements to notify the Administrative Agent in the event of a failure of Company to post required margin under the credit support annex; provided, however, upon a downgrade of a short term rating below A-2 from S&P or P-2 from Moody’s or a long term rating of A-1 from S&P or A3 from Moody’s, the Company shall require such hedge counterparty to post collateral acceptable to the Administrative Agent or replace such hedge counterparty within thirty (30) days.

“Qualified Hedging Agreement” means each agreement between the Company and a Qualified Hedge Counterparty that (i) is in writing, (ii) governs one or more Hedging

Transactions, (iii) contains commercially reasonable terms and is in the form and substance reasonably acceptable to the Administrative Agent, (iv) contains an express acknowledgement of and consent to the assignment by the Company thereunder to the Administrative Agent, (v) requires all payments due to the Company thereunder by the Qualified Hedge Counterparty to be remitted exclusively to the Collection Account, (vi) contains an express prohibition on any amendment or modification thereof without the express written consent of the Administrative Agent, and (vii) complies with any applicable clearing and margin requirements of Dodd-Frank Wall Street Reform and Consumer Protection Act.

“Qualified Hedging Transaction” means either (a) a Hedging Transaction that is an interest rate cap that arises under a Qualified Hedging Agreement, and for which the Company has made all required payments paid or payable to the Qualified Hedge Counterparty thereunder to purchase such Hedging Transaction, or (b) a Hedging Transaction other than an interest rate cap that (i) has been approved by the Administrative Agent, the Class A Committed Lenders and the Class B Lenders in their respective reasonable discretion, and (ii) has been entered into pursuant to a Qualified Hedging Agreement.

“PRA Rulebook” means the rulebook of published policy of the UK's Prudential Regulation Authority (“PRA”).

“PRASR” means the Securitisation Part of the PRA Rulebook.

“Re-Aged” means returning a delinquent, open-end account to current status without collecting the total amount of principal, interest, and fees that are contractually due. For the avoidance of doubt, any Receivable subject to a Material Modification (in accordance with the Underwriting Policies) shall not be considered to be Re-Aged for purposes hereof unless subsequent to such Material Modification the Receivable becomes a Delinquent Receivable and it is then returned to current status without collecting the total amount of principal, interest, and fees that are contractually due.

“Receivable” means any (i) loan or similar contract or (ii) “account”, “payment intangible” or “general intangible” (each, as defined in the UCC) representing a fully disbursed portion of a Headway LOC, in each case with a Receivables Obligor pursuant to which Holdings or any Receivables Account Bank extends credit to such Receivables Obligor including all rights under any and all security documents or supporting obligations related thereto, including the applicable Receivable Agreement.

“Receivable Agreement” means a Business-Use Line of Credit and Security Agreement, in substantially the form attached as Exhibit C to the Undertakings Agreement and as may be amended, supplemented or modified from time to time in accordance with the terms of this Agreement, and the other documents related thereto to which the applicable Receivables Obligor is a party.

“Receivable File” means, with respect to any Receivable, (i) copies of each applicable document listed in the definition of “Receivable Agreement,” and (ii) the UCC financing statement, if any, filed against the Receivables Obligor in connection with the origination of such Receivable, each of which may be in electronic form.

“Receivable Yield” means, with respect to any Receivable, the imputed interest rate that is calculated on the basis of the expected aggregate annualized rate of return (calculated inclusive of all interest and fees) of such Receivable over the life of such Receivable.

Such calculation shall assume:

(a) 12 Payment Dates per annum, for Monthly Pay Receivables;

(b) 52 Payment Dates per annum, for Weekly Pay Receivables; and

(c) 252 Payment Dates per annum, for Daily Pay Receivables.

“Receivables Account Bank” means, with respect to any Receivable, with the written consent of the Administrative Agent, the Class A Committed Lenders and the Class B Lenders, any institution organized under the laws of the United States of America or any State thereof and subject to supervision and examination by federal or state banking authorities that originates and owns Receivables for the Seller pursuant to a Receivables Program Agreement.

“Receivables Guarantor” means with respect to any Receivables Obligor, (a) each holder of the Capital Stock (or equivalent ownership or beneficial interest) of such Receivables Obligor in the case of a Receivables Obligor which is a corporation, partnership, limited liability company, trust or equivalent entity, who has agreed to unconditionally guarantee all of the obligations of the related Receivables Obligor under the related Receivable Agreement or (b) the natural person operating as the Receivables Obligor, if the Receivables Obligor is a sole proprietor.

“Receivables Obligor” means with respect to any Receivable, the Person or Persons obligated to make payments with respect to such Receivable, excluding any Receivables Guarantor referred to in clause (a) of the definition of “Receivables Guarantor.”

“Receivables Program Agreement” means any agreement between Holdings and a Receivables Account Bank pursuant to which Holdings may refer applicants for small business loans conforming to the Underwriting Policies to such Receivables Account Bank and such Receivables Account Bank has the discretion to fund or not fund a loan to such applicant based on its own evaluation of such applicant and containing those provisions as are reasonably necessary to ensure that the transfer of small business loans by such Receivables Account Bank to Holdings thereunder are treated as absolute sales.

“Receivables Purchase Agreement” means a Bill of Sale and Assignment of Assets, by and between the Seller and the Company, in substantially the form of Exhibit H hereto.

“Register” means a Class A Register or Class B Register, as applicable.

“Regulation D” means Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

“Regulatory Trigger Event” means the occurrence of any inquiry (other than any Routine Inquiry) or investigation by a Governmental Authority against Holdings, the Company or any of their Affiliates challenging its authority to originate, hold, own, service, collect or enforce any Receivables, or otherwise alleging any material non-compliance by Holdings, the Company or any of their Affiliates with any applicable law related to originating, holding, collecting, servicing or enforcing such Receivables that (i) is reasonably likely to have a Material Adverse Effect or (ii) is reasonably likely to render any material portion of the Collateral invalid, unenforceable or uncollectible.

“Related Agreements” means, collectively the Organizational Documents of Company and each Receivables Program Agreement, if any.

“Related Fund” means, with respect to any Lender that is an investment fund or a subsidiary of one or more investment funds (via direct or indirect ownership of traditional equity interests or profit participating notes), any other (i) investment fund that invests in commercial loans or similar debt instruments and that is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor, or (ii) subsidiary of one or more investment funds (via direct or indirect ownership of traditional equity interests or profit participating notes) that satisfy the requirements specified in the foregoing clause (i). Without limiting the foregoing, it is understood that any entity administered, advised, sub-advised, serviced or managed by Atlas or any of its affiliates or by Apollo Global Management, Inc. or any of its affiliates shall be a “Related Fund” with respect to AGF WHCO 2-A2 LP or any of its Lender Affiliates or any Lender within the Atlas Lender Group or any of their Lender Affiliates.

“Related Security” shall have the meaning attributed to such term in the Asset Purchase Agreement.

“Release” means the release by the Administrative Agent and the Collateral Agent of its security interest in all or any designated portion of the Pledged Receivables in connection with (a) a Whole Loan Sale, (b) a Securitization Transaction, (c) a voluntary prepayment following the first anniversary of the Closing Date, in each case made in accordance with the terms of Section 2.6 or (d) any other Permitted Asset Sale.

“Relevant Governmental Body” means, the Federal Reserve Board and/or the NYFRB, as applicable, or a committee officially endorsed or convened by the Federal Reserve Board and/or the NYFRB or, in each case, any successor thereto.

“Relevant Recipient” means any Lender, any Competent Authority and, upon request, potential Lenders.

“Renewal Receivable” means a Receivable the proceeds of which were used to satisfy in full an existing Receivable.

“Replacement Lender” as defined in Section 2.19.

“Repayment Cure” shall have the meaning set forth in Section 7.2.

“Requirements of Law” means as to any Person, any law (statutory or common), treaty, rule, ordinance, order, judgment, Governmental Authorization, or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

“Requisite Lenders” means (a) until the Revolving Commitment Termination Date shall have occurred and all Class A Revolving Loans and all other Obligations owing to the Class A Committed Lenders have been paid in full in cash, the Class A Committed Lenders and (b) thereafter, the Class B Lenders.

“Reserve Account” means a Deposit Account at Deutsche Bank Trust Company Americas in the name of Company referenced in the Blocked Account Control Agreement.

“Reserve Account Funding Amount” means, on any day, the excess, if any, of (a) the Reserve Account Funding Requirement as of such day, over (b) the amount then on deposit in the Reserve Account.

“Reserve Account Funding Requirement” means, as of any date of determination during the Revolving Commitment Period, an amount equal to the product of (i) 1.00% and (ii) the sum of (A) the Total Utilization of the Class A Revolving Loans and (B) the Total Utilization of the Class B Revolving Loans.

“Resolution Authority” means any body which has authority to exercise any Write-down and Conversion Powers.

“Responsible Officer” means, (i) when used with respect to any Person (other than the Paying Agent or the Custodian), any officer of such Person, including any president, vice president, executive vice president, assistant vice president, treasurer, secretary, assistant secretary or any other officer thereof customarily performing functions similar to those performed by the individuals who at the time shall be such officers, respectively, or to whom any matter is referred because of such officer’s knowledge of or familiarity with the particular subject and having direct responsibility for the administration of this Agreement and the other Credit Documents to which such Person is a party and (ii) when used with respect to the Paying Agent or the Custodian, any officer within the corporate trust office, including any director, vice president, assistant vice president, associate or other officer customarily performing functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom such matter is referred at the corporate trust office because of such person’s knowledge of and familiarity with the particular subject and in each case having direct responsibility for the administration of this Agreement and the other Credit Documents to which such Person is a party.

“Restricted Junior Payment” means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of Capital Stock of Company (including the Retention Interest) now or hereafter outstanding, except a dividend payable solely in shares of Capital Stock to the holders of that class; (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of Capital Stock of Company now or hereafter outstanding; and (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of Capital Stock of Company now or hereafter outstanding.

“Retention Interest” as defined in Section 10.1(a)(1).

“Retention Requirements” means the EU Retention Requirements and the UK Retention Requirements.

“Revolving Availability” means Class A Revolving Availability or Class B Revolving Availability, as applicable.

“Revolving Commitment” means a Class A Revolving Commitment or Class B Revolving Commitment, as applicable.

“Revolving Commitment Period” means the period from the Closing Date to but excluding the Revolving Commitment Termination Date.

“Revolving Commitment Termination Date” means the earliest to occur of (i) the date that is eighteen (18) months after the Third Amendment Date; (ii) the date the Class A Revolving Commitments are permanently reduced to zero pursuant to Section 2.6; (iii) the date of the termination of the Revolving Commitments pursuant to Section 7.1; and (iv) the first day of the Early Amortization Period (for the avoidance of doubt, if an Early Amortization Event has been cured pursuant to the terms thereof or other express cure rights set forth herein, such Early Amortization Event (and the Early Amortization Start Date related thereto) shall be deemed to have ceased and no longer be of any effect).

“Revolving Exposure” means, (a) with respect to any Class A Committed Lender as of any date of determination, such Class A Committed Lender’s Class A Revolving Exposure and (b) with respect to any Class B Lender as of any date of determination, such Class B Lender’s Class B Revolving Exposure.

“Revolving Loan” means a Class A Revolving Loan or a Class B Revolving Loan, as applicable.

“Revolving Loan Note” means Class A Revolving Loan Note or a Class B Revolving Loan Note, as applicable.

“Rolling 3-Month Average Excess Spread” means, for any Monthly Period, the arithmetic average Excess Spread for such Monthly Period and the two preceding Monthly Periods, provided, however, that (i) if only one (1) Monthly Period has elapsed since the Closing Date, the Rolling 3-Month Average Excess Spread shall be calculated based on such Monthly Period, and (ii) if two (2) Monthly Periods have elapsed since the Closing Date, the Rolling 3-Month Average Excess Spread shall be calculated based on such Monthly Period and the Monthly Period immediately preceding such Monthly Period.

“Rolling 3-Month Average Maximum 15 Day Delinquency Rate” means, for any Monthly Period, the arithmetic average Maximum 15 Day Delinquency Rate for such Monthly Period and the two preceding Monthly Periods, provided, however, that (i) if only one (1) Monthly Period has elapsed since the Closing Date, the Rolling 3-Month Average Maximum 15 Day Delinquency Rate shall be calculated based on such Monthly Period, and (ii) if two (2) Monthly Periods have elapsed since the Closing Date, the Rolling 3-Month Average Maximum 15 Day Delinquency Rate shall be calculated based on such Monthly Period and the Monthly Period immediately preceding such Monthly Period.

“Rolling 3‐Month Average Maximum Default Rate” means, for any Monthly Period, the arithmetic average Maximum Default Rate for such Monthly Period and the two preceding Monthly Periods, provided, however, that (i) if only one (1) Monthly Period has elapsed since the Closing Date, the Rolling 3-Month Average Maximum Default Rate shall be calculated based on such Monthly Period, and (ii) if two (2) Monthly Periods have elapsed since the Closing Date, the Rolling 3-Month Average Maximum Default Rate shall be calculated based on such Monthly Period and the Monthly Period immediately preceding such Monthly Period.

“Routine Inquiry” means any inquiry, written or otherwise, made by a Governmental Authority in connection with (i) the routine transmittal of a customer complaint or (ii) a formal or informal non-adverse request for information regarding the Company’s or Holdings’ business activities, licensing status and/or regulatory posture but only if such request does not contain any specific allegations or violations involving Holdings or the Company.

“S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, and its permitted successors and assigns.

“Sanctioned Country” means a country subject to a sanctions program identified on the list maintained by OFAC and available at http://www.treas.gov/offices/enforcement/ofac/programs, or as otherwise published from time to time.

“Sanctioned Person” means (i) a Person named on the list of “Specially Designated Nationals” or “Blocked Persons” maintained by OFAC available at http://www.treas.gov/offices/enforcement/ofac/sdn, or as otherwise published from time to time, or (ii) (a) an agency of the government of a Sanctioned Country, (b) an organization controlled by a Sanctioned Country or (c) a Person resident in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC.

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government, including those administered by OFAC or the U.S. Department of State.

“SECN” means the securitisation sourcebook of the FCA Handbook.

“Second Amendment Date” means March 31, 2026.

“Second Highest Concentration State” means, on any date of determination, the state or territory of the United States (excluding the Highest Concentration State) in which Receivables Obligors of Eligible Receivables were located as of the date of origination of such Receivables which has, in the aggregate as of such date of determination, the highest aggregate Outstanding Principal Balance as compared to all other such states and territories.

“Secured Parties” shall have the meaning attributed to such term in the Security Agreement.

“Securities” means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

“Securities Account” means a “securities account” (as defined in the UCC).

“Securities Account Control Agreement” shall have the meaning attributed to such term in the Security Agreement.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and any successor statute.

“Securitisation Regulations” means the EU Securitisation Regulation and the UK Securitisation Framework.

“Securitization Transaction” means a broadly marketed and distributed issuance of asset-backed securities, whether sponsored by an Affiliate of the Company or any non-affiliated third party, which is secured by Receivables.

“Security Agreement” means that certain Security Agreement dated as of the Closing Date between Company and the Collateral Agent, as it may be amended, restated or otherwise modified from time to time.

“Seller” has the meaning set forth in the Asset Purchase Agreement.

“Servicer” means Headway Capital, LLC, in its capacity as the “Servicer” under the Servicing Agreement, and, after any removal or resignation of Headway Capital, LLC as the “Servicer” in accordance with the Servicing Agreement, any Successor Servicer.

“Servicer Default” shall have the meaning attributed to such term in the Servicing Agreement.

“Servicing Agreement” means that certain Servicing Agreement dated as of the Closing Date between Company, the initial Servicer and the Administrative Agent, as it may be amended, restated or otherwise modified from time to time, and, after the appointment of any Successor Servicer, the Successor Servicing Agreement to which such Successor Servicer is a party, as it may be amended, restated, supplemented or otherwise modified from time to time.

“Servicing Fees” shall have the meaning attributed to such term in the Servicing Agreement; provided, however that, after the appointment of any Successor Servicer, the Servicing Fees shall mean the Successor Servicer Fees payable to such Successor Servicer.

“Servicing Reports” means the Servicing Reports delivered pursuant to the Servicing Agreement, including the Monthly Servicing Report.

“Servicing Standard” shall have the meaning attributed to such term in the Servicing Agreement.

“Servicing Transition Expenses” means all reasonable, out-of-pocket costs and expenses actually incurred by the Successor Servicer in connection with the assumption of servicing of the Pledged Receivables by a Successor Servicer after the delivery of a Termination Notice to the Servicer.

“Servicing Transition Period” means the period commencing on the giving of a Termination Notice and ending such number of days thereafter as shall be determined by the Administrative Agent in its Permitted Discretion.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the NYFRB’s website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“SOFR Loan” means a Revolving Loan that bears interest based on SOFR.

“Solvency Certificate” means a Solvency Certificate of the chief financial officer (or the equivalent thereof) of each of Holdings and Company substantially in the form of Exhibit F‑2.

“Solvent” means, with respect to Company or Holdings, that as of the date of determination, both (i) (a) the sum of such entity’s debt (including contingent liabilities) does not exceed the present fair saleable value of such entity’s present assets; (b) such entity’s capital is not unreasonably small in relation to its business as contemplated on the date of determination; and (c) such entity has not incurred and does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due (whether at maturity or otherwise); and (ii) such entity is “solvent” within the meaning given that term and similar terms under laws applicable to it relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).

“Specified Event of Default” means any Event of Default occurring under Sections 7.1(a), (e), (f) or (l)(i).

“SR 2024” means the UK's Securitisation Regulations 2024 (SI 2024/102).

“Subsequent LOC Advance” means, with respect to any LOC Receivable relating to a particular Headway LOC offered to the related Receivables Obligor, an additional LOC Receivable representing a subsequent advance under such Headway LOC.

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association, or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; provided, in determining the percentage of ownership interests of any Person controlled by another Person, no ownership interest in the nature of a “qualifying share” of the former Person shall be deemed to be outstanding.

“Successor Servicer” shall have the meaning attributed to such term in the Servicing Agreement.

“Successor Servicing Agreement” shall have the meaning attributed to such term in the Servicing Agreement.

“Successor Servicer Fees” means the servicing fees payable to a Successor Servicer pursuant to a Successor Servicing Agreement.

“Tangible Net Worth” shall mean, as of any date of determination with respect to any Person, (a) consolidated shareholders’ equity (including retained earnings), minus (b) to the extent not already excluded, (i) the book value of all Intangible Assets, (ii) the cost of treasury shares and (iii) investments in and loans to any Subsidiary or Affiliate or to any equity holder, director or employee of such Person or any of its Subsidiaries, in the case of the foregoing clauses (a) and (b), all as determined under GAAP.

“Tax” means any present or future tax, levy, impost, duty, assessment, charge, fee, deduction or withholding of any nature and whatever called, by whomsoever, on whomsoever and wherever imposed, levied, collected, withheld or assessed, including any interest, additions to tax or penalties applicable thereto.

“Term SOFR” means, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day; provided, if Term SOFR determined as provided above shall be less than the Floor, then Term SOFR shall be deemed to be the Floor.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“Terminated Lender” as defined in Section 2.19.

“Termination Date” means the date on, and as of, which (a) all Revolving Loans have been repaid in full, (b) all other Obligations (other than contingent indemnification obligations for which demand has not been made) under this Agreement and the other Credit Documents have been paid in full in cash or otherwise completely discharged, and (c) the Revolving Commitments shall have been permanently reduced to zero.

“Termination Notice” shall have the meaning attributed to such term in the Servicing Agreement.

“Third Amendment Date” means September 17, 2026.

“Third Highest Concentration State” means, on any date of determination, the state or territory of the United States (excluding the Highest Concentration State and the Second Highest Concentration State) in which Receivables Obligors of Eligible Receivables were located as of the date of origination of such Receivables which has, in the aggregate as of such date of determination, the highest aggregate Outstanding Principal Balance as compared to all other such states and territories.

“Tier 1 Receivables” means, Receivables with a Headway Risk Tier of 1.

“Tier 2 Receivables” means, Receivables with a Headway Risk Tier of 2.

“Tier 3 Receivables” means, Receivables with a Headway Risk Tier of 3.

“Total Utilization of Class A Revolving Loans” means, as at any date of determination, the aggregate principal amount of all outstanding Class A Revolving Loans.

“Total Utilization of Class B Revolving Loans” means, as at any date of determination, the aggregate principal amount of all outstanding Class B Revolving Loans.

“Transaction Costs” means the fees, costs and expenses payable by Holdings or Company on the Closing Date, in connection with the transactions contemplated by the Credit Documents.

“Transaction Summary” means a summary of the transaction terms in the form set out in Appendix F (Transaction Summary), as required by Article 7(1)(c) of the EU Securitisation Regulation.

“Transparency Requirements” means the EU Transparency Requirements.

“Transfer Date” has the meaning assigned to such term in the Asset Purchase Agreement.

“UCC” means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.

“UCC Agent” means Corporation Service Company, a Delaware corporation, in its capacity as agent for Holdings or other entity providing secured party representation services for Holdings from time to time.

“UK” means the United Kingdom of Great Britain and Northern Ireland.

“UK Bail-In Legislation” means Part I of the United Kingdom Banking Act 2009 and any other law or regulation applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings).

“UK Retention Requirements” means the requirements of SECN 5.

“UK Securitisation Framework” means SR 2024, SECN, and PRASR, together with the relevant provisions of FSMA.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

“Undertakings Agreement” means that certain agreement, dated as of the Closing Date, and as it may be amended, restated or otherwise modified from time to time, by and among Holdings, the Company, the lenders party thereto, the Paying Agent and the Administrative Agent.

“Underwriting Policies” means the credit policies and procedures of Holdings, including the underwriting guidelines, and the collection policies and procedures of Holdings, in each case in effect as of the Closing Date and in the form attached to the Undertakings Agreement, as such policies, procedures, guidelines and methodologies may be amended from time to time in accordance with Section 6.17.

“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“Vantage Score” shall mean, for each Receivables Obligor with respect to a Receivable, the credit score of such Receivables Obligor obtained from Vantage Score Solutions, LLC as of the date of origination of such Receivable or, if such credit score is not available as of the applicable the date of origination of such Receivable, the latest available credit score of such Receivables Obligor obtained from Vantage Score Solutions, LLC.

“Volcker Rule” means the common rule entitled “Proprietary Trading and Certain Interests and Relationships with Covered Funds” published at 79 Fed. Reg. 5779 et seq.

“Weekly Pay Receivable” means any Receivable for which a Payment is generally due once per week.

“Whole Loan Sale” means a sale of all or a part of the Receivables to an unaffiliated third-party purchaser in exchange for not less than fair market value (as determined by the Company in its reasonable discretion), it being agreed that any such sale may be sold to any Affiliate of the Company on an arm’s length basis and in exchange for not less than fair market value before being immediately sold to such third-party purchaser.

“Write-Down and Conversion Powers” means:

(a) in relation to any Bail-In Legislation described in the EU Bail-In Legislation Schedule from time to time, the powers described as such in relation to that Bail-In Legislation in the EU Bail-In Legislation Schedule; and

(b) in relation to any UK Bail-In Legislation:

(i) any powers under that UK Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that UK Bail-In Legislation that are related to or ancillary to any of those powers; and

(ii) any similar or analogous powers under that UK Bail-In Legislation.

1.2 Accounting Terms. Except as otherwise expressly provided herein, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP. Financial statements and other information required to be delivered by Company to Lenders pursuant to Section 5.1(a) and Section 5.1(b) shall be prepared in accordance with GAAP as in effect at the time of such preparation (and delivered together with the reconciliation statements provided for in Section 5.1(d), if applicable). If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Credit Document, and either Company, the Requisite Lenders or the Administrative Agent shall so request, the Administrative Agent, the Lenders and Company shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP; provided that, until so amended, (a) such ratio or requirement shall continue to be computed in accordance with GAAP and accounting principles and policies in conformity with those used to prepare the financial statements previously delivered pursuant to Sections 5.1(a) and 5.1(b) and (b) Company shall provide to the Administrative Agent and each Lender a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. For the avoidance of doubt, any lease that would be characterized as an operating lease in accordance with GAAP on the Closing Date (whether or not such operating lease was in effect on such date) shall continue to be accounted for as an operating lease (and not as a Capital Lease) for purposes of this

Agreement regardless of any change in GAAP following the Closing Date that would otherwise require such lease to be recharacterized (on a prospective or retroactive basis or otherwise) as a Capital Lease or reflected as Indebtedness hereunder.

1.3 Interpretation, etc.

Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. References herein to any Section, Appendix, Schedule or Exhibit shall be to a Section, an Appendix, a Schedule or an Exhibit, as the case may be, hereof unless otherwise specifically provided. The use herein of the word “include” or “including,” when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not no limiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. Any agreement, instrument or other document referred to herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein). Any reference to any law, rule or regulation herein shall refer to such law, rule or regulation as amended, modified or supplemented from time to time. Each reference to time without further specification shall mean New York City time.

Section 2. LOANS

2.1 Revolving Loans.

(a) Revolving Commitments.

(i) During the Revolving Commitment Period, subject to the terms and conditions hereof, including, without limitation delivery of an updated Borrowing Base Certificate and Borrowing Base Report pursuant to Section 3.2(a)(i), each Class A Committed Lender severally agrees to make Class A Revolving Loans to Company in an aggregate amount up to but not exceeding such Class A Committed Lender’s Revolving Commitment; provided that, no Class A Lender shall make any such Class A Revolving Loan or portion thereof to the extent that, after giving effect to such Class A Revolving Loan:

(a) the Total Utilization of Class A Revolving Loans exceeds the Class A Borrowing Base;

(b) a Class A Borrowing Base Deficiency or a Class B Borrowing Base Deficiency exists; or

(c) the aggregate outstanding principal amount of the Class A Revolving Loans funded by such Class A Committed Lender hereunder shall exceed its Class A Revolving Commitment.

(ii) During the Revolving Commitment Period, subject to the terms and conditions hereof, including, without limitation delivery of an updated Borrowing Base Certificate and Borrowing Base Report pursuant to Section 3.2(a)(i), each Class B Lender severally agrees to make Class B Revolving Loans to Company in an aggregate amount up to but not exceeding such Lender’s Class B Revolving Commitment; provided that no Class B Lender shall make any such Class B Revolving Loan or portion thereof to the extent that, after giving effect to such Class B Revolving Loan:

(a) the Total Utilization of Class B Revolving Loans exceeds the Class B Borrowing Base;

(b) a Class A Borrowing Base Deficiency or a Class B Borrowing Base Deficiency exists; or

(c) the aggregate outstanding principal amount of the Class B Revolving Loans funded by such Class B Lender hereunder shall exceed its Class B Revolving Commitment.

(b) Amounts borrowed pursuant to Section 2.1(a) may be repaid pro rata and reborrowed during the Revolving Commitment Period subject to the terms, if any, set forth in the Fee Letter, provided that the Company (A) may not repay (x) the Class A Revolving Loans more than three (3) times per week and (y) the Class B Revolving Loans more than three (3) times per week; provided, further, that the Company may make one (1) additional repayment of Class B Revolving Loans during the last week of any calendar quarter with the prior written consent of the Class B Lenders, (B) must deliver to the Administrative Agent, the Paying Agent and the Class B Lenders a Controlled Account Voluntary Payment Notice pursuant to Section 2.11(c)(vii) in connection with such repayment and (C) each repayment shall be in a minimum amount of $250,000. Each Lender’s Revolving Commitment shall expire on the Revolving Commitment Termination Date and all Revolving Loans and all other amounts owed hereunder with respect to the Revolving Loans and the Revolving Commitments shall be paid in full no later than (1) with respect to the Class A Revolving Loans, the Class A Maturity Date, and (2) with respect to the Class B Revolving Loans, the Class B Maturity Date. Notwithstanding any provision to the contrary herein, however, and for the avoidance of doubt, the Company may also at any time or from time to time during the Early Amortization Period, voluntarily prepay the Revolving Loans in whole or in part, with such prepayment to be applied pursuant to the priority of payments set forth in Section 2.12(b) or (c), as applicable.

(c) Borrowing Mechanics for Revolving Loans.

(i) Class A Revolving Loans shall be made in an aggregate minimum amount of $500,000, and Class B Revolving Loans shall be made in an aggregate minimum amount of $50,000. Company shall only request and Lenders shall only make Class A Revolving Loans and Class B Revolving Loans on a pro rata basis to and from each Lender in accordance with their Pro Rata Share.

(ii) Whenever Company desires that Lenders make Revolving Loans, Company shall deliver a fully executed and delivered Funding Notice to (A) the

Administrative Agent, the Paying Agent and the Custodian no later than 3:00 p.m. (New York City time) at least two (2) Business Days in advance of the proposed Credit Date (or such shorter period as shall be agreed between the Administrative Agent and Company) with respect to Class A Revolving Loans and (B) the Administrative Agent, the Class B Lenders, the Paying Agent and the Custodian no later than 3:00 p.m. (New York City time) two (2) Business Days in advance of the proposed Credit Date (or such shorter period as shall be agreed between the Class B Lenders and Company) with respect to Class B Revolving Loans. Each such Funding Notice shall be delivered with a Borrowing Base Certificate reflecting sufficient Class A Revolving Availability and Class B Revolving Availability, as applicable, for the requested Revolving Loans and a Borrowing Base Report.

(iii) [reserved]

(iv) [reserved]

(v) Each Lender shall (a) make the amount of its Revolving Loan available to the Paying Agent not later than 1:00 p.m. (New York City time) on the applicable Credit Date by wire transfer of same day funds in Dollars to the Funding Account, and the Paying Agent shall remit such funds to the Company not later than 3:00 p.m. (New York City time) by wire transfer of same day funds in Dollars from the Funding Account to another account of Company designated in the related Funding Notice, or (b) at the Lender’s option, remit the amount of its Revolving Loan to the Company not later than 3:00 p.m. (New York City time) by wire transfer of same day funds in Dollars to the account of Company designated in the related Funding Notice. Any Funds in the Funding Account shall remain uninvested.

(vi) Company may borrow Class A Revolving Loans pursuant to this Section 2.1, purchase Eligible Receivables pursuant to Section 2.11(c)(vii)(C) and/or repay Class A Revolving Loans pursuant to Section 2.11(c)(vii)(B) no more than three (3) times per week. Company may borrow Class B Revolving Loans pursuant to this Section 2.1 no more than three (3) times per calendar week; provided, that the Company may make one (1) additional borrowing of Class B Revolving Loans during the last week of any calendar quarter with the written consent (to be given in their sole discretion) of the Class B Lenders.

(vii) Each Revolving Loan shall be made by the Class A Committed Lenders and Class B Lenders, simultaneously and proportionately, to the Class A Revolving Commitment and the Class B Revolving Commitment.

(d) Deemed Requests for Revolving Loans to Pay Required Payments. All payments of principal, interest, fees and other amounts payable to Lenders of any Class under this Agreement or any Credit Document may be paid from the proceeds of Revolving Loans of such Class, or made pursuant to a deemed Funding Notice from Company pursuant to Section 2.1(c).

2.2 Pro Rata Shares. All Revolving Loans of each Class shall be made by Class A Committed Lenders or Class B Lenders, as applicable, simultaneously and proportionately to their respective Pro Rata Shares, it being understood that no Lender shall be responsible for any default by any other Lender in such other Lender’s obligation to make a Revolving Loan requested hereunder nor shall any Revolving Commitment of any Lender be increased or decreased as a result of a default by any other Lender in such other Lender’s obligation to make a Revolving Loan requested hereunder.

2.3 Use of Proceeds. The proceeds of the Revolving Loans, if any, made on the Closing Date shall be applied by Company to (a) finance the acquisition of Eligible Receivables from the Seller pursuant to the Asset Purchase Agreement, (b) pay Transaction Costs and ongoing fees and expenses of Company hereunder, (c) make other payments in accordance with Section 2.12, and (d) in the case of Revolving Loans made pursuant to Section 2.1(d), to make payments of principal, interest, fees and other amounts owing to the Lenders under the Credit Documents. The proceeds of the Revolving Loans may also be used to make a Borrower Distribution in accordance with Section 6.5. No portion of the proceeds of any Credit Extension shall be used in any manner that causes or might cause such Credit Extension or the application of such proceeds to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation thereof or to violate the Exchange Act.

2.4 Evidence of Debt; Register; Lenders’ Books and Records; Notes.

(a) Lenders’ Evidence of Debt. Each Lender shall maintain on its internal records an account or accounts evidencing the Obligations of Company to such Lender, including the amounts of the Revolving Loans made by it and each repayment and prepayment in respect thereof. Any such recordation shall be conclusive and binding on Company, absent manifest error; provided, that the failure to make any such recordation, or any error in such recordation, shall not affect any Lender’s Revolving Commitments or Company’s Obligations in respect of any applicable Revolving Loans; and provided further, in the event of any inconsistency between the Registers and any Lender’s records, the recordations in the Registers shall govern absent manifest error.

(b) Registers.

(i) Class A Register. The Administrative Agent, acting for this purpose as an agent of the Company, shall maintain at its Principal Office a register for the recordation of the names and addresses of the Class A Lenders and the Class A Revolving Commitments and Class A Revolving Loans of each Class A Lender from time to time (the “Class A Register”). The Class A Register shall be available for inspection by Company or any Class A Lender at any reasonable time and from time to time upon reasonable prior notice. The Administrative Agent shall record in the Class A Register the Class A Revolving Commitments and the Class A Revolving Loans, and each repayment or prepayment in respect of the principal amount of the Class A Revolving Loans, and any such recordation shall be conclusive and binding on Company and each Class A Lender, absent manifest error; provided, failure to make any such recordation, or any error in such recordation, shall not affect any Class A Committed Lender’s Class A Revolving Commitments or Company’s Obligations in respect of any Class A Revolving Loan. Company hereby designates the entity serving as the Administrative Agent to serve as Company’s agent solely for purposes of maintaining the Class A Register as provided in this Section 2.4, and Company hereby agrees that, to the extent such entity serves in such capacity, the entity serving as the Administrative Agent and its officers, directors, employees, agents and affiliates shall constitute “Indemnitees.”

(ii) Class B Register. The Administrative Agent, acting for this purpose as an agent of the Company, shall maintain at its Principal Office a register for the recordation of the names and addresses of the Class B Lenders and the Class B Revolving Commitments and Class B Revolving Loans of each Class B Lender from time to time (the “Class B Register”). The Class B Register shall be available for inspection by Company or any Class B Lender at any reasonable time and from time to time upon reasonable prior notice. The Administrative Agent shall record in the Class B Register the Class B Revolving Commitments and the Class B Revolving Loans, and each repayment or prepayment in respect of the principal amount of the Class B Revolving Loans, and any such recordation shall be conclusive and binding on Company and each Class B Lender, absent manifest error; provided, failure to make any such recordation, or any error in such recordation, shall not affect any Class B Lender’s Class B Revolving Commitments or Company’s Obligations in respect of any Class B Revolving Loan. Company hereby designates the Administrative Agent to serve as Company’s agent solely for purposes of maintaining the Class B Register as provided in this Section 2.4, and Company hereby agrees that, to the extent such entity serves in such capacity, the Administrative Agent and its officers, directors, employees, agents and affiliates shall constitute “Indemnitees.”

(c) Revolving Loan Notes. If so requested by any Lender by written notice to Company (with a copy to Administrative Agent) at least two (2) Business Days prior to the Closing Date, or at any time thereafter, Company shall execute and deliver to such Lender (and/or, if applicable and if so specified in such notice, to any Person who is an assignee of such Lender pursuant to Section 9.6) on the Closing Date (or, if such notice is delivered after the Closing Date, promptly after Company’s receipt of such notice) a Class A Revolving Loan Note or Class B Revolving Loan Note, as applicable, to evidence such Lender’s Revolving Loans.

2.5 Interest on Loans.

(a) The Class A Revolving Loans shall accrue interest daily at the Class A Interest Rate. The Class B Revolving Loans shall accrue interest daily at the Class B Interest Rate.

(b) Interest computed by reference to Daily Simple SOFR hereunder shall be computed on the basis of a year of 360 days. Interest computed by reference to the Base Rate at times when the Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year). In each case interest shall be payable for the actual number of days elapsed (including the first day but excluding the last day). All interest hereunder on any Revolving Loan shall be computed on a daily basis based upon the outstanding principal amount of such Revolving Loan as of the applicable date of determination. The applicable Base Rate, Adjusted Daily Simple SOFR or Daily Simple SOFR shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error. In computing interest on any Revolving Loan, the date of the making of such Revolving Loan or the first day of an Interest Period applicable to such Revolving Loan shall be included, and the date of payment of such Revolving Loan or the expiration date of an Interest Period applicable to such Revolving Loan shall be excluded; provided, if a Revolving Loan is repaid on the same day on which it is made, one (1) day’s interest shall be paid on that Revolving Loan. The Administrative Agent shall provide an invoice of the interest, Class A Unused Fee and Class B Unused Fee (calculated by the Administrative Agent) accrued and to accrue to each Interest Payment Date on Revolving Loans not later than 3:00 p.m. (New York City time) on the Interest Rate Determination Date immediately preceding such Interest Payment Date.

(c) Except as otherwise set forth herein, interest on each Revolving Loan shall be payable in arrears (i) on each Interest Payment Date; (ii) upon the request, which shall apply with respect to all Lenders, of the Administrative Agent or a Class B Lender (unless such prepayment results in a permanent reduction of the Revolving Commitments), upon any prepayment of that Revolving Loan, whether voluntary or mandatory, to the extent accrued on the amount being prepaid; and (iii) at maturity.

2.6 Releases and Lender Commitment Reductions.

(a)

(i) The Company shall have the right to optionally prepay Revolving Loans in whole at any time and in part at any time so long as no Default, Early Amortization Event or Event of Default has occurred and is continuing or will result therefrom. In connection with any such prepayment or a Permitted Asset Sale, the Company may request a Release in connection therewith at any time but only in connection with a Whole Loan Sale, Securitization Transaction or a Permitted Asset Sale, in each case subject to the terms of this Section 2.6. The Company may request a Release on any Business Day (a “Release Date”) by delivering to the Administrative Agent and the Collateral Agent by not later than 3:00 p.m. New York City time at least two (2) Business Days prior to the requested Release Date, written notice substantially in the form of Exhibit I (a “Release Notice”) (which Release Notice the Administrative Agent shall promptly make available to the Lenders in accordance with its customary practice). Each Release Notice shall be irrevocable and effective upon receipt; provided further that if such Release Notice is delivered more than two Business Days prior to the requested Release Date, it shall be revocable, without penalty, through the close of business on the Business Day preceding such second prior Business Day. By not later than 3:00 p.m. New York City time at least one Business Day prior to the requested Release Date, the Company shall deliver to the Administrative Agent and the Collateral Agent, a written notice substantially in the form of Exhibit J (a “Release Letter”) (which document the Administrative Agent shall promptly make available to the Lenders in accordance with its customary practice), confirming the Release Date and setting forth certain information related to the distribution of funds on such Release Date and, if applicable, the Release of certain Receivables. Company will select no less than a pro rata share (by Outstanding Principal Balance) of Delinquent Receivables for any such Release.

(ii) In connection with (A) any prepayment, or (B) any Release made in accordance with the terms of this Section 2.6, the Company may elect to reduce the Revolving Commitments, pro rata based on each Lender’s Pro Rata Share (each such election, a “Commitment Reduction” and each such amount, a “Commitment Reduction Amount”) and such Commitment Reduction shall be effective upon the date of such prepayment or the related Release on the Release Date, as applicable. In connection with (A) any prepayment, or (B) any Release made in accordance with the terms of this Section 2.6, in each case as it relates to a Whole Loan Sale, any Lender may elect to reduce their respective Revolving Commitments, pro rata based on each Lender’s Pro Rata Share (each such election, a “Lender Commitment Reduction”), with notice from the relevant Lender to the Administrative Agent of such election (which notice the Administrative Agent shall promptly make available to the other Lenders in accordance with its customary practice), and such Lender Commitment Reduction shall be effective upon the date of such prepayment or the related Release on the Release Date, as applicable.

(iii) If, as of any calendar quarter end during the Revolving Commitment Period, the Total Utilization of Class A Revolving Loans is less than 50% of the Class A Revolving Commitment, then the Class A Lenders shall have the right to reduce the Class A Revolving Commitments to an amount no less than 120% of such quarter-end Total Utilization of Class A Revolving Loans. Such reduction shall be permitted one time during the Revolving Commitment Period and the Class A Lenders shall give the Company thirty (30) days’ notice of such reduction (the end of such 30 day period, the “Reduction Effective Date”), and as of the Reduction Effective Date, the Class A Revolving Commitment and any relevant provisions related thereto herein shall be deemed to have been amended to reflect the reduced Class A Revolving Commitment.

(iv) If, as of any calendar quarter end during the Revolving Commitment Period, the Total Utilization of Class B Revolving Loans is less than 50% of the Class B Revolving Commitment, then the Class B Lenders shall have the right to reduce the Class B Revolving Commitments to an amount no less than 120% of such quarter-end Total Utilization of Class B Revolving Loans. Such reduction shall be permitted one time during the Revolving Commitment Period and the Class B Lenders shall give the Company thirty (30) days’ notice of such reduction (the end of such 30 day period, the “Reduction Effective Date”), and as of the Reduction Effective Date, the Class B Revolving Commitment and any relevant provisions related thereto herein shall be deemed to have been amended to reflect the reduced Class B Revolving Commitment

(b) Required Information. Each Release Notice shall: (i) be executed by the Company; (ii) set forth the Revolving Loans to be prepaid, all accrued interest on the Revolving Loans and all accrued Class A Unused Fees and Class B Unused Fees, as applicable, and itemize any additional amounts payable (including the applicable Prepayment Fee, if any) on the applicable Release Date; (iii) in the event of any partial prepayment, set forth the outstanding principal balance of the Revolving Loans immediately before and immediately after giving effect to any applicable prepayment; (iv) (A) identify any Pledged Receivables subject to such Release, identify the Pledged Receivables that will remain after giving effect to any such Release and certify as to which of such remaining Pledged Receivables will be Eligible Receivables on such Release Date, (B) certify that, other than with respect to a prepayment in full, no Default, Early Amortization Event or Event of Default has occurred and is continuing or result therefrom, and (C) certify that the conditions precedent to such Release set forth in this Section 2.6 have been satisfied and (v) in the event of a partial Release, attach a Borrowing Base Certificate.

(c) Pro Forma Calculations. The Borrowing Base Certificate required to be delivered with any Release Notice shall be dated and current as of the close of business on the date preceding the delivery date for such Release Notice set forth above and shall show pro forma calculations of the Reserve Account Funding Requirement, the Class A Borrowing Base and Class B Borrowing Base as of the applicable Release Date (after giving effect to any Release on such date).

(d) Prepayment. On each Release Date, by 1:00 p.m. New York City time, the Company shall remit funds to the Class A Lenders or the Class B Lenders, as applicable, in the amount of the prepayment set forth in the Release Letter and the amount of any Borrowing Base Deficiency (as determined after giving effect to any Release, prepayment and any other distributions on such date). Each prepayment shall be made proportionately based on the outstanding Class A Revolving Loans and the outstanding Class B Revolving Loans.

(e) Release of Collateral. On each Release Date, subject to the conditions precedent set forth in this Section 2.6 and upon receipt by the Administrative Agent of the amount required to be remitted by the Company on such date pursuant to Section 2.6(d), the portion of the Receivables identified for Release by the Company shall be automatically released from the Lien of the Collateral Agent and such Receivables shall no longer be “Pledged Receivables” or included in any Class A Borrowing Base or Class B Borrowing Base calculation hereunder and shall not be required to be included in any certificate or report required to be delivered hereunder. The Collateral Agent, at the expense and request of the Company, shall take (or authorize the Company, the Servicer or their respective designees to take) such actions as are reasonably necessary and appropriate to release the Lien of the Collateral Agent, for the benefit of the Secured Parties, on such Receivables and to turn over or direct the Custodian to turn over, as applicable, to the Company or its designee any Receivable File with respect to such Receivables that are in the possession or control of the Collateral Agent or the Custodian, as applicable; provided, a copy thereof may be retained by the Collateral Agent and the Custodian in accordance with its customary document retention policies.

2.7 Fees.

(a) Company agrees to pay to each Person entitled to payment thereunder, in the amounts and at the times set forth in the Fee Letters.

(b) Except as otherwise set forth in the Fee Letters, all fees referred to in Section 2.7(a) shall be calculated by the Administrative Agent on the basis of a 360-day year and the actual number of days elapsed and shall be payable monthly in arrears on (i) each Interest Payment Date, commencing on the first such date to occur after the Closing Date, and (ii) (A) with respect to the Class A Revolving Loans, the Class A Maturity Date, and (B) with respect to the Class B Revolving Loans, the Class B Maturity Date.

2.8 Repayment on or Before Applicable Maturity Date. Company shall repay (i) the Class A Revolving Loans and (ii) all other Obligations (other than contingent indemnification obligations for which demand has not been made) owed to the Class A Committed Lenders under this Agreement and the other Credit Documents, in each case, in full in cash on or before the Class A Maturity Date. Company shall repay (i) the Class B Revolving Loans and (ii) all other

Obligations (other than contingent indemnification obligations for which demand has not been made) owed to the Class B Lenders under this Agreement and the other Credit Documents, in each case, in full in cash on or before the Class B Maturity Date.

2.9 Advance Rate Stepdown Trigger Event. Upon the occurrence of an Advance Rate Stepdown Trigger Event, each of the Applicable Class A Advance Rate and the Applicable Class B Advance Rate shall be reduced from the then-applicable advance rate by 5.0%. If an Advance Rate Stepdown Trigger Event occurs as a result of clause (a) thereof, such reduction shall be cured when the Rolling 3-Month Average Excess Spread has been equal to or exceeds 10% for three consecutive Monthly Periods. If an Advance Rate Stepdown Trigger Event occurs as a result of clause (b) thereof, then Company may cure such Advance Rate Stepdown Trigger Event by either a paydown of the Revolving Loans or an injection of equity into the Borrower as is needed to cause its Tangible Net Worth to equal or exceed the applicable threshold set forth therein within three (3) Business Days of the earlier of (i) delivery of the Compliance Certificate, Borrowing Base Certificate or Monthly Servicing Report first reflecting such event, (ii) actual knowledge of the Borrower or Servicer of such Advance Rate Stepdown Trigger Event occurring, or (iii) notice to the Borrower or the Servicer that an Advance Rate Stepdown Trigger Event has occurred. Notwithstanding the foregoing, (1) upon the cure of an Advance Rate Stepdown Trigger Event or at such time as the Company otherwise satisfies the applicable clause of the definition thereof, each of the Applicable Class A Advance Rate and the Applicable Class B Advance Rate shall automatically, and without any amendment, consent or waiver under Section 9.5, be increased by the amount of the reduction resulting from such Advance Rate Stepdown Trigger Event, and (2) the continuation of an uncured Advance Rate Stepdown Trigger Event shall not constitute a new Advance Rate Stepdown Trigger Event or result in any further reduction of the Applicable Class A Advance Rate or the Applicable Class B Advance Rate unless such Advance Rate Stepdown Trigger Event shall have been cured and is triggered in a subsequent measurement period after such cure.

2.10 Borrowing Base Deficiency. Company shall prepay the Revolving Loans within five (5) Business Days of the earlier of (i) an Authorized Officer or the Chief Financial Officer (or in each case, the equivalent thereof) of Company becoming aware that a Borrowing Base Deficiency exists or (ii) receipt by Company of notice from any Agent or any Lender that a Borrowing Base Deficiency exists, in each case in an amount equal to such Borrowing Base Deficiency, which shall be applied first, to prepay the Class A Revolving Loans as necessary to cure any Class A Borrowing Base Deficiency, and, second, to prepay the Class B Revolving Loans as necessary to cure any Class B Borrowing Base Deficiency. For the avoidance of doubt, receipt of a Monthly Servicing Report showing a Borrowing Base Deficiency shall constitute knowledge by Company thereof.

2.11 Controlled Accounts.

(a) Company shall establish and maintain cash management systems reasonably acceptable to the Administrative Agent, including, without limitation, with respect to blocked account arrangements. Other than a segregated, non-interest bearing, trust account (in the name of Company designated as the “Funding Account”) maintained at the Paying Agent into which proceeds of Revolving Loans may be funded at the direction of Company, Company shall not establish or maintain a Deposit Account or Securities Account other than a Controlled Account and Company shall not, and shall cause Servicer not to deposit Collections or proceeds thereof in a Securities Account or Deposit Account which is not a Controlled Account (provided, that, inadvertent and non-reoccurring errors by Servicer in applying such Collections or proceeds that are promptly, and in any event within two (2) Business Days after Servicer or Company has (or should have had in the exercise of reasonable diligence) knowledge thereof, cured shall not be considered a breach of this covenant). All Collections and proceeds of Collateral shall be subject to an express trust for the benefit of Collateral Agent on behalf of the Secured Parties and shall be delivered to the Secured Parties for application to the Obligations or any other amount due under any other Credit Document as set forth in this Agreement.

(b) On or prior to the Closing Date, Company shall cause to be established and maintained, (i) a segregated, non-interest bearing, trust account (or sub-accounts) in the name of Company and under the sole dominion and control of, the Collateral Agent designated as the “Collection Account” in each case bearing a designation clearly indicating that the funds and other property credited thereto are held for Collateral Agent for the benefit of the Secured Parties and subject to the applicable Securities Account Control Agreement, (ii) a segregated, non-interest bearing, Deposit Account into which the proceeds of all Pledged Receivables, including by automatic debit from Receivables Obligors’ operating accounts, shall be deposited in the name of Company designated as the “Lockbox Account” as to which the Collateral Agent has sole dominion and control over such account for the benefit of the Secured Parties within the meaning of Section 9-104(a)(2) of the UCC pursuant to the Lockbox Account Control Agreement and (iii) the Funding Account. The Lockbox Account Control Agreement will provide that all funds (less an amount of up to $10,000 or such other amount as shall be mutually agreed in writing (which writing may be via electronic mail) between the Administrative Agent and the Company) in the Lockbox Account will be swept daily into the Collection Account.

(c) Lockbox System.

(i) On or prior to the Closing Date, Company shall establish pursuant to the Lockbox Account Control Agreement and the other Control Agreements for the benefit of the Collateral Agent, on behalf of the Secured Parties, a system of lockboxes and related accounts or deposit accounts as described in Sections 2.11(a) and (b) (the “Lockbox System”) into which (subject to the proviso in Section 2.11(a)) all Collections shall be deposited.

(ii) Company shall have identified a method reasonably satisfactory to Administrative Agent to grant Backup Servicer (and its delegates) access to the Lockbox Account when the Backup Servicer has become the Successor Servicer in accordance with the Credit Documents, for purposes of initiating ACH transfers from Receivables Obligors’ operating accounts after the Closing Date.

(iii) Company shall not establish any lockbox or lockbox arrangement without the consent of the Administrative Agent in its sole discretion, and prior to establishing any such lockbox or lockbox arrangement, Company shall cause each bank or financial institution with which it seeks to establish such a lockbox or lockbox arrangement, to enter into a control agreement with respect thereto in form and substance satisfactory to the Administrative Agent in its sole discretion.

(iv) Without the prior written consent of the Administrative Agent, Company shall not (A) change the general instructions given to the Servicer in respect of payments on account of Pledged Receivables to be deposited in the Lockbox System or (B) change any instructions given to any bank or financial institution which in any manner redirects any Collections or proceeds thereof in the Lockbox System to any account which is not a Controlled Account.

(v) Company acknowledges and agrees that (A) the funds on deposit in the Lockbox System shall continue to be collateral security for the Obligations secured thereby, and (B) upon the occurrence and during the continuance of an Event of Default or Early Amortization Event, at the election of the Requisite Lenders, the funds on deposit in the Lockbox System may be applied as provided in Section 2.12(b).

(vi) Company has directed, and will at all times hereafter direct, the Servicer to direct payment from each of the Receivables Obligors on account of Pledged Receivables directly to the Lockbox System. Company agrees (A) to instruct the Servicer to instruct each Receivables Obligor to make all payments with respect to Pledged Receivables directly to the Lockbox System and (B) promptly (and, except as set forth in the proviso to this Section 2.11(c)(vi), in no event later than two (2) Business Days following receipt) to deposit all payments received by it on account of Pledged Receivables, whether in the form of cash, checks, notes, drafts, bills of exchange, money orders or otherwise, in the Lockbox System in precisely the form in which they are received (but with any endorsements of Company necessary for deposit or collection), and until they are so deposited to hold such payments in trust for and as the property of the Collateral Agent; provided, however, that with respect to any payment received that does not contain sufficient identification of the account number to which such payment relates or cannot be processed due to an act beyond the control of the Servicer, such deposit shall be made no later than the second Business Day following the date on which such account number is identified or such payment can be processed, as applicable.

(vii) So long as no Event of Default has occurred and shall be continuing, Company or its designee shall be permitted to direct the investment of the funds from time to time held in the Collection Account or the Reserve Account (A) in Permitted Investments and to sell or liquidate such Permitted Investments and reinvest proceeds from such sale or liquidation in other Permitted Investments (but none of the Collateral Agent, the Administrative Agent or the Lenders shall have liability whatsoever in respect of any failure by the Controlled Account Bank to do so), with all such proceeds and reinvestments to be held in the Collection Account; provided, however, that any such investment and/or reinvestment in Permitted Investments during the Early Amortization Period or after the Revolving Commitment Termination Date may only be made with the consent of each of the Administrative Agent, the Class A Committed Lenders and the Class B Lenders in their respective Permitted Discretion, (B) to repay the Revolving Loans in accordance with Section 2.1(b), provided, however, that (w) in order to effect any such repayment from a Controlled Account, Company shall deliver to the Administrative Agent, the Paying Agent and the Class B Lenders a Controlled Account Voluntary Payment Notice in substantially the form of Exhibit G hereto no later than 12:00 p.m. (New York City time) on the Business Day prior to the date of any such repayment specifying the date of prepayment, the amount to be repaid per Class and the Controlled Account from which such repayment shall be made and certifying to the Paying Agent (upon which the Paying Agent may conclusively rely) that the conditions to repay the Revolving Loans specified in (x), (y) and (z) of this Section 2.11(c)(vii)(B) have been satisfied, (x) no more than three (3) repayments of Class A Revolving Loans pursuant to Section 2.1 may be made in any calendar week, (y) the minimum amount of any such repayment on the Revolving Loans shall be $250,000, and (z) after giving effect to each such repayment, an amount equal to not less than the sum of (i) any Reserve Account Funding Requirement and (ii) the aggregate of the pro forma amount of interest, fees and expenses projected to be due hereunder and under the other Credit Documents, if any, until the next Interest Payment Date, based on the Accrued Interest Amount on such date and a projection of the interest to accrue on the Revolving Loans until the next Interest Payment Date using the same assumptions as are contained in the calculation of the Accrued Interest Amount, and the Total Utilization of Class A Revolving Loans and the Total Utilization of Class B Revolving Loans on such date (after giving effect to such repayments), shall remain in the Controlled Accounts, or (C) so long as no Early Amortization Period has occurred and shall be continuing and the Revolving Commitment Termination Date has not occurred, to purchase additional Eligible Receivables pursuant to the terms and conditions of the Asset Purchase Agreement, provided, that a Borrowing Base Certificate (evidencing sufficient Revolving Availability after giving effect to the release of Collections and the making of any Revolving Loan being made on such date and that after giving effect to the release of Collections, no event has occurred and is continuing that constitutes, or would result from such release that would constitute, a Borrowing Base Deficiency, Early Amortization Event, Default or Event of Default and certifying to the Paying Agent (upon which the Paying Agent may conclusively rely) that the conditions to purchase additional Eligible Receivables pursuant to the terms and conditions of the Asset Purchase Agreement and the conditions specified in (w), (x), (y) and (z) of this Section 2.11(c)(vii)(C) have been satisfied)) and a Borrowing Base Report shall be delivered to the Administrative Agent, the Paying Agent, the Class B Lenders and the Custodian no later than 11:00 a.m. (New York City time) at least two (2) Business Days in advance of any such proposed purchase or release, (w) if such purchase of Eligible Receivables were being funded with Revolving Loans, the conditions for making such Revolving Loans on such date contained in Section 3.2(a)(iii) and Section 3.2(a)(vi) would be satisfied as of such date, and provided further, that if such withdrawal from the Collection Account does not occur simultaneously with the making of a Revolving Loan by the Lenders hereunder pursuant to the delivery of a Funding Notice, such withdrawal shall be considered a “Revolving Loan” solely for purposes of Section 2.1(c)(iv), (x) no more than three (3) borrowings of Class A Revolving Loans pursuant to Section 2.1 may be made in any calendar week, (y) no more than three (3) borrowings of Class B Revolving Loans pursuant to Section 2.1 may be made in any calendar week; provided, that the Company may make one (1) additional borrowing of Class B Revolving Loans during the last week of any calendar quarter with the written consent (to be given in their sole discretion) of the Class B Lenders and (z) after giving effect to such release, an amount equal to not less than the sum of (i) any Reserve Account Funding Requirement and (ii) the aggregate of the pro forma amount of interest, fees and expenses projected to be due hereunder and under the Credit Documents, if any, until the next Interest Payment Date, based on the Accrued Interest Amount on such date and a projection of the interest to accrue on the Revolving Loans until the next Interest Payment Date using the same assumptions as are contained in the calculation of the Accrued Interest Amount, and the Total Utilization of Class A Revolving Loans and the Total Utilization of Class B Revolving Loans on such date shall remain in the Controlled Accounts.

(viii) All income and gains from the investment of funds in the Collection Account shall be retained in the Collection Account until each Interest Payment Date, at which time such income and gains shall be applied in accordance with Section 2.12 (or, if sooner, such income and gains until utilized for a repayment pursuant to Section 2.11(c)(vii)(B) or a purchase of additional Eligible Receivables pursuant to Section 2.11(c)(vii)(C)), as the case may be. As between Company and Collateral Agent, Company shall treat all income, gains and losses from the investment of amounts in the Collection Account as its income or loss for federal, state and local income tax purposes. The Paying Agent shall have no obligation to invest or reinvest any funds in any Controlled Accounts in the absence of timely written direction and shall not be liable for the selection of investments or for investment losses incurred thereon.

(d) Reserve Account. On or prior to the Closing Date, Company shall cause to be established and maintained a Deposit Account in the name of Company designated as the “Reserve Account” as to which the Collateral Agent has control over such account for the benefit of the Lenders within the meaning of Section 9-104(a)(2) of the UCC pursuant to the Blocked Account Control Agreement. The Reserve Account will be funded with funds available therefor pursuant to Section 2.12. If on any Interest Payment Date the amount of Collections on deposit in the Collection Account is insufficient to make the full amount of disbursements required by Section 2.12(a)(i)(B), (ii) through (iii), amounts on deposit in the Reserve Account may be transferred to the Collection Account to meet any such shortfall and shall be disbursed in the order and according to the priority set forth under such sections. In addition, upon the occurrence and continuation of an Early Amortization Event or an Event of Default, amounts on deposit in the Reserve Account shall be withdrawn to pay the amounts set forth in Section 2.12(b) or Section 2.12(c), as applicable.

2.12 Application of Proceeds.

(a) Application of Amounts in the Collection Account and the Lockbox Account. So long as no Event of Default has occurred and is continuing (after giving effect to the application of funds in accordance herewith on the relevant date) and an Early Amortization Period is not then occurring, on each Interest Payment Date, all amounts (other than any amounts that the Company has elected to be retained in such accounts) in the Collection Account and the Lockbox Account and all amounts (if any) in the Reserve Account in excess of the Reserve Account Funding Requirement as of the last day of the related Monthly Period shall be applied by the Paying Agent based on the Monthly Servicing Report, which, for the avoidance of doubt, may indicate that certain of such amounts may be retained in such accounts, at the election of the Company, as follows:

(i) first, on a pari passu basis, (A) to Company, amounts sufficient for Company to maintain its limited liability company existence and to pay similar expenses up to an amount not to exceed $1,000 in any calendar year, and only to the extent not previously distributed to Company during such calendar year pursuant to clause (ix) below, and (B) to Servicer, to pay any accrued and unpaid Servicing Fees (which, in the case of Successor Servicing Fees, when aggregated with all amounts paid pursuant to Sections 2.12(b)(i) and 2.12(c)(i), shall not exceed an aggregate of $175,000 in any calendar year);

(ii) second, on a pari passu basis, (A) to the Backup Servicer to pay any accrued and unpaid Backup Servicing Fees; (B) to the Custodian to pay any costs, fees and indemnities then due and owing to the Custodian; (C) to each Controlled Account Bank to pay any costs, fees and indemnities then due and owing to such Controlled Account Bank (in respect of the applicable Controlled Accounts), (D) to Administrative Agent to pay any costs, fees or indemnities then due and owing to Administrative Agent under the Credit Documents; (E) to Collateral Agent to pay any costs, fees or indemnities then due and owing to Collateral Agent under the Credit Documents; and (F) to Paying Agent to pay any costs, fees or indemnities then due and owing to Paying Agent under the Credit Documents ; provided, however, that the aggregate amount of costs, fees or indemnities payable to the Backup Servicer, Administrative Agent, the Custodian, the Collateral Agent, each Controlled Account Bank (in respect of the applicable Controlled Accounts) and the Paying Agent pursuant to this clause (ii), Section 2.12(b)(ii) and Section 2.12(c)(ii), shall not exceed $450,000 in any calendar year;

(iii) third, to the Class A Lenders on a pro rata basis, an amount equal to the sum of the Class A Monthly Interest Amount and Class A Unused Fee, and to any Qualified Hedge Counterparty any net payments (excluding hedge breakage costs) due and payable under a Hedging Transaction;

(iv) fourth, to the Class B Lenders on a pro rata basis, an amount equal to the sum of the Class B Monthly Interest Amount and Class B Unused Fee;

(v) fifth, to the Class A Lenders on a pro rata basis, an amount equal to the Class A Monthly Principal Payment Amount;

(vi) sixth, to the Class B Lenders on a pro rata basis, an amount equal to the Class B Monthly Principal Payment Amount;

(vii) seventh, to the Reserve Account an amount equal to the Reserve Account Funding Amount;

(viii) eighth, at the election of Company, to the Class A Lenders and/or the Class B Lenders, as applicable, on a pro rata basis, to repay the principal of the Revolving Loans; provided, that on and after the first Interest Payment Date following the Revolving Commitment Termination Date, any such repayment shall be applied first to repay the principal of the Class A Revolving Loans until paid in full and second to repay any outstanding principal of the Class B Revolving Loans;

(ix) ninth, to pay all other Obligations or any other amount then due and payable hereunder or under the other Credit Documents pro rata based on the amounts owed to each party; and

(x) tenth, provided that no Borrowing Base Deficiency would occur after giving effect to such distribution, any remainder to the Company for distribution to Holdings in respect of the Retention Interest and thereafter to the Company or as Company shall direct consistent with Section 6.5.

(b) Notwithstanding anything herein to the contrary, during the Early Amortization Period, on each Interest Payment Date, all amounts in the Controlled Accounts shall be applied by the Paying Agent based on the Monthly Servicing Report as follows:

(i) first, to the Servicer any accrued and unpaid Servicing Fees (which, in the case of Successor Servicing Fees, when aggregated with all amounts paid pursuant to Sections 2.12(a)(i)(B) and 2.12(c)(i), shall not exceed an aggregate of $175,000 in any calendar year);

(ii) second, on a pari passu basis, (A) to the Backup Servicer to pay any accrued and unpaid Backup Servicing Fees; (B) to the Custodian to pay any costs, fees and indemnities then due and owing to the Custodian; and (C) to each Controlled Account Bank to pay any costs, fees and indemnities then due and owing to such Controlled Account Bank (in respect of the Controlled Accounts), (D) to Administrative Agent to pay any costs, fees or indemnities then due and owing to Administrative Agent under the Credit Documents; (E) to Collateral Agent to pay any costs, fees or indemnities then due and owing to Collateral Agent under the Credit Documents; and (F) to Paying Agent to pay any costs, fees or indemnities then due and owing to Paying Agent under the Credit Documents; provided, however, that the aggregate amount of costs, fees or indemnities payable to the Backup Servicer, Administrative Agent, the Custodian, the Collateral Agent, each Controlled Account Bank (in respect of the applicable Controlled Accounts) and the Paying Agent pursuant to this clause (ii), Section 2.12(a)(ii) and Section 2.12(c)(ii), shall not exceed $450,000 in any calendar year;

(iii) third, to the Class A Lenders on a pro rata basis, an amount equal to the sum of the Class A Monthly Interest Amount and Class A Unused Fee and to any Qualified Hedge Counterparty any net payments (excluding hedge breakage costs) due and payable under a Hedging Transaction;

(iv) fourth, to the Class B Lenders on a pro rata basis, an amount equal to the sum of the Class B Monthly Interest Amount and Class B Unused Fee;

(v) fifth, to the Class A Lenders on a pro rata basis, an amount equal to the Class A Monthly Principal Payment Amount;

(vi) sixth, to any Qualified Hedge Counterparty any net payments including any net termination amounts due and payable under a Hedging Transaction;

(vii) seventh, to the Class B Lenders on a pro rata basis, an amount equal to the Class B Monthly Principal Payment Amount;

(viii) eighth, to pay all other Obligations or any other amount then due and payable hereunder or under the other Credit Documents pro rata based on the amounts owed to each party; and

(ix) ninth, any remainder to the Company for distribution to Holdings in respect of the Retention Interest and thereafter to the Company or as Company shall direct.

(c) Notwithstanding anything herein to the contrary, following the occurrence and during the continuation of an Event of Default, on each Interest Payment Date, all amounts in the Controlled Accounts shall be applied by the Paying Agent based on the Monthly Servicing Report or at the written direction of the Administrative Agent as follows:

(i) first, to Servicer to pay any accrued and unpaid Servicing Fees (which, in the case of Successor Servicing Fees, when aggregated with all amounts paid pursuant to Sections 2.12(a)(i)(B) and 2.12(b)(i), shall not exceed an aggregate of $175,000 in any calendar year);

(ii) second, on a pari passu basis, (A) to the Backup Servicer to pay any accrued and unpaid Backup Servicing Fees; (B) to the Custodian to pay any costs, fees and indemnities then due and owing to the Custodian; and (C) to each Controlled Account Bank to pay any costs, fees and indemnities then due and owing to such Controlled Account Bank (in respect of the Controlled Accounts), (D) to Administrative Agent to pay any costs, fees or indemnities then due and owing to Administrative Agent under the Credit Documents; (E) to Collateral Agent to pay any costs, fees or indemnities then due and owing to Collateral Agent under the Credit Documents; and (F) to Paying Agent to pay any costs, fees or indemnities then due and owing to Paying Agent under the Credit Documents; provided, however, that the aggregate amount of costs, fees or indemnities payable to the Backup Servicer, Administrative Agent, the Custodian, the Collateral Agent, each Controlled Account Bank (in respect of the applicable Controlled Accounts) and the Paying Agent pursuant to this clause (ii), Section 2.12(a)(ii) and Section 2.12(b)(ii), shall not exceed $450,000 in any calendar year;

(iii) third, to the Class A Lenders on a pro rata basis, an amount equal to the sum of the Class A Monthly Interest Amount and Class A Unused Fee and any due and owing but previously unpaid Class A Monthly Interest Amount or Class A Unused Fee and to any Qualified Hedge Counterparty any net payments (excluding hedge breakage costs) due and payable under a Hedging Transaction;

(iv) fourth, to the Class A Lenders on a pro rata basis, an amount equal to the Class A Monthly Principal Payment Amount and to any Qualified Hedge Counterparty any net payments including any net termination amounts due and payable under a Hedging Transaction;

(v) fifth, to the Class B Lenders on a pro rata basis, an amount equal to the sum of the Class B Monthly Interest Amount, Class B Unused Fee and any due and owing but previously unpaid Class B Monthly Interest Amount and Class B Unused Fee;

(vi) sixth, to the Class B Lenders on a pro rata basis, an amount equal to the Class B Monthly Principal Payment Amount;

(vii) seventh, to pay all other Obligations or any other amount then due and payable hereunder or under any other Credit Documents pro rata based on the amounts owed to each party; and

(viii) eighth, any remainder to the Company for distribution to Holdings in respect of the Retention Interest and thereafter to the Company or as Company shall direct.

2.13 General Provisions Regarding Payments.

(a) All payments by Company of principal, interest, fees and other Obligations shall be made in Dollars in immediately available funds, without defense, recoupment, setoff or counterclaim, free of any restriction or condition, and paid not later than 12:00 p.m. (New York City time) on the date due via wire transfer of immediately available funds. Funds received after that time on such due date shall be deemed to have been paid by Company on the next Business Day (provided, that any repayment made pursuant to Section 2.11(c)(vii)(B) or any application of funds by Paying Agent pursuant to Section 2.12 on any Interest Payment Date shall be deemed for all purposes to have been made in accordance with the deadlines and payment requirements described in this Section 2.13). For the avoidance of doubt, the Paying Agent will not be responsible for calculating any amounts payable to any of the Class A Lenders or the Class B Lenders pursuant to Section 2.12 (including any Lender’s pro rata share thereof). All payments to the Class A Lenders or the Class B Lenders pursuant to Section 2.12 shall be made based on calculations of the Administrative Agent which shall be set forth in the Monthly Servicing Report on which the Paying Agent may conclusively rely.

(b) All payments in respect of the principal amount of any Revolving Loan (other than, unless requested by the Administrative Agent, voluntary prepayments of Revolving Loans or payments pursuant to Section 2.10) shall be accompanied by payment of accrued interest on the principal amount being repaid or prepaid.

(c) Paying Agent shall promptly distribute to each Class A Lender and each Class B Lender, at such bank account as such Lender shall indicate in writing, the applicable Pro Rata Share of each such Lender of all payments and prepayments of principal and interest due hereunder, together with all other amounts due with respect thereto, including, without limitation, all fees payable with respect thereto, to the extent received by Paying Agent as set forth in the Monthly Servicing Report.

(d) Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder or of the commitment fees hereunder.

(e) Except as set forth in the proviso to Section 2.13(a), Paying Agent shall deem any payment by or on behalf of Company hereunder to it that is not made in same day funds prior to 12:00 p.m. (New York City time) to be a non-conforming payment. Any such payment shall not be deemed to have been received by Paying Agent until the later of (i) the time such funds become available funds, and (ii) the applicable next Business Day. Paying Agent shall give prompt notice via electronic mail to Company and Administrative Agent if any payment is non-conforming. Any non-conforming payment may constitute or become a Default or Event of Default in accordance with the terms of Section 7.1(a). Interest shall continue to accrue on any principal as to which a non-conforming payment is made until such funds become available funds (but in no event less than the period from the date of such payment to the next succeeding applicable Business Day) at the rate otherwise applicable to such paid amount from the date such amount was due and payable until the date such amount is paid in full.

2.14 Ratable Sharing. Lenders hereby agree among themselves that, except as otherwise provided herein or in the Collateral Documents with respect to amounts realized from the exercise of rights with respect to Liens on the Collateral, if any of them shall, whether by voluntary payment (other than a voluntary prepayment of Revolving Loans made and applied in accordance with the terms hereof), through the exercise of any right of set-off or banker’s lien, by counterclaim or cross action or by the enforcement of any right under the Credit Documents, or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal, interest, fees and other amounts then due and owing to such Lender hereunder or under the other Credit Documents (collectively, the “Aggregate Amounts Due” to such Lender) which is greater than such Lender would be entitled pursuant to this Agreement (after giving effect to the priority of payments determining application of payments to the Class A Lenders and the Class B Lenders, respectively), then the Lender receiving such proportionately greater payment shall (a) notify Administrative Agent, Paying Agent and each Lender of the receipt of such payment and (b) apply a portion of such payment to purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due to the other Lenders so that the recovery of such Aggregate Amounts Due shall be shared by the applicable Lenders in proportion to the Aggregate Amounts Due to them pursuant to this Agreement; provided, if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of Company or otherwise, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest. Company expressly consents to the foregoing arrangement and agrees that any holder of a participation so purchased may exercise any and all rights of banker’s lien, setoff or counterclaim with respect to any and all monies owing by Company to that holder with respect thereto as fully as if that holder were owed the amount of the participation held by that holder.

2.15 Increased Costs; Capital Adequacy.

(a) Compensation for Increased Costs and Taxes. Subject to the provisions of Section 2.16 (which shall be controlling with respect to the matters covered thereby), in the event that any Affected Party shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a court or Governmental Authority, in each case that becomes effective after the Closing Date, or compliance by such Affected Party with any guideline, request or directive issued or made after the date hereof (or with respect to any Lender which becomes a Lender after the date hereof, effective after such date) by any central bank or other Governmental Authority or quasi-Governmental Authority (whether or not having the force of law): (i) subjects such Affected Party (or its applicable lending office) to any additional Tax (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) with respect to this Agreement or any of the other Credit Documents or any of its obligations hereunder or thereunder or any payments to such Affected Party (or its applicable lending office) of principal, interest, fees or any other amount payable hereunder; (ii) imposes, modifies or holds applicable any reserve (including any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC or other insurance or charge or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Affected Party; or (iii) imposes any other condition (other than with respect to a Tax matter) on or affecting such Affected Party (or its applicable lending office) or its obligations hereunder; and the result of any of the foregoing is to increase the cost to such Affected Party of agreeing to make, making or maintaining Revolving Loans hereunder or to reduce any amount received or receivable by such Affected Party (or its applicable lending office) with respect thereto; then, in any such case, if such Affected Party deems such change to be material, Company shall promptly pay to such Affected Party, upon receipt of the statement referred to in the next sentence, such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Affected Party in its sole discretion shall determine) as may be necessary to compensate such Affected Party for any such increased cost or reduction in amounts received or receivable hereunder and any reasonable expenses related thereto. Such Affected Party shall deliver to Company (with a copy to Administrative Agent and Paying Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Affected Party under this Section 2.15(a), which statement shall be conclusive and binding upon all parties hereto absent manifest error.

(b) Capital Adequacy Adjustment. In the event that any Affected Party shall have determined in its sole discretion (which determination shall, absent manifest effort, be final and conclusive and binding upon all parties hereto) that (i) the adoption, effectiveness, phase-in or applicability of any law, rule or regulation (or any provision thereof) regarding capital adequacy, or any change therein or in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or (ii) compliance by any Affected Party (or its applicable lending office) or any company controlling such Affected Party with any guideline, request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, in each case after the Closing Date, has or would have the effect of reducing the rate of return on the capital of such Affected Party or any company controlling such Affected Party as a consequence of, or with reference to, such Affected Party’s Revolving Loans or Revolving Commitments, or participations therein or other obligations hereunder with respect to the Revolving Loans to a level below that which such Affected Party or such controlling company could have achieved but for such adoption, effectiveness, phase-in, applicability, change or compliance (taking into consideration the policies of such Affected Party or such controlling company with regard to capital adequacy), then from time to time, within five (5) Business Days after receipt by Company from such Affected Party of the statement referred to in the next sentence, Company shall pay to such Affected Party such additional amount or amounts as will compensate such Affected Party or such controlling company on an after-tax basis for such reduction. Such Affected Party shall deliver to Company (with a copy to Administrative Agent and Paying Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Affected Party under this Section 2.15(b), which statement shall be conclusive and binding upon all parties hereto absent manifest error. For the avoidance of doubt, subsections (i) and (ii) of this Section 2.15(b) shall apply, without limitation, to all requests, rules, guidelines or directives concerning liquidity and capital adequacy issued by any Governmental Authority (x) under or in connection with the implementation of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, as amended to the date hereof and from time to time hereafter, and any successor statute and (y) in connection with the implementation of the recommendations of the Bank for International Settlements or the Basel Committee on Banking Regulations and Supervisory Practices (or any successor or similar authority), regardless of the date adopted, issued, promulgated or implemented.

(c) Delay in Requests. Failure or delay on the part of any Affected Party to demand compensation pursuant to the foregoing provisions of this Section 2.15 shall not constitute a waiver of such Affected Party’s right to demand such compensation, provided that Company shall not be required to compensate an Affected Party pursuant to the foregoing provisions of this Section 2.15 for any increased costs incurred or reductions suffered more than one hundred twenty (120) days prior to the date that such Affected Party notifies Company of the matters giving rise to such increased costs or reductions and of such Affected Party’s intention to claim compensation therefor.

2.16 Taxes; Withholding, etc.

(a) Payments to Be Free and Clear. Subject to Section 2.16(b), all sums payable by Company hereunder and under the other Credit Documents shall (except to the extent required by law) be paid free and clear of, and without any deduction or withholding on account of, any Tax imposed, levied, collected, withheld or assessed by or within the United States or any political subdivision in or of the United States.

(b) Withholding of Taxes. If Company or any other Person is required by law to make any deduction or withholding on account of any such Tax from any sum paid or payable by Company to an Affected Party under any of the Credit Documents: (i) Company shall notify Paying Agent of any such requirement or any change in any such requirement as soon as Company becomes aware of it; (ii) Company shall, or shall instruct the Paying Agent in writing to, make such deduction or withholding and pay any such Tax to the relevant Governmental Authority before the date on which penalties attach thereto, such payment to be made (if the liability to pay is imposed on Company) for its own account or (if that liability is imposed on Paying Agent or such Affected Party, as the case may be) on behalf of and in the name of Paying Agent or such Affected Party; (iii) if such Tax is an Indemnified Tax, the sum payable by Company in respect of which the relevant deduction, withholding or payment is required shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment (and any withholdings imposed on additional amounts payable under this paragraph), such Affected Party receives on the due date a sum equal to what it would have received had no such deduction, withholding or payment been required or made; and (iv) within thirty (30) days after paying any sum from which it is required by law to make any deduction or withholding, and within thirty (30) days after the due date of payment of any Tax which it is required by clause (ii) above to pay, Company shall deliver evidence satisfactory to the other Affected Parties of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other authority. Each party hereto agrees that the Paying Agent and Company have the right to withhold on payments (without any corresponding gross-up) where a party fails to comply with the documentation requirements set forth in Section 2.16(d). Upon request from the Paying Agent, the Company will provide such additional information that it may have to assist the Paying Agent in making any withholdings pursuant to the Company’s written instruction.

(c) Indemnification by Company. Company shall indemnify each Affected Party, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes payable or paid by such Affected Party or required to be withheld or deducted from a payment to such Affected Party and any reasonable expenses arising therefrom or with respect thereto (other than any interest, penalties or expenses imposed as a result of gross negligence or willful misconduct of an Affected Party), whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Company by an Affected Party (with a copy to the Paying Agent), shall be conclusive absent manifest error.

(d) Evidence of Exemption or Reduced Rate From U.S. Withholding Tax.

(i) Each Lender and the Administrative Agent that is not a United States Person (as such term is defined in Section 7701(a)(30) of the Internal Revenue Code) for U.S. federal income tax purposes (a “Non-US Lender”) shall, to the extent it is legally entitled to do so, deliver to Paying Agent and the Company, on or prior to the Closing Date (in the case of each Lender listed on the signature pages hereof on the Closing Date) or on or prior to the date of the Assignment Agreement pursuant to which it becomes a Lender (in the case of each other Lender), and at such other times as may be necessary in the determination of Company or Paying Agent (each in the reasonable exercise of its discretion), (A) two original copies of Internal Revenue Service Form W-8BEN, W-8BEN-E, W-8ECI or W-8IMY, as applicable (with appropriate attachments) (or any successor forms), properly completed and duly executed by the Administrative Agent or such Lender, and such other documentation required under the Internal Revenue Code and reasonably requested by Company or the Paying Agent to establish that the Administrative Agent or such Lender is not subject to, or is eligible for a reduction in the rate of, deduction or withholding of United States federal income tax with respect to any payments to Administrative Agent or such Lender of principal, interest, fees or other amounts payable under any of the Credit Documents, or (B) if the Administrative Agent or such Lender is not a “bank” or other Person described in Section 881(c)(3) of the Internal Revenue Code and cannot deliver Internal Revenue Service Form W-8IMY or W-8ECI pursuant to clause (A) above and is relying on the so called “portfolio interest exception”, a Certificate Regarding Non-Bank Status together with two original copies of Internal Revenue Service Form W-8BEN or W-8BEN-E, as applicable (or any successor form), properly completed and duly executed by the Administrative Agent or such Lender, and such other documentation required under the Internal Revenue Code and reasonably requested by

Company or the Paying Agent to establish that the Administrative Agent or such Lender is not subject, or is eligible for a reduction in the rate of, to deduction or withholding of United States federal income tax with respect to any payments to the Administrative Agent or such Lender of interest payable under any of the Credit Documents. The Administrative Agent and each Lender required to deliver any forms, certificates or other evidence with respect to United States federal income tax withholding matters pursuant to this Section 2.16(d)(i) or Section 2.16(d)(ii) hereby agrees, from time to time after the initial delivery by the Administrative Agent or such Lender of such forms, certificates or other evidence, whenever a lapse in time or change in circumstances renders such forms, certificates or other evidence obsolete or inaccurate in any material respect, that the Administrative Agent or such Lender shall promptly deliver to Company and the Paying Agent two new original copies of Internal Revenue Service Form W-8BEN, W-8BEN-E, W-8IMY, or W-8ECI, or, if relying on the “portfolio interest exception”, a Certificate Regarding Non-Bank Status and two original copies of Internal Revenue Service Form W-8BEN or W-8BEN-E, as applicable (or any successor form), as the case may be, properly completed and duly executed by the Administrative Agent or such Lender, and such other documentation required under the Internal Revenue Code and reasonably requested by Company or Paying Agent to confirm or establish that the Administrative Agent or such Lender is not subject to, or is eligible for a reduction in the rate of, deduction or withholding of United States federal income tax with respect to payments to the Administrative Agent or such Lender under the Credit Documents, or notify Paying Agent and Company of its inability to deliver any such forms, certificates or other evidence.

(ii) Any Lender and the Administrative Agent that is a U.S. Person shall deliver to Company and the Paying Agent on or prior to the date on which such Lender becomes a Lender under this Agreement on the Closing Date or pursuant to an Assignment Agreement (and from time to time thereafter upon the reasonable request of Company or the Paying Agent), executed originals of IRS Form W-9 certifying that such Lender is a U.S. Person and exempt from U.S. federal backup withholding tax.

(iii) If a payment made to the Administrative Agent or a Lender under any Credit Document would be subject to U.S. federal withholding Tax imposed by FATCA if the Administrative Agent or such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), the Administrative Agent or such Lender shall deliver to Company and the Paying Agent at the time or times reasonably requested by Company or the Paying Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by Company or the Paying Agent as may be necessary for Company and the Paying Agent to comply with their obligations under FATCA and to determine that the Administrative Agent or such Lender has complied with the Administrative Agent’s or such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 2.16(d)(iii), “FATCA” shall include any amendments made to FATCA after the date of this Agreement

(iv) If the Administrative Agent, acting as an agent for the account of others, is not a U.S. person, it shall deliver to the Paying Agent and Company on or prior to the date on which it becomes the Administrative Agent under this Agreement (and from time to time thereafter upon the reasonable request of the Paying Agent or Company) (i) an executed copy of IRS Form W-8ECI with respect to any amounts payable to the Administrative Agent for its own account and (ii) two executed copies of Form W-8IMY certifying that it is a “U.S. branch” and that the payments it receives for the account of others are not effectively connected with the conduct of its trade or business within the United States and that it is using such form as evidence of its agreement with Company to be treated as a United States person with respect to such payments (and Company and the Administrative Agent agree to so treat the Administrative Agent as a United States person with respect to such payments as contemplated by Section 1.1441-1(b)(2)(iv) of the United States Treasury Regulations).

(e) Payment of Other Taxes by the Company. The Company shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(f) Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section (including by the payment of additional amounts pursuant to this Section), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (f) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (f), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (f) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

2.17 Obligation to Mitigate. Each Lender agrees that, as promptly as practicable after the officer of such Lender responsible for administering its Revolving Loans becomes aware of the occurrence of an event or the existence of a condition that would entitle such Lender to receive payments under Section 2.15 and/or Section 2.16, it will, to the extent not inconsistent with the internal policies of such Lender and any applicable legal or regulatory restrictions, use reasonable efforts to (a) make, issue, fund or maintain its Credit Extensions through another office of such Lender, or (b) take such other measures as such Lender may deem reasonable, if as a result thereof the additional amounts which would otherwise be required to be paid to such Lender pursuant to

2.15 and/or 2.16 would be materially reduced and if, as determined by such Lender in its sole discretion, the making, issuing, funding or maintaining of such Revolving Commitments or Revolving Loans through such other office or in accordance with such other measures, as the case may be, would not otherwise adversely affect such Revolving Commitments or Revolving Loans or the interests of such Lender; provided, such Lender will not be obligated to utilize such other office pursuant to this Section 2.17 unless Company agrees to pay all reasonable and incremental expenses incurred by such Lender as a result of utilizing such other office as described above. A certificate as to the amount of any such expenses payable by Company pursuant to this Section 2.17 (setting forth in reasonable detail the basis for requesting such amount) submitted by such Lender to Company (with a copy to Administrative Agent) shall be conclusive absent manifest error. The Company agrees to reimburse the Lender its expenses associated with complying with this Section 2.17.

2.18 Defaulting Lenders. Anything contained herein to the contrary notwithstanding, in the event that, other than at the direction or request of any regulatory agency or authority, any Lender defaults (in each case, a “Defaulting Lender”) in its obligation to fund (a “Funding Default”) any Revolving Loan (in each case, a “Defaulted Loan”), then (a) during any Default Period with respect to such Defaulting Lender, such Defaulting Lender shall be deemed not to be a “Lender” for purposes of voting on any matters (including the granting of any consents or waivers) with respect to any of the Credit Documents; (b) to the extent permitted by applicable law, until such time as the Default Excess, if any, with respect to such Defaulting Lender shall have been reduced to zero, (i) any voluntary prepayment of the Revolving Loans shall be applied to the Revolving Loans of other Lenders of the applicable Class as if such Defaulting Lender had no Revolving Loans outstanding and the Revolving Exposure of such Defaulting Lender were zero, and (ii) any mandatory prepayment of the Revolving Loans of the applicable Class shall be applied to the Revolving Loans of other Lenders (but not to the Revolving Loans of such Defaulting Lender) of such Class as if such Defaulting Lender had funded all Defaulted Loans of such Class of such Defaulting Lender, it being understood and agreed that Company shall be entitled to retain any portion of any mandatory prepayment of the Revolving Loans of the applicable Class that is not paid to such Defaulting Lender solely as a result of the operation of the provisions of this clause (b); and (c) the Total Utilization of Class A Revolving Loans or the Total Utilization of Class B Revolving Loans, as applicable, as at any date of determination shall be calculated as if such Defaulting Lender had funded all Defaulted Loans of such Defaulting Lender. No Revolving Commitment of any Lender shall be increased or otherwise affected, and, except as otherwise expressly provided in this Section 2.18, performance by Company of its obligations hereunder and the other Credit Documents shall not be excused or otherwise modified as a result of any Funding Default or the operation of this Section 2.18. The rights and remedies against a Defaulting Lender under this Section 2.18 are in addition to other rights and remedies which Company may have against such Defaulting Lender with respect to any Funding Default and which Administrative Agent or any Lender may have against such Defaulting Lender with respect to any Funding Default or violation of Section 8.5(c).

2.19 Removal or Replacement of a Lender. Anything contained herein to the contrary notwithstanding, in the event that: (a) (i) any Lender (an “Increased-Cost Lender”) shall give notice to Company that such Lender is entitled to receive payments under Section 2.15 and/or Section 2.16, (ii) the circumstances which entitle such Lender to receive such payments shall remain in effect, and (iii) such Lender shall fail to withdraw such notice within five (5) Business

Days after Company’s request for such withdrawal; or (b) (i) in the event that there is a Funding Default with respect to a Defaulting Lender, other than as a result of such Defaulting Lender’s good faith determination that one or more conditions to funding have not been satisfied hereunder, (ii) the Default Period for such Defaulting Lender shall remain in effect, and (iii) such Defaulting Lender shall fail to cure the default as a result of which it has become a Defaulting Lender within five (5) Business Days after Company’s request that it cure such default; or (c) in connection with any proposed amendment, modification, termination, waiver or consent with respect to any of the provisions hereof as contemplated by Section 9.5(b), the consent of Administrative Agent and Requisite Lenders shall have been obtained but the consent of one or more of such other Lenders (each a “Non-Consenting Lender”) whose consent is required shall not have been obtained and no Default, Early Amortization Event or Event of Default shall then exist; then, with respect to each such Increased-Cost Lender, Defaulting Lender or Non-Consenting Lender (the “Terminated Lender”), Company may, by giving written notice to any Terminated Lender and the Administrative Agent of its election to do so, elect to cause such Terminated Lender (and such Terminated Lender hereby irrevocably agrees) to assign (without recourse) its outstanding Revolving Loans and its Revolving Commitments, if any, in full to one or more Eligible Assignees identified by Company (each a “Replacement Lender”) in accordance with the provisions of Section 9.6; provided, (1) on the date of such assignment, the Replacement Lender shall pay to the Terminated Lender an amount equal to the sum of (A) an amount equal to the principal of, and all accrued interest on, all outstanding Revolving Loans of the Terminated Lender and, if applicable, such other Lenders, and (B) an amount equal to all accrued, but theretofore unpaid fees owing to such Terminated Lender and, if applicable, such other Lenders, pursuant to Section 2.7; (2) on the date of such assignment, Company shall pay any amounts payable to such Terminated Lender pursuant to Section 2.15 and/or Section 2.16 and any other amounts due to such Terminated Lender (and all expenses and costs of the Terminating Lender associated with compliance with this Section 2.19); (3) in the event such Terminated Lender is an Increased-Cost Lender, such assignment will result in a reduction in any claims for payments under Section 2.15 and/or Section 2.16, as applicable, (4) such assignment does not conflict with applicable law; and (5) in the event such Terminated Lender is a Non-Consenting Lender, each Replacement Lender shall consent, at the time of such assignment, to each matter in respect of which such Terminated Lender was a Non-Consenting Lender. Upon the prepayment of all amounts owing to any Terminated Lender and the termination of such Terminated Lender’s Revolving Commitments, such Terminated Lender shall no longer constitute a “Lender” for purposes hereof; provided, any rights of such Terminated Lender to indemnification hereunder shall survive as to such Terminated Lender.

2.20 The Paying Agent. (a) The Lenders hereby appoint Deutsche Bank Trust Company Americas as the initial Paying Agent. All payments of amounts due and payable in respect of the Obligations that are to be made from amounts withdrawn from the Collection Account pursuant to Section 2.12 shall be made by the Paying Agent based on the Monthly Servicing Report (upon which the Paying Agent shall be entitled to conclusively rely).

(b) The Paying Agent hereby agrees that, subject to the provisions of this Section, it shall hold any sums held by it for the payment of amounts due with respect to the Obligations in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided.

(c) Each Paying Agent (other than the initial Paying Agent) shall be appointed by the Lenders with the prior written consent of the Company (if required), in accordance with Section 2.20(r).

(d) The Company shall indemnify the Paying Agent and its officers, directors, employees and agents for, and hold them harmless against any loss, liability or expense incurred, other than in connection with the willful misconduct, gross negligence or bad faith on the part of the Paying Agent in the performance of the Paying Agent’s obligations hereunder, arising out of or in connection with the performance of its obligations under and in accordance with this Agreement, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties under this Agreement. All such amounts shall be payable in accordance with Section 2.12 and such indemnity shall survive the termination of this Agreement and the resignation or removal of the Paying Agent.

(e) The Paying Agent undertakes to perform such duties, and only such duties, as are expressly set forth in this Agreement. No implied covenants or obligations shall be read into this Agreement against the Paying Agent. The Paying Agent may conclusively rely on the truth of the statements and the correctness of the opinions expressed in any certificates or opinions furnished to the Paying Agent pursuant to and conforming to the requirements of this Agreement.

(f) The Paying Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the direction or request of Requisite Lenders or the Administrative Agent or other relevant instructing party expressly permitted hereunder, or (ii) in the absence of its own, gross negligence, bad faith or willful misconduct as determined by a court of competent jurisdiction, no longer subject to appeal or review.

(g) The Paying Agent shall not be charged with knowledge of any event or information, including any Default or Event of Default unless a Responsible Officer of the Paying Agent obtains actual knowledge or receives written notice of such event from the Company, the Servicer or the Administrative Agent, as the case may be. The receipt and/or delivery of reports and other information under this Agreement by the Paying Agent, and any publicly-available information, shall not constitute notice or actual or constructive knowledge of any such event or information, including any Default or Event of Default contained therein.

(h) The Paying Agent shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there shall be reasonable grounds for believing that the repayment of such funds or adequate indemnity against such risk or liability shall not be reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Paying Agent to perform, or be responsible for the manner of performance of, any of the obligations of the Company under this Agreement.

(i) The Paying Agent may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate of an Authorized Officer, any Monthly Servicing Report, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties.

(j) The Paying Agent may consult with counsel of its choice with regard to legal questions arising out of or in connection with this Agreement and the advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, omitted or suffered by the Paying Agent in good faith and in accordance therewith.

(k) The Paying Agent shall be under no obligation to exercise any of the rights, powers or remedies vested in it by this Agreement or to institute, conduct or defend any litigation under this Agreement or in relation to this Agreement, at the request, order or direction of the Administrative Agent, any Lender or any Agent pursuant to the provisions of this Agreement, unless the Administrative Agent, on behalf of the Secured Parties, such Lender or such Agent shall have offered to the Paying Agent security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred therein or thereby.

(l) The Paying Agent shall not be bound to make any investigation into the facts of matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by the Administrative Agent (at the direction of the Requisite Lenders); provided, that if the payment within a reasonable time to the Paying Agent of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation shall be, in the opinion of the Paying Agent, not reasonably assured by the Company, the Paying Agent may require reasonable indemnity against such cost, expense or liability as a condition to so proceeding. The reasonable expense of every such examination shall be paid by the Company or, if paid by the Paying Agent, shall be reimbursed by the Company to the extent of funds available therefor pursuant to Section 2.12.

(m) The Paying Agent shall not be responsible for the acts or omissions of the Administrative Agent, the Company, the Servicer, any Agent, any Lender or any other Person, and may assume compliance by such parties with their obligations, unless a Responsible Officer of the Paying Agent shall have received written notice to the contrary.

(n) Any Person into which the Paying Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which to Paying Agent shall be a party, or any Person succeeding to the business of the Paying Agent, shall be the successor of the Paying Agent under this Agreement, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

(o) The Paying Agent shall not be liable for ensuring that the Secured Parties’ interest in the Collateral is valid or enforceable, and does not assume and shall have no responsibility for, and makes no representation as to, monitoring the status of any lien or performance or value of any Collateral.

(p) If the Paying Agent shall at any time receive conflicting instructions from the Administrative Agent and the Company or the Servicer or any other party to this Agreement and the conflict between such instructions cannot be resolved by reference to the terms of this Agreement, the Paying Agent shall follow the instructions of the Administrative Agent. The Paying Agent may rely upon the validity of documents delivered to it, without investigation as to their authenticity or legal effectiveness, and the parties to this Agreement will hold the Paying

Agent harmless from any claims that may arise or be asserted against the Paying Agent because of the invalidity of any such documents or their failure to fulfill their intended purpose.

(q) The Paying Agent is authorized, in its sole discretion, to disregard any and all notices or instructions given by any other party hereto or by any other person, firm or corporation, except only such notices or instructions as are herein provided for and orders or process of any court entered or issued with or without jurisdiction. If any property subject hereto is at any time attached, garnished or levied upon under any court order or in case the payment, assignment, transfer, conveyance or delivery of any such property shall be stayed or enjoined by any court order, or in case any order, judgment or decree shall be made or entered by any court affecting such property or any part hereof, then and in any of such events the Paying Agent is authorized, in its sole discretion, to rely upon and comply with any such order, writ, judgment or decree, and if it complies with any such order, writ, judgment or decree it shall not be liable to any other party hereto or to any other person, firm or corporation by reason of such compliance even though such order, writ, judgment or decree maybe subsequently reversed, modified, annulled, set aside or vacated.

(r) The Paying Agent may: (i) terminate its obligations as Paying Agent under this Agreement (subject to the terms set forth herein) upon at least thirty (30) days’ prior written notice to the Company, the Servicer and the Administrative Agent; provided, however, that, without the consent of the Administrative Agent, such resignation shall not be effective until a successor Paying Agent reasonably acceptable to the Administrative Agent and, so long as no Event of Default is then existing, the Company (such consent not to be unreasonably withheld or delayed) shall have accepted appointment by the Lenders as Paying Agent, pursuant hereto and shall have agreed to be bound by the terms of this Agreement; or (ii) be removed at any time upon thirty (30) days’ written notice by the Administrative Agent (acting at the direction of the Requisite Lenders), delivered to the Paying Agent, the Company and the Servicer. In the event of such termination or removal, the Lenders with, so long as no Event of Default is then existing, the consent of the Company (such consent not to be unreasonably withheld or delayed) shall appoint a successor paying agent. If, however, a successor paying agent is not appointed by the Lenders within sixty (60) days after the giving of notice of resignation or removal, the Paying Agent may petition a court of competent jurisdiction for the appointment of a successor Paying Agent.

(s) Any successor Paying Agent appointed pursuant hereto shall (i) execute, acknowledge, and deliver to the Company, the Servicer, the Administrative Agent, and to the predecessor Paying Agent an instrument accepting such appointment under this Agreement. Thereupon, the resignation or removal of the predecessor Paying Agent shall become effective and such successor Paying Agent, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties, and obligations of its predecessor as Paying Agent under this Agreement, with like effect as if originally named as Paying Agent. The predecessor Paying Agent shall upon payment of its fees and expenses deliver to the successor Paying Agent all documents and statements and monies held by it under this Agreement; and the Company and the predecessor Paying Agent shall execute and deliver such instruments and do such other things as may reasonably be requested for fully and certainly vesting and confirming in the successor Paying Agent all such rights, powers, duties, and obligations.

(t) The Company shall reimburse the Paying Agent for the reasonable out-of-pocket expenses of the Paying Agent actually incurred in connection with the succession of any successor Paying Agent including in transferring any funds in its possession to the successor Paying Agent.

(u) The Paying Agent shall have no obligation to invest and reinvest any cash held in the Collection Account or any other moneys held by the Paying Agent pursuant to this Agreement in the absence of timely and specific written investment direction from Company. In no event shall the Paying Agent be liable for the selection of investments or for investment losses incurred thereon. The Paying Agent shall have no liability in respect of losses incurred as a result of the liquidation of any investment prior to its stated maturity or the failure of the Company to provide timely written investment direction.

(v) If the Paying Agent shall be uncertain as to its duties or rights hereunder or under any other Credit Documents or shall receive instructions from any of the parties hereto pursuant to this Agreement which, in the reasonable opinion of the Paying Agent, are in conflict with any of the provisions of this Agreement or another Credit Document to which it is a party, the Paying Agent shall be entitled (without incurring any liability therefor to the Company or any other Person) to (i) consult with counsel of its choosing and act or refrain from acting based on the advice of such counsel and (ii) refrain from taking any action until it shall be directed otherwise in writing by all of the parties hereto or by final order of a court of competent jurisdiction.

(w) The Paying Agent shall incur no liability nor be responsible to Company or any other Person for delays or failures in performance resulting from acts beyond its control that significantly and adversely affect the Paying Agent’s ability to perform with respect to this Agreement. Such acts shall include, but not be limited to, acts of God, strikes, work stoppages, acts of terrorism, civil or military disturbances, nuclear or natural catastrophes, or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility.

(x) The Paying Agent may execute any of its powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys, provided that the Paying Agent shall remain obligated and liable for the administration of its duties hereunder, to the same extent and under the same terms and conditions as if it alone were acting as Paying Agent.

(y) The Paying Agent shall not be required to take any action that is not in accordance with applicable law. The right of the Paying Agent to perform any permissive or discretionary act enumerated in this Agreement or any related document shall not be construed as a duty.

(z) Knowledge of the Paying Agent shall not be attributed or imputed to Deutsche Bank Trust Company Americas’ other roles in the transaction and knowledge of the Custodian or Controlled Account Bank shall not be attributed or imputed to the Paying Agent (other than those where the roles are performed by the same group or division within Deutsche Bank Trust Company Americas or otherwise share the same Responsible Officers), or any affiliate, line of business, or other division of Deutsche Bank Trust Company Americas (and vice versa).

(aa) The Paying Agent shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting any security interest in the Collateral. It is expressly agreed, to the maximum extent permitted by applicable law, that the Paying Agent shall have no responsibility for (A) monitoring the perfection, continuation of perfection or the sufficiency or validity of any security interest in or related to the Collateral, (B) taking any necessary steps to preserve rights against any Person with respect to any Collateral, or (C) taking any action to protect against any diminution in value of the Collateral.

(bb) The Lenders hereby authorize and direct the Paying Agent to execute and deliver the Undertakings Agreement.

(cc) The Paying Agent shall have no (i) responsibility or liability for determining or verifying the Base Rate or Benchmark and shall be entitled to rely upon any designation of such a rate (and any modifier) by the Administrative Agent and (ii) liability for any failure or delay in performing its duties under this Agreement or other Credit Document as a result of the unavailability of the Base Rate, Benchmark or any other reference rate described herein, including as a result of any inability, delay, error or inaccuracy on the part of any other Person.

(dd) In order to comply with the laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including, without limitation, those relating to the funding of terrorist activities and money laundering, including Section 326 of the USA PATRIOT Act of 2001 (“Applicable Law”), the Paying Agent is required to obtain, verify, record and update certain information relating to individuals and entities which maintain a business relationship with the Paying Agent. Accordingly, each of the parties to this Agreement agrees to provide to the Paying Agent upon its request from time to time such identifying information and documentation as may be available to such party in order to enable the Paying Agent to comply with Applicable Law.

(ee) The Paying Agent and its Affiliates are permitted to receive additional compensation that could be deemed to be in the Paying Agent’s and its Affiliates’ economic self-interest for (i) serving as investment advisor, administrator, shareholder, servicing agent, custodian or sub-custodian with respect to certain of the Permitted Investments, (ii) using Affiliates to effect transactions in certain Eligible Receivables and (iii) effecting transactions in certain Permitted Investments.

(ff) In addition to the foregoing, the Paying Agent shall be entitled to the same rights, protections, indemnities and immunities as the Collateral Agent hereunder.

2.21 Duties of Paying Agent.

(a) Borrowing Base Reports. Upon receipt of any Borrowing Base Report and the related Borrowing Base Certificate delivered pursuant to Section 2.1(c)(ii), Section 2.11(c)(vii)(B) or Section 2.11(c)(vii)(C), Paying Agent shall, on the Business Day following receipt of such Borrowing Base Report, to the extent that Paying Agent has access to all information necessary to perform the duties set forth herein:

(i) compare the ending Eligible Portfolio Outstanding Principal Balance set forth in such Borrowing Base Report with the aggregate Outstanding Principal Balance of the Eligible Receivables listed in the Master Record and identify any discrepancy;

(ii) compare the number of Pledged Receivables listed in the Master Record with the number of Pledged Receivables provided to the Paying Agent by the Servicer pursuant to Section 4.2 of the Custodial Agreement as the number of Pledged Receivables for which the Custodian holds a Receivable File pursuant to the Custodial Agreement and identify any discrepancy;

(iii) confirm that each Pledged Receivable listed in the Master Record has a unique loan identification number;

(iv) compare the amount set forth in such Borrowing Base Report as the amount on deposit in the Collection Account with the amount shown on deposit in the Collection Account as of the date of such Borrowing Base Report and identify any discrepancy;

(v) in the case of a Borrowing Base Report delivered pursuant to Section 2.11(c)(vii)(B) or Section 2.11(c)(vii)(C), recalculate the amount set forth in such Borrowing Base Report as the amount that will be on deposit in the Collection Account after giving effect to the related repayment of Revolving Loans or the related purchase of Eligible Receivables set forth therein and identify any discrepancy;

(vi) confirm that the Accrued Interest Amount and an estimate of accrued fees as of the date of repayment or the Transfer Date, as the case may be, is the amount set forth in such Borrowing Base Report as the estimated amount of accrued interest and fees and identify any discrepancy;

(vii) recalculate the Class A Revolving Availability and the Class B Revolving Availability, based on the Class A Borrowing Base and the Class B Borrowing Base set forth in such Borrowing Base Report and the Total Utilization of Class A Revolving Loans and the Total Utilization of Class B Revolving Loans set forth in the Paying Agent’s records and identify any discrepancies;

(viii) in the case of a Borrowing Base Report delivered pursuant to Section 3.2(a)(i), (A) confirm that the Class A Revolving Loans requested in the related Funding Notice are not greater than the Class A Revolving Availability and the amount of Class B Revolving Loans requested in the related Funding Notice are not greater than the Class B Revolving Availability and (B) confirm that, after giving effect to such Revolving Loans, the Total Utilization of Class A Revolving Loans will not exceed the Class A Borrowing Base and the Total Utilization of Class B Revolving Loans will not exceed the Class B Borrowing Base; and

(ix) no later than two (2) Business Days following receipt of the Borrowing Base Report and the related Borrowing Base Certificate, notify the Administrative Agent and the Lenders of the results of such review in writing.

(b) Monthly Servicing Reports. Upon receipt of any Monthly Servicing Report delivered pursuant to Section 5.1(f), Paying Agent shall, to the extent that Paying Agent has access to all information necessary to perform the duties set forth herein:

(i) compare the Eligible Portfolio Outstanding Principal Balance set forth therein with the aggregate Outstanding Principal Balance of the Eligible Receivables listed in the Master Record and identify any discrepancy;

(ii) confirm the aggregate repayments of Revolving Loans during the period covered by the Monthly Servicing Report set forth therein with the Borrowing Base Reports delivered to Paying Agent pursuant to Section 2.11(c)(vii)(B) during such period and identify any discrepancies;

(iii) compare the amount set forth therein as the amount on deposit in the Collection Account with the amount shown on deposit in the Collection Account as of the date of such Monthly Servicing Report and identify any discrepancy;

(iv) compare the amount of accrued and unpaid interest and unused fees payable to the Class A Committed Lenders and the amount of accrued and unpaid interest and unused fees payable to the Class B Lenders, respectively, set forth therein to the amounts set forth in the related invoices received by Paying Agent and identify any discrepancies;

(v) compare the amount of Servicing Fees payable to the Servicer set forth therein to the amount set forth in the related invoice received by Paying Agent and identify any discrepancy;

(vi) compare the amount of Backup Servicing Fees and expenses payable to the Backup Servicer set forth therein to the amounts set forth in the related invoice received by Paying Agent and identify any discrepancy;

(vii) compare the amount of fees and expenses payable to the Custodian set forth therein to the amounts set forth in the related invoice received by Paying Agent and identify any discrepancy;

(viii) compare the amount of fees and expenses payable to the Collateral Agent set forth therein to the amounts set forth in the related invoice received by Paying Agent and identify any discrepancy;

(ix) compare the amount of fees and expenses payable to the Paying Agent set forth therein to the amounts set forth in the related invoice submitted by Paying Agent and identify any discrepancy;

(x) recalculate the Class A Revolving Availability and the Class B Revolving Availability based on the Class A Borrowing Base and the Class B Borrowing Base set forth therein and the Total Utilization of Class A Revolving Loans and the Total Utilization of Class B Revolving Loans set forth in the Paying Agent’s records and identify any discrepancies; and

(xi) no later than two (2) Business Days following receipt of the Monthly Servicing Report, notify the Administrative Agent and the Lenders of the results of such review in writing.

(c) For the avoidance of doubt, Paying Agent’s sole responsibility with respect to the obligations set forth in Section 2.21 is to compare or confirm information in the Borrowing Base Report or Monthly Servicing Report, as applicable, in accordance with Section 2.21 based on the information indicated therein received by Paying Agent from Company, the Servicer or the Custodian, as the case may be.

2.22 Collateral Agent.

(a) The Collateral Agent shall be entitled to the following protections:

(i) The Collateral Agent shall have no duty (A) to see to any recording, filing, or depositing of this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or depositing or to any rerecording, re-filing or re-depositing of any thereof, (B) to see to any insurance, or (C) to see to the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Collateral;

(ii) The Collateral Agent shall be authorized to, but shall not be responsible for, filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting any security interest in the Collateral. It is expressly agreed, to the maximum extent permitted by applicable law, that the Collateral Agent shall have no responsibility for (A) monitoring the perfection, continuation of perfection or the sufficiency or validity of any security interest in or related to the Collateral, (B) taking any necessary steps to preserve rights against any Person with respect to any Collateral, or (C) taking any action to protect against any diminution in value of the Collateral;

(iii) The Collateral Agent shall be fully justified in failing or refusing to take any action under this Agreement and any other Credit Document (A) if such action would, in the reasonable opinion of the Collateral Agent, in good faith (which may be based on the advice or opinion of counsel), be contrary to applicable law, this Agreement or any other Credit Document, (B) if such action is not provided for in this Agreement or any other Credit Document, (C) if, in connection with the taking of any such action hereunder, under any other Credit Document that would constitute an exercise of remedies, it shall not first be indemnified to its satisfaction by the Lenders against any and all risk of nonpayment, liability and expense that may be incurred by it, its agents or its counsel by reason of taking or continuing to take any such action, or (D) if the Collateral Agent would be required to make payments on behalf of the Lenders pursuant to its obligations as Collateral Agent hereunder, it does not first receive from the Lenders sufficient funds for such payment;

(iv) The Collateral Agent shall not be required to take any action under this or any other Credit Document if taking such action (A) would subject the Collateral Agent to a tax in any jurisdiction where it is not then subject to a tax, or (B) would require the Collateral Agent to qualify to do business in any jurisdiction where it is not then so qualified;

(v) Neither the Collateral Agent nor its respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Administrative Agent or the Lenders, or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Collateral Agent hereunder are solely to protect the Collateral Agent’s and the Lenders’ interests in the Collateral and shall not impose any duty upon the Collateral Agent to exercise any such powers. The Collateral Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to the Administrative Agent or the Lenders for any act or failure to act hereunder, except for its own fraud, gross negligence or willful misconduct.

2.23 Intention of Parties.

It is the intention of the parties that the Revolving Loans be characterized as indebtedness for federal income tax purposes. The terms of the Revolving Loans shall be interpreted to further this intention and neither the Lenders nor Company will take an inconsistent position on any federal, state or local tax return.

2.24 Alternate Rate of Interest.

(a) Notwithstanding anything to the contrary herein or in any other Credit Document (and any Hedge Agreement shall be deemed not to be a “Credit Document” for purposes of this Section 2.24), if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to setting the then-current Benchmark, (x) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Credit Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Credit Document and (y) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Credit Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Credit Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Requisite Lenders of each affected Class.

(b) Notwithstanding anything to the contrary herein or in any other Credit Document, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Credit Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Credit Document.

(c) The Administrative Agent will promptly notify the Company and the Lenders of (1) any occurrence of a Benchmark Transition Event, (2) the implementation of any Benchmark Replacement, (3) the effectiveness of any Benchmark Replacement Conforming Changes, and (4) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.24, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Credit Document, except, in each case, as expressly required pursuant to this Section 2.24.

(d) Notwithstanding anything to the contrary herein or in any other Credit Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(e) Upon the Company’s receipt of notice of the commencement of a Benchmark Unavailability Period, and at all times during the continuation of a Benchmark Unavailability Period, any reference to such Benchmark used in the calculation of the Class A Interest Rate or Class B Interest Rate, as applicable, shall be deemed to refer to the Base Rate.

Section 3. CONDITIONS PRECEDENT

3.1 Closing Date. The obligation of each Lender to make a Credit Extension on the Closing Date is subject to the satisfaction, or waiver in accordance with Section 9.5, of the following conditions on or before the Closing Date, each in form and substance satisfactory to the Administrative Agent and the Lenders:

(a) Credit Documents and Related Agreements. The Administrative Agent shall have received copies of each Credit Document, originally executed and delivered by each applicable Person and copies of each Related Agreement.

(b) Formation of Company. The Administrative Agent shall have received evidence satisfactory to it in its reasonable discretion that Company was formed as a bankruptcy remote, special purpose entity in the state of Delaware as a limited liability company.

(c) Organizational Documents; Incumbency. The Administrative Agent shall have received (i) copies of each Organizational Document executed and delivered by Company, Holdings and Enova, as applicable, and, to the extent applicable, (x) certified as of the Closing Date or a recent date prior thereto by the appropriate governmental official and (y) certified by its secretary or an assistant secretary as of the Closing Date, in each case as being in full force and effect without modification or amendment; (ii) signature and incumbency certificates of the officers of such Person executing the Credit Documents to which it is a party; (iii) resolutions of the Board of Directors or similar governing body of each such Person approving and authorizing the execution, delivery and performance of this Agreement and the other Credit Documents to which it is a party or by which it or its assets may be bound as of the Closing Date, certified as of the Closing Date by its secretary or an assistant secretary as being in full force and effect without modification or amendment; (iv) a good standing certificate from the applicable Governmental Authority of each such Person’s jurisdiction of incorporation, organization or formation and, with respect to Company, in each jurisdiction in which it is qualified as a foreign corporation or other entity to do business, each dated a recent date prior to the Closing Date; (v) a certificate executed by an Authorized Officer certifying that the representations and warranties of such Person set forth in the Credit Documents to which it is a party are true and correct in all material respects as of the Closing Date (except to the extent such representations and warranties expressly relate to any earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date) (except, in each case, for representations and warranties already qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects as of the Closing Date or such earlier date, as applicable); (vi) a certificate executed by an Authorized Officer certifying (x) in the case of the Company, that no Default, Early Amortization Event or Event of Default has occurred and is continuing and (y) in the case of Holdings, that no default (including in the case of the Servicer, a Servicer Default), event of default or termination event, as applicable, has occurred and is continuing under any Credit Document to which such Person is a party.

(d) Organizational and Capital Structure. The capital structure of Company shall be as described in Section 4.2.

(e) Transaction Costs. Company shall have delivered to Administrative Agent Company’s reasonable best estimate of the Transaction Costs (other than fees payable to any Agent).

(f) Governmental Authorizations and Consents. Company, Holdings and Enova shall have obtained all Governmental Authorizations and all consents of other Persons, in each case that are necessary or advisable to be obtained by them, in connection with the transactions contemplated by the Credit Documents and each of the foregoing shall be in full force and effect and in form and substance reasonably satisfactory to the Administrative Agent. All applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on the transactions contemplated by the Credit Documents or the financing thereof and no action, request for stay, petition for review or rehearing, reconsideration, or appeal with respect to any of the foregoing shall be pending, and the time for any applicable agency to take action to set aside its consent on its own motion shall have expired.

(g) Collateral. In order to create in favor of Collateral Agent, for the benefit of Secured Parties, a valid, perfected First Priority security interest in the Collateral, Company shall deliver:

(i) evidence satisfactory to the Administrative Agent of the compliance by Company of its obligations under the Security Agreement and the other Collateral Documents (including, without limitation, its obligations to authorize and deliver UCC financing statements, originals of securities, instruments and chattel paper and any agreements governing Deposit Accounts and/or Securities Accounts as provided therein);

(ii) the results of a recent search with respect to the Seller and the Company, by a Person satisfactory to Administrative Agent, of all effective UCC financing statements (or equivalent filings) made with respect to any personal or mixed property of the Seller or the Company, as applicable, in the jurisdictions specified by Administrative Agent, together with copies of all such filings disclosed by such search, and UCC termination statements (or similar documents) duly authorized by all applicable Persons for filing in all applicable jurisdictions as may be necessary to terminate any effective UCC financing statements (or equivalent filings) disclosed in such search;

(iii) opinions of counsel (which counsel shall be reasonably satisfactory to the Administrative Agent) with respect to the creation and perfection of the security interests in favor of Collateral Agent in such Collateral and such other matters governed by the laws of each jurisdiction in which Company or any personal property Collateral is located as the Administrative Agent may reasonably request, in each case in form and substance reasonably satisfactory to the Administrative Agent;

(iv) opinions of counsel (which counsel shall be reasonably satisfactory to the Administrative Agent) with respect to the creation and perfection of the security interest in favor of the Company in the Pledged Receivables and Related Security under the Asset Purchase Agreement, in each case in form and substance reasonably satisfactory to the Administrative Agent; and

(v) evidence that Company, Holdings and Enova shall have each taken or caused to be taken any other action, executed and delivered or caused to be executed and delivered any other agreement, document and instrument and made or caused to be made any other filing and recording (other than as set forth herein) reasonably required by the Administrative Agent.

(h) Controlled Accounts. The Administrative Agent shall have received evidence reasonably satisfactory to it that each of the Controlled Accounts has been established.

(i) Evidence of Insurance. The Administrative Agent shall have received a certificate from Enova’s insurance broker, or other evidence satisfactory to the Administrative Agent, that all insurance required to be maintained under the Servicing Agreement and Section 5.4 is in full force and effect.

(j) Opinions of Counsel. The Administrative Agent and counsel to Administrative Agent shall have received originally executed copies of the favorable written opinions of Akin Gump Strauss Hauer & Feld LLP, counsel for Company, Holdings and Enova, as to such matters (including the true sale of Pledged Receivables and bankruptcy remote nature of Company) as the Administrative Agent may reasonably request, dated as of the Closing Date and otherwise in form and substance reasonably satisfactory to the Administrative Agent (and Company hereby instructs, and Holdings and Enova shall instruct, such counsel to deliver such opinions to Agents and Lenders).

(k) Solvency Certificate. On the Closing Date, the Administrative Agent shall have received a Solvency Certificate from Holdings and Company dated as of the Closing Date and addressed to the Administrative Agent, and in form, scope and substance satisfactory to the Administrative Agent, with appropriate attachments and demonstrating that after giving effect to the consummation of the Credit Extensions to be made on the Closing Date, Holdings and Company are and will be Solvent.

(l) Closing Date Certificate. Holdings and Company shall have delivered to the Administrative Agent an originally executed Closing Date Certificate, together with all attachments thereto.

(m) No Litigation. There shall not exist any action, suit, investigation, litigation or proceeding or other legal or regulatory developments, pending or threatened in any court or before any arbitrator or Governmental Authority that, in the reasonable discretion of the Administrative Agent, singly or in the aggregate, materially impairs any of the transactions contemplated by the Credit Documents or that would reasonably be expected to result in a Material Adverse Effect.

(n) No Material Adverse Change. Since December 31, 2022, no event, circumstance or change shall have occurred that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect.

(o) Independent Manager. On the Closing Date, the Administrative Agent shall have received evidence satisfactory to it that Company has appointed an Independent Manager who is acceptable to it in its sole discretion.

(p) Payment of Fees. On the Closing Date, the Administrative Agent shall have received all fees and expenses due and payable by the Company and Holdings on or prior to the Closing Date under the Credit Documents; provided that such fees and expenses shall have been invoiced to the Company or Holdings, as applicable not less than one Business Day prior to the Closing Date.

(q) KYC; Diligence. On the Closing Date, the Administrative Agent and each Lender shall have completed all required “know-your-customer” procedures and shall have received satisfactory due diligence results in connection with any such diligence information as they may have requested (including a duly executed Beneficial Ownership Certification).

3.2 Conditions to Each Credit Extension.

(a) Conditions Precedent. The obligation of each Lender to make any Revolving Loan on any Credit Date, including if applicable the Closing Date, is subject to the satisfaction (in the reasonable discretion of each Lender), or waiver in accordance with Section 9.5, of the following conditions precedent:

(i) Administrative Agent, the Paying Agent, the Custodian, the Class A Committed Lenders and the Class B Lenders shall have received a fully executed and delivered Funding Notice together with a Borrowing Base Certificate, evidencing sufficient Revolving Availability with respect to the requested Revolving Loans, and a Borrowing Base Report;

(ii) both before and after making any Revolving Loans requested on such Credit Date, the Total Utilization of Class A Revolving Loans shall not exceed the Class A Borrowing Base and the Total Utilization of Class B Revolving Loans shall not exceed the Class B Borrowing Base;

(iii) as of such Credit Date, the representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects on and as of that Credit Date to the same extent as though made on and as of that date, other than those representations and warranties which are qualified by materiality or Material Adverse Effect, in which case, such representation and warranty shall be true and correct in all respects on and as of that Credit Date, except, in each case, to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects, or true and correct in all respects, as the case may be on and as of such earlier date;

(iv) as of such Credit Date, no event shall have occurred and be continuing or would result from the consummation of the applicable Credit Extension that would constitute an Event of Default, a Default or an Early Amortization Event;

(v) the Administrative Agent, the Class A Committed Lenders, the Class B Lenders and the Paying Agent shall have received the Borrowing Base Report for the Business Day prior to the Credit Date which shall be delivered on a pro forma basis for the first Credit Date hereunder;

(vi) in accordance with the terms of the Custodial Agreement, Company has delivered, or caused to be delivered to the Custodian, the Receivable File related to each Receivable, if any, that is, on such Credit Date, being transferred and delivered to Company pursuant to the Asset Purchase Agreement;

(vii) on or prior to the date of the first Funding Notice, the Company shall have established the cash management system and accounts described in Section 2.11 hereof;

(viii) as of such Credit Date, the Reserve Account shall have been (or will be, out of the proceeds of the Revolving Loans to be made on such date), funded so that it contains funds in an amount not less than the Reserve Account Funding Requirement as of such date;

(ix) the Administrative Agent shall have received all fees and expenses due and payable by the Company and Holdings due on or as of such date under the Credit Documents;

(x) after the Third Amendment Date, the Administrative Agent and Collateral Agent shall have received a Monthly Confirmation for each calendar month during which Pledged Receivables were acquired by the Company;

(xi) both before and after making any Revolving Loans requested on such Credit Date, Section 6.4(f) of the BMO Credit Agreement shall have been satisfied.

Notwithstanding anything contained herein to the contrary, neither the Administrative Agent, the Paying Agent nor the Collateral Agent shall be responsible or liable for determining whether any conditions precedent to making a Revolving Loan have been satisfied.

(b) Notices. Any Funding Notice shall be executed by an Authorized Officer in a writing delivered to Administrative Agent, the Class A Committed Lenders, the Class B Lenders and the Paying Agent.

Section 4. REPRESENTATIONS AND WARRANTIES

In order to induce Agents and Lenders to enter into this Agreement and to make each Credit Extension to be made thereby, each of Company and Holdings, as applicable, represents and warrants to each Agent and Lender, on the Closing Date, and on each Credit Date and on each Transfer Date following the Closing Date, that the following statements are true and correct:

4.1 Organization; Requisite Power and Authority; Qualification; Other Names. Company (a) is duly organized or formed, validly existing and in good standing under the laws of the State of Delaware, (b) has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Credit Documents to which it is a party and to carry out the transactions contemplated thereby, and (c) is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing has not had, and would not reasonably be expected to result in a Material Adverse Effect. Company does not operate or do business under any assumed, trade or fictitious name. Company has no Subsidiaries.

4.2 Capital Stock and Ownership. The Capital Stock of Company has been duly authorized and validly issued and is fully paid and non-assessable. As of the Closing Date, there is no existing option, warrant, call, right, commitment or other agreement to which Company is a party requiring, and there is no membership interest or other Capital Stock of Company outstanding which upon conversion or exchange would require, the issuance by Company of any additional membership interests or other Capital Stock of Company or other Securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase, a membership interest or other Capital Stock of Company. All membership interests in the Company as of the Closing Date are owned by Holdings.

4.3 Due Authorization. The execution, delivery and performance of the Credit Documents to which Company is a party have been duly authorized by all necessary action of Company.

4.4 No Conflict. The execution, delivery and performance by Company of the Credit Documents to which it is party and the consummation of the transactions contemplated by the Credit Documents do not and will not (a) violate in any material respect any provision of any law or any governmental rule or regulation applicable to Company, any of the Organizational Documents of Company, or any order, judgment or decree of any court or other Governmental Authority binding on Company; (b) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of Company; (c) result in or require the creation or imposition of any Lien upon any of the properties or assets of Company (other than any Liens created under any of the Credit Documents in favor of Collateral Agent, on behalf of Secured Parties); or (d) require any approval of stockholders, members or partners or any approval or consent of any Person under any Contractual Obligation of Company, except as would not reasonably be expected to result in a Material Adverse Effect.

4.5 Governmental Consents. The execution, delivery and performance by Company of the Credit Documents to which Company is a party and the consummation of the transactions contemplated by the Credit Documents do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any Governmental Authority except for filings and recordings with respect to the Collateral to be made, or otherwise delivered to Collateral Agent for filing and/or recordation, as of the Closing Date other than (a) those that have already been obtained and are in full force and effect, or (b) any consents or approvals the failure of which to obtain will not have a Material Adverse Effect.

4.6 Binding Obligation. Each Credit Document to which Company is a party has been duly executed and delivered by Company and is the legally valid and binding obligation of Company, enforceable against Company in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

4.7 Eligible Receivables. Each Receivable that is identified by Company as an Eligible Receivable in a Borrowing Base Certificate satisfies all of the criteria set forth in the definition of Eligibility Criteria as of the applicable date set forth in such Borrowing Base Certificate or as otherwise indicated in the Eligibility Criteria.

4.8 Corporate Information. The Company’s chief executive office and principal place of business is located in the State of Illinois, Cook County and the Company maintains its books and records in the State of Illinois, Cook County. The Company’s registered office and the jurisdiction of organization of the Company is the jurisdiction referred to in Section 4.1. The Company has not changed its name, changed its corporate structure, changed its jurisdiction of organization, changed its chief place of business/chief executive office or used any name other than its exact legal name at any time during the past five years

4.9 No Material Adverse Effect. Since December 31, 2022, no event, circumstance or change has occurred that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect.

4.10 Adverse Proceedings, etc. There are no Adverse Proceedings (other than counter claims relating to ordinary course collection actions by or on behalf of Company) pending against Company that challenges Company’s right or power to enter into or perform any of its obligations under the Credit Documents to which it is a party or that would reasonably be expected to result in a Material Adverse Effect. Company is not (a) in violation of any applicable laws in any material respect, or (b) subject to or in default with respect to any judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other Governmental Authority, except as would not reasonably be expected to result in a Material Adverse Effect.

4.11 Payment of Taxes. Except as otherwise permitted under Section 5.3, all material tax returns and reports of Company required to be filed by it have been timely filed, and all material taxes shown on such tax returns to be due and payable and all assessments, fees and other governmental charges upon Company and upon its properties, assets, income, businesses and franchises which are due and payable have been paid when due and payable except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP.

4.12 Title to Assets. Company has no fee, leasehold or other property interests in any real property assets. Company has good and valid title to all of its assets reflected in the most recent financial statements delivered pursuant to Section 5.1. Except as permitted by this Agreement, all such properties and assets are free and clear of Liens. All Liens purported to be created in any Collateral pursuant to any Collateral Document in favor of Collateral Agent are First Priority Liens.

4.13 No Indebtedness. Company has no Indebtedness, other than Indebtedness incurred under (or contemplated by) the terms of this Agreement or otherwise permitted hereunder.

4.14 No Defaults. Company is not in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its Contractual Obligations, and no condition exists which, with the giving of notice or the lapse of time or both, could constitute such a default, except where the consequences, direct or indirect, of such default or defaults, if any, would not reasonably be expected to result in a Material Adverse Effect.

4.15 Material Contracts. Company is not a party to any Material Contracts.

4.16 Government Contracts. Company is not a party to any contract or agreement with any Governmental Authority, and the Pledged Receivables are not subject to the Federal Assignment of Claims Act (31 U.S.C. Section 3727) or any similar state or local law.

4.17 Governmental Regulation. Company is not subject to regulation under the Public Utility Holding Company Act of 2005, the Federal Power Act or the Investment Company Act of 1940 or under any other federal or state statute or regulation which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable. Company is not a “registered investment company” or a company “controlled” by a “registered investment company” or a “principal underwriter” of a “registered investment company” as such terms are defined in the Investment Company Act of 1940. The transactions contemplated hereby do not create an ownership interest in a “covered fund” for purposes of the Volcker Rule. The Receivables constitute “eligible assets” within the meaning of Rule 3a-7 promulgated under the Investment Company Act of 1940.

4.18 Margin Stock. Company is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. No part of the proceeds of the Revolving Loans made to Company will be used to purchase or carry any such Margin Stock or to extend credit to others for the purpose of purchasing or carrying any such Margin Stock or for any purpose that violates, or is inconsistent with, the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System.

4.19 Employee Benefit Plans. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. Company does not maintain or contribute to any Employee Benefit Plan.

4.20 Solvency; Fraudulent Conveyance. Company is and, upon the incurrence of any Credit Extension by Company on any date on which this representation and warranty is made, will be, Solvent. Company is not transferring any Collateral with any intent to hinder, delay or defraud any of its creditors. Company shall not use the proceeds from the transactions contemplated by this Agreement to give preference to any class of creditors. Company has given fair consideration and reasonably equivalent value in exchange for the sale of the Receivables by the Seller under the Asset Purchase Agreement.

4.21 Compliance with Statutes, etc. Company is in compliance in all material respects with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all Governmental Authorities, in respect of the conduct of its business and the ownership of its property, except as would not reasonably be expected to result in a Material Adverse Effect.

4.22 Matters Pertaining to Related Agreements.

(a) Delivery. Company has delivered, or has caused to be delivered, or will deliver or will cause to be delivered with respect to clause (ii) hereof, to each Agent and each Lender complete and correct copies of (i) each Related Agreement and of all exhibits and schedules thereto as of the Closing Date, and (ii) copies of any material amendment, restatement, supplement or other modification to or waiver of each Related Agreement entered into after the Closing Date.

(b) The Asset Purchase Agreement creates a valid transfer and assignment to Company of all right, title and interest of the Seller in and to all Pledged Receivables and all Related Security conveyed to Company thereunder and Company has a First Priority perfected security interest therein. Company has given reasonably equivalent value to the Seller in consideration for the transfer to Company by the Seller of the Pledged Receivables and Related Security pursuant to the Asset Purchase Agreement.

(c) Each Receivables Program Agreement, if any, creates a valid transfer and assignment to the Seller of all right, title and interest of the Receivables Account Bank in and to all Receivables and Related Security conveyed or purported to be conveyed to such Seller thereunder. The Seller has given reasonably equivalent value to the Receivables Account Bank in consideration for any transfer to such Seller by the Receivables Account Bank of Receivables and Related Security pursuant to the applicable Receivables Program Agreement.

4.23 Disclosure. No documents, certificates, reports, written statements or other written information furnished to Lenders by or on behalf of Holdings or Company for use in connection with the transactions contemplated hereby, taken as a whole, contains any untrue statement of a material fact, or taken as a whole, omits to state a material fact (known to Holdings or Company, in the case of any document not furnished by either of them) necessary in order to make the statements contained therein not misleading in light of the circumstances in which the same were made, provided, that, projections and pro forma financial information contained in such materials were prepared based upon good faith estimates and assumptions believed by the preparer thereof to be reasonable at the time made, it being recognized by Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results and such differences may be material.

4.24 Patriot Act; Sanctions. To the extent applicable, Company and the Seller are in compliance, in all material respects, with the (a) Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (b) Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA Patriot Act of 2001) (the “Act”). The Company and the Seller has implemented and maintains in effect policies and procedures reasonably designed to ensure compliance by the Company, the Seller and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Company, the Seller, and their respective directors, officers and employees and to the knowledge of the Company, their respective agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of the Company, the Seller or any of their respective directors, officers or employees, or, to the knowledge of the Company, any agent of the Company or the Seller that will act in any capacity in connection with or benefit from this Agreement or the Revolving Loans, is a Sanctioned Person. No Revolving Loans, use of proceeds or other transaction contemplated by this Agreement will violate Anti-Corruption Laws or applicable Sanctions.

4.25 Remittance of Collections.

Company represents and warrants that each remittance of Collections by it hereunder to any Agent or any Lender hereunder will have been (a) in payment of a debt incurred by Company in the ordinary course of business or financial affairs of Company and (b) made in the ordinary course of business or financial affairs.

4.26 Tax Status.

(a) Company is, and shall at all relevant times continue to be, a “disregarded entity” within the meaning of U.S. Treasury Regulation § 301.7701-3.

(b) Company is not and will not at any relevant time become an association (or a publicly traded partnership) taxable as a corporation for U.S. federal income tax purposes.

(c) For U.S. federal income tax purposes, no equity interest in the Company shall be beneficially owned by a person other than a U.S. Person.

4.27 Beneficial Ownership.

As of the Closing Date, the information included in the Beneficial Ownership Certification is true and correct in all respects.

4.28 Allocation of Receivables. Within six (6) months of the Third Amendment Date, and thereafter during the Revolving Commitment Period, Holdings shall offer for sale to the Company, pursuant and subject to the terms of the Asset Purchase Agreement, all Receivables originated by Holdings on the Seller’s origination platform that are Eligible Receivables and that are not, at the time of such offer, subject to a Lien or transfer under any other Permitted Receivables Financing, in each case subject to applicable Requirements of Law.

Section 5. AFFIRMATIVE COVENANTS

Each of Company and Holdings, in each case as set forth below, covenants and agrees that until the Termination Date, Company or Holdings, as applicable, shall perform (or cause to be performed, as applicable) all covenants in this Section 5.

5.1 Financial Statements and Other Reports. Unless otherwise provided below, Company or its designee will deliver to each Agent and each Lender:

(a) Quarterly Financial Statements. Promptly after becoming available, and in any event within forty-five (45) days after the end of each Fiscal Quarter (other than the fourth Fiscal Quarter) of each Fiscal Year, the consolidated balance sheet of Enova as at the end of such Fiscal Quarter and the related statements of income, stockholders’ equity and cash flows of Enova for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year, all in reasonable detail, together with a Financial Officer Certification with respect thereto;

(b) Annual Financial Statements. Promptly after becoming available, and in any event within ninety (90) days after the end of each Fiscal Year, (i) the consolidated balance sheets of Enova as at the end of such Fiscal Year and the related consolidated statements of income, stockholders’ equity and cash flows of Enova and its Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year, in reasonable detail, together with a Financial Officer Certification with respect thereto; and (ii) with respect to such consolidated financial statements a report thereon of independent certified public accountants of recognized national standing as to going concern and scope of audit, and shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of Enova as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards);

(c) Compliance Certificates. Together with each delivery of financial statements of Enova pursuant to Sections 5.1(a) and 5.1(b), a duly executed and completed Compliance Certificate;

(d) Statements of Reconciliation after Change in Accounting Principles. If, as a result of any change in accounting principles and policies from those used in the preparation of the financial statements previously delivered pursuant to Sections 5.1(a) and 5.1(b), the consolidated financial statements of (i) Enova and its Subsidiaries and (ii) Company delivered pursuant to Section 5.1(a) or 5.1(b) will differ in any material respect from the consolidated financial statements that would have been delivered pursuant to such subdivisions had no such change in accounting principles and policies been made, then, together with the first delivery of such financial statements after such change, one or more statements of reconciliation for all such prior financial statements in form and substance reasonably satisfactory to Administrative Agent;

(e) Public Reporting. The obligations in Sections 5.1(a) and (b) may be satisfied by furnishing, at the option of Enova, the applicable financial statements as described above or an Annual Report on Form 10-K or Quarterly Report on Form 10-Q for Enova for any Fiscal Year, as filed with the U.S. Securities and Exchange Commission.

(f) Collateral Reporting.

(i) On each Monthly Reporting Date, with each Funding Notice, and at such other times as any Agent or Lender shall request in its Permitted Discretion, a Borrowing Base Certificate (calculated as of the close of business of the previous Monthly Period or as of a date no later than three (3) Business Days prior to such request), together with a reconciliation to the most recently delivered Borrowing Base Certificate and Borrowing Base Report, in form and substance reasonably satisfactory to Administrative Agent. Each Borrowing Base Certificate delivered to Administrative Agent, the Class A Committed Lenders, the Class B Lenders and Paying Agent shall bear a signed statement by an Authorized Officer certifying the accuracy and completeness in all material respects of all information included therein. The execution and delivery of a Borrowing Base Certificate shall in each instance constitute a representation and warranty by Company to Administrative Agent, the Class A Committed Lenders, the Class B Lenders and Paying Agent that each Receivable included therein as an “Eligible Receivable” is, in fact, an Eligible Receivable. For avoidance of doubt, and without derogation of the Company’s obligations hereunder, in the event any request for a Revolving Loan, or a Borrowing Base Certificate or other information required by this Section 5.1(f) is delivered to Administrative Agent, the Class A Committed Lenders, the Class B Lenders and Paying Agent by Company electronically or otherwise without signature, such request, or such

Borrowing Base Certificate or other information shall, upon such delivery, be deemed to be signed and certified on behalf of Company by an Authorized Officer and constitute a representation to Administrative Agent, the Class A Committed Lenders, the Class B Lenders and Paying Agent as to the authenticity thereof. The Administrative Agent shall have the right to review and adjust any such calculation of the Borrowing Base to reflect exclusions from Eligible Receivables or such other matters as are necessary to determine the Borrowing Base, but in each case only to the extent the Administrative Agent is expressly provided such discretion by this Agreement.

(ii) On each Monthly Reporting Date, the Master Record and the Monthly Servicing Report (which shall include the performance information reasonably requested by the Administrative Agent, the Class A Committed Lenders or a Class B Lender related to Repurchased Receivables (as defined in the Asset Purchase Agreement), or any information reasonably requested by the Administrative Agent, including an “SSFA Table Report”) to Administrative Agent, the Class A Committed Lenders, the Class B Lenders and Paying Agent on the terms and conditions set forth in the Servicing Agreement.

(iii) If Pledged Receivables have been acquired by the Company during a calendar month, then within two (2) business days of the delivery of the borrowing base certificate under the BMO Credit Agreement, and in each case on a monthly basis, the Company and Holdings shall arrange to have executed and delivered the Confirmation of Release related to the acquisitions of Pledged Receivables for the calendar month immediately preceding the aforementioned delivery of the borrowing base certificate (each such certification so delivered, the “Monthly Confirmation”).

(g) Notice of Default. Promptly, and in any event within two (2) Business Days, upon an Authorized Officer of Company obtaining knowledge (i) of any condition or event that constitutes an Early Amortization Event, a Default or an Event of Default or that notice has been given to Holdings or Company with respect thereto; (ii) that any Person has given any notice to Holdings or Company or taken any other action with respect to any event or condition set forth in Section 7.1(b); or (iii) of the occurrence of any event or change that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect, a certificate of its Authorized Officers specifying the nature and period of existence of such condition, event or change, or specifying the notice given and action taken by any such Person and the nature of such claimed Event of Default, default, event or condition, and what action Holdings or Company, as applicable, has taken, is taking and proposes to take with respect thereto;

(h) Notice of Litigation. Promptly upon any Authorized Officer of Company obtaining knowledge of an Adverse Proceeding that is reasonably likely to have a Material Adverse Effect, and in any event within two (2) Business Days thereof, written notice thereof together with such other information as may be reasonably available to Company or Holdings to enable Lenders and their counsel to evaluate such matters;

(i) ERISA. Promptly upon any Authorized Officer of Company becoming aware of the occurrence of or forthcoming occurrence of any ERISA Event which, in either such case, would reasonably be expected to result in a Material Adverse Effect or a Lien on the

Collateral under ERISA or Section 430 of the Internal Revenue Code, and in any event within two (2) Business Days thereof, a written notice specifying the nature thereof, what action Enova, any of its Subsidiaries or any of their respective ERISA Affiliates has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto;

(j) Information Regarding Collateral. At least thirty (30) calendar days’ prior written notice to Collateral Agent and Administrative Agent of any change (i) in Company’s corporate name, (ii) in Company’s identity, corporate structure or jurisdiction of organization, or (iii) in Company’s Federal Taxpayer Identification Number. Company agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the UCC or otherwise that are required in order for Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral and for the Collateral at all times following such change to have a valid, legal and perfected security interest as contemplated in the Collateral Documents;

(k) Other Information.

(i) any change in the information provided in the Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified in such certification; and

(ii) such material information and data with respect to Company or Holdings or any of their respective Subsidiaries as from time to time may be reasonably requested by any Agent or Lender, in each case, which relate to Company’s or Holdings’ financial or business condition or the Collateral.

5.2 Existence. Except as otherwise permitted under Section 6.8, Company will at all times preserve and keep in full force and effect its existence and all rights and franchises, licenses and permits material to its business.

5.3 Payment of Taxes and Claims. Company will pay all material Taxes imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty or fine accrues thereon, and all claims (including claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided, no such Tax or claim need be paid if it is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as adequate reserve or other appropriate provision, as shall be required in conformity with GAAP shall have been made therefor. Company will not file or consent to the filing of any consolidated income tax return with any Person (other than Enova or any of its Subsidiaries).

5.4 Insurance. Company shall cause Holdings to maintain or cause to be maintained, with financially sound and reputable insurers, (a) all insurance required to be maintained under the Servicing Agreement, (b) business interruption insurance reasonably satisfactory to Administrative Agent, and (c) casualty insurance, such public liability insurance, third party property damage insurance with respect to liabilities, losses or damage in respect of the assets, properties and businesses of Holdings and its Subsidiaries as may customarily be carried or maintained under similar circumstances by Persons of established reputation engaged in similar businesses, in each case in such amounts (giving effect to self-insurance), with such deductibles, covering such risks and otherwise on such terms and conditions as shall be customary for such Persons. Each Agent and Lender hereby agrees and acknowledges that the insurance maintained by Enova on the Closing Date satisfies the requirements set forth in this Section 5.4 as of the Closing Date.

5.5 Inspections; Compliance Audits.

(a) At any time during the existence of an Event of Default or a Servicer Default, and otherwise not more than one (1) time per Fiscal Year, Company will, upon reasonable advance notice by the Administrative Agent, permit or cause to be permitted, as applicable, one or more authorized representatives designated by the Administrative Agent, the Class A Committed Lenders and the Class B Lenders to visit and inspect (a “Compliance Review”) during normal working hours any of the properties of Company or Holdings to (i) inspect, copy and take extracts from relevant financial and accounting records, and to discuss its affairs, finances and accounts with any Person, including, without limitation, employees of Company or Holdings and their independent public accountants and (ii) verify the compliance by Company or Holdings with this Agreement, the other Credit Documents and/or the Underwriting Policies, as applicable; provided, that Company shall not be obligated to pay more than $50,000 in the aggregate during any Fiscal Year in connection with any Compliance Review and inspection pursuant to Section 2.4 of the Custodial Agreement; provided, further that such expense reimbursement limitation shall not apply to a Compliance Review conducted during the existence of an Event of Default or Servicer Default; provided, further that one (1) additional Compliance Review will be permitted one (1) time per Fiscal Year, at the Atlas Lender Group’s expense, limited in scope to a review of the following only: (i) the Receivable Files for a select sample of no more than twenty (20) Receivables Obligors, selected in connection with and reviewed against the corresponding Monthly Servicing Report; (ii) the pledging process and controls applicable with respect to the Pledged Receivables; (iii) cash collections and reconciliation for a select sample of no more than five (5) Receivables Obligors; and (iv) confirmation of the Outstanding Principal Balance of the Pledged Receivables in respect of such selected Receivable Obligors in connection with the review of the Monthly Servicing Report. In connection with any such Compliance Review, Company will permit any authorized representatives designated by the Administrative Agent, the Class A Committed Lenders and the Class B Lenders to review the form of Receivable Agreement, Underwriting Policies, information processes and controls, and compliance practices and procedures (“Materials”). Such authorized representatives may make written recommendations regarding Company’s compliance with applicable Requirements of Law, and Company shall consult in good faith with the Administrative Agent, the Class A Committed Lenders and the Class B Lenders regarding such recommendations. The Administrative Agent, the Class A Committed Lenders and the Class B Lenders agree to use a single independent certified public accountants or other third-party provider in connection with any Compliance Review pursuant to this Section 5.5 and the results of such review will be provided to the Administrative Agent, the Class A Committed Lenders and the Class B Lenders.

(b) If the Administrative Agent engages any independent certified public accountants or other third-party provider to prepare any report in connection with the Compliance Review, the Administrative Agent shall make such report available to any Lender, upon request, provided, that delivery of any such report may be conditioned on prior receipt by such independent certified public accountants or other third party provider of the acknowledgements and agreements that such independent certified public accountants or third party provider customarily requires of recipients of reports of that kind.

(c) In connection with a Compliance Review, the Administrative Agent or its designee may contact a Receivables Obligor as reasonably necessary to perform such inspection or Compliance Review, as the case may be, provided, however, such contact shall be made in the name of, and in cooperation with, Holdings and Company.

5.6 Compliance with Laws. Company shall, and shall cause Holdings to, and Holdings shall, comply with the Requirements of Law, noncompliance with which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

5.7 Separateness. The Company shall at all times comply with the separateness covenants set forth in the Company’s Limited Liability Company Agreement.

5.8 Further Assurances. At any time or from time to time upon the request of any Agent or Lender, Company will, at its expense, promptly execute, acknowledge and deliver such further documents and do such other acts and things as such Agent or Lender may reasonably request in order to effect fully the purposes of the Credit Documents, including providing Lenders with any information reasonably requested pursuant to Section 9.21. In furtherance and not in limitation of the foregoing, Company shall take such actions as the Administrative Agent may reasonably request from time to time to ensure that the Obligations are secured by substantially all of the assets of Company.

5.9 Communication with Accountants.

(a) At any time during the existence of an Event of Default or Servicer Default, Company authorizes Administrative Agent to communicate directly with Company’s independent certified public accountants and authorizes and shall instruct such accountants to communicate directly with Administrative Agent and authorizes such accountants to (and, upon Administrative Agent’s request therefor (at the request of any Agent), shall request that such accountants) communicate to Administrative Agent information relating to Company with respect to the business, results of operations and financial condition of Company (including the delivery of audit drafts and letters to management), provided that advance notice of such communication is given to Company, and Company is given a reasonable opportunity to cause an officer to be present during any such communication.

(b) If the independent certified public accountants report delivered in connection with Section 5.1(b) is qualified, then the Company authorizes the Administrative Agent to communicate directly with the Company’s independent certified public accountants with respect to such qualification, provided that advance notice of such communication is given to the Company, and the Company is given a reasonable opportunity to cause an officer to be present during any such communication.

(c) The failure of the Company to be present during any communication permitted under Section 5.9(a) and/or Section 5.9(b) after the Company has been given a reasonable opportunity to cause an officer to be present shall in no way impair the rights of the Administrative Agent under Section 5.9(a) and/or Section 5.9(b). In connection with any communication by the Administrative Agent with the Company’s independent certified public accountants, the Administrative Agent shall (i) coordinate with the Class A Committed Lenders and the Class B Lenders as to the information requests to be made of such accounts, (ii) share any information provided by such accountants with the Class B Lenders and (iii) allow a representative of each of the Class A Committed Lenders and the Class B Lenders to participate during any such communication.

5.10 Acquisition of Receivables from Seller. With respect to each Pledged Receivable, Company shall (a) acquire such Receivable pursuant to and in accordance with the terms of the Asset Purchase Agreement, (b) take all actions necessary to perfect, protect and more fully evidence Company’s ownership of such Receivable, including, without limitation, executing or causing to be executed (or filing or causing to be filed) such other instruments or notices as may be necessary or appropriate and (c) take all additional action that the Administrative Agent may reasonably request to perfect, protect and more fully evidence the respective interests of Company, the Agents and the Lenders.

5.11 Lenders Information Rights. Company shall provide to the Class A Lenders and the Class B Lenders (a) substantially contemporaneously with its provision to the Administrative Agent any written information required to be provided to the Administrative Agent under any Credit Document, and (b) prompt written notice of any written waiver or consent provided under, or any amendment of, any Credit Document.

5.12 Most Favored Nations. The Company hereby agrees that, after the Closing Date, if Holdings or any of Holdings’ Subsidiaries enters into or amends a credit agreement, loan agreement, repurchase agreement, warehouse facility, credit facility or other similar arrangement relating to Indebtedness of the Company or its Affiliates, with any person which by the terms of such amendment, credit agreement loan agreement, repurchase agreement, warehouse facility, credit facility or other similar arrangement provides any more favorable financial covenants (i.e., the financial covenants are more protective of the lenders) with respect to any Financial Covenants set forth herein, then such Financial Covenants shall be automatically deemed amended to reflect such more favorable terms.

5.13 Notice of New Receivables Financing. The Company shall, or shall cause Holdings to, provide prompt written notice to the Administrative Agent, each Class A Committed Lender and each Class B Lender of any new Permitted Receivables Financing that is secured by Receivables originated by Headway Capital, LLC, in each case, no later than ten (10) Business Days prior to the anticipated closing or effectiveness of such financing arrangement.

5.14 Allocation of Receivables . Within six (6) months of the Third Amendment Date, and thereafter during the Revolving Commitment Period, Holdings shall offer for sale to the Company, pursuant and subject to the terms of the Asset Purchase Agreement, all Receivables originated by Holdings on the Seller’s origination platform that are Eligible Receivables and that are not, at the time of such offer, subject to a Lien or transfer under any other Permitted Receivables Financing, in each case subject to applicable Requirements of Law.

Section 6. NEGATIVE COVENANTS

Each of Company and Holdings, as applicable, covenants and agrees that, until the Termination Date, Company or Holdings, as applicable, shall perform (or cause to be performed, as applicable) all covenants in this Section 6.

6.1 Indebtedness. Company shall not directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to any Indebtedness, except the Obligations.

6.2 Liens. Company shall not directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) of Company, whether now owned or hereafter acquired, or any income or profits therefrom, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any such property, asset, income or profits under the UCC of any State or under any similar recording or notice statute, except Permitted Liens.

6.3 Anti-Corruption Laws and Sanctions. The Company shall not request any Revolving Loan, and the Company shall not use, nor cause its directors, officers, employees and agents to use, the proceeds of any Revolving Loan (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (iii) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

6.4 No Further Negative Pledges. Except pursuant to the Credit Documents, Company shall not enter into any Contractual Obligation prohibiting the creation or assumption of any Lien upon any of its properties or assets, whether now owned or hereafter acquired.

6.5 Restricted Junior Payments. Company shall not through any manner or means or through any other Person, directly or indirectly, declare, order, pay, make or set apart, or agree to declare, order, pay, make or set apart, any sum for any Restricted Junior Payment except that, Restricted Junior Payments may be made by Company from time to time with respect to any amounts distributed to Company (a) in accordance with Section 2.12(a)(x) or (b) from and after the occurrence and during the continuation of an Event of Default or Early Amortization Event, in accordance with only Sections 2.12(b)(viii) or 2.12(c)(viii), as applicable. Notwithstanding anything herein to the contrary, on any Credit Date with respect to a Credit Extension of a Revolving Loan, Company may without further action on the part of Company distribute the proceeds of such Revolving Loan to Holdings so long as no Borrowing Base Deficiency has occurred or would result therefrom (a “Borrower Distribution”).

6.6 Subsidiaries. Company shall not form, create, organize, incorporate or otherwise have any Subsidiaries.

6.7 Investments. Company shall not, directly or indirectly, make or own any Investment in any Person, including without limitation any Joint Venture, except Investments in

Cash, Permitted Investments and Receivables (and property received from time to time in connection with the workout or insolvency of any Receivables Obligor) and Permitted Investments in Controlled Accounts.

6.8 Fundamental Changes; Disposition of Assets; Acquisitions. Company shall not enter into any transaction of merger or consolidation, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease or sub lease (as lessor or sublessor), exchange, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business, assets or property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, whether now owned or hereafter acquired (other than, provided no Event of Default pursuant to Section 7.1(a), 7.1(e), 7.1(f) or 7.1(k) has occurred and is continuing, Permitted Asset Sales, provided, that Permitted Asset Sales under clause (d) of the definition thereof shall be permitted at all times subject to receipt of the consent required therein), or acquire by purchase or otherwise (other than acquisitions of Eligible Receivables, or Permitted Investments in a Controlled Account (and property received from time to time in connection with the workout or insolvency of any Receivables Obligor)) the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any Person or any division or line of business or other business unit of any Person.

6.9 Sales and Lease-Backs. Company shall not, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease of any property (whether real, personal or mixed), whether now owned or hereafter acquired, which Company (a) has sold or transferred or is to sell or to transfer to any other Person, or (b) intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by Company to any Person in connection with such lease.

6.10 Transactions with Shareholders and Affiliates. Company shall not, directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any holder of any class of Capital Stock of Holdings or any of its Subsidiaries or with any Affiliate of Holdings or of any such holder other than the transactions contemplated or permitted by the Credit Documents and the Related Agreements.

6.11 Conduct of Business. From and after the Closing Date, Company shall not engage in any business other than the businesses engaged in by Company on the Closing Date.

6.12 Fiscal Year. Company shall not change its Fiscal Year-end from December 31st.

6.13 Servicer; Backup Servicer; Custodian. Company shall use its commercially reasonable efforts to cause Servicer, the Backup Servicer and the Custodian respectively, to comply at all times with the applicable terms of the Servicing Agreement, the Backup Servicing Agreement and the Custodial Agreement respectively. The Company may not (i) terminate, remove, replace Servicer, Backup Servicer or the Custodian or (ii) subcontract out any portion of the servicing or permit third party servicing other than the Backup Servicer, except, in each case, as expressly set forth in the applicable Credit Document and subject to satisfaction of the related requirements therein. The Administrative Agent may not terminate, remove, replace Servicer,

Backup Servicer or the Custodian except as expressly set forth in the applicable Credit Document and subject to satisfaction of the related requirements therein.

6.14 Acquisitions of Receivables. Company may not acquire Receivables from any Person other than Holdings pursuant to the Asset Purchase Agreement.

6.15 Independent Manager. Company shall not fail at any time to have at least one independent manager (an “Independent Manager”) who:

(a) is provided by a nationally recognized provider of independent directors;

(b) is not and has not been employed by Company or Holdings or any of their respective Subsidiaries or Affiliates as an officer, director, partner, manager, member (other than as a special member in the case of single member Delaware limited liability companies), employee, attorney or counsel of, Company or Holdings or any of their respective Affiliates within the five years immediately prior to such individual’s appointment as an Independent Manager, provided that this paragraph (b) shall not apply to any person who serves as an independent director or an independent manager for any Affiliate of any of Company or Holdings;

(c) is not, and has not been within the five years immediately prior to such individual’s appointment as an Independent Manager, a customer or creditor of, or supplier to, Company or Holdings or any of their respective Affiliates who derives any of its purchases or revenue from its activities with Company or Holdings or any of their respective Affiliates thereof (other than a de minimis amount);

(d) is not, and has not been within the five years immediately prior to such individual’s appointment as an Independent Manager, a person who controls or is under common control with any Person described by clause (b) or (c) above;

(e) does not have, and has not had within the five years immediately prior to such individual’s appointment as an Independent Manager, a personal services contract with Company or Holdings or any of their respective Subsidiaries or Affiliates, from which fees and other compensation received by the person pursuant to such personal services contract would exceed 5% of his or her gross revenues during the preceding calendar year;

(f) is not affiliated with a tax-exempt entity that receives, or has received within the five years prior to such appointment as an Independent Manager, contributions from Company or Holdings or any of their respective Subsidiaries or Affiliates, in excess of the lesser of (i) 3% of the consolidated gross revenues of Holdings and its Subsidiaries during such fiscal year and (ii) 5% of the contributions received by the tax-exempt entity during such fiscal year;

(g) is not and has not been a shareholder (or other equity owner) of any of Company or Holdings or any of their respective Affiliates within the five years immediately prior to such individual’s appointment as an Independent Manager;

(h) is not a member of the immediate family of any Person described by clause (b) through (g) above;

(i) is not, and was not within the five years prior to such appointment as an Independent Manager, a financial institution to which Company or Holdings or any of their respective Subsidiaries or Affiliates owes outstanding Indebtedness for borrowed money in a sum exceeding more than 5% of Holdings’ total consolidated assets;

(j) has prior experience as an independent director or manager for a corporation or limited liability company whose charter documents required the unanimous consent of all independent directors thereof before such corporation or limited liability company could consent to the institution of bankruptcy or insolvency proceedings against it or could file a petition seeking relief under any applicable federal or state law relating to bankruptcy; and

(k) has at least three (3) years of employment experience with one or more entities that provide, in the ordinary course of their respective businesses, advisory, management or placement services to issuers of securitization or structured finance instruments, agreements or securities.

Upon Company learning of the death or incapacity of an Independent Manager, Company shall have ten (10) Business Days following such death or incapacity to appoint a replacement Independent Manager. Any replacement of an Independent Manager will be permitted only upon (a) five (5) Business Days’ prior written notice to each Agent and Lender, (b) Company’s certification that any replacement manager will satisfy the criteria set forth in clauses (a)-(k) of this Section 6.15 and (c) the Administrative Agent’s written consent to the appointment of such replacement manager. For the avoidance of doubt, other than in the event of the death or incapacity of an Independent Manager, Company shall at all times have an Independent Manager and may not terminate any Independent Manager without the prior written consent of the Administrative Agent, which consent the Administrative Agent may withhold in its sole discretion. The Company shall cause Holdings not to vote on or authorize the taking of any action requiring the vote of an Independent Manager under the Limited Liability Company Agreement unless there is at least one Independent Manager then serving in such capacity.

6.16 Organizational Agreements. Except as otherwise expressly permitted by other provisions of this Agreement or any other Credit Document, Company shall not (a) amend, restate, supplement or modify, or permit any amendment, restatement, supplement or modification to, its Organizational Documents, without obtaining the prior written consent of the Administrative Agent and the Requisite Lenders to such amendment, restatement, supplement or modification, as the case may be; (b) agree to any termination, amendment, restatement, supplement or other modification to, or waiver of, or permit any termination, amendment, restatement, supplement or other modification to, or waivers of, any of the provisions of any Credit Document without the prior written consent of the Administrative Agent and the Requisite Lenders; or (c) amend, restate, supplement or modify in any material respect, or permit any amendments, restatements, supplements or modifications in any material respect, to any Receivables Program Agreement in a manner that could reasonably be expected to be material or adverse to the Lenders without the prior written consent of the Administrative Agent and the Requisite Lenders.

6.17 Changes in Underwriting or Other Policies. Company shall provide the Administrative Agent, the Requisite Lenders, and the Class B Lenders (collectively, the “Notice Parties”) with prior written notice of any material change or modification to the Underwriting

Policies that would reasonably be expected to be adverse to the Lenders. Without the prior consent of the Administrative Agent, the Requisite Lenders and the Class B Lenders, such consent not to be unreasonably withheld, conditioned or delayed, the Company shall not agree to, and shall cause Holdings not to, (a) make any change to the form of Business-Use Line of Credit and Security Agreement used in connection with the origination of Receivables in substantially the form provided to the Administrative Agent on or prior to the Closing Date that, in any such case, would reasonably be expected to result in an Adverse Effect, or (b) make any change to the Underwriting Policies that would reasonably be expected to result in an Adverse Effect (provided, that any change to the Underwriting Policies which (A) has the effect of modifying the Eligibility Criteria or (B) changes the calculation of the Class A Borrowing Base and the Class B Borrowing Base shall be deemed to result in an Adverse Effect for purposes of this Section 6.17). Within five (5) Business Days following the last day of each calendar quarter, but solely to the extent of any changes or modifications to the policies or forms previously provided to the Notice Parties during the immediately preceding calendar quarter, Company shall provide the Notice Parties with copies of (x) the Underwriting Policies, and (y) the form of Business-Use Line of Credit and Security Agreement used to originate Receivables then in effect together with a redline comparison showing any changes between such versions and the versions provided following the last day of the immediately preceding calendar quarter, or in the case of the last day of the first calendar quarter following the Closing Date, the versions in effect on the Closing Date.

6.18 Hedging Covenant.

(a) Hedge Trigger Event. Within five (5) Business Days of the occurrence of a Hedge Trigger Event (such five (5) Business Days, the “Hedge Notice Period”), the Company shall elect to either (in each case provided such Hedge Trigger Event is still continuing) (i) within thirty (30) days of the occurrence of such Hedge Trigger Event, enter into a Qualified Hedging Transaction pursuant to a Qualified Hedging Agreement to hedge interest rate risk for a notional amount equal to or about the aggregate principal balance of Revolving Loans (or such other amount reasonably acceptable to the Administrative Agent, including pursuant to an amortization table to reflect projected changes in the aggregate principal balance of Revolving Loans) and a strike rate as agreed to by the Administrative Agent, the Requisite Lenders and the Class B Lenders and the Company (but not to exceed 7.00%) or (ii) in lieu of entering into a Qualified Hedging Transaction, the Company may elect to effect an Advance Rate Stepdown upon written notice thereof to the Administrative Agent; provided, however, that the Administrative Agent shall not require any new Qualified Hedging Transaction to be obtained by the Company at any time if the aggregate notional amount of such new Qualified Hedging Transaction and all existing Qualified Hedging Transactions (if any) at such time would exceed the aggregate principal balance of Revolving Loans outstanding at such time and for the expected amortization of such Revolving Loans. During the Hedge Notice Period, Lenders shall not be obligated to grant any Credit Extension.

(b) No Other Hedge. The Company shall not enter into any Hedging Transaction or execute any Hedging Agreement other than pursuant to subsection (a) of this Section without the prior written consent of the Administrative Agent, the Class A Committed Lenders and the Class B Lenders.

(c) Hedging Agreement; Collateral Assignment. The Company shall provide a copy of any Hedging Agreement and any related instrument or document giving rise to a Hedging Transaction to the Administrative Agent, the Class A Committed Lenders and the Class B Lenders promptly upon execution thereof and shall execute a collateral assignment of such Hedging Agreement in favor of the Administrative Agent for the benefit of the Secured Parties, in form and substance acceptable to the Administrative Agent.

(d) Hedging Transaction Proceeds. All proceeds owed to the Company under any Hedging Agreement or with respect to any Hedging Transaction shall, pursuant to the terms thereof, be remitted solely to the Collection Account for distribution hereunder.

(e) Margin Posting. In order to comply with the non-cleared swap transaction margin posting requirements under Dodd Frank, the Company may utilize one of the following options, in consultation with and in the sole discretion of the Administrative Agent:

(i) the Company may fund the required hedge collateral account through additional advances or allocation of available cash pursuant to Section 2.12;

(ii) through a capital contribution by Holdings to the Company or a deposit by Holdings to the required hedge collateral account; or

(iii) in the event that neither the Company nor Holdings has already satisfied any required margin call, at the sole option of the Lenders, through a special advance to fund the required hedge collateral account to avoid a hedge termination event (which special advance, for the avoidance of doubt, shall be deemed to form a portion of the Obligations hereunder).

6.19 Receivable Program Agreements The Company shall cause Holdings to, and Holdings hereby agrees to, (a) perform and comply with its obligations under the Receivables Program Agreements, if any, and (b) enforce the rights and remedies afforded to it against the Receivables Account Bank under the Receivables Program Agreements, if any, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in an Adverse Effect.

6.20 No Adverse Selection. Except in the normal course of doing business and consistent with Holdings’ historical internal refinance activity, Holdings shall not (and shall cause its Affiliates not to) engage in targeted solicitation of any Receivables Obligor in respect of any Transferred Assets (as defined in the Asset Purchase Agreement) or other Eligible Receivables eligible to be financed hereunder for the purpose of refinancing or replacing such Transferred Asset or Eligible Receivable onto another origination platform, where such solicitation is reasonably likely to result in a material adverse selection of the remaining Pledged Receivables taken as a whole.

Section 7. EVENTS OF DEFAULT

7.1 Events of Default. If any one or more of the following conditions or events shall occur.

(a) Failure to Make Payments When Due. Other than with respect to a Borrowing Base Deficiency, failure by Company to pay (i) when due, the principal on any Revolving Loan whether at stated maturity, by acceleration or otherwise; (ii) within two (2) Business Days after its due date, any interest on any Revolving Loan or any fee due hereunder; (iii) within thirty (30) days after its due date, any other amount due hereunder; or (iv) the amounts required to be paid pursuant to Section 2.8 on or before (y) with respect to the Class A Revolving Loans, the Class A Maturity Date, and (z) with respect to the Class B Revolving Loans, the Class B Maturity Date; or

(b) Breach of Certain Covenants. Failure of Company to perform or comply with any term or condition contained in Section 2.3, Section 2.11, Section 4.26, Section 5.1(g), Section 5.1(h), Section 5.2, Section 5.7, Section 5.12, or Section 6 (other than Section 6.19 and Section 6.20); or

(c) Breach of Representations, etc. Any representation or warranty, covenant, certification or other statement made or deemed made by Company or Holdings in any Credit Document or in any statement or certificate at any time given by Company or Holdings in writing pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect, other than any representation, warranty, covenant, certification or other statement which is qualified by materiality or “Material Adverse Effect”, in which case, such representation, warranty, covenant, certification or other statement shall be true and correct in all respects, in each case, as of the date made or deemed made and, if capable of being remedied, such default shall not have been remedied or waived within thirty (30) days after the earlier of (i) an Authorized Officer of Company or Holdings becoming aware of such default, or (ii) receipt by Company of notice from any Agent or Lender of such default; or

(d) Other Defaults Under Credit Documents. Company or Holdings shall default in the performance of or compliance with any term contained herein or any of the other Credit Documents other than any such term referred to in any other Section of this Section 7.1 and, if capable of being remedied, such default shall not have been remedied or waived within thirty (30) days (or, in the case of a default under (A) Section 5.1(f), five (5) Business Days or (B) Section 5.1(k)(i), two (2) Business Days) after the earlier of (i) an Authorized Officer of Company or Holdings becoming aware of such default, or (ii) receipt by Company or Holdings of notice from Administrative Agent or any Lender of such default; or

(e) Involuntary Bankruptcy; Appointment of Receiver, etc. (i) A court of competent jurisdiction shall enter a decree or order for relief in respect of Company or Holdings in an involuntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or (ii) an involuntary case shall be commenced against Company or Holdings under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Company or Holdings, or over all or a substantial part of its respective property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of Company or Holdings for all or a substantial part of its respective property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of Company or Holdings, and any such event described in this clause (ii) shall continue for sixty (60) days without having been dismissed, bonded or discharged; or

(f) Voluntary Bankruptcy; Appointment of Receiver, etc. (i) Company or Holdings shall have an order for relief entered with respect to it or shall commence a voluntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its respective property; or Company or Holdings shall make any assignment for the benefit of creditors; or (ii) Company or Holdings shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or the board of directors (or similar governing body) of Company or Holdings (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to herein or in Section 7.1(e); or

(g) Judgments and Attachments.

(i) Any money judgment, writ or warrant of attachment or similar process (to the extent not adequately covered by insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage) shall be entered or filed against Company or any of its assets in excess of $250,000 and shall remain undischarged, unvacated, unbonded or unstayed for a period of thirty (30) days; or

(ii) Any money judgment, writ or warrant of attachment or similar process involving (i) in any individual case an amount in excess of $2,000,000 or (ii) in the aggregate at any time an amount in excess of $5,000,000 (in either case to the extent not adequately covered by insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage) shall be entered or filed against Holdings or any of its assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of sixty (60) days; or

(iii) Any tax lien or lien of the PBGC shall be entered or filed against Company or Holdings (involving, with respect to Holdings only, an amount in excess of $1,000,000) or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of ten (10) days;

(h) Dissolution. Any order, judgment or decree shall be entered against Company or Holdings decreeing the dissolution or split up of Company or Holdings, as the case may be, and such order shall remain undischarged or unstayed for a period in excess of thirty (30) days; or

(i) Employee Benefit Plans. (i) There shall occur one or more ERISA Events which individually or in the aggregate results in or would reasonably be expected to result in a Material Adverse Effect during the term hereof or result in a Lien being imposed on the Collateral; or (ii) Company shall establish or contribute to any Employee Benefit Plan; or

(j) Contest Validity or Enforceability of Credit Documents. Company or Holdings shall contest the validity or enforceability of any Credit Document in writing or deny in writing that it has any further liability, including with respect to future advances by Lenders, under any Credit Document to which it is a party; or

(k) Borrowing Base Deficiency; Repurchase Failure. (i) Failure by Company to cure any Borrowing Base Deficiency within five (5) Business Days after the due date thereof or (ii) failure of the Seller to repurchase any Receivable as and when required under the Asset Purchase Agreement; or

(l) Collateral Documents and other Credit Documents. At any time after the execution and delivery thereof, (i) this Agreement or any Collateral Document ceases to be in full force and effect (other than in accordance with its terms) or shall be declared null and void by a court of competent jurisdiction or the enforceability thereof shall be impaired in any material respect, or the Collateral Agent shall not have or shall cease to have a valid and perfected Lien in all or a material portion of the Collateral purported to be covered by the Collateral Documents with the priority required by the relevant Collateral Document (in each case, other than (A) by reason of a release of Collateral in accordance with the terms hereof or thereof or (B) the satisfaction in full of the Obligations and any other amount due hereunder or any other Credit Document in accordance with the terms hereof); or (ii) any of the Credit Documents for any reason, other than the satisfaction in full of all Obligations and any other amount due hereunder or any other Credit Document (other than contingent indemnification obligations for which demand has not been made), shall cease to be in full force and effect (other than in accordance with its terms) or shall be declared to be null and void by a court of competent jurisdiction or a party thereto or the enforceability thereof shall be impaired in any material respect, as the case may be, or Enova, Company or Holdings shall repudiate its obligations thereunder or shall contest the validity or enforceability of any Credit Document in writing; or

(m) Backup Servicing Agreement. The Backup Servicing Agreement shall terminate for any reason and, provided that the Company shall have used commercially reasonable efforts to timely engage a replacement Backup Servicer following such termination, within sixty (60) days of such termination no replacement agreement with an alternative backup servicer shall be effective;

(n) Investment Company Act. Company or Holdings become subject to any federal or state statute or regulation which may render all or any portion of the Obligations unenforceable, or Company becomes a company “controlled” by a “registered investment company” or a “principal underwriter” of a “registered investment company” as such terms are defined in the Investment Company Act of 1940; or

(o) Performance Guaranty. Performance Guarantor shall default in the performance of or compliance with any term contained in the Performance Guaranty.

THEN, upon the occurrence of any Event of Default, the Administrative Agent shall, at the written request of the Requisite Lenders (in all cases subject to the terms of Section 7.3 hereof), take any of the following actions: (w) upon notice to the Company, terminate the Revolving Commitments, if any, of each Lender having such Revolving Commitments, (x) upon notice to the

Company, declare the unpaid principal amount of and accrued interest on the Revolving Loans and all other Obligations immediately due and payable, in each case without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by Company; (y) take an Enforcement Action and (z) take any and all other actions and exercise any and all other rights and remedies of the Administrative Agent under the Credit Documents or under applicable law; provided that upon the occurrence of any Event of Default described in Section 7.1(e) or 7.1(f), the unpaid principal amount of and accrued interest on the Revolving Loans and all other Obligations shall immediately become due and payable, and the Revolving Commitments shall automatically and immediately terminate, in each case without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by Company; provided, however, that the Administrative Agent shall not sell or enter into a binding commitment to sell any Collateral prior to the Class B Purchase Option Exercise Date without the prior written consent of the Class B Lender.

7.2 Repayment Cure. Notwithstanding anything to the contrary in Section 2.1(b), if the Company fails to be in compliance with one or more Financial Covenants as of any particular measurement date and, as of such date, the Total Utilization of Class A Revolving Loans or the Total Utilization of Class B Revolving Loans exceed $0, then until the tenth (10th) Business Day after the date on which the Compliance Certificate in respect of such calendar quarter is required to be delivered under Section 5.1(c) (the “Repayment Cure Period”), the Company may repay in full the outstanding principal balance of all Revolving Loans (the “Repayment Cure”). After the exercise of the Repayment Cure in respect of any such failure to be in compliance, no Default or Event of Default shall be deemed to exist as a result of such non-compliance with the Financial Covenants (and any such Default or Event of Default shall be retroactively considered not to have existed or occurred) and the Company shall be deemed to be in compliance with the Financial Covenants; provided that, the Administrative Agent in its sole discretion may, after the Company has been in compliance with the Financial Covenants for at least two consecutive Fiscal Quarters following such Repayment Cure, deem the Early Amortization Event to have ceased and any Revolving Commitment Termination Date to no longer have occurred with respect to the Early Amortization Start Date caused by the related breach of Financial Covenants. It is understood and agreed that, (i) with respect to the Company’s failure to be in compliance with one or more Financial Covenants and (ii) prior to the Company utilizing two (2) Repayment Cures, the Administrative Agent and the Lenders will not be permitted to take any enforcement actions or engage in any other remedies in respect of such failure to comply with Financial Covenants during the Repayment Cure Period; provided that, for the avoidance of doubt, during such period an Early Amortization Start Date shall still automatically occur upon such breach.

7.3 Class B Lender Purchase Option.

(a) So long as an Early Amortization Event or Event of Default has occurred and is continuing but prior to delivery of a Liquidation Notice, within ten (10) Business Days after receipt of a written request therefor from the Class B Lenders (a “Purchase Option Request”), the Administrative Agent shall deliver to the Class B Lenders a written notice specifying the estimated amount of Class A Obligations that would be subject to the Class B Purchase Right (a “Purchase Option Notice”); provided that if the Class B Lenders do not thereafter elect to exercise the Class B Purchase Right, then the Administrative Agent shall have no further obligation to deliver a Purchase Option Notice unless (i) the related notice of exercise of the Class B Purchase

Right was validly revoked in accordance with this Section or (ii) solely if such Purchase Option Request was delivered upon the occurrence and during the continuance of an Early Amortization Event, a subsequent Purchase Option Request is delivered upon the occurrence and during the continuance of an Event of Default. The Administrative Agent shall provide the Class B Lenders with at least ten (10) days prior written notice (a “Liquidation Notice”) before the Administrative Agent completes any liquidation of the Collateral in connection with an Enforcement Action exercised pursuant to Section 7.1. The Class B Lenders may offer to purchase the Collateral at a price equal to the highest observable third party bid received by the Administrative Agent by delivering notice to the Administrative Agent within five (5) Business Days of receiving the Liquidation Notice; provided that the Administrative Agent shall have the right to reject such offer to purchase the Collateral solely by providing written notice to the Class B Lenders (a “Rejection Notice”), which notice shall specify the estimated amount of Class A Obligations that would be subject to the Class B Purchase Right. Within five (5) Business Days of receiving a Purchase Option Notice or a Rejection Notice, the Class B Lenders may elect to purchase all (but not less than all) of the Class A Obligations from the Class A Lenders (the “Class B Purchase Right”), which notice shall be irrevocable (unless the final amount of the Class A Obligations is more than $50,000 higher than the estimated amount of Class A Obligations set forth in such Purchase Option Notice or Rejection Notice, in which case such notice of exercise of the Class B Purchase Right may be revoked in the sole and absolute discretion of the Class B Lenders at any time prior to the Class B Purchase Option Exercise Date) and shall specify the date on which such right is to be exercised (which shall be no more than five (5) Business Days after providing notice of the election to exercise the Class B Purchase Right) (the “Class B Purchase Option Exercise Date”). On the Class B Purchase Option Exercise Date, the Class A Lenders shall sell to the Class B Lenders, and the Class B Lenders shall purchase from the Class A Lenders, the Class A Obligations and pay (including by making a Revolving Loan on such day and using the proceeds thereof to pay or causing Collections to be applied, or both) any amounts due in connection with the termination of any Hedging Agreement.

(b) Upon the date of such purchase and sale, the Class B Lenders shall (i) pay to the Class A Lenders, as the purchase price therefor, the then-outstanding Class A Obligations (exclusive of any prepayment fees and penalties; provided that, for the avoidance of doubt, amounts of interest owing hereunder shall not constitute prepayment fees or penalties) and (ii) agree to indemnify and hold harmless the Class A Lenders and the Administrative Agent from and against any loss, liability, claim, damage or expense (including reasonable fees and expenses of One Counsel for the Administrative Agent and One Counsel for each Class A Lender) arising out of any claim asserted by a third party as a direct result of any acts by the Class B Lenders occurring after the date of such purchase (but excluding, for the avoidance of doubt, with respect to any Class A Lender, any such loss, liability, claim, damage or expense resulting from the gross negligence, bad faith or willful misconduct of such Class A Lender). Such purchase price and other sums shall be remitted by wire transfer in federal funds to such bank account of the Class A Lenders as the Administrative Agent shall have designated in writing to the Class B Lenders for such purpose. In connection with the foregoing purchase, accrued and unpaid Class A Monthly Interest Amount shall be calculated through the Business Day on which such purchase and sale shall occur if the amounts so paid by the Class B Lenders to the bank account designated by the Class A Lenders are received in such bank account prior to 1:00 p.m., New York time and interest shall be calculated to and include the next Business Day if the amounts so paid by the Class B Lenders to the bank account designated by the Class A Lenders are received in such bank account later than 12:00 p.m., New York time.

Section 8. AGENTS

8.1 Appointment of Agents. Each Lender hereby authorizes Atlas to act as Administrative Agent to the Lenders and Collateral Agent hereunder and under the other Credit Documents and each Lender hereby authorizes Atlas, in such capacities, to act as its agent in accordance with the terms hereof and the other Credit Documents. Each Lender hereby authorizes Deutsche Bank Trust Company Americas, to act as the Paying Agent on its behalf under the Credit Documents. Each Agent hereby agrees to act upon the express conditions contained herein and the other Credit Documents, as applicable. The provisions of this Section 8 are solely for the benefit of Agents and Lenders and neither Company nor Holdings shall have any rights as a third party beneficiary of any of the provisions thereof. In performing its functions and duties hereunder, each Agent (other than Administrative Agent) shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for Holdings or any of its Subsidiaries.

8.2 Powers and Duties. Each Lender irrevocably authorizes each Agent (other than Administrative Agent) to take such action on such Lender’s behalf and to exercise such powers, rights and remedies hereunder and under the other Credit Documents as are specifically delegated or granted to such Agent by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto. Each Lender irrevocably authorizes Administrative Agent to take such action on such Lender’s behalf and to exercise such powers, rights and remedies hereunder and under the other Credit Documents as are specifically delegated or granted to Administrative Agent by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto. Each Agent shall have only those duties and responsibilities that are expressly specified herein and the other Credit Documents. Each such Agent may exercise such powers, rights and remedies and perform such duties by or through its agents or employees. No such Agent shall have, by reason hereof or any of the other Credit Documents, a fiduciary relationship in respect of any Lender; and nothing herein or any of the other Credit Documents, expressed or implied, is intended to or shall be so construed as to impose upon any such Agent any obligations in respect hereof or any of the other Credit Documents except as expressly set forth herein or therein.

8.3 General Immunity.

(a) No Responsibility for Certain Matters. No Agent shall be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectability or sufficiency hereof or any other Credit Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by any Agent to Lenders or by or on behalf of Company or Holdings to any Agent or any Lender in connection with the Credit Documents and the transactions contemplated thereby or for the financial condition or business affairs of Company or Holdings or any other Person liable for the payment of any Obligations or any other amount due hereunder or any other Credit Document, nor shall any Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Credit Documents or as to the use of the proceeds of the Revolving Loans or as to the existence or possible existence of any Event of Default or Default or to make any disclosures with respect to the foregoing. Anything contained herein to the contrary notwithstanding, neither the Paying Agent nor the Administrative Agent shall not have any liability arising from confirmations of the amount of outstanding Revolving Loans or the component amounts thereof.

(b) Exculpatory Provisions Relating to Agents. No Agent nor any of its officers, partners, directors, employees or agents shall be liable to Lenders for any action taken or omitted by any Agent under or in connection with any of the Credit Documents except to the extent caused by such Agent’s gross negligence or willful misconduct, as determined by a court of competent jurisdiction in a final, non-appealable order. Each such Agent shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection herewith or any of the other Credit Documents or from the exercise of any power, discretion or authority vested in it hereunder or thereunder unless and until such Agent shall have received instructions in respect thereof from the Administrative Agent or the Requisite Lenders, as applicable (or such other Lenders as may be required to give such instructions under Section 9.5) and, upon receipt of such instructions from the Administrative Agent or Requisite Lenders, as applicable (or such other Lenders, as the case may be), such Agent shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such instructions. Without prejudice to the generality of the foregoing, (i) each such Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for Holdings and Company), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against any such Agent as a result of such Agent acting or (where so instructed) refraining from acting hereunder or any of the other Credit Documents in accordance with the instructions of Requisite Lenders (or such other Lenders as may be required to give such instructions under Section 9.5). For the avoidance of doubt, the Paying Agent shall take direction hereunder only in accordance with the written direction of the Administrative Agent (and not at the direction of any Lender or the Requisite Lenders).

8.4 Agents Entitled to Act as Lender. Any agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, any Agent in its individual capacity as a Lender hereunder. With respect to its participation in the Revolving Loans, each Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as if it were not performing the duties and functions delegated to it hereunder, and the term “Lender” shall, unless the context clearly otherwise indicates, include each Agent in its individual capacity. Any Agent and its Affiliates may accept deposits from, lend money to, own securities of, and generally engage in any kind of banking, trust, financial advisory or other business with Holdings or any of its Affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from Company for services in connection herewith and otherwise without having to account for the same to Lenders.

8.5 Lenders’ Representations, Warranties and Acknowledgment.

(a) Each Lender represents and warrants that it has made its own independent investigation of the financial condition and affairs of Holdings and Company in connection with Credit Extensions hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of Holdings and Company. No Agent shall have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Lenders or to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Revolving Loans or at any time or times thereafter, and no Agent shall have any responsibility with respect to the accuracy of or the completeness of any information provided to Lenders.

(b) Each Lender, by delivering its signature page to this Agreement, shall be deemed to have acknowledged receipt of, and consented to and approved, each Credit Document and each other document required to be approved by any Agent, Requisite Lenders or Lenders, as applicable on the Closing Date.

8.6 Right to Indemnity. Each Lender, in proportion to its Pro Rata Share, severally agrees to indemnify each Agent, their Affiliates and their respective officers, partners, directors, trustees, employees and agents of each Agent (each, an “Indemnitee Agent Party”), to the extent that such Indemnitee Agent Party shall not have been reimbursed by Company or Holdings, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against such Indemnitee Agent Party in exercising its powers, rights and remedies or performing its duties hereunder or under the other Credit Documents or otherwise in its capacity as such Indemnitee Agent Party in any way relating to or arising out of this Agreement or the other Credit Documents, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY, OR SOLE NEGLIGENCE OF SUCH INDEMNITEE AGENT PARTY; provided, no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Indemnitee Agent Party’s gross negligence or willful misconduct, as determined by a court of competent jurisdiction in a final non-appealable order. If any indemnity furnished to any Indemnitee Agent Party for any purpose shall, in the opinion of such Indemnitee Agent Party, be insufficient or become impaired, such Indemnitee Agent Party may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished; provided, in no event shall this sentence require any Lender to indemnify any Indemnitee Agent Party against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement in excess of such Lender’s Pro Rata Share thereof; provided, this sentence shall not be deemed to require any Lender to indemnify any Indemnitee Agent Party against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement described in the proviso in the immediately preceding sentence.

8.7 Successor Administrative Agent and Collateral Agent.

(a) Administrative Agent.

(i) Administrative Agent may resign at any time by giving thirty (30) days’ prior written notice thereof to the Lenders and Company. Upon any such notice of resignation, the Requisite Lenders shall have the right, upon five (5) Business Days’ notice to Company, to appoint a successor Administrative Agent provided, that the appointment of a successor Administrative Agent shall require the approval of the Class A Committed Lenders and the Class B Lenders and (so long as no Default or Event of Default has occurred and is continuing) Company’s approval, which approval shall not be unreasonably withheld, delayed or conditioned. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent and the retiring Administrative Agent shall promptly (i) transfer to such successor Administrative Agent all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Administrative Agent under the Credit Documents, and (ii) take such other actions, as may be necessary or appropriate in connection with the appointment of such successor Administrative Agent, whereupon such retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the provisions of this Section 8 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent hereunder. If Administrative Agent is a Class A Committed Lender or an Affiliate thereof on the date on which the Class A Maturity Date shall have occurred and all Class A Revolving Loans and all other Obligations owing to the Class A Committed Lenders have been paid in full in cash, such Administrative Agent shall provide immediate notice of resignation to the Company and the Class B Lenders, and the Class B Lenders shall have the right, upon five (5) Business Days’ notice to the Company, to appoint a successor Administrative Agent; provided, that the appointment of any successor Administrative Agent that is not a Class B Lender or an Affiliate thereof shall require (so long as no Default or Event of Default has occurred and is continuing) Company’s approval, which approval shall not be unreasonably withheld, delayed or conditioned.

(ii) Notwithstanding anything herein to the contrary, Administrative Agent may assign its rights and duties as Administrative Agent hereunder to one of its Affiliates without the prior written consent of, or prior written notice to, Company or the Revolving Lenders; provided that Company and the Lenders may deem and treat such assigning Administrative Agent as Administrative Agent for all purposes hereof, unless and until such assigning Administrative Agent provides written notice to Company and the Lenders of such assignment. Upon such assignment such Affiliate shall succeed to and become vested with all rights, powers, privileges and duties as Administrative Agent hereunder and under the other Credit Documents.

(b) Collateral Agent.

(i) Collateral Agent may resign at any time by giving thirty (30) days’ prior written notice thereof to Lenders and Company. Upon any such notice of resignation, the Requisite Lenders shall have the right, upon five (5) Business Days’ notice to Company, to appoint a successor Collateral Agent provided, that the appointment of a successor Collateral Agent shall require (so long as no Default or Event of Default has occurred and is continuing) Company’s approval, which approval shall not be unreasonably withheld, delayed or conditioned. If, however, a successor Collateral Agent is not appointed within sixty (60) days after the giving of notice of resignation, the Collateral Agent may petition a court of competent jurisdiction for the appointment of a successor Collateral Agent. Upon the acceptance of any appointment as Collateral Agent hereunder by a successor Collateral Agent, that successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent and the retiring Collateral Agent shall promptly (i) transfer to such successor Collateral Agent all sums, Securities and other items of Collateral held under the Collateral Documents, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Collateral Agent under the Credit Documents, and (ii) execute and deliver to such successor Collateral Agent such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the appointment of such successor Collateral Agent and the assignment to such successor Collateral Agent of the security interests created under the Collateral Documents, whereupon such retiring Collateral Agent shall be discharged from its duties and obligations hereunder. After any retiring Collateral Agent’s resignation hereunder as Collateral Agent, the provisions of this Section 8 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Collateral Agent hereunder.

(ii) Notwithstanding anything herein to the contrary, Collateral Agent may assign its rights and duties as Collateral Agent hereunder to one of its Affiliates without the prior written consent of, or prior written notice to, Company or the Lenders; provided that Company and the Lenders may deem and treat such assigning Collateral Agent as Collateral Agent for all purposes hereof, unless and until such assigning Collateral Agent provides written notice to Company and the Lenders of such assignment. Upon such assignment such Affiliate shall succeed to and become vested with all rights, powers, privileges and duties as Collateral Agent hereunder and under the other Credit Documents.

8.8 Collateral Documents.

(a) Collateral Agent under Collateral Documents. Each Lender hereby further authorizes Collateral Agent, on behalf of and for the benefit of the Secured Parties, to be the agent for and representative of the Secured Parties with respect to the Collateral and the Collateral Documents. Subject to Section 9.5, without further written consent or authorization from Lenders, Collateral Agent may execute any documents or instruments necessary to release any Lien encumbering any item of Collateral that is the subject of a sale or other disposition of assets permitted hereby or to which Requisite Lenders (or such other Lenders as may be required to give such consent under Section 9.5) have otherwise consented.

8.9 Erroneous Payments.

(a) Each Lender hereby agrees that (x) if the Paying Agent notifies such Lender that the Paying Agent has determined (or the Administrative Agent has determined and notified the Paying Agent in writing) in its sole discretion that any funds received by such Lender from the Paying Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Lender (whether or not known to such Lender), and demands the return of such Payment (or a portion thereof), such Lender shall promptly, but in no event later than two Business Days thereafter, return to the Paying Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Paying Agent at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (y) to the extent permitted by applicable law, such Lender shall not assert, and hereby waives, as to the Paying Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Paying Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine. A notice of the Paying Agent to any Lender under this Section 8.9 shall be conclusive, absent manifest error.

(b) Each Lender hereby further agrees that if it receives a Payment from the Paying Agent or any of its Affiliates (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Paying Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (y) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment. Each Lender agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender shall promptly notify the Paying Agent of such occurrence and, upon demand from the Paying Agent, it shall promptly, but in no event later than one Business Day thereafter, return to the Paying Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Paying Agent at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.

(c) Each Lender hereby authorizes the Paying Agent to set off, net and apply any and all amounts at any time owing to such Lender under any Credit Document, or otherwise payable and distributable by the Paying Agent to such Lender under any Credit Document with respect to any payment of principal, interest, fees or other amounts, against any amount that the Paying Agent has demanded to be returned under clause (a) above.

(d) The Company hereby agrees that (x) in the event an erroneous payment (or portion thereof) is not recovered from any Lender that has received such payment (or portion thereof) for any reason, the Paying Agent shall be subrogated to all the rights of such Lender with respect to such amount and (y) an erroneous payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Company.

Section 9. MISCELLANEOUS

9.1 Notices. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given to Company, Collateral Agent, Paying Agent or Administrative Agent shall be sent to such Person’s address as set forth on Appendix B or in the other relevant Credit Document, and in the case of any Lender, the address as indicated on Appendix B or otherwise indicated to the parties hereto in writing. Each notice hereunder shall be in writing and may be personally served, emailed or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of telefacsimile or email, or three (3) Business Days after depositing it in the United States mail with postage prepaid and properly addressed; provided, no notice to any Agent shall be effective until received by such Agent, provided, however, that Company may deliver, or cause to be delivered, the Borrowing Base Certificate, Borrowing Base Report, Funding Notices, Controlled Account Voluntary Payment Notice and any financial statements or reports (including any financial plan and any collateral performance tests) by electronic mail pursuant to procedures approved by the Administrative Agent until any Agent or Lender notifies Company that it can no longer receive such documents using electronic mail. Any Borrowing Base Certificate, Borrowing Base Report, Funding Notice, Controlled Account Voluntary Payment Notice or financial statements or reports sent to an electronic mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, if available, return electronic mail or other written acknowledgement), provided, that if such document is sent after 5:00 p.m. New York City time, such document shall be deemed to have been sent at the opening of business on the next Business Day.

9.2 Expenses. Company agrees to pay promptly (a) (i) all the Administrative Agent’s and Lenders’ actual, reasonable and documented out-of-pocket costs and expenses (including reasonable and customary fees and expenses of counsel (including regulatory counsel) to the Administrative Agent and the Lenders) of negotiation, preparation, execution and administration of the Credit Documents and any consents, amendments, waivers or other modifications thereto and (ii) reasonable and customary fees and expenses of One Counsel to the Administrative Agent, One Counsel for each Class A Lender and One Counsel for each Class B Lender in connection with any consents, amendments, waivers or other modifications to the Credit Documents; (b) all the actual, documented out-of-pocket costs and reasonable out-of-pocket expenses of creating, perfecting and enforcing Liens in favor of Collateral Agent, for the benefit of Secured Parties, including filing and recording fees, expenses and taxes, stamp or documentary taxes, search fees, title insurance premiums and reasonable and documented out-of-pocket fees, expenses and disbursements of a single counsel for all Lenders; (c) subject to the terms of this Agreement (including any limitations set forth in Section 5.5), all the Administrative Agent’s actual, reasonable and documented out-of-pocket costs and reasonable fees, expenses for, and disbursements of any of Administrative Agent’s, auditors, accountants, consultants or appraisers incurred by Administrative Agent; (d) subject to the terms of this Agreement, all the actual, reasonable and documented out-of-pocket costs and expenses (including the reasonable fees, expenses and disbursements of any appraisers, consultants, advisors and agents employed or retained by Collateral Agent and its counsel) in connection with the custody or preservation of any of the Collateral; (e) subject in all cases to any express limitations set forth in any Credit Document, all other actual, reasonable and documented out-of-pocket costs and expenses incurred by each Agent in connection with the syndication of the Revolving Loans and Revolving Commitments and the negotiation, preparation and execution of the Credit Documents and any consents, amendments, waivers or other modifications thereto and the transactions contemplated thereby; and (f) after the occurrence of a Default or an Event of Default, all documented, out-of-pocket costs and expenses, including reasonable attorneys’ fees, and costs of settlement, incurred by any

Agent or any Lender in enforcing any Obligations of or in collecting any payments due from Company or Holdings hereunder or under the other Credit Documents by reason of such Default or Event of Default (including in connection with the sale of, collection from, or other realization upon any of the Collateral) or in connection with any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a “work out” or pursuant to any insolvency or bankruptcy cases or proceedings.

9.3 Indemnity.

(a) In addition to the payment of expenses pursuant to Section 9.2, whether or not the transactions contemplated hereby shall be consummated, Company agrees to defend (subject to Indemnitees’ selection of counsel), indemnify, pay and hold harmless, each Affected Party and each Agent, their Affiliates and their respective officers, partners, directors, managers, trustees, employees and agents (each, an “Indemnitee”), from and against any and all Indemnified Liabilities, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY, OR SOLE NEGLIGENCE OF SUCH INDEMNITEE excluding any amounts otherwise payable by Company in respect of Taxes that are not an Indemnified Tax other than Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim; provided, Company shall not have any obligation to any Indemnitee hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise from the gross negligence, bad faith or willful misconduct, as determined by a court of competent jurisdiction in a final non-appealable order of that Indemnitee in the performance of such Indemnitee’s obligations hereunder. To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in this Section 9.3 may be unenforceable in whole or in part because they are violative of any law or public policy, Company shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them.

(b) To the extent permitted by applicable law, except with respect to any third party claims, no party hereto shall assert, and all parties hereto hereby waive, any claim against any other parties and their respective Affiliates, directors, employees, attorneys or agents, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) (whether or not the claim therefor is based on contract, tort or duty imposed by any applicable legal requirement) arising out of, in connection with, as a result of, or in any way related to, this Agreement or any Credit Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein, the transactions contemplated hereby or thereby, any Revolving Loan or the use of the proceeds thereof or any act or omission or event occurring in connection therewith, and all parties hereto hereby waive, release and agree not to sue upon any such claim or any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

9.4 Rating Agency Coordination. Notwithstanding anything herein to the contrary, each of the Borrower and the Servicer agrees to take such action, including but not limited to entering into one or more amendments to this Agreement, responding to, and making personnel available for, due diligence inquiries and furnishing such documents and data as the Administrative Agent or any Lender may reasonably request, in connection with the obtaining or the maintenance of any rating by any rating agency with respect to the Revolving Loans, provided that none of the Borrower or any of its affiliates shall be required to engage any rating agency in connection with the Loans or incur any out-of-pocket expenses with respect to any rating agency rating the Revolving Loans unless the Administrative Agent or any Lender directs the Borrower to undertake such engagement and agrees to reimburse the Borrower for all expenses related thereto.

9.5 Amendments and Waivers. Except as provided in Section 2.24 with respect to the implementation of a Benchmark Replacement Rate or Benchmark Conforming Changes (as set forth therein):

(a) Requisite Lenders’ Consent. Subject to Sections 9.5(b) and 9.5(c), no amendment, modification, termination or waiver of any provision of the Credit Documents, or consent to any departure by Company or Holdings therefrom, shall in any event be effective without the written concurrence of Company, Administrative Agent and the Requisite Lenders. Notwithstanding anything to the contrary herein or in any Credit Document, neither Agent shall agree to, or provide consent to, amend, modify, terminate or waive any provision of any Credit Document (other than the Credit Agreement) without the prior written consent of the Class B Lenders.

(b) Affected Lenders’ Consent. Without the written consent of each Lender (other than a Defaulting Lender) that would be affected thereby (without giving effect to any distinctions between the Class A Lenders and the Class B Lenders), no amendment, modification, termination, waiver or consent shall be effective if the effect thereof would:

(i) extend the scheduled final maturity of any Revolving Loan or Revolving Loan Note;

(ii) waive, reduce or postpone any scheduled repayment (but not prepayment);

(iii) reduce the rate of interest on any Revolving Loan (other than any waiver of any increase in the interest rate applicable to any Revolving Loan pursuant to Section 2.8) or any fee payable hereunder;

(iv) extend the time for payment of any such interest or fees;

(v) reduce the principal amount of any Revolving Loan;

(vi) (x) amend the definition of “Borrowing Base Deficiency,” “Class A Borrowing Base,” “Class A Borrowing Base Deficiency,” “Class B Borrowing Base,” or “Class B Borrowing Base Deficiency” or (y) amend, modify, terminate or waive Section 2.1, Section 2.2, Section 2.12, Section 2.13, Section 2.14, Section 2.18, Section 2.19, Section 3.2 or Section 5.11 or any provision of this Section 9.5;

(vii) (x) amend the definition of “Requisite Lenders”, “Class A Revolving Exposure,” “Class B Revolving Exposure,” “Pro Rata Share,” “Applicable Class A Advance Rate,” “Applicable Class B Advance Rate,” “Class A Revolving Availability,” “Class B Revolving Availability,” “Financial Covenants,” “Event of

Default,” “Total Utilization of Class B Revolving Loans,” “Class B Indemnitee,” “Class B Monthly Interest Amount,” “Class B Monthly Principal Payment Amount,” “Borrowing Base Certificate,” “Borrowing Base Report,” “Master Record,” “Monthly Servicing Report,” “Early Amortization Event” or “Early Amortization Period” or any definition used therein, or (y) waive the occurrence of the Early Amortization Start Date; provided, with the consent of Administrative Agent, Company and the Requisite Lenders, additional extensions of credit pursuant hereto may be included in the determination of “Requisite Lenders” or “Pro Rata Share” on substantially the same basis as the Revolving Commitments and the Revolving Loans are included on the Closing Date; provided, further, that, notwithstanding the foregoing, any waiver of the occurrence of an Event of Default shall only require the consent of the Requisite Lenders;

(viii) release all or substantially all of the Collateral except as expressly provided in the Credit Documents;

(ix) consent to the assignment or transfer by, or release of, Company, Holdings or Performance Guarantor of any of its respective rights and obligations under any Credit Document; or

(x) amend or waive any provision affecting the process for, frequency or timing of, or other conditions or requirements with respect to, payment of (A) any Obligation owing to such Lender (including, without limitation, Section 2.1(b)) or (B) any amount by such Lender (including, without limitation, Section 2.1(c)).

(c) Other Consents. No amendment, modification, termination or waiver of any provision of the Credit Documents, or consent to any departure by Company or Holdings therefrom, shall:

(i) increase any Revolving Commitment of any Lender over the amount thereof then in effect without the consent of such Lender; provided, no amendment, modification or waiver of any condition precedent, covenant, Default or Event of Default shall constitute an increase in any Revolving Commitment of any Lender;

(ii) amend, modify, terminate or waive any provision of Section 3.2(a) with regard to any Credit Extension of the Class A Committed Lenders without the consent of the Class A Committed Lenders; or amend, modify, terminate or waive any provision of Section 3.2(a) with regard to any Credit Extension of the Class B Lenders without the consent of the Class B Lenders;

(iii) amend the definitions of “Eligibility Criteria” or “Eligible Receivables Obligor” or amend any portion of Appendix C without the consent of each of the Class A Committed Lenders and the Class B Lenders;

(iv) amend or modify any provision of Sections 2.11, other than Sections 2.11(c)(vii) and 2.11(d), without the consent of each of the Class A Committed Lenders and the Class B Lenders;

(v) amend, modify, terminate or waive any provision of Section 7.1 without the consent of each of the Class A Committed Lenders and the Class B Lenders; provided, however, that, notwithstanding the foregoing, any waiver of the occurrence of a Default or an Event of Default shall only require the consent of the Requisite Lenders;

(vi) amend, modify, terminate or waive any provision of Section 8 as the same applies to any Agent, or any other provision hereof as the same applies to the rights or obligations of any Agent, in each case without the consent of such Agent. In the event of any amendment or waiver of this Agreement without the consent of the Collateral Agent or Paying Agent, the Company shall promptly deliver a copy of such amendment or waiver to the Collateral Agent and the Paying Agent upon the execution thereof; or

(vii) amend, modify, terminate or waive any provision of this Agreement in a manner that has an adverse effect on the rights, obligations, protections or indemnities of any Hedging Counterparty, the Paying Agent, the Custodian or the Controlled Account Bank, in each case without the consent of the Hedging Counterparty, the Paying Agent, the Custodian or the Controlled Account Bank, as applicable;

(viii) amend, modify, terminate or waive any express right of the Class B Lenders without the consent of each Class B Lender;

(ix) amend, modify, terminate or waive any provision of Section 5.1(c), Section 5.1(f), Section 6.1, Section 6.5, Section 6.10, Section 6.14, Section 6.18 or Section 6.19 without the consent of each of the Class A Committed Lenders and the Class B Lenders; or

(x) amend or modify Schedule 1.1(a) hereto or any definition used therein without the consent of each of the Class A Committed Lenders and the Class B Lenders.

(d) Execution of Amendments, etc. Administrative Agent may, but shall have no obligation to, with the concurrence of the Requisite Lenders or any Lender, execute amendments, modifications, waivers or consents on behalf of the Requisite Lenders or such Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on Company or Holdings in any case shall entitle Company or Holdings to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 9.5 shall be binding upon each Lender at the time outstanding, each future Lender and, if signed by Company, on Company. Notwithstanding anything to the contrary contained in this Section 9.5, if the Administrative Agent and Company shall have jointly identified an obvious error or any error or omission of a technical nature, in each case that is immaterial (as determined by the Administrative Agent in its sole discretion), in any provision of the Credit Documents, then the Administrative Agent (as applicable, and in its respective capacity thereunder, the Administrative Agent or Collateral Agent) and Company shall be permitted to amend such provision and such amendment shall become effective without any further action or consent by the Requisite Lenders if the same is not objected to in writing by the Requisite Lenders within five (5) Business Days following receipt of notice thereof.

(e) [reserved].

(f) In the event the Backup Servicer is appointed the Successor Servicer, the Administrative Agent agrees to the following with respect to the Successor Servicing Agreement

(i) the Administrative Agent will provide to the Class A Committed Lenders and the Class B Lenders (x) a copy of any notice delivered pursuant to Section 6.2 of the Successor Servicing Agreement and (y) written notice of any event that occurs under 7.2.1 of the Successor Servicing Agreement; and

(ii) the Administrative Agent will obtain the prior written consent of the Class A Committed Lenders and the Class B Lenders (x) prior to permitting any material modification to the collection policies used by the Successor Servicer, (y) if a Servicer Default has occurred and is continuing, and the Administrative Agent has elected not to terminate the Successor Servicer and (z) prior to consenting to a termination of the Successor Servicing Agreement.

9.6 Successors and Assigns; Participations.

(a) Generally. This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of Lenders. Neither Company’s rights or obligations hereunder nor any interest therein may be assigned or delegated by it without the prior written consent of the Administrative Agent and all Lenders. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, Indemnitee Agent Parties under Section 8.6, Indemnitees under Section 9.3, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, Affiliates of each of the Agents and Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Register. Company, the Paying Agent, Administrative Agent and Lenders shall deem and treat the Persons listed as Lenders in the Registers as the holders and owners of the corresponding Revolving Commitments and Revolving Loans listed therein for all purposes hereof, and no assignment or transfer of any such Revolving Commitment or Revolving Loan shall be effective, in each case, unless and until an Assignment Agreement effecting the assignment or transfer thereof shall have been delivered to and accepted by Administrative Agent and recorded in the Registers as provided in Section 9.6(e). Prior to such recordation, all amounts owed with respect to the applicable Revolving Commitment or Revolving Loan shall be owed to the Lender listed in the Registers as the owner thereof, and any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Registers as a Lender shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Revolving Commitments or Revolving Loans.

(c) Right to Assign. Each Lender shall have the right at any time to sell, assign or transfer all or a portion of its rights and obligations under this Agreement, including, without limitation, all or a portion of its Revolving Commitment or Revolving Loans owing to it or other Obligations (provided, however, that each such assignment shall be of a uniform, and not varying, percentage of all rights and obligations under and in respect of any Revolving Loan and any related

Revolving Commitments) to any Person constituting an Eligible Assignee. Each such assignment pursuant to this Section 9.6(c) (other than an assignment to any Person meeting the criteria of clause (i) of the definition of the term of “Eligible Assignee”) shall be in an aggregate amount of not less than $1,000,000 (or such lesser amount as may be agreed to by Company and Administrative Agent or as shall constitute the aggregate amount of the Revolving Commitments and Revolving Loans of the assigning Lender) with respect to the assignment of the Revolving Commitments and Revolving Loans.

(d) Mechanics. The assigning Lender and the assignee thereof shall execute and deliver to Administrative Agent an Assignment Agreement, together with such forms, certificates or other evidence, if any, with respect to United States federal income tax withholding matters as the assignee under such Assignment Agreement may be required to deliver to Administrative Agent pursuant to Section 2.16(d).

(e) Notice of Assignment. Upon the Administrative Agent’s receipt and acceptance of a duly executed and completed Assignment Agreement and any forms, certificates or other evidence required by this Agreement in connection therewith, Administrative Agent, shall (i) record the information contained in such notice in the Class A Register or the Class B Register, as applicable, (ii) give prompt notice thereof to Company, and (iii) maintain a copy of such Assignment Agreement.

(f) Representations and Warranties of Assignee. Each Lender, upon execution and delivery of this Agreement or upon executing and delivering an Assignment Agreement, as the case may be, represents and warrants as of the Closing Date or as of the applicable Closing Date (as defined in the applicable Assignment Agreement) that (i) it is an Eligible Assignee; (ii) it has experience and expertise in the making of or investing in commitments or loans such as the applicable Revolving Commitments or Revolving Loans, as the case may be; and (iii) it will make or invest in, as the case may be, its Revolving Commitments or Revolving Loans for its own account in the ordinary course of its business and without a view to distribution of such Revolving Commitments or Revolving Loans within the meaning of the Securities Act or the Exchange Act or other federal securities laws (it being understood that, subject to the provisions of this Section 9.6, the disposition of such Revolving Commitments or Revolving Loans or any interests therein shall at all times remain within its exclusive control).

(g) Effect of Assignment. Subject to the terms and conditions of this Section 9.6, as of the “Effective Date” specified in the applicable Assignment Agreement: (i) the assignee thereunder shall have the rights and obligations of a “Lender” hereunder to the extent such rights and obligations hereunder have been assigned to it pursuant to such Assignment Agreement and shall thereafter be a party hereto and a “Lender” for all purposes hereof; (ii) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned thereby pursuant to such Assignment Agreement, relinquish its rights (other than any rights which survive the termination hereof under Section 9.8) and be released from its obligations hereunder (and, in the case of an Assignment Agreement covering all or the remaining portion of an assigning Lender’s rights and obligations hereunder, such Lender shall cease to be a party hereto; provided, anything contained in any of the Credit Documents to the contrary notwithstanding, such assigning Lender shall continue to be entitled to the benefit of all indemnities hereunder as specified herein with respect to matters arising prior to the effective date of such assignment; (iii) the Revolving

Commitments shall be modified to reflect the Revolving Commitment of such assignee and any Revolving Commitment of such assigning Lender, if any; and (iv) if any such assignment occurs after the issuance of any Revolving Loan Note hereunder, the assigning Lender shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender its applicable Revolving Loan Notes to Administrative Agent for cancellation, and thereupon Company shall issue and deliver new Revolving Loan Notes, if so requested by the assignee and/or assigning Lender, to such assignee and/or to such assigning Lender, with appropriate insertions, to reflect the new Revolving Commitments and/or outstanding Revolving Loans of the assignee and/or the assigning Lender.

(h) Participations. Each Lender shall have the right at any time to sell one or more participations to any Person (other than Holdings, any of its Subsidiaries or any of its Affiliates or a Direct Competitor) (each, a “Participant”) in all or any part of its Revolving Commitments, Revolving Loans or in any other Obligation; provided, however, that no Participant shall have any rights greater than those held by the applicable Lender and such Lender shall remain solely responsible for fulfilling its obligations hereunder. Company agrees that each Participant shall be entitled to the benefits of Sections 2.15 or 2.16 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to clause (c) of this Section; provided, a Participant shall not be entitled to receive any greater payment under Sections 2.15 or 2.16 (it being understood that the documentation required under Section 2.16(d)(i) and (ii) shall be delivered to the participating Lender), than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, except to the extent such entitlement to receive a greater payment results from a change in law that occurs after the participant acquired the applicable participation, unless the sale of the participation to such Participant is made with Company’s prior written consent. Any Lender that sells such a participation shall, acting solely for this purpose as an agent of the Company, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in such participation and other obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person other than Company (through a Designated Officer), including the identity of any Participant or any information relating to a Participant’s interest or obligations under any Credit Document, except to the extent that such disclosure is necessary to establish that such Revolving Commitment, Revolving Loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Paying Agent (in its capacity as Paying Agent) shall have no responsibility for maintaining a Participant Register.

(i) Certain Other Assignments. In addition to any other assignment permitted pursuant to this Section 9.6 any Lender may assign, pledge and/or grant a security interest in, all or any portion of its Revolving Loans, the other Obligations owed by or to such Lender, and its Revolving Loan Notes, if any, to secure obligations of such Lender including, without limitation, any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any operating circular issued by such Federal Reserve Bank; provided, no Lender, as between Company and such Lender, shall be relieved of any of its obligations hereunder as a result of any such assignment and pledge, and provided further, in no event shall the applicable Federal Reserve Bank, pledgee or trustee be considered to be a “Lender” or be entitled to require the assigning Lender to take or omit to take any action hereunder. Any Lender that relies on the exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940 contained in Rule 3a-7 promulgated under the Investment Company Act of 1940 may, at any time, without notice to or consent of the Company or the Agent, pledge or grant a security interest in all or any portion of its rights (including, without limitation, rights to payment of its Revolving Loans and interest and any fees) under this Agreement to a trustee for purposes of compliance with such exclusion.

9.7 Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

9.8 Survival of Representations, Warranties and Agreements. All representations, warranties and agreements made herein shall survive the execution and delivery hereof and the making of any Credit Extension. Notwithstanding anything herein or implied by law to the contrary, the agreements of Company set forth in Sections 2.15, 2.16, 9.2, 9.3 and 9.10, the agreements of Lenders set forth in Sections 2.14 and 8.6 shall survive the payment of the Revolving Loans and the termination hereof.

9.9 No Waiver; Remedies Cumulative. No failure or delay on the part of any Agent or any Lender in the exercise of any power, right or privilege hereunder or under any other Credit Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. The rights, powers and remedies given to each Agent and each Lender hereby are cumulative and shall be in addition to and independent of all rights, powers and remedies existing by virtue of any statute or rule of law or in any of the other Credit Documents. Any forbearance or failure to exercise, and any delay in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.

9.10 Marshalling; Payments Set Aside. Neither any Agent nor any Lender shall be under any obligation to marshal any assets in favor of Company or any other Person or against or in payment of any or all of the Obligations or any other amount due hereunder. To the extent that Company makes a payment or payments to Administrative Agent or Lenders (or to Administrative Agent, on behalf of Lenders), or Administrative Agent, Collateral Agent or Lenders enforce any security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

9.11 Severability. In case any provision in or obligation hereunder or any Revolving Loan Note or other Credit Document shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

9.12 Obligations Several; Actions in Concert. The obligations of Lenders hereunder are several and no Lender shall be responsible for the obligations or Revolving Commitment of any other Lender hereunder. Nothing contained herein or in any other Credit Document, and no action taken by Lenders pursuant hereto or thereto, shall be deemed to constitute Lenders as a partnership, an association, a joint venture or any other kind of entity. Anything in this Agreement or any other Credit Document to the contrary notwithstanding, each Lender hereby agrees with each other Lender that no Lender shall take any action to protect or enforce its rights arising out of this Agreement or any Revolving Loan Note or otherwise with respect to the Obligations without first obtaining the prior written consent of the Administrative Agent, it being the intent of Lenders that any such action to protect or enforce rights under this Agreement and any Revolving Loan Note or otherwise with respect to the Obligations shall be taken in concert and at the direction or with the consent of the Administrative Agent.

9.13 Headings. Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

9.14 APPLICABLE LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

9.15 CONSENT TO JURISDICTION.

(a) ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PARTY ARISING OUT OF OR RELATING HERETO OR ANY OTHER CREDIT DOCUMENT, OR ANY OF THE OBLIGATIONS, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, COMPANY, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (a) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS; (b) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (c) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO COMPANY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 9.1 AND TO ANY PROCESS AGENT APPOINTED BY IT IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER COMPANY IN ANY SUCH

PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (d) AGREES THAT AGENTS AND LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST COMPANY IN THE COURTS OF ANY OTHER JURISDICTION.

(b) COMPANY HEREBY AGREES THAT PROCESS MAY BE SERVED ON IT BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE ADDRESSES PERTAINING TO IT AS SPECIFIED IN SECTION 9.1 OR ON HOLDINGS, WHICH COMPANY HEREBY APPOINTS AS ITS AGENT FOR SERVICE OF PROCESS HEREUNDER. ANY AND ALL SERVICE OF PROCESS AND ANY OTHER NOTICE IN ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE EFFECTIVE AGAINST COMPANY IF GIVEN BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, OR BY ANY OTHER MEANS OR MAIL WHICH REQUIRES A SIGNED RECEIPT, POSTAGE PREPAID, MAILED AS PROVIDED ABOVE. IN THE EVENT HOLDINGS SHALL NOT BE ABLE TO ACCEPT SERVICE OF PROCESS AS AFORESAID AND IF COMPANY SHALL NOT MAINTAIN AN OFFICE IN NEW YORK CITY, COMPANY SHALL PROMPTLY APPOINT AND MAINTAIN AN AGENT QUALIFIED TO ACT AS AN AGENT FOR SERVICE OF PROCESS WITH RESPECT TO THE COURTS SPECIFIED IN THIS SECTION 9.15 ABOVE, AND ACCEPTABLE TO THE ADMINISTRATIVE AGENT, AS COMPANY’S AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON COMPANY’S BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH ACTION, SUIT OR PROCEEDING.

9.16 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR UNDER ANY OF THE OTHER CREDIT DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 9.16 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL

APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO OR ANY OF THE OTHER CREDIT DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE REVOLVING LOANS MADE HEREUNDER. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

9.17 Confidentiality. Each Agent and Lender shall hold all non-public information regarding Holdings and its Affiliates and their businesses obtained by such Lender or Agent confidential and shall not disclose information of such nature, it being understood and agreed by Company that, in any event, a Lender or Agent may make (a) disclosures of such information to Affiliates of such Lender or Agent and to their agents, auditors, attorneys and advisors (and to other persons authorized by a Lender or Agent to organize, present or disseminate such information in connection with disclosures otherwise made in accordance with this Section 9.17) provided that such Persons are informed of the confidential nature of the information and agree to keep, or with respect to the Collateral Agent and Paying Agent will be instructed to keep, such information confidential, provided, further that no disclosure shall be made to any Person that is a Direct Competitor or, with respect to the Collateral Agent and Paying Agent only, any Person that the Collateral Agent and/or Paying Agent has actual knowledge is a Direct Competitor, (b) disclosures of such information reasonably required by any bona fide or potential assignee, transferee or participant in connection with the contemplated assignment, transfer or participation by such Lender of any Revolving Loans or any participations therein, provided that such Persons are informed of the confidential nature of the information and agree to keep such information confidential pursuant to a non-disclosure agreement, (c) disclosure to any rating agency when required by it provided that such Persons are informed of the confidential nature of the information and agree to keep, or with respect to the Collateral Agent and Paying Agent will be instructed to keep, such information confidential, (d) disclosures required by any applicable statute, law, rule or regulation or requested by any Governmental Authority or representative thereof or by any regulatory body or by the NAIC or pursuant to legal or judicial process or other legal proceeding (including by any tribunal); provided, that unless specifically prohibited by applicable law or court order, each Lender or Agent shall make reasonable efforts to notify Company of any request by any Governmental Authority or representative thereof (other than any such request in connection with any examination of the financial condition or other routine examination of such Lender or Agent by such Governmental Authority) for disclosure of any such non-public information prior to disclosure of such information, (e) to any nationally recognized statistical rating organization for the purpose of assisting in the negotiation, completion, administration and evaluation of the transaction documented under this Agreement or in compliance with Rule 17g-5 under the Exchange Act (or to any other rating agency in compliance with any similar rule or regulation in any relevant jurisdiction), (f) [reserved], (g) disclosure of information that is independently developed by any Agent or Lender other than as a result of information disclosed in violation of this Section 9.17 and (h) any other disclosure authorized by the Company in writing in advance. Notwithstanding the foregoing, (i) the foregoing shall not be construed to prohibit the disclosure of any information that is or becomes publicly known or information obtained by a Lender or Agent from sources other than the Company other than as a result of a disclosure by an Agent or Lender in violation of this Section 9.17, and (ii) on or after the Closing Date, the Administrative Agent may, at its own expense issue news releases and publish “tombstone” advertisements and other announcements generally describing this transaction in newspapers, trade journals and other appropriate media (which may include use of logos of Company or Holdings) (collectively,

“Trade Announcements”). Company shall not issue, and shall cause Holdings not to issue, any Trade Announcement using the name of any Agent or Lender, or their respective Affiliates or referring to this Agreement or the other Credit Documents, or the transactions contemplated thereunder except (x) disclosures required by applicable law, regulation, legal process or the rules of the Securities and Exchange Commission or (y) with the prior approval of Administrative Agent (such approval not to be unreasonably withheld).

9.18 Usury Savings Clause. Notwithstanding any other provision herein, the aggregate interest rate charged or agreed to be paid with respect to any of the Obligations, including all charges or fees in connection therewith deemed in the nature of interest under applicable law shall not exceed the Highest Lawful Rate. If the rate of interest (determined without regard to the preceding sentence) under this Agreement at any time exceeds the Highest Lawful Rate, the outstanding amount of the Revolving Loans made hereunder shall bear interest at the Highest Lawful Rate until the total amount of interest due hereunder equals the amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect. In addition, if when the Revolving Loans made hereunder are repaid in full the total interest due hereunder (taking into account the increase provided for above) is less than the total amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect, then to the extent permitted by law, Company shall pay to the applicable Lenders an amount equal to the difference between the amount of interest paid and the amount of interest which would have been paid if the Highest Lawful Rate had at all times been in effect. Notwithstanding the foregoing, it is the intention of Lenders and Company to conform strictly to any applicable usury laws. Accordingly, if any Lender contracts for, charges, or receives any consideration which constitutes interest in excess of the Highest Lawful Rate, then any such excess shall be cancelled automatically and, if previously paid, shall at such Lender’s option be applied to the outstanding amount of the Revolving Loans made hereunder or be refunded to Company. In determining whether the interest contracted for, charged, or received by Administrative Agent or a Lender exceeds the Highest Lawful Rate, such Person may, to the extent permitted by applicable law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest, throughout the contemplated term of the Obligations hereunder.

9.19 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart hereof. The parties hereto agree that “execution,” “signed,” “signature,” and words of like import in this Agreement, shall be deemed to include electronic signatures, authentication, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based record keeping system, as the case may be, to the extent and as provided for in any applicable law, including the Electronic Signatures in Global and National Commerce Act, the Uniform Electronic Transactions Act as in effect in any state, the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), the Illinois Electronic Commerce Security Act (5 ILCS 175/1-101 et seq.), or the Uniform Commercial Code, and the parties hereto hereby waive any objection to the contrary; provided that no electronic signatures may be affixed to this Agreement through the use of a third-party party service provider unless otherwise approved by the Administrative Agent.

9.20 Effectiveness. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by Company and Administrative Agent of written or telephonic notification of such execution and authorization of delivery thereof.

9.21 Patriot Act. Each Lender and Administrative Agent (for itself and not on behalf of any Lender) hereby notifies Company that (i) pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies Company, which information includes the name and address of Company and other information that will allow such Lender or Administrative Agent, as applicable, to identify Company in accordance with the Act and (ii) pursuant to the Beneficial Ownership Regulation, it is required to obtain a Beneficial Ownership Certification.

9.22 Nonpetition.

(a) [reserved].

(b) Each of the parties hereto (other than the Administrative Agent acting at the direction of the Requisite Lenders) hereby covenants and agrees that, prior to the date that is one year and one day after the payment in full of all outstanding Obligations (other than inchoate indemnification obligations for which a claim has not been made) hereunder, it will not institute against, or join any other Person in instituting against, the Company any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States or any other jurisdiction.

(c) The provisions of this Section 9.22 shall survive the termination of this Agreement.

9.23 [Reserved].

9.24 Acknowledgement and Consent to Bail-In. Notwithstanding any other term of any Credit Document or any other agreement, arrangement or understanding between the parties, each party hereto acknowledges and accepts that any liability of any party to any other party under or in connection with the Credit Documents may be subject to Bail-In Action by the relevant Resolution Authority and acknowledges and accepts to be bound by the effect of:

(a) any Bail-In Action in relation to any such liability, including (without limitation):

(i) a reduction, in full or in part, in the principal amount, or outstanding amount due (including any accrued but unpaid interest) in respect of any such liability;

(ii) a conversion of all, or part of, any such liability into shares or other instruments of ownership that may be issued to, or conferred on, it; and

(iii) a cancellation of any such liability; and

(b) a variation of any term of any Finance Document to the extent necessary to give effect to any Bail-In Action in relation to any such liability.

Section 10. SECURITISATION REGULATION

10.1 Retention Requirements.

(a) Holdings covenants on the Closing Date, and for as long as any Class A Obligations (other than inchoate indemnification obligations for which a claim has not been made) remain outstanding, for the benefit of the Administrative Agent and each Lender, that in order to comply with the Retention Requirements, in its capacity as "originator" for the purposes of the Securitisation Regulations, it:

(i) will acquire and retain, on an ongoing basis, a material net economic interest in the securitisation constituted by the Credit Documents in an amount of not less than 5% of the nominal value of the securitized exposures represented by the Pledged Receivables owned by the Company (the “Retention Interest”), in the form of a first loss tranche as referred to in paragraph (d) of Article 6(3) of the EU Securitisation Regulation and SECN 5.2.8R(1)(d), by virtue of its ownership of 100% of the membership interests in the Company (the “Membership Interest”) which Membership Interests represent the residual interest of the Company in the Pledged Receivables that is paid at the bottom of the priority of payments as set out in Sections 2.12(a), 2.12(b) and 2.12(c) herein and an exposure to the transaction in the amount of at least 5% of the nominal value of each of the securitized exposures that ranks subordinate to the credit risk that the Lenders are exposed to in respect of the Pledged Receivables. For this purpose, (i) the amount of the Retention Interest, on any day, shall be equal to excess of the aggregate Outstanding Principal Balance of the Pledged Receivables over the aggregate outstanding principal balance of the Revolving Loans and (ii) the aggregate Outstanding Principal Balance of the Pledged Receivables for such purposes shall be calculated without deduction for or on account of any Pledged Receivable having become a Defaulted Receivable or Charged-Off Receivable after the purchase date on which it was acquired by the Company;

(ii) will not transfer, hedge or otherwise mitigate the credit risk of the Retention Interest, except to the extent permitted in accordance with the Securitisation Regulations; and

(iii) it will not change the manner in which the Retention Interest is held, except to the extent permitted by the Securitisation Regulations.

(b) Holdings represents and warrants:

(i) on the Closing Date, it is not an entity that has been established or that operates for the sole purpose of securitizing exposures for the purposes of the Securitisation Regulations;

(ii) in relation to every originated Receivable at the time such receivable in acquired by the Company:

(A) it has applied the same sound and well-defined criteria for credit-granting which it applies to non-securitized exposures,

(B) it has clearly established processes for approving, amending, renewing and financing those Receivables; and

(C) it has effective systems in place to ensure that such credit granting is based on a thorough assessment of the obligor's credit worthiness including taking appropriate account of factors relevant to verifying the prospect of the obligor meeting its obligations under the credit agreement; or

(D) it reasonably believes based on its own verification of information available to it that the entity directly or indirectly involved in the original agreement which created such Receivable, has applied to such Receivable the same sound and well-defined criteria for credit-granting that such entity applies to its non-securitized exposures.

(c) Holdings shall confirm to the Company, the Administrative Agent and the Lenders its compliance with the covenant set out in Section 10.1(a) in writing (which may be via email):

(i) on a monthly basis (concurrent with the delivery of each Monthly Servicing Report); and

(ii) from time to time promptly upon written request by the Company, the Administrative Agent or any Class A Lender in connection with any material change in the performance of the Receivables or any Event of Default.

(d) Holdings hereby agrees that if, at any time, it fails to comply its obligations in this Section 10.1 (Retention Requirements), or if the representations made by it in Section 10.1(b) cease to be true and correct on any date upon which it is expressed to be given, it shall promptly provide notice thereof in writing to the Company and the Lenders.

10.2 Transparency Requirements.

(a) In relation to the reporting obligations under the Transparency Requirements, pursuant to Article 7(2) of the EU Securitisation Regulation, the Company and the Originator hereby designate the Company as the designated entity required to fulfil the reporting obligations of Article 7(1) of the EU Securitisation Regulation, and the Company accepts such designation and agrees to take all necessary steps required to fulfil the Transparency Requirements.

(b) The Company agrees to assume all costs of complying with the Transparency Requirements (including all properly incurred costs and expenses (including legal fees) of all parties incurred for this purpose).

(c) By entering into this Agreement, each Lender acknowledges receipt of

(i) all underlying documents that are necessary for the understanding of the transaction contemplated by this Agreement, as required by Article 7(1)(b) of the EU Securitisation Regulation; and

(ii) the Transaction Summary.

(d) For as long as any Class A Obligations (other than inchoate indemnification obligations for which a claim has not been made) remain outstanding, the Company shall procure that the Servicer shall:

(i) prepare and compile (using any reports, data and other information relating to the Receivables (and, to the extent necessary, its business and/or operations) available to it or within its control), a Receivables report (the “Receivables Report”) and an investor report (the “Investor Report”) in the form, with the content, distributed by the method of distribution and with the frequency in each case as contemplated by the EU Transparency Requirements; and

(ii) make available to each Relevant Recipient:

(A) each Receivables Report and each Investor Report;

(B) any information required to be disclosed pursuant to Article 7(1) of the EU Securitisation Regulation as provided by the Company or Holdings; and

(C) copies of the relevant Credit Documents in final form and a copy of the Transaction Summary required to be disclosed not later than the Closing Date.

10.3 Availability of Reporting

For as long as any Class A Obligations (other than inchoate indemnification obligations for which a claim has not been made) remain outstanding, the reports, information and documentation referred to in Section 10.2 (Transparency Requirements) shall be made available by the Servicer by email to each Relevant Recipient and to any Person who certifies to the Company (in such form as may be required by the Company from time to time, which certification may be given electronically and upon which certificate the Company shall be entitled to rely absolutely and without enquiry or liability) that it is a Relevant Recipient.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

HWC RECEIVABLES 2023, LLC, as Company

By:
Name:
Title:

HEADWAY CAPITAL, LLC, as Originator

By:
Name:
Title:

ATLAS Lender Group: ATLAS SECURITIZED PRODUCTS ADMINISTRATION, L.P.,
as Administrative Agent and as Collateral Agent
By: Atlas Securitized Products Administration BKR GP, LLC, its general partner

By:
Name:
Title:

AGF WHCO 2-A2 LP,
as Class A Committed Lender
By: AASP Management, LP, its investment manager

By:
Name:
Title:

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Paying Agent
By:
Name:
Title:

By:
Name:
Title:

POWERSCOURT INVESTMENTS 42, LP, as Class B Lender

By:
Name:
Title:

APPENDIX A
TO CREDIT AGREEMENT

Class A Revolving Commitments

Lender	Class A Revolving Commitment	Pro Rata Share (of Class A Lenders)	Pro Rata Share (of all Lenders)
AGF WHCO 2-A2 LP	$400,000,000.00	100.0%	74.77%

Total	$400,000,000.00	100%	74.77%

Class B Revolving Commitments

Lender	Class B Revolving Commitment	Pro Rata Share (of Class B Lenders)	Pro Rata Share (of all Lenders)
Powerscourt Investments 42, LP	$135,000,000.00	100%	25.23%

Total	$135,000,000.00	100%	25.23%

A-1

APPENDIX B
TO CREDIT AGREEMENT

Notice Addresses

If to the Company:

HWC Receivables 2023, LLC

c/o Headway Capital, LLC

175 W. Jackson Blvd., Suite 600

Chicago, IL 60604

Attention: General Counsel

Email: notices@enova.com

With a copy to:

Enova International, Inc.

175 W. Jackson Blvd., Suite 600

Chicago, IL 60604

Attention: General Counsel

Email: notices@enova.com

If to the Originator:

Headway Capital, LLC

175 W. Jackson Blvd., Suite 600

Chicago, IL 60604

Attention: General Counsel

Email: notices@enova.com

With a copy to:

Enova International, Inc.

175 W. Jackson Blvd., Suite 600

Chicago, IL 60604

Attention: General Counsel

Email: notices@enova.com

If to the Paying Agent:

Deutsche Bank Trust Company Americas

c/o Deutsche Bank National Trust Company

1761 East St. Andrew Place

Santa Ana, CA 92705

Attn: Trust Administration – HW23S1

Telephone No.: (714) 247-6000

Email: absclientservices@list.db.com

B-1

If to the Administrative Agent, Collateral Agent or a Lender in the Atlas Lender Group:

ATLAS SP Partners, L.P.

151 W 42nd Street, 5th Floor

New York, NY 10036

Attn: Andrew Koepke

Email: Andrew.koepke@atlas-sp.com

Copy to: list.atlasspconduitreports@atlas-sp.com

If to the Class B Lender:

Powerscourt Investments 42, LP

c/o Maples Fiduciary Services (Delaware) Inc., Suite 302,

4001 Kennett Pike, County of New Castle, Wilmington, Delaware 19807

With a copy to:

Waterfall Asset Management LLC

1251 Avenue of the Americas, 50th Floor

New York NY 10020

Attention: General Counsel

Email: notices@waterfallam.com; wamslg@waterfallam.com

APPENDIX C
TO CREDIT AGREEMENT

“Eligibility Criteria” means, with respect to a Receivable as of any date of determination:

a) such Receivable represents a legal, valid and binding obligation of the related Receivables Obligor and related Receivables Guarantor, enforceable against such Receivables Obligor and related Receivables Guarantor, in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability;

b) such Receivable was originated in the ordinary course of the Seller’s or the Receivables Account Bank’s business pursuant to a Receivables Program Agreement;

c) such Receivable was in all material respects originated in accordance with, and complies in all material respects with, all applicable Requirements of Law, including any applicable usury laws and credit protection laws;

d) such Receivable was acquired by the Company from Holdings or the Receivables Account Bank, as applicable, and at the time of such acquisition Holdings or the Receivables Account Bank, as applicable, was not a debtor in any proceeding under any Debtor Relief Law;

e) such Receivable is due from an Eligible Receivables Obligor;

f) as of the Transfer Date on which such Receivable became a Pledged Receivable such Receivable is (a) not subject to any defense (including any defense arising out of violations of usury laws), counterclaim, set-off or right of rescission (or any such rescission right has expired in accordance with applicable law) and (b) due from a Receivable Obligor that has not asserted any defense, counterclaim, set-off or right of rescission with respect to such Receivable;

g) such Receivable is not a Charged-Off Receivable and has not been Re-Aged;

h) as of the Business Day immediately preceding the Transfer Date on which such Receivable became a Pledged Receivable, such Receivable was not a Delinquent Receivable and shall, on the first Payment Date following the Transfer Date on which such Receivable became a Pledged Receivable, have made the Payment due on such Payment Date when due;

i) such Receivable is not a 30-Day Delinquent Receivable;

j) such Receivable is a Daily Pay Receivable, Weekly Pay Receivable or Monthly Pay Receivable;

k) such Receivable is denominated in Dollars;

l) the aggregate principal repayment obligations of the Receivables Obligor under such Receivable do not exceed the applicable limit set forth in the Underwriting Policies;

m) the original term of such Receivable does not exceed (x) with respect to any Daily Pay Receivable, 504 scheduled payments, (y) with respect any Weekly Pay Receivable, 104 full weeks and (z) with respect to any Monthly Pay Receivable, 24 months;

n) such Receivable is a Receivable regarding which an unconditional personal guaranty of all obligations under such Receivable has been provided by the related Receivables Guarantor;

o) such Receivable has a Receivables Yield greater than or equal to 35.00% per annum;

p) a Receivables Guarantor for such Receivable had a Vantage Score equal to or greater than 500 as of the date of its underwriting;

q) such Receivable is a Receivable for which Payments are due and payable on each date due in equal installments, a portion of which is applied thereunder to the payment of interest and a portion of which is applied thereunder to the payment of principal;

r) such Receivable was underwritten and originated in accordance with the Underwriting Policies;

s) as of the Transfer Date on which such Receivable became a Pledged Receivable, such Receivable has been serviced by Holdings since origination in all material respects in accordance with the Servicing Standard (as defined in the Servicing Agreement);

t) with respect to each Receivable, the related Receivable Agreement requires that the proceeds of such Receivable to be used for business purposes and not for personal, family or household purposes;

u) such Receivable was originated on a form of, and is evidenced by a Receivables Agreement and such LOC Receivable has not had any of the terms, conditions or provisions of the corresponding Receivable Agreement amended, modified or waived except (a) in connection with an Automatic LOC Payment Modification, (b) in accordance with the Underwriting Policies, (c) for changes to the applicable Receivable Agreement consistent with the changes reflected in a successor form of Receivable Agreement approved in accordance with the terms hereof, or (d) solely with respect to changes to the “credit limit”, the “daily periodic rate”, the “APR” or the “required payment period” of such Receivable, in accordance with the express terms of such Receivable Agreement;

v) such Receivable constitutes an “account” or a “payment intangible” (as defined in the UCC) or proceeds thereof and is not Chattel Paper;

w) if such Receivable is an E-Sign Receivable, it was originated in accordance with all applicable laws governing the collection of electronic signatures or records;

x) to the Company’s and Seller’s actual knowledge (whether such knowledge was obtained prior to or after origination), such Receivable was originated without fraud on the part of any Person, including, without limitation, the Receivables Obligor or any other party involved in the origination of such Receivable;

y) when sold or contributed to the Company by Seller pursuant to the Asset Purchase Agreement, such Receivable will be owned by the Company, free and clear of all Liens (other than any Liens created under any of the Credit Documents in favor of Collateral Agent, on behalf of Secured Parties);

z) immediately prior to the sale or contribution of such Receivable to the Company pursuant to the Asset Purchase Agreement, Seller had good and marketable title to such Receivable, free and clear of all Liens (other than any Lien which has been or will be terminated concurrently with such sale or contribution to the Company);

aa) Seller has caused its master computer records relating to such Receivable to be clearly and unambiguously marked to show that such Receivable has been sold and/or contributed by Seller pursuant to the Asset Purchase Agreement and pledged by Company under the Security Agreement;

bb) to the Company’s actual knowledge, all representations and warranties relating to such Receivable and the Related Security set forth in the Credit Documents are true in all material respects;

cc) such Receivable is fully amortizing over the “required payment period” set forth in the applicable Receivables Agreement, in each case with an Outstanding Principal Balance that amortizes each day Payments are received thereunder;

dd) the proceeds of such Receivable have not been and will not be used to satisfy, in whole or part, any Indebtedness owed or owing by the related Receivables Obligor to the Seller, a Receivables Account Bank or Company or any Affiliate of Holdings, except for any refinancing of an existing Receivable if all payments on such existing Receivable were contractually current prior to its refinancing;

ee) to the extent required by the Underwriting Policies, Seller has filed a UCC-1 Financing Statement against the Receivables Obligor for such Receivable describing such Receivable and Related Security and naming the related Receivables Obligor, as debtor, Seller or a UCC Agent (or a wholly owned subsidiary of the UCC Agent), as secured party, substantially in the form provided to the Administrative Agent on or prior to the Closing Date;

ff) the original aggregate principal repayment obligation of the Receivables Obligor under such Receivable is $200,000 or less;

gg) if such Receivable is subject to a Material Modification, there are no scheduled payments that are past due in respect of such Receivable; provided that as of the initial Transfer Date on which a Headway LOC related to a particular Receivables Obligor became a Pledged Receivable, such Headway LOC is not subject to a Material Modification;

hh) a Missed First Payment (as defined in the Asset Purchase Agreement) has not occurred with respect to such Receivable;

ii) the Receivables Obligor thereof submitted no fewer than three (3) bank account statements (or similar electronic bank information) in respect of its business banking account to the Seller in connection with its application for such Receivable;

jj) such Receivable is designated as a Tier 1 Receivable, Tier 2 Receivable or Tier 3 Receivable (as of the time of underwriting).

kk) if such Receivable is an ACH Receivable, the related ACH Agreement remains in full force and effect;

ll) the Administrative Agent has received within five (5) Business Days of the date of acquisition of such Receivable a Collateral Receipt and Exception Report from the Custodian, which Collateral Receipt and Exception Report is acceptable to the Administrative Agent in its Permitted Discretion; and

mm) the Eligible Receivables Obligor for such Receivable had a OnDeck Score (if such OnDeck Score is available) equal to or greater than 470 as of the date of its underwriting.

For purposes of items (s), (t), (v) and (jj) above, the date of underwriting of each LOC Receivable shall be deemed to be the date upon which the underwriting occurred for the Headway LOC under which such LOC Receivable was originated, provided, however, if such Headway LOC has been re-underwritten, then the date of underwriting of each LOC Receivable originated under such Headway LOC shall be deemed to be the date upon which the last re-underwriting for such Headway LOC occurred.

“Eligible Receivables Obligor” means, with respect to a Receivables Obligor, that:

a) such Receivables Obligor is domiciled in the United States (or territory thereof);

b) such Receivables Obligor is not a Governmental Authority;

c) such Receivables Obligor, and each Receivables Guarantor in respect of such Receivables Obligor, is not subject to any proceedings under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect and has not been subject to any such proceedings within the two (2) year period preceding the related Transfer Date for the applicable Receivable;

d) such Receivables Obligor is not an employee or Affiliate of Company or Holdings or an employee of an Affiliate of Company or Holdings;

e) such Receivables Obligor is not a natural Person (other than in the case of a sole proprietorship);

f) each Receivables Guarantor with respect to such Receivables Obligor is a natural person and is a legal U.S. resident;

g) such Receivables Obligor has not closed or sold its business;

h) such Receivables Obligor does not operate in a prohibited industry as described in the Underwriting Policies; and

i) such Receivables Obligor is a business.

APPENDIX D
TO CREDIT AGREEMENT

EXCESS CONCENTRATION AMOUNTS

“Excess Concentration Amounts” means, as of any date of determination, the sum, without duplication:

(a) the aggregate amount by which the aggregate Outstanding Principal Balance of all Eligible Receivables relating to Receivables Obligors which are located in the Highest Concentration State exceeds 16.0% of the Outstanding Principal Balance of all Eligible Receivables;

(b) the aggregate amount by which the aggregate Outstanding Principal Balance of all Eligible Receivables relating to Receivables Obligors which are located in the Highest Concentration State, the Second Highest Concentration State and the Third Highest Concentration State, in the aggregate, exceeds 37.5% of the Outstanding Principal Balance of all Eligible Receivables;

(c) the aggregate amount by which the aggregate Outstanding Principal Balance of all Eligible Receivables the Receivables Obligors of which share the Highest Concentration Industry Code exceeds 25.0% of the Outstanding Principal Balance of all Eligible Receivables;

(d) the aggregate amount by which the aggregate Outstanding Principal Balance of all Eligible Receivables the Receivables Obligor of which share the same Industry Code (other than the Highest Concentration Industry Code) exceeds 15.0% of the Outstanding Principal Balance of all Eligible Receivables;

(e) the aggregate amount by which the aggregate Outstanding Principal Balance of all Eligible Receivables owed by Receivables Obligors that have been in business less than one (1) year exceeds 2.5% of the Outstanding Principal Balance of all Eligible Receivables;

(f) the aggregate amount by which the aggregate Outstanding Principal Balance of all Eligible Receivables owed by Receivable Obligors for which the Receivables Guarantor had a Vantage Score (as determined on the date of underwriting) of less than 650 exceeds 5.0% of the Outstanding Principal Balance of all Eligible Receivables;

(g) the aggregate amount by which the aggregate Outstanding Principal Balance of all Eligible Receivables owed by Receivable Obligors for which the Receivables Guarantor had a Vantage Score (as determined on the date of underwriting) of less than 620 exceeds 2.5% of the Outstanding Principal Balance of all Eligible Receivables;

(h) if on such date of determination, the weighted average Vantage Score related to any Receivables Guarantors is less than 720, then the amount (representing a selected portion of the Eligible Portfolio Outstanding Principal Balance) that would, as of such date of determination, cause the weighted average Vantage Score to be equal to or greater than 720 (if such amount were excluded from the calculation of the weighted average);

D-1

(i) the aggregate amount by which the aggregate Outstanding Principal Balance of all Eligible Receivables with an original term of greater than eighteen (18) months exceeds 20.0% of the Outstanding Principal Balance of all Eligible Receivables;

(j) if on such date of determination, the weighted average remaining term of all Eligible Receivables is greater than sixteen (16) months, then the amount (representing a selected portion of the Eligible Portfolio Outstanding Principal Balance) that would, as of such date of determination, cause the weighted average remaining term of all Eligible Receivables to be equal to or less than sixteen (16) months (if such amount were excluded from the calculation of the weighted average);

(k) if on such date of determination, the average maximum principal balance of all Eligible Receivables is greater than $60,000, then the amount (representing a selected portion of the Eligible Portfolio Outstanding Principal Balance) that would, as of such date of determination, cause the average maximum principal balance of all Eligible Receivables to be equal to or less than $60,000 (if such amount were excluded from the calculation of the average);

(l) if on such date of determination, the average Outstanding Principal Balance of all Eligible Receivables is equal to or greater than $30,000, then the amount (representing a selected portion of the Eligible Portfolio Outstanding Principal Balance) that would, as of such date of determination, cause the average Outstanding Principal Balance of all Eligible Receivables to be less than $30,000 (if such amount were excluded from the calculation of the average);

(m) if on such date of determination, the weighted average per annum interest rate of the Eligible Receivables is less than 40.0% per annum, then the amount (representing a selected portion of the Eligible Portfolio Outstanding Principal Balance) that would, as of such date of determination, cause the Portfolio Weighted Average Receivables Yield of the Eligible Receivables to equal at least 40.0% per annum (if such amount were excluded from the calculation of weighted average per annum interest rate of the Eligible Receivables);

(n) the aggregate amount by which the aggregate Outstanding Principal Balance of all Eligible Receivables that are 15-Day Delinquent Receivables, exceeds 5.0% of the Outstanding Principal Balance of all Eligible Receivables;

(o) the aggregate amount by which the aggregate Outstanding Principal Balance of all Eligible Receivables which are Tier 2 Receivables in the aggregate exceeds 42.5% of the Outstanding Principal Balance of all Eligible Receivables;

(p) the aggregate amount by which the aggregate Outstanding Principal Balance of all Eligible Receivables which are Tier 3 Receivables in the aggregate, exceeds 2.0% of the Outstanding Principal Balance of all Eligible Receivables;

(q) if on such date of determination, the weighted average of the years that the Receivables Obligors for all Eligible Receivables have been in business is less than or equal to five (5), then the amount (representing a selected portion of the Eligible Portfolio Outstanding Principal Balance) that would, as of such date of determination, cause the weighted average of the years that the Receivables Obligors for all Eligible Receivables have been in business to be greater than five (5) (if such amount were excluded from the calculation of the weighted average); and

E-2

(r) the aggregate amount by which the aggregate Outstanding Principal Balance of all Eligible Receivables which are subject to a Material Modification in the aggregate, exceeds 2.5% of the Outstanding Principal Balance of all Eligible Receivables.

E-3

APPENDIX E
TO CREDIT AGREEMENT

EARLY AMORTIZATION EVENTS

“Early Amortization Event” means the occurrence of any of the following:

(a) for any Monthly Period, the Rolling 3-Month Average Maximum Default Rate shall be greater than 38%;

(b) for any Monthly Period, the Rolling 3-Month Average Maximum 15 Day Delinquency Rate shall be greater than 12.0%; provided, however, that if the Rolling 3-Month Average Maximum 15 Day Delinquency Rate is less than or equal to 12.0% for at least three (3) consecutive Monthly Periods, the related Early Amortization Event shall cease to exist (the “Delinquency Cure”); provided, further, that such Delinquency Cure may only be utilized two (2) times in any twelve (12) month period, and no more than three (3) times in the aggregate after the Closing Date;

(c) for any Monthly Period, the Rolling 3-Month Average Excess Spread shall be less than 5.0%; provided, however, that if the Rolling 3-Month Average Excess Spread is greater than or equal to 5.0% for at least three (3) consecutive Monthly Periods, the related Early Amortization Event shall cease to exist (the “Excess Spread Cure”); provided, further, that such Excess Spread Cure may only be utilized two (2) times in any twelve (12) month period, and no more than three (3) times in the aggregate;

(d) for any Monthly Period, the Portfolio Weighted Average Receivable Yield is less than 45%; provided, however, that if the Portfolio Weighted Average Receivable Yield is greater than or equal to 45% for at least three (3) consecutive Monthly Periods, the related Early Amortization Event shall cease to exist (the “PWARY Cure”); provided, further, that such PWARY Cure may only be utilized two (2) times in any twelve (12) month period, and no more than three (3) times in the aggregate;

(e) the bankruptcy or insolvency of Enova or Holdings;

(f) the occurrence and continuance of a Servicer Default shall have occurred and be continuing and the Administrative Agent shall have delivered written notice thereof to the Servicer, and provided that the Company shall have used commercially reasonable efforts to timely engage a replacement servicer following the date of delivery of such notice of Servicer Default, within forty-five (45) days of the date of delivery of such notice of Servicer Default no replacement servicing agreement with a replacement servicer shall be effective;

(g) a Change of Control shall occur;

(h) so long as any Revolving Loan is then outstanding, a breach of any Financial Covenant;

E-1

(i) Breach or default by Holdings with respect to any material term of (1) one or more items of Indebtedness for borrowed money incurred by Holdings with a principal amount in excess of $1,000,000; or (2) any loan agreement, mortgage, indenture or other agreement relating to such item(s) of Indebtedness for borrowed money, in each case beyond the grace period, if any, provided therefor, and such failure, breach or default, as described in clauses (1) and (2), results, in any such case, in the acceleration of amounts owed thereunder;

(j) the aggregate amount on deposit in the Reserve Account shall be less than the Reserve Account Funding Requirement for a period of five (5) days;

(k) Holdings has (i) fully ceased originating Receivables for a period of ninety (90) consecutive days or more or (ii) declares or an Affiliate declares in writing to Administrative Agent or a Lender or has issued a public statement or publication of information by Holdings or an Affiliate announcing that Holdings has ceased or will cease to originate Receivables either permanently or indefinitely; or

(l) the occurrence of a Regulatory Trigger Event.

E-2

APPENDIX F
TO CREDIT AGREEMENT

TRANSACTION SUMMARY

(See attached)

F-1

Schedule 1.1

Financial Covenants

1. Minimum Tangible Net Worth. The Company shall ensure Enova, together with its Subsidiaries on a consolidated basis, maintains a Tangible Net Worth of at least the sum of (x) $500,000,000 plus (y) 25% of the cumulative positive quarterly Net Income (if any) of Enova occurring on and after the quarter ending March 31, 2023, measured as of the last day of each calendar quarter.

2. Maximum Leverage Ratio. The Company shall ensure the Leverage Ratio of Enova, together with its Subsidiaries on a consolidated basis, shall not exceed 3.00 to 1.00, measured as of the last day of each calendar quarter.

3. Minimum Unrestricted Cash. As of the last day of any calendar quarter, unrestricted Cash and Cash Equivalents of Enova and its Subsidiaries shall not be less than $50,000,000.

For purposes of this Schedule 1.1(a), the following terms shall have the meanings indicated:

“Enova Indebtedness” of any Person shall mean, without duplication, (a) all items which, in accordance with GAAP, would be included in determining total liabilities as shown on the liability side of the balance sheet of such Person as of the date as of which indebtedness is to be determined, including any lease which, in accordance with GAAP would constitute indebtedness, (b) all indebtedness secured by any mortgage, pledge, security, Lien or conditional sale or other title retention agreement to which any property or asset owned or held by such Person is subject, whether or not the indebtedness secured thereby shall have been assumed, (c) all indebtedness of others which such Person has directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business), discounted or sold with recourse or agreed (contingently or otherwise) to purchase or repurchase or otherwise acquire, or in respect of which such Person has agreed to supply or advance funds (whether by way of loan, Equity Interests, equity or other ownership interest purchase, capital contribution or otherwise) or otherwise to become directly or indirectly liable and (d) any Guaranty Obligations.

“Equity Interests” shall mean, with respect to any Person, its equity ownership interests, its common stock and any other capital stock or other equity ownership units of such Person authorized from time to time, and any other shares, options, interests, participations or other equivalents (however designated) of or in such Person, whether voting or nonvoting, including common stock, options, warrants, preferred stock, phantom stock, membership units (common or preferred), stock appreciation rights, membership unit appreciation rights, convertible notes or debentures, stock purchase rights, membership unit purchase rights and all securities convertible, exercisable or exchangeable, in whole or in part, into any one or more of the foregoing.

“Guaranty Obligations” shall mean, with respect to any Person, without duplication, any obligations of such Person (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) guaranteeing or intended to guarantee any Enova Indebtedness of any other Person in any manner, whether direct or indirect, and including, without limitation, any obligation, whether or not contingent, (a) to purchase any such Enova Indebtedness or any property constituting security therefor, (b) to advance or provide funds or other support for the payment or purchase of any such Enova Indebtedness or to maintain working capital, solvency or other balance sheet condition of such other Person (including, without limitation, keep-well agreements, maintenance agreements, comfort letters or similar agreements or arrangements) for the benefit of any holder of Enova Indebtedness of such other Person, (c) to lease or purchase property, securities or services primarily for the purpose of assuring the holder of such Enova Indebtedness, or (d) to otherwise assure or hold harmless the holder of such Enova Indebtedness against loss in respect thereof. The amount of any Guaranty Obligation hereunder shall (subject to any limitations set forth therein) be deemed to be an amount equal to the outstanding principal amount (or maximum principal amount, if larger) of the Enova Indebtedness in respect of which such Guaranty Obligation is made.

“Intangible Assets” shall mean all assets of any Person which would be classified in accordance with GAAP as intangible assets, including without limitation (a) all franchises, licenses, permits, patents, applications, copyrights, trademarks, trade names, goodwill, experimental or organization expenses and other like intangibles, and (b) unamortized debt discount and expense and unamortized stock discount and expense.

“Leverage Ratio” shall mean, with respect to Enova and its Subsidiaries on a consolidated basis, at any date of determination, the ratio of (a) the total Enova Indebtedness minus the amounts of any obligations outstanding under any Permitted Receivables Financing to (b) the total shareholders’ equity, as provided on the balance sheet of Enova and its Subsidiaries on a consolidated basis prepared in accordance with GAAP.

“Net Income” shall mean the net income (or loss) of any Person for such period taken as a single accounting period determined by reference to GAAP.

“Permitted Receivables Financing” shall mean any receivables financing facility or arrangement pursuant to which Enova or any of its Subsidiaries is permitted to sell, convey or otherwise transfer, or to grant a security interest in, Receivables of Enova or any Subsidiary to (i) a Person that is not Enova or a Subsidiary of Enova, (ii) a Subsidiary of Enova that in turn sells such Receivables to a Person that is not Enova or a Subsidiary of Enova or (iii) a Subsidiary of Enova that purchases or otherwise acquires Receivables owned by Enova or any Subsidiary and pledges such Receivables or grants a security interest in any such Receivables to secure a loan or issue a security that is non-recourse to Enova, and in each case of clauses (i) through (iii) above, on a non-recourse basis and on terms that the board of directors, board of managers or similar governing body of (x) Enova or (y) such Subsidiary that is the transferor or grantor, in each case, has concluded provides fair compensation and reasonable value to Enova or its applicable Subsidiary.

“Subsidiary” shall mean, as to any Person, any other Person in which more than fifty percent (50%) of all Equity Interests are owned directly or indirectly by such Person.

“Tangible Net Worth” shall mean, as of any date of determination with respect to any Person, (a) consolidated shareholders’ equity (including retained earnings), minus (b) to the extent not already excluded, (i) the book value of all Intangible Assets, (ii) the cost of treasury shares and (iii) investments in and loans to any Subsidiary or Affiliate or to any equity holder, director or

Schedule 1.1-2

employee of such Person or any of its Subsidiaries, in the case of the foregoing clauses (a) and (b), all as determined under GAAP.

Schedule 1.1-3

EXHIBIT A‑1 TO

CREDIT AGREEMENT

FORM OF FUNDING NOTICE

Reference is made to the Credit Agreement, dated as of May 25, 2023 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among HWC Receivables 2023, LLC, a Delaware limited liability company (“Company”), HEADWAY CAPITAL, LLC (“Headway”), a Delaware limited liability company, the Lenders party thereto from time to time, ATLAS SECURITIZED PRODUCTS ADMINISTRATION, L.P.,, as Administrative Agent and as Collateral Agent for the Secured Parties (in such capacity, “Collateral Agent”) and DEUTSCHE BANK TRUST COMPANY AMERICAS, as Paying Agent. Capitalized terms used herein but not otherwise defined have the meanings assigned to them in the Credit Agreement.

Pursuant to Section 2.1 of the Credit Agreement, the Company desires that Lenders make the following Revolving Loans to the Company in accordance with the applicable terms and conditions of the Credit Agreement on [mm/dd/yy] (the “Credit Date”):

□ Class A Revolving Loans: □ Class B Revolving Loans:	$[___,___,___] $[___,___,___]

Company hereby certifies that:

(i) (a) both before and after making any Class A Revolving Loans requested on such Credit Date, the Total Utilization of Class A Revolving Loans shall not exceed the Class A Borrowing Base, neither a Class A Borrowing Base Deficiency nor a Class B Borrowing Base Deficiency will exist, and the aggregate outstanding principal amount of the Class A Revolving Loans funded by such Class A Committed Lender under the Credit Agreement shall not exceed its Class A Revolving Commitment; and (b) both before and after making any Class B Revolving Loans requested on such Credit Date, the Total Utilization of Class B Revolving Loans shall not exceed the Class B Borrowing Base, neither a Class A Borrowing Base Deficiency nor a Class B Borrowing Base Deficiency will exist, and the aggregate outstanding principal amount of the Class B Revolving Loans funded by such Class B Lender under the Credit Agreement shall not exceed its Class B Revolving Commitment. Attached hereto as Annex A is the Borrowing Base Certificate and the Borrowing Base Report.

(ii) as of the Credit Date, the representations and warranties contained in each of the Credit Documents are true and correct in all material respects on and as of such Credit Date to the same extent as though made on and as of such date, other than those that are qualified by materiality, in which case, such representation and warranty shall be true and correct in all respects as of such Credit Date, except, in each case, to the extent such

Exhibit A-1 – Page 4

representations and warranties specifically relate to an earlier date, in which case such representations and warranties are true and correct in all material respects or true and correct in all respects, as the case may be, on and as of such earlier date.

(iii) as of the Credit Date, no event has occurred and is continuing or would result from the consummation of the borrowing contemplated hereby that would constitute an Early Amortization Event, an Event of Default or a Default.

(iv) as of the date hereof and as of the Credit Date, Section 6.4(f) of the BMO Credit Agreement is satisfied.

Exhibit A-1 – Page 5

HWC RECEIVABLES 2023, LLC

By: ________________________________

Name:

Title:

HEADWAY CAPITAL, LLC

By: ________________________________

Name:

Title:

[Funding Notice]

ANNEX A TO FUNDING NOTICE

Borrowing Base Certificate and Borrowing Base Report

Exhibit A-1 – Annex A –Page 1

EXHIBIT B-1 TO

CREDIT AGREEMENT

FORM OF CLASS A REVOLVING LOAN NOTE

[___,___,___]

[mm/dd/yy] New York, New York

FOR VALUE RECEIVED, HWC RECEIVABLES 2023, LLC, a Delaware limited liability company (“Company”), promises to pay [NAME OF LENDER] (“Payee”) or its registered assigns, on or before [mm/dd/yy], the lesser of (a) [DOLLARS] ($[___,___,___]) and (b) the unpaid principal amount of all advances made by Payee to Company as Revolving Loans under the Credit Agreement referred to below.

Company also promises to pay interest on the unpaid principal amount hereof, from the date hereof until paid in full, at the rates and at the times which shall be determined in accordance with the provisions of that certain Credit Agreement, dated as of May 25, 2023 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among Company, HEADWAY CAPITAL, LLC, the Lenders party thereto from time to time, ATLAS SECURITIZED PRODUCTS ADMINISTRATION, L.P.,, as Administrative Agent and as Collateral Agent and DEUTSCHE BANK TRUST COMPANY AMERICAS, as Paying Agent. Capitalized terms used herein but not otherwise defined have the meanings assigned to them in the Credit Agreement.

This Class A Revolving Loan Note (this “Note”) is one of the “Class A Revolving Loan Notes” in the aggregate principal amount of $[TBD] and is issued pursuant to, and entitled to the benefits of, the Credit Agreement, to which reference is hereby made for a more complete statement of the terms and conditions under which the Revolving Loans evidenced hereby were made and are to be repaid.

All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds at the Principal Office of Administrative Agent or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Credit Agreement. Unless and until an Assignment Agreement effecting the assignment or transfer of the obligations evidenced hereby shall have been accepted by Administrative Agent and recorded in the Register, Company, Headway, each Agent and Lenders shall be entitled to deem and treat Payee as the owner and holder of this Note and the obligations evidenced hereby. Payee hereby agrees, by its acceptance hereof, that before disposing of this Note or any part hereof it will make a notation hereon of all principal payments previously made hereunder and of the date to which interest hereon has been paid; provided, the failure to make a notation of any payment made on this Note shall not limit or otherwise affect the obligations of Company hereunder with respect to payments of principal of or interest on this Note.

This Note is subject to mandatory prepayment and to prepayment at the option of Company, each as provided in the Credit Agreement.

Exhibit B- 1 - Page -1

THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF COMPANY AND PAYEE HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note, together with all accrued and unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

The terms of this Note are subject to amendment only in the manner provided in the Credit Agreement.

No reference herein to the Credit Agreement and no provision of this Note or the Credit Agreement shall alter or impair the obligations of Company, which are absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.

Company promises to pay all costs and expenses, including reasonable attorneys’ fees, all as provided in the Credit Agreement, incurred in the collection and enforcement of this Note. Subject to the terms of the Credit Agreement, Company and any endorsers of this Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice. Company and any endorsers of this Note hereby waive diligence, presentment, protest, demand notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

Exhibit B- 1 - Page -2

IN WITNESS WHEREOF, Company has caused this Note to be duly executed and delivered by its officer thereunto duly authorized as of the date and at the place first written above.

HWC RECEIVABLES 2023, LLC

By: ________________________________

Name:

Title:

[Class A Revolving Loan Note]

TRANSACTIONS ON CLASS A REVOLVING LOAN NOTE
Date	Amount of Loan Made This Date	Amount of Principal Paid This Date	Outstanding Principal Balance This Date	Notation Made By

[Class A Revolving Loan Note]

EXHIBIT B-2 TO

CREDIT AGREEMENT

FORM OF CLASS B REVOLVING LOAN NOTE

[___,___,___]

[mm/dd/yy] New York, New York

FOR VALUE RECEIVED, HWC RECEIVABLES 2023, LLC, a Delaware limited liability company (“Company”), promises to pay [NAME OF LENDER] (“Payee”) or its registered assigns, on or before [mm/dd/yy], the lesser of (a) [DOLLARS] ($[___,___,___]) and (b) the unpaid principal amount of all advances made by Payee to Company as Revolving Loans under the Credit Agreement referred to below.

Company also promises to pay interest on the unpaid principal amount hereof, from the date hereof until paid in full, at the rates and at the times which shall be determined in accordance with the provisions of that certain Credit Agreement, dated as of May 25, 2023 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among Company, HEADWAY CAPITAL, LLC, the Lenders party thereto from time to time, ATLAS SECURITIZED PRODUCTS ADMINISTRATION, L.P.,, as Administrative Agent and as Collateral Agent and DEUTSCHE BANK TRUST COMPANY AMERICAS, as Paying Agent. Capitalized terms used herein but not otherwise defined have the meanings assigned to them in the Credit Agreement.

This Class B Revolving Loan Note (this “Note”) is one of the “Class B Revolving Loan Notes” in the aggregate principal amount of $[TBD] and is issued pursuant to and entitled to the benefits of the Credit Agreement, to which reference is hereby made for a more complete statement of the terms and conditions under which the Revolving Loans evidenced hereby were made and are to be repaid.

All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds at the Principal Office of Administrative Agent or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Credit Agreement. Unless and until an Assignment Agreement effecting the assignment or transfer of the obligations evidenced hereby shall have been accepted by the Administrative Agent and recorded in the Register, Company, Headway, each Agent and Lenders shall be entitled to deem and treat Payee as the owner and holder of this Note and the obligations evidenced hereby. Payee hereby agrees, by its acceptance hereof, that before disposing of this Note or any part hereof it will make a notation hereon of all principal payments previously made hereunder and of the date to which interest hereon has been paid; provided, the failure to make a notation of any payment made on this Note shall not limit or otherwise affect the obligations of Company hereunder with respect to payments of principal of or interest on this Note.

This Note is subject to mandatory prepayment and to prepayment at the option of Company, each as provided in the Credit Agreement.

Exhibit B-2 – Page 1

THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF COMPANY AND PAYEE HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note, together with all accrued and unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

The terms of this Note are subject to amendment only in the manner provided in the Credit Agreement.

No reference herein to the Credit Agreement and no provision of this Note or the Credit Agreement shall alter or impair the obligations of Company, which are absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.

Company promises to pay all costs and expenses, including reasonable attorneys’ fees, all as provided in the Credit Agreement, incurred in the collection and enforcement of this Note. Subject to the terms of the Credit Agreement, Company and any endorsers of this Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice. Company and any endorsers of this Note hereby waive diligence, presentment, protest, demand notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

Exhibit B-2 – Page 2

[Class B Revolving Loan Note]

IN WITNESS WHEREOF, Company has caused this Note to be duly executed and delivered by its officer thereunto duly authorized as of the date and at the place first written above.

HWC RECEIVABLES 2023, LLC

By: ________________________________

Name:

Title:

[Class B Revolving Loan Note]

TRANSACTIONS ON CLASS B REVOLVING LOAN NOTE
Date	Amount of Loan Made This Date	Amount of Principal Paid This Date	Outstanding Principal Balance This Date	Notation Made By

Exhibit B-2

EXHIBIT C-1 TO

CREDIT AGREEMENT

FORM OF COMPLIANCE CERTIFICATE

THE UNDERSIGNED HEREBY CERTIFIES AS FOLLOWS:

1. I am the Vice President of HEADWAY CAPITAL, LLC (“Holdings”), the Vice President and Treasurer of HWC RECEIVABLES 2023, LLC (“Company”) and [the Chief Financial Officer of ENOVA INTERNATIONAL, INC. (“Enova”)].

2. I have reviewed the terms of that certain Credit Agreement, dated as of May 25, 2023 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among Company, Holdings, the Lenders party thereto from time to time, ATLAS SECURITIZED PRODUCTS ADMINISTRATION, L.P.,, as Administrative Agent and as Collateral Agent and DEUTSCHE BANK TRUST COMPANY AMERICAS, as Paying Agent, and I have made, or have caused to be made under my supervision, a review in reasonable detail of the transactions and condition of Holdings and Company during the accounting period covered by the attached financial statements.

3. The examination described in paragraph 2 above did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes an Early Amortization Event, Event of Default or Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth in a separate attachment, if any, to this Certificate, describing in detail, the nature of the condition or event, the period during which it has existed and the action which Company has taken, is taking, or proposes to take with respect to each such condition or event.

4. The financial statements attached hereto fairly present, in all material respects, the financial condition of Enova and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments.

5. [The Company has performed and complied with all covenants, agreements, obligations and conditions contained in the Credit Agreement that are required to be performed or complied with by the Company on or before the date hereof.

6. The Company has complied with the Requirements of Law, noncompliance with which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.]1

The foregoing certifications, together with the computations set forth in the Annex A hereto and the financial statements delivered with this Certificate in support hereof, are made and

1 To be included with annual financial statements

[Compliance Certificate]

delivered [mm/dd/yy] pursuant to Section 5.1(c) of the Credit Agreement. Capitalized terms used herein but not otherwise defined have the meanings assigned to them in the Credit Agreement.

HEADWAY CAPITAL, LLC

By: _____________________________

Name: Steven Cunningham

Title: Vice President

HWC RECEIVABLES 2023, LLC

By: _____________________________ Name: Steven Cunningham

Title: Vice President and Treasurer

Solely with respect to paragraph 4 herein:

ENOVA INTERNATIONAL, INC.

By: _____________________________ Name: Steven Cunningham

Title: Chief Financial Officer

[Compliance Certificate]

ANNEX A TO

COMPLIANCE CERTIFICATE

AS OF THE LAST DAY OF THE CALENDAR [QUARTER] [YEAR] ENDING [mm/dd/yy].

1. Minimum Tangible Net Worth: (i) ‑ (ii) - (iii) – (iv) = $[___,___,__]

(i) Enova’s consolidated shareholders’ equity (including

retained earnings): $[___,___,__]

(ii) to the extent not already excluded, the book value of all Intangible Assets of Enova: $[___,___,__]

(iii) to the extent not already excluded, the cost of treasury shares of

Enova: $[___,___,___]

(iv) to the extent not already excluded, investments in and loans to any Subsidiary or Affiliate of Enova or to any equity holder, director or employee of Enova or any of its Subsidiaries: $[___,___,___]

2. Maximum Leverage Ratio: (i) /(ii) =

(i) total Enova Indebtedness: $[___,___,___]

(ii) Enova and its Subsidiaries’ total stockholders’ equity: $[___,___,___]

Actual: _.__:1.00

Required: ≤ 3.50:1.00

To be at least the sum of (x) $500,000,000 plus (y) 25% of the cumulative positive quarterly Net Income (if any) of Enova occurring on and after the quarter ending March 31, 2023, measured as of the last day of each Fiscal Quarter.

(a) all items which, in accordance with GAAP, would be included in determining total liabilities as shown on the liability side of the balance sheet of Enova as of the date as of which indebtedness is to be determined, including any lease which, in accordance with GAAP would constitute indebtedness, (b) all indebtedness secured by any mortgage, pledge, security, Lien or conditional sale or other title retention agreement to which any property or asset owned or held by Enova is subject, whether or not the indebtedness secured thereby shall have been assumed, (c) all indebtedness of others which Enova has directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business), discounted or sold with recourse or agreed (contingently or otherwise) to purchase or repurchase or otherwise acquire, or in respect of which Enova has agreed to supply or advance funds (whether by way of loan, Equity Interests, equity or other ownership interest purchase, capital contribution or otherwise) or otherwise to become directly or indirectly liable and (d) any Guaranty Obligations.

Exhibit C-1 – Annex A – Page 1

3. Minimum Unrestricted Cash:

Actual: $[___,___,___]

Required: $[50,000,000]

Exhibit C-1 – Annex A – Page 2

EXHIBIT C-2 TO

CREDIT AGREEMENT

FORM OF BORROWING BASE REPORT AND CERTIFICATE

The undersigned, a duly authorized representative of HWC RECEIVABLES 2023, LLC (“Company”), pursuant to that certain Credit Agreement, dated as of May 25, 2023 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among Company, HEADWAY CAPITAL, LLC, the Lenders party thereto from time to time, ATLAS SECURITIZED PRODUCTS ADMINISTRATION, L.P.,, as Administrative Agent and as Collateral Agent and DEUTSCHE BANK TRUST COMPANY AMERICAS, as Paying Agent, does hereby certify that:

1. The undersigned is an Authorized Officer of Company who is duly authorized pursuant to the Credit Agreement to execute and deliver this Borrowing Base Report and Certificate to the Administrative Agent, Collateral Agent, Paying Agent and each Lender.

2. The determination and calculations of the computations specified in Annex A attached hereto (the “Computations”) and a review of the information used in determining and calculating such Computations were conducted under my supervision.

3. The Computations were made pursuant to the provisions of the Credit Agreement relating to the computation of the Class A Borrowing Base or the Class B Borrowing Base, as applicable, and the various components thereof and are based on the information in the financial statements attached to the Compliance Certificate dated as of the date hereof.

4. I hereby certify that the results of the Computations were accurate and complete in all material respects as of the last day of the period specified therein.

The foregoing certifications, together with the Computations set forth in the Annex A hereto are made and delivered as of [mm/dd/yy] pursuant to the Credit Agreement. Capitalized terms used herein but not otherwise defined have the meanings assigned to them in the Credit Agreement.

Exhibit C-2 – Page 1

HWC RECEIVABLES 2023, LLC

By: ________________________________

Name:

Title:

[Borrowing Base Certificate]

ANNEX A TO

BORROWING BASE CERTIFICATE

Computations

[TO BE ATTACHED]

Exhibit C-2 – Annex A

EXHIBIT D TO

CREDIT AGREEMENT

ASSIGNMENT AND ASSUMPTION AGREEMENT

Reference is made to the Credit Agreement, dated as of May 25, 2023 among HWC Receivables 2023, LLC, a Delaware limited liability company (“Company”), HEADWAY CAPITAL, LLC, a Delaware limited liability company, the Lenders party thereto from time to time, ATLAS SECURITIZED PRODUCTS ADMINISTRATION, L.P.,, as Administrative Agent and as Collateral Agent and DEUTSCHE BANK TRUST COMPANY AMERICAS, as Paying Agent (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Terms defined in the Agreement are used herein with the same meaning.

This Assignment and Assumption Agreement (the “Assignment”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). The Assignee hereby acknowledges receipt of a copy of the Credit Agreement. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, the interest in and to all of the Assignor’s rights and obligations under the Credit Agreement and any other documents or instruments delivered pursuant thereto that represents the amount and percentage interest identified below of all of the Assignor’s outstanding rights and obligations under the respective facilities identified below (the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and the Credit Agreement, without representation or warranty by the Assignor.

1. Assignor: ______________________

2. Assignee: ______________________ and is an Eligible Assignee

3. Borrower(s): HWC RECEIVABLES 2023 LLC

4. Administrative Agent: ATLAS SECURITIZED PRODUCTS ADMINISTRATION, L.P.,, as the administrative agent under the Credit Agreement

5. Credit Agreement: The Credit Agreement dated as of May 25, 2023 among HWC RECEIVABLES 2023, LLC, HEADWAY CAPITAL, LLC, the Lenders party

Exhibit D – Page 1

thereto from time to time, ATLAS SECURITIZED PRODUCTS ADMINISTRATION, L.P.,, as Administrative Agent and as Collateral Agent and DEUTSCHE BANK TRUST COMPANY AMERICAS, as Paying Agent.

6. Assigned Interest:

=

Facility Assigned	Aggregate Amount of Revolving Commitment/Loans for all Lenders	Amount of Revolving Commitment/Loans Assigned	Percentage Assigned of Revolving Commitment/Loans [*****1
Class A Revolving Commitment	$______________	$______________	____________%
Class A Revolving Loan	$______________	$______________	____________%
Class B Revolving Commitment	$______________	$______________	____________%
Class B Revolving Loan	$______________	$______________	____________%

Effective Date: ______________, 20__ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

7. Notice and Wire Instructions:

[NAME OF ASSIGNOR] Notices: _________________________ _________________________ _________________________	[NAME OF ASSIGNEE] Notices: _________________________ _________________________ _________________________

[******]Set forth, to at least 9 decimals, as a percentage of the Revolving Commitment/Loans of all Lenders thereunder.

Exhibit D – Page 2

Attention: Telecopier: with a copy to: _________________________ _________________________ _________________________ Attention: Telecopier: Wire Instructions:	Attention: Telecopier: with a copy to: _________________________ _________________________ _________________________ Attention: Telecopier: Wire Instructions:

Exhibit D – Page 3

The terms set forth in this Assignment are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:_______________________

Name:

Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By:_______________________

Name:

Title:

[Consented to and][*******1

ATLAS SECURITIZED PRODUCTS ADMINISTRATION, L.P.,, as

Administrative Agent

By:_______________________

Name:

Title:

[Consented to:][********2

HWC RECEIVABLES 2023, LLC

By:_______________________

Name:

Title:

[********]To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

[*********]To be added only if the consent of the Company is required by the terms of the Credit Agreement.

[Assignment and Assumption]

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION AGREEMENT

STANDARD TERMS AND CONDITIONS FOR ASSIGNMENT
AND ASSUMPTION AGREEMENT

1.
Representations and Warranties.
1.1
Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with any Credit Document (as defined below), (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Documents (as defined in the Credit Agreement) or any other instrument or document delivered pursuant thereto, other than this Assignment, or any collateral thereunder, (iii) the financial condition of the Company or Affiliates or any other Person obligated in respect of any Credit Document or (iv) the performance or observance by the Company, any of its Affiliates or any other Person of any of their respective obligations under any Credit Document.
1.2
Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement, (iii) it has experience and expertise in the making of or investing in commitments or loans such as the applicable Revolving Commitments or Revolving Loans, as the case may be, (iv) it will make or invest in, as the case may be, its Revolving Commitments or Revolving Loans for its own account in the ordinary course of its business and without a view to distribution of such Revolving Commitments or Revolving Loans within the meaning of the Securities Act or the Exchange Act or other federal securities laws (it being understood that, subject to the provisions of Section 9.6 of the Credit Agreement, the disposition of such Revolving Commitments or Revolving Loans or any interests therein shall at all times remain within its exclusive control), (v) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement, shall be deemed to have made the representations and warranties of a Lender as set forth in the Credit Agreement and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (vi) it has received a copy of the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and to purchase the Assigned Interest on the basis of which it has made such analysis and decision, and (vii) if it is a Non‑US Lender, attached to the Assignment is any documentation required

Exhibit D – Annex 1 - Page 1

to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at that time, continue to make its own credit decisions in taking or not taking action under the Credit Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Documents are required to be performed by it as a Lender.
2.
Payments. All payments with respect to the Assigned Interests shall be made on the Effective Date as follows:
2.1
With respect to Assigned Interests for Revolving Loans, from and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to or on or after the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.
3.
General Provisions. This Assignment shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment. This Assignment shall be governed by, and construed in accordance with, the laws of the State of New York without regard to conflict of laws principles (OTHER THAN SECTIONS 5‑1401 AND 5‑1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW) thereof.

Exhibit D – Annex 1 - Page 2

EXHIBIT E TO

CREDIT AGREEMENT

FORM OF CERTIFICATE REGARDING NON‑BANK STATUS

Reference is made to the Credit Agreement, dated as of May 25, 2023 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among HWC Receivables 2023, LLC, a Delaware limited liability company, headway capital, LLC, a Delaware limited liability company, the Lenders party thereto from time to time, ATLAS SECURITIZED PRODUCTS ADMINISTRATION, L.P.,, as Administrative Agent and as Collateral Agent and DEUTSCHE BANK TRUST COMPANY AMERICAS, as Paying Agent. Capitalized terms used herein but not otherwise defined have the meanings assigned to them in the Credit Agreement.

Pursuant to Section 2.16(d)(i) of the Credit Agreement, the undersigned hereby certifies that it is not a “bank” or other Person described in Section 881(c)(3) of the Internal Revenue Code of 1986, as amended.

[NAME OF LENDER]

By: ____________________________

Name:

Title:

Exhibit E – Page 1

EXHIBIT F‑1 TO

CREDIT AGREEMENT

FORM OF CLOSING DATE CERTIFICATE

[FORM IS MAINTAINED AS A SEPARATE DOCUMENT]

Exhibit F-1 – Page 1

EXHIBIT F‑2 TO

CREDIT AGREEMENT

FORM OF SOLVENCY CERTIFICATE

[FORM IS MAINTAINED AS A SEPARATE DOCUMENT]

Exhibit F-2 – Page 1

EXHIBIT G TO

CREDIT AGREEMENT

FORM OF CONTROLLED ACCOUNT VOLUNTARY PAYMENT NOTICE

Exhibit G – Page 1

Reference is made to the Credit Agreement, dated as of May 25, 2023 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among HWC Receivables 2023, LLC, a Delaware limited liability company (“Company”), HEADWAY CAPITAL, LLC, a Delaware limited liability company (“Headway”), the Lenders party thereto from time to time, ATLAS SECURITIZED PRODUCTS ADMINISTRATION, L.P.,, as Administrative Agent and as Collateral Agent and DEUTSCHE BANK TRUST COMPANY AMERICAS, as Paying Agent. Capitalized terms used herein but not otherwise defined have the meanings assigned to them in the Credit Agreement.

Pursuant to Section 2.11(c)(vii)(B) of the Credit Agreement, the Company desires to repay the Revolving Loans in accordance with Section 2.1(b) of the Credit Agreement and intends to effect such repayment (the “Repayment”) from the Controlled Account specified below on [mm/dd/yy] (the “Repayment Date”).

The Repayment shall be funded in the principal amount of $__________from the Collection Account.

The Repayment shall be applied to the following Class in the following amount:1

Class A Revolving Loans: [_____]

Class B Revolving Loans: [_____]

Company hereby certifies that:

(i)
as of the Repayment Date, no Early Amortization Event, Default or Event of Default has occurred and shall be continuing;
(ii)
after giving effect to such Repayment, no more than three (3) repayments of Class A Revolving Loans pursuant to Section 2.1 of the Agreement will have been made in the same calendar week;
(iii)
the amount of the Repayment equals or exceeds $250,000;
(iv)
after giving effect to each such Repayment, an amount equal to not less than the sum of (i) any Reserve Account Funding Requirement and (ii) the aggregate of the pro forma amount of interest, fees and expenses projected to be due hereunder and under the other Credit Documents, if any, until the next Interest Payment Date, based on the Accrued Interest Amount on such date and a projection of the interest to accrue on the Revolving Loans until the next Interest Payment Date using the same assumptions as are contained in the calculation of the Accrued Interest Amount, and the Total Utilization of Class A Revolving Loans and the Total Utilization of Class B Revolving Loans on

1 The minimum amount of any such Repayment on the Class A Revolving Loans or Class B Revolving Loans shall be $250,000.

Exhibit G – Page 1

such date (after giving effect to such Repayments), shall remain in the Controlled Accounts.

Exhibit G – Page 2

HWC RECEIVABLES 2023, LLC

By: ________________________________

Name:

Title:

[Controlled Account Voluntary Payment Notice]

EXHIBIT H TO

CREDIT AGREEMENT

FORM OF RECEIVABLES PURCHASE AGREEMENT

[ON FILE WITH ADMINISTRATIVE AGENT]

Exhibit H – Page 1

EXHIBIT I
TO CREDIT AGREEMENT

FORM OF RELEASE NOTICE

ATLAS SECURITIZED PRODUCTS ADMINISTRATION, L.P.,, as Administrative Agent, on behalf of itself and the Lenders and as Collateral Agent

Re: Release Notice

Ladies and Gentlemen:

This Release Notice is being delivered with respect to that certain Credit Agreement, dated as of May 25, 2023 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among HWC Receivables 2023, LLC, a Delaware limited liability company (“Company”), headway capital, LLC, a Delaware limited liability company (“Headway”), the Lenders party thereto from time to time, ATLAS SECURITIZED PRODUCTS ADMINISTRATION, L.P.,, as Administrative Agent and as Collateral Agent and DEUTSCHE BANK TRUST COMPANY AMERICAS, as Paying Agent. Unless otherwise defined herein or as the context otherwise requires, terms used herein and not otherwise defined have the respective meanings assigned to them in the Credit Agreement.

The Company intends to prepay the Revolving Loans in an amount equal to [$________] [which represents the entire outstanding principal amount of the Revolving Loans] 1 (together with all accrued interest thereon) on [•] (the “Scheduled Prepayment Date”) in the manner herein set forth.

The table below sets forth accurate amounts (in U.S. dollars) as of the Scheduled Prepayment Date with respect to the items set forth in such table.2

A	Class A Revolving Loan balance to be prepaid	$[•] (the “Class A Principal Prepayment Amount”)

 Insert when Revolving Loan balance is being paid in full

2 NTD: Release Notice to include calculation of [DQ] receivables released; no more than a pro rata share may be released in any Release.

Exhibit I – Page 1

B	Class B Revolving Loan balance to be prepaid	$[•] (the “Class B Principal Prepayment Amount”, together with the Class A Principal Prepayment Amount, the “Principal Prepayment Amount”)
C	Accrued interest on the Revolving Loans through the Scheduled Prepayment Date	$[•] (the “Accrued Interest Amount”)
D	Accrued Class A Unused Fees and any additional amounts payable to the Class A Lenders on the Scheduled Prepayment Date	$[•] (the “Class A Unpaid Fee Amount”)
E	Accrued Class B Unused Fees and any additional amounts payable to the Class B Lenders on the Scheduled Prepayment Date	$[•] (the “Class B Unpaid Fee Amount”)
F	Prepayment Fee payable to the Class A Lenders for the Class A Revolving Loan	$[•]
G	Prepayment Fee payable to the Class B Lenders for the Class B Revolving Loan	$[•]
H	Commitment Reduction Amount for Class A Revolving Loan	$[•]
I	Commitment Reduction Amount for Class B Revolving Loan
J	Outstanding principal balance of the Class A Revolving Loan prior to giving effect to the Class A Principal Prepayment Amount	$[•]
K	Outstanding principal balance of the Class B Revolving Loan	$[•]

Exhibit I – Page 2

prior to giving effect to the Class B Principal Prepayment Amount
L	Outstanding principal balance of the Class A Revolving Loan after giving effect to the Class A Principal Prepayment Amount	$[•]
M	Outstanding principal balance of the Class B Revolving Loan after giving effect to the Class B Principal Prepayment Amount	$[•]

Effective automatically upon receipt by the Administrative Agent of the Principal Prepayment Amount and, if applicable, the Accrued Interest Amount, the Class A Unpaid Fee Amount and Class B Unpaid Fee Amount on the Scheduled Prepayment Date pursuant to the preceding paragraph, and in consideration therefor, [(i) the [Class A Revolving Commitment / Class B Revolving Commitment] shall be permanently reduced or otherwise affected by the Commitment Reduction Amount on the Scheduled Prepayment Date;] and (ii) [all security interests, liens and encumbrances of the Collateral Agent, for the benefit of the Secured Parties, in and to the Pledged Receivables and other related Collateral owned by the Company on the Scheduled Prepayment Date]1[all security interests, liens and encumbrances of the Collateral Agent, for the benefit of the Secured Parties, in and to the Pledged Receivables and other related Collateral owned by the Company identified on Schedule 1 hereto]2 shall be released, terminated and of no further force and effect.

[Set forth on Schedule 1 attached hereto is a listing of all Pledged Receivables that will remain Pledged Receivables after giving effect to the prepayment contemplated hereby, including whether such Pledged Receivable will be an Eligible Receivable as of the Scheduled Prepayment Date.

Attached hereto as Schedule 2 is a Borrowing Base Certificate as of the Scheduled Prepayment Date.]3

Company hereby represents and warrants that (i) other than with respect to a prepayment in full, no Default, Early Amortization Event or Event of Default has occurred and is continuing or would result therefrom and (ii) the conditions precedent to the Release contemplated hereby as set forth in Section 2.6 of the Credit Agreement have been satisfied.

1 Insert when Revolving Loan balance is being paid in full

2 Attach Schedule 1 identifying only that collateral being released in connection with a partial prepayment.

3 Insert if prepayment is partial

Exhibit I – Page 3

If this Release Notice is delivered more than two (2) Business Days prior to the requested Release Date, the Administrative Agent acknowledges and agrees that this Release Notice is revocable, without penalty, by the Company through the close of business on the Business Day preceding such second prior Business Day; otherwise, this Release Notice shall be irrevocable and effective upon receipt.

The parties acknowledge and agree that all Credit Documents are hereby reaffirmed in all respects and remain in full force and effect.

This letter agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Electronic delivery of the signature pages to this agreement (by pdf attachment to an email or otherwise) shall have the same force and effect as physical delivery of original (ink) signatures.

[signature pages follow]

Very truly yours,

HWC RECEIVABLES 2023, LLC, as Company By: Name: Title:
ACCEPTED AND AGREED: ATLAS SECURITIZED PRODUCTS ADMINISTRATION, L.P.,, as Administrative Agent and Collateral Agent By: Name: Title:

Exhibit I – Page 4

EXHIBIT J

TO CREDIT AGREEMENT

FORM OF RELEASE LETTER

ATLAS SECURITIZED PRODUCTS ADMINISTRATION, L.P.,, as Administrative Agent, on behalf of itself and the Lenders and as Collateral Agent

Re: Release Letter

Ladies and Gentlemen:

This Release Letter is being delivered with respect to that certain Credit Agreement, dated as of May 25, 2023 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among HWC Receivables 2023, LLC, a Delaware limited liability company (“Company”), HEADWAY CAPITAL, LLC, a Delaware limited liability company (“Headway”), the Lenders party thereto from time to time, ATLAS SECURITIZED PRODUCTS ADMINISTRATION, L.P.,, as Administrative Agent and as Collateral Agent and DEUTSCHE BANK TRUST COMPANY AMERICAS, as Paying Agent. Unless otherwise defined herein or as the context otherwise requires, terms used herein and not otherwise defined have the respective meanings assigned to them in the Credit Agreement.

Reference is made to the Release Notice delivered pursuant to Section 2.6 of the Credit Agreement on [•] pursuant to which the Company provided notice that on [•] (the “Scheduled Prepayment Date”), the Company intends to prepay the Revolving Loans.

The Company reaffirms its intention to prepay the Revolving Loans on the Scheduled Prepayment Date in the amounts and as contemplated by the Release Notice.

[Company to include any wire instructions and/or directions for release of Pledged Receivables for Administrative Agent].

[signature page follows]

Exhibit J – Page 1

Very truly yours,

HWC RECEIVABLES 2023, LLC, as Company By: Name: Title:
ACCEPTED AND AGREED: ATLAS SECURITIZED PRODUCTS ADMINISTRATION, L.P.,, as Administrative Agent and Collateral Agent By: Name: Title:

Exhibit J – Page 2

Exhibit B

[attached]

Omnibus Amendment – Amendment No. 3 to Credit Agreement and Amendment No. 1 to Backup Servicing Agreement

Conformed Backup Servicing Agreement, conformed through

Amendment No. 1 (September 15, 2026)

BACKUP SERVICING AGREEMENT

DATE: May 25, 2023

AMONG: Vervent Inc.

2100 Kettner Blvd., Suite 410

San Diego, CA 92101

Attention: General Counsel

Email: dgamble@vervent.com

AND: HWC Receivables 2023, LLC

175 W. Jackson Blvd., Suite 600

Chicago, IL 60604

Attention: Secretary, Headway Capital, LLC

Telephone: (312) 568-4200

With a copy to:

Enova International, Inc.

175 W. Jackson Blvd., Suite 600

Chicago, IL 60604

Attention: General Counsel

Email: notices@enova.com

AND: Headway Capital, LLC

175 W. Jackson Blvd., Suite 600

Chicago, IL 60604

Attention: Secretary

Telephone: (312) 568-4200

With a copy to:

Enova International, Inc.

175 W. Jackson Blvd., Suite 600

Chicago, IL 60604

Attention: General Counsel

Email: notices@enova.com

AND: Atlas Securitized Products Administration, L.P.

151 W 42nd Street, 5th Floor

New York, NY 10036

Attention: Andrew Koepke

Email: Andrew.koepke@atlas-sp.com

FILENAME \* MERGEFORMAT Enova - HWC - Exhibit B to Amendment No. 3 (Conformed Backup Servicing Agreement) 4903-5345-2490 v8.doc

WHEREAS, HWC Receivables 2023, LLC (the “Company”), Headway Capital, LLC (“Headway”), the lenders signatory thereto from time to time (the “Lenders”), Atlas Securitized Products Administration, L.P., as Administrative Agent for the Lenders (in such capacity, the “Agent”) and as collateral agent for the Secured Parties (in such capacity, the “Collateral Agent”), and Deutsche Bank Trust Company Americas, as paying agent, entered into the Credit Agreement dated as of May 25, 2023 (as the same may be or has been amended, supplemented, restated, or otherwise modified from time to time, the “Credit Agreement”) for the financing of the purchase by Company of contracts (the “Contracts”) originated or acquired by Client (as defined below) relating to commercial loans (including, without limitation, LOC Receivables) with fixed interest rates and recurring daily, weekly or monthly payments processed via ACH or similar automated debiting mechanism to obligors domiciled within the United States (the “Client Portfolio”);

WHEREAS, Headway, as the servicer (“Client” or the “Servicer”), Company and Agent entered into that certain Servicing Agreement dated as of the date hereof (as the same may be or has been amended, supplemented, restated, or otherwise modified from time to time, the “Servicing Agreement”) for the servicing of the Client Portfolio by Client; and

WHEREAS, the Company wishes to engage Vervent Inc. (“Vervent”) to perform backup servicing duties for the Client Portfolio (not in its individual capacity, but solely in its capacity as backup servicer and Successor Servicer, as applicable, (the “Backup Servicer”)) and the Backup Servicer is willing to perform such backup servicing duties under the terms and conditions in this Backup Servicing Agreement (the “Agreement”).

NOW, THEREFORE, in consideration of the parties’ mutual promises and for other consideration, the sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Portfolio Servicing.

1.1 Definitions. All defined terms used but not otherwise defined in this Agreement shall have the meanings ascribed to them in the Credit Agreement. Whenever used in this Agreement, the following words and phrases shall have the following meanings, and the definitions of such terms are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

“Hot Backup Servicer Event” means the occurrence of any of either following events on any Interest Payment Date: (a) the Rolling 3-Month Average Excess Spread as of the Determination Date immediately preceding such Interest Payment Date is less than 7.50%; or (b) the Rolling 3-Month Average Maximum 15 Day Delinquency Rate as of the Determination Date immediately preceding such Interest Payment Date is greater than 10.00%.

“Hot Backup Servicer Event Cure” means the occurrence of each of the following events on any Interest Payment Date: (a) the Excess Spread as of the Determination Date immediately preceding such Interest Payment Date is greater than or equal to 7.50%; and (b) the Maximum 15 Day Delinquency Rate as of the Determination Date immediately preceding such Interest Payment Date is less than or equal to 10.00%.

1.2 Back-up Servicing. Vervent shall provide to Company and Agent the portfolio backup services described in Schedule 1 attached hereto (the “Warm Backup Services”). Vervent will diligently perform the Warm Backup Services in good faith and in accordance with (a) industry standards customary for backup servicing of financial receivables of the type which comprise the Client Portfolio, (b) the terms of the Contracts, (c) this Agreement and (d) all applicable federal, state, and local laws, regulations, orders and rules (the “Servicing Standard”).

1.3 Appointment as Hot Backup Servicer. In the event that a Hot Backup Servicer Event occurs as of any Monthly Reporting Date on which Vervent is performing only the Warm Backup Services, the Agent shall provide written notice to Vervent and the Client of the occurrence of such Hot Backup Servicer Event within three (3) Business Days of the occurrence of such Hot Backup Servicer Event. Within thirty (30) calendar days of receipt of such notice, the backup servicing services will transition to “hot” status and Vervent will commence performing the hot backup servicing duties identified on Schedule 2 of this Agreement (the “Hot Backup Services”, together with the Warm Backup Services, the “Services”). Client agrees to provide Vervent with reasonable cooperation and assistance during Vervent’s transition from performing Warm Backup Services to Hot Backup Services. Vervent will perform the Hot Backup Services in good faith and in accordance with the Servicing Standard. During any period in which Vervent is performing the Hot Backup Services, Client agrees to provide Vervent with all the information in the formats and within the timeframes set forth on Schedule 2 and all other necessary and reasonable information, in formats and within timeframes mutually agreeable to Vervent and Client, that will enable Vervent to effectively and efficiently perform the Hot Backup Services.

In the event that as of any Monthly Reporting Date on which the Backup Servicer is performing the Hot Backup Services as a result of the occurrence of one or more Hot Backup Servicer Events and a Hot Backup Servicer Event Cure has occurred with respect to any continuing Hot Backup Servicer Event, the Company shall provide written notice to the Backup Servicer and the Agent of the occurrence of such Hot Backup Servicer Event Cure(s) within three (3) Business Days of the occurrence of such Hot Backup Servicer Event Cure(s). Within five (5) Business Days of receipt of such notice, the backup servicing services will revert from Hot Backup Services to Warm Backup Services. Subsequent to two reversions from Hot Backup Services to Warm Backup Services during any twenty-four (24) month period, if the Backup Servicer is required to commence Hot Backup Services pursuant to this Section 1.3, then notwithstanding satisfying all applicable Hot Backup Servicer Event Cure conditions, the Backup Servicer shall not be permitted to revert to Warm Backup Services for 12 months following the commencement of such Hot Backup Services. The Company may not deliver a notice of any Hot Backup Servicer Event Cure(s) unless the Backup Servicer has been providing Hot Backup Services for at least three (3) months. Simultaneously with the delivery of notice of any Hot Backup Servicer Event Cure(s) to the Backup Servicer, Company shall pay the Backup Servicer a conversion fee of $15,000.

2. Compensation.

2.1 Backup Servicing Fees and Expenses. While performing the Warm Backup Services, Company shall pay to Vervent all of the backup servicing fees in the amounts listed on Schedule 1 and while performing the Hot Backup Services, Company shall pay to Vervent all of the backup servicing fees in the amounts listed on Schedule 2 (the “Fees”) and Company shall additionally pay to Vervent any reasonable out-of-pocket third-party costs and expenses incurred by Vervent that were necessary to provide the Services (“Third-Party Costs and Expenses” and, together with the Fees, the “Backup Servicing Fee”), in each case subject to Section 2.12 of the Credit Agreement. Neither Vervent nor Agent shall have any obligation to pay or advance on behalf of Company any Third-Party Costs and Expenses; however, Vervent, in its sole discretion, may elect at the Company’s written request to pay any Third-Party Costs and Expenses on behalf of the Company, and in such case, the Company shall reimburse Vervent for such Third-Party Costs and Expenses incurred or otherwise advanced by Vervent in accordance with Section 2.12 of the Credit Agreement.

2.2 Invoices. Vervent’s invoices (whether paper or electronic) evidencing the amount of the Backup Servicing Fee payable by the Company for each calendar month shall be delivered to the Company, with a copy to the Agent, by the eighth (8th) calendar day of the following calendar month, and such Backup Servicing Fee shall be payable by the Company in accordance with Section 2.12 of the Credit Agreement. Upon request by Company or the Agent, Vervent will provide to Company or the Agent, as applicable, copies of documents showing that Third-Party Costs and Expenses invoiced have been incurred by Vervent.

3. Effective Date. Vervent shall promptly commence providing the Warm Backup Services on the date hereof (the “Effective Date”).

4. Term of Agreement.

4.1 Term. This Agreement shall commence on the Effective Date and continue until the earlier of (a) the Termination Date, (b) a termination pursuant to Section 4.2 hereof or (c) upon the assumption by Vervent of the role of Successor Servicer in accordance with the terms of the Successor Servicing Agreement.

4.2 Removal or Resignation of the Backup Servicer.

The Backup Servicer may be removed or may resign in the following circumstances; provided that any such resignation or removal shall not be effective and the Backup Servicer shall remain obligated to perform the Services hereunder until a Replacement Backup Servicer shall have been appointed in accordance with this Agreement. Notwithstanding any such removal or resignation, the Backup Servicer shall be entitled to all Backup Servicing Fees due and owing to it (net of all expenses or costs to be borne by the Backup Servicer pursuant to the terms of this Agreement) as of the effective date of such removal or resignation.

4.2.1 Removal for Cause. Either (x) the Company, subject to any restrictions on such action set forth in the Credit Agreement, including without limitation the consent of the Agent (such consent not to be unreasonably withheld or delayed), may or (y) the Agent may, and at the direction of the Requisite Lenders, shall, remove the Backup Servicer for cause by delivering written notice of such removal (such notice, an “Agent Removal Notice”) to the Backup Servicer, the Agent and the Company after the occurrence of any of the following events:

(a)
Any failure by the Backup Servicer to make any payment, transfer or deposit, or if applicable, to give instructions or notice to any transaction party to make such payment, transfer or deposit, on or before the date such payment, transfer or deposit or such instruction or notice is required to be made or given under this Agreement, and such failure shall remain unremedied for five (5) Business Days;
(b)
Any failure by the Backup Servicer to perform or observe in any material respect the Services or any other material term, covenant or agreement under this Agreement and such failure shall remain unremedied for five (5) Business Days from the discovery of such failure by the Backup Servicer or receipt of written notice of such failure from the Company, the Agent or the Requisite Lenders;
(c)
(i) The Backup Servicer becomes insolvent, makes a general assignment for the benefit of its creditors, seeks, consents to, or acquiesces in the appointment of a trustee, receiver or liquidator of all or any substantial part of its business or admits in writing its inability to pay its debt generally or (ii) a voluntary or involuntary petition under the Bankruptcy Code is filed by or against the Backup Servicer and, in the case of an involuntary filing, the petition is not dismissed within sixty (60) days of the filing;
(d)
Any gross negligence, fraud or willful misconduct of the Backup Servicer results in a material loss to the Lenders, as determined by the Agent acting at the direction of the Requisite Lenders;
(e)
The Backup Servicer assigns this Agreement or the servicing responsibilities hereunder or delegates its rights hereunder or any portion hereof in violation of the terms hereof; or
(f)
Any representation, warranty or statement of the Backup Servicer made under or in connection with this Agreement proves to be incorrect in any material respect when made, and such situation, if susceptible to cure, is not remedied within thirty (30) calendar days from the discovery by the Backup Servicer or the delivery to the Backup Servicer of written notice of such breach from the Company, the Agent or the Requisite Lenders.

4.2.2 Resignation by the Backup Servicer for Cause. The Backup Servicer may resign as Backup Servicer under this Agreement for cause upon delivery of at least thirty (30) calendar days’ written notice to the Company, the Client and the Agent upon the occurrence of any of the following events:

(a) The Company fails to pay to the Backup Servicer the Backup Servicing Fee with funds available for such purpose in accordance with the Credit Agreement, and such delinquency is not cured within ten (10) Business Days after an Authorized Officer of the Company and the Agent have actual knowledge or have actually received such written notice; provided, however, in such event the Agent may, in its sole discretion (but shall have absolutely no obligation to) pay any amount required to be paid by the Company pursuant to the terms of this Agreement within the thirty (30) calendar day period set forth in this Section 4.2.2 and such payment will operate to cure the Company’s delinquency;

(b) Any failure by the Company to perform or observe in any material respect any material term, covenant or agreement under this Agreement and such failure remains unremedied for five (5) Business Days from the Company’s actual knowledge of such failure or upon an Authorized Officer of the Company’s actual receipt of written notice from the Backup Servicer of such failure; or

(c) The Backup Servicer receives an opinion of counsel reasonably satisfactory to the Company and the Agent to the effect that the performance of its duties hereunder is no longer permissible or practicable under any laws, rules, or regulations applicable to it or that termination of the Services is required by governmental or regulatory authorities.

4.2.3 Removal by the Company.

(a) Subject to the restrictions on any such removal set forth in the Credit Agreement, including without limitation, the consent of the Agent (such consent not to be unreasonably withheld or delayed), the Company may remove the Backup Servicer at any time other than after the occurrence and during continuance of an Event of Default, by delivering to the Backup Servicer, the Agent and the Client thirty (30) calendar days’ prior written notice (such notice, a “Company Removal Notice” and any such Company Removal Notice or Agent Removal Notice, a “Removal Notice”) of its intention to remove the Backup Servicer hereunder.

(b) The Company shall pay to the Backup Servicer on the date of such removal a fee equal to the sum of all Fees paid to the Backup Servicer during the six (6) month period immediately preceding such removal (the “Early Termination Fee”).

4.3 Appointment of the Replacement Backup Servicer.

(a) If the Backup Servicer is removed or resigns pursuant to Section 4.2, the Company, with the prior written consent of the Agent (such consent not to be unreasonably withheld or delayed), or, if an Event of Default shall have occurred and is continuing, the Agent, shall appoint an Eligible Backup Servicer to be a replacement Backup Servicer (a “Replacement Backup Servicer”), provided that such Replacement Backup Servicer shall not be a Direct Competitor. A Replacement Backup Servicer (i) may be party to another backup servicing agreement in form and substance satisfactory to the Agent, in which case this Agreement shall terminate upon the effectiveness of such other backup servicing agreement or (ii) may be the successor in all respects to the Backup Servicer under this Agreement, in which case such Backup Servicer shall be subject to all the responsibilities, duties and liabilities relating thereto by the terms and provisions hereof. An “Eligible Backup Servicer” means any Person which, at the time of its appointment as the Backup Servicer, (i) is servicing a portfolio of receivables, (ii) is legally qualified and has the capacity to service the Pledged Receivables and (iii) has demonstrated the ability to service professionally and competently a portfolio of similar receivables in accordance with high standards of skill and care.

(b) The Backup Servicer agrees to cooperate with the Servicer and the Replacement Backup Servicer in effecting the termination of the responsibilities and rights of the Backup Servicer hereunder, including the transfer to such Replacement Backup Servicer of all files, books and records relating to the Client Portfolio pursuant to Section 5.1 and the transfer of the authority of the Backup Servicer to provide the Services. Upon removal or resignation of the Backup Servicer pursuant to Section 4.2 and the acceptance by the Replacement Backup Servicer of its appointment pursuant hereto, all authority and power of the Backup Servicer under this

Agreement shall pass to and be vested in the Replacement Backup Servicer. Without limitation, each of the Servicer and the Agent is hereby irrevocably authorized and empowered to execute and deliver, on behalf of the Backup Servicer, as attorney-in-fact or otherwise, all documents and other instruments upon the failure of the Backup Servicer to execute or deliver such documents or instruments and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such transfer of the Services.

5. After Resignation or Removal of a Backup Servicer.

5.1 Transfer of the Client Portfolio Files to Replacement Backup Servicer. The Backup Servicer shall, upon receipt of written notice from the Company of the appointment of a Replacement Backup Servicer, deliver the files, books and records (including computer records) relating to the Client Portfolio in its possession in either electronic or hard copy form to such Replacement Backup Servicer on or prior to the effective date of such appointment.

5.2 Return of the Client Portfolio Files. Promptly and in any event within thirty (30) calendar days after the Termination Date, the Backup Servicer shall upon receipt of written direction from the Company (a) release to the Company the files, books and records (including computer records) relating to the Client Portfolio in its possession in either electronic or hard copy form or (b) destroy all copies of such files, books and records (including computer records) and other documents prepared by the Backup Servicer or its representatives for its internal use relating to or derived from any portion of the Client Portfolio; provided, however, that documentation subject to audit, required to be retained for ongoing official proceedings or required to be retained by federal or state statutes, laws or regulations may be retained, subject to the confidentiality provisions hereof, until released from such audits, official proceedings or prescribed retention periods.

5.3 Reimbursement of Costs of Removal. All reasonable costs, including all out-of-pocket costs and expenses incurred by the Backup Servicer in connection with the transfer of the Client’s files, books, and records (including computer records) relating to the Client Portfolio in either electronic or hard copy form to a Replacement Backup Servicer or to the Company after the Termination Date, including those costs and expenses incurred after the removal or resignation of the Backup Servicer or the Termination Date, shall be paid by the Company as the Backup Servicing Fee in accordance with the terms of the Credit Agreement; provided that if the Replacement Backup Servicer was appointed following the removal of the Backup Servicer for cause pursuant to Section 4.2.1, such costs and expenses shall be paid by the Backup Servicer. Within thirty (30) calendar days after the resignation or removal of the Backup Servicer hereunder or the Termination Date, the Backup Servicer shall provide the Company (with a copy to the Agent) with a final accounting of its fees, costs and expenses and shall either invoice the Company for any remaining charges or refund the necessary amount to the Company, as appropriate.

6. Representations and Warranties of Vervent. Vervent represents, warrants and covenants the following to the Company and the Agent, on the Closing Date, on each Credit Date and on each Transfer Date:

6.1 Business Entity; Authority. Vervent is, and shall at all times during the term of this Agreement be, a corporation (a) duly organized, validly existing and in good standing under the laws of the State of Delaware, (b) authorized to conduct business in the State of Oregon and (c) in possession of all necessary licenses and approvals in all jurisdictions where failure to be so qualified and in good standing would have a material adverse effect on Vervent’s ability to provide the Services contemplated by this Agreement, including as Successor Servicer.

6.2 Authorization; Binding Agreement. The execution, delivery, and performance of this Agreement have been duly authorized by all necessary action by Vervent, and Vervent has all requisite power and authority to carry on its business. This Agreement has been duly and validly executed and delivered on behalf of Vervent and is binding upon and enforceable against Vervent in accordance with its terms, except as enforceability may be limited or affected by applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the rights of creditors, and except as enforceability may be limited by rules of law governing specific performance, injunctive relief or other applicable remedies.

6.3 No Adverse Consequences. Neither the execution and delivery of this Agreement by Vervent nor the consummation of the transactions contemplated hereby will (a) violate or conflict with any applicable law, judgment, order, decree, regulation, or ruling of any governmental authority or violate or conflict with any provision of Vervent’s organizational documents, (b) require any consent or approval that has not been obtained, except where the failure to do so would not have a material adverse effect on Vervent’s ability to provide the Services contemplated by this Agreement or (c) either alone or with the giving of notice or the passage of time or both, conflict with, constitute grounds for termination of, or result in the breach or violation of any legal restriction or the terms, conditions or provisions of or constitute a default under any material agreement, instrument, license or permit to which Vervent is a party or by which it is bound.

6.4 Compliance with Laws. Vervent has operated, and shall at all times during the term of this Agreement operate, its business in accordance with all applicable laws and regulations. Vervent is not and will not during the term of this Agreement be in violation of any such laws or regulations other than such violations which singly or in the aggregate do not and, with the passage of time will not, have a material adverse effect on its business, assets or ability to perform its obligations under this Agreement.

6.5 No Litigation. No litigation or administrative proceedings of or before any courts, tribunals or governmental authorities are presently pending or, to the knowledge of Vervent, threatened against Vervent or any properties of Vervent or with respect to this Agreement which, if adversely determined, would, individually or in the aggregate, reasonably be expected to (a) result in one or more (i) criminal or regulatory actions against Vervent or any officer or director of Vervent, relating to Vervent’s servicing activities, (ii) judgments, fines, penalties or settlements for payment of money in excess of $250,000 or (iii) injunctions, restrictions or sanctions that would reasonably be expected to be material to the ongoing operation of Vervent’s business or the performance of its obligations hereunder or (b) otherwise have a material adverse effect on Vervent or Vervent’s ability to provide the Services contemplated by this Agreement.

6.6 No Ownership Interest by Vervent. Vervent does not have any ownership or other interest in the underlying assets, payment streams, equipment, legal documents or other tangible or intangible assets of the Client Portfolio. All materials delivered by or on behalf of Company,

Client, Agent or Collateral Agent to Vervent in connection with the Services shall be the property of Company, and Company shall have good and clear title to all such materials subject to the rights of the Collateral Agent, on behalf of the Secured Parties.

6.7 Employees. Vervent has, and at all times will have, and each of the employees that it will use to provide the Services has, the necessary capacity, knowledge, skills, experience, qualifications, rights and resources to provide and perform the Services in accordance with this Agreement and in each case, such Services will be performed in a manner consistent with customary administration of similar assets for its own account.

7. Representations and Warranties of Company and Client. Each of Company and Client represents, warrants and covenants the following:

7.1 Business Entity; Authority. It is a duly organized or formed, validly existing limited liability company or corporation, as the case may be, and in good standing under the laws of the state of its organization and has obtained all necessary licenses and approvals in all jurisdictions except where the failure to be so qualified and in good standing would not reasonably be anticipated to result in a Material Adverse Effect.

7.2 Authorization; Binding Agreement. The execution, delivery, and performance of this Agreement have been duly authorized by all necessary corporate action or limited liability action, as the case may be. This Agreement has been duly and validly executed and delivered on behalf of it and is binding upon and enforceable against it in accordance with its terms, except as enforceability may be limited or affected by applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the rights of creditors, and except as enforceability may be limited by rules of law governing specific performance, injunctive relief or other applicable remedies.

7.3 No Adverse Consequences. Neither the execution and delivery of this Agreement by it nor the consummation of the transactions contemplated hereby will (a) violate or conflict with, in any material respect, any applicable law, judgment, order, decree, regulation or ruling of any governmental authority or violate or conflict with any provision of its organizational documents, as the case may be, (b) require any consent or approval that has not been obtained, except where the failure to do so would not have a Material Adverse Effect or (c) either alone or with the giving of notice or the passage of time or both, conflict with, constitute grounds for termination of, or result in the breach of the terms, conditions or provisions of or constitute a default or result in the imposition of any lien upon the Company’s property under any agreement, instrument, license or permit to which the Company is a party or by which it is bound, except in each case, where such violation or failure to comply would not reasonably be expected to result in a Material Adverse Effect. There are no proceedings or investigations pending, or to the knowledge of it, threatened against it that might materially and adversely affect the execution and delivery of this Agreement by it or the consummation of the transactions contemplated hereby.

7.4 Compliance with Laws. It has operated, and shall operate at all times during the term of this Agreement, its business in accordance with all applicable laws and regulations. It is not, and will not be during the term of this Agreement, in violation of any such laws or regulations other than such violations which singly or in the aggregate would not reasonably be expected to result in a Material Adverse Effect.

8. Covenants of Vervent. Vervent shall (a) duly satisfy all other obligations on its part to be fulfilled under or in connection with its obligations hereunder; (b) maintain in effect all qualifications required under Requirements of Law in order to fulfill its obligations hereunder; and (c) comply in all respects with all other Requirements of Law in connection with its obligations hereunder.

9. Independent Contractor. Vervent is an independent contractor and shall perform the Services hereunder as such, and not as the agent, employee, or servant of Company, Client or the Agent. Vervent, Client, Company and Agent shall remain fully responsible for their respective employees’ actions, salaries, benefits, taxes, worker’s compensation, unemployment insurance, any other employee costs or benefits and any other similar expenses not provided for under this Agreement. Nothing in this Agreement shall create a partnership or joint venture between any of Vervent, Client, Company or Agent.

10. Access to Information. Upon the receipt of at least three (3) Business Days’ written notice, Vervent shall give Company, Client and the Agent and their respective counsel, accountants, and other representatives reasonable access (including, without limitation, on-site access), during normal business hours, to all of Vervent’s files, books, and records (including computer records) relating to the Client Portfolio or the Services and shall allow Company, Client or the Agent to discuss matters relating to the Client Portfolio or the Services with Vervent’s officers and employees.

11. Confidentiality. (a) Each party hereto hereby agrees that it shall not disclose any Confidential Information (as defined below) of the Client or Vervent or any of their respective Affiliates to any Person without the prior written consent of the Client or Vervent, as applicable, which such consent must be evidenced in a writing signed by an Authorized Officer of the Client or Vervent, as applicable, other than (i) to their Affiliates or the Lenders and their respective officers, directors, employees, agents and advisors (including legal counsel and accountants) in the course of performing its obligations under this Agreement; provided that such persons shall be subject to the provisions of this Section 11(a) to the same extent as such disclosing party, such disclosure shall be on a confidential basis and, in the case of Confidential Information relating to the Client, no disclosure shall be made to any Affiliate, its officers, directors, employees, agents or advisors (including legal counsel and accountants) or any prospective assignee or any participant, in each case, deemed to be a Disqualified Party (as defined below); (ii) as required by a court or administrative order or decree, or required by any governmental or regulatory authority or self-regulatory organization or required by any statute, law, rule or regulation or judicial process (including any subpoena or similar legal process); provided that (x) the recipient will provide the disclosing party with prior written notice of any such request or requirement so that the disclosing party may seek a protective order or other appropriate remedy and (y) the recipient advises such recipient of the confidential nature of the information being disclosed and requests confidential treatment thereof or (iii) in the course of litigation with the Client, Vervent or the Agent. For the purposes of this Section 11(a), “Confidential Information” means all information relating to the Client, the Client Portfolio, Vervent and all information received from any party relating to such party or its business in connection with this Agreement and the transactions contemplated hereby;

provided that the term “Confidential Information” shall not include information that (x) is or becomes generally available to the public (other than as a result of a disclosure by the recipient in violation of this Section 11(a)) or (y) is obtained by the recipient on a non-confidential basis from sources other than the disclosing party, provided that the source of such information is not known (or reasonably should have been known) to the recipient to be bound by an obligation of confidentiality to the Client or Vervent, as applicable. For purposes of this Agreement, a “Disqualified Party” means (A) any Person engaged in the business of originating, purchasing, selling or financing loans or otherwise functioning as a platform with respect thereto and (B) any other Person that the Client reasonably determines to be a direct competitor of the Client or any of its Affiliates, who has been identified in a written notice delivered to the Agent, the Servicer and Vervent.

Notwithstanding anything herein to the contrary, the foregoing shall not be construed to prohibit (A) the Agent from making the Monthly Servicing Reports prepared by the Servicer available to Lenders to the extent authorized or required by the applicable Credit Documents or (B) the Agent’s disclosure of documentation regarding the Client Portfolio obtained pursuant to Section 5.1 in such cases where the Agent is required in connection with the enforcement of the rights of the Lenders, or by applicable statutes or regulations, to review such documentation (i) to a Successor Servicer, (ii) in connection with the Agent’s performance of its duties in enforcing the rights of the Lenders under the Credit Documents and in connection with its other duties under the Credit Agreement or (iii) to the extent required by the UCC, to bona fide creditors or potential creditors of the Client or the Company for the limited purpose of enabling any such creditor to identify the Receivables included in the Collateral. No Lender shall have any right to possess, maintain, inspect or otherwise review any Receivable Files and the Agent may not provide any copies of or the contents of any Receivable File to any Lender without the prior written consent of the Company and the Servicer (in each case, in its sole and absolute discretion).

12. Insurance. Vervent at its sole expense agrees to maintain the following insurance coverage during the term of this Agreement:

12.1 All insurance coverage required by federal, state, or local law and statute, including worker’s compensation insurance; and

12.2 Employer’s general liability insurance of $2,000,000 per claim and in the aggregate; and

12.3 Errors & omissions insurance of $2,000,000 per claim and in the aggregate.

13. Appointment as Successor Servicer.

13.1 In the event the Agent appoints Vervent as the Successor Servicer for the Client Portfolio pursuant to Section 10 of the Servicing Agreement, the Agent shall provide written notice of such appointment to Vervent (the “Transfer Notice”), with a copy to Client. Vervent shall accept such appointment and shall enter into an agreement substantially in the form and substance as Exhibit A attached hereto (the “Successor Servicing Agreement”) by no later than the date that is, (x) if at the time of the receipt by Vervent of the Transfer Notice, Vervent is performing the Hot Backup Services, three (3) Business Days after the receipt of the Transfer Notice, and

Vervent shall commence performing those successor servicing duties described in the Successor Servicing Agreement (the “Successor Services”) by no later than the date that is three (3) Business Days from execution of the Successor Servicing Agreement or such other period as mutually agreed to between the parties or (y) if at the time of the receipt by Vervent of the Transfer Notice, Vervent is not performing the Hot Backup Services, five (5) Business Days after the receipt of the Transfer Notice, and shall commence performing the Successor Services by no later than the date that is (30) calendar days from execution of the Successor Servicing Agreement, or such other period as mutually agreed to between the parties. The date on which Vervent commences performing the Successor Services is herein referred to as the “Servicing Transfer Date.”

13.2 It is hereby acknowledged and agreed that, notwithstanding the delivery of a Transfer Notice, Vervent shall not be obliged to complete the transfer of servicing and perform the Successor Services for so long as Client fails to provide access to its facilities or to the items and information reasonably necessary to begin servicing the Client Portfolio or Vervent’s ability to perform the Successor Services is otherwise frustrated in a continuing and material manner.

13.3 Notwithstanding anything contained herein or in any Credit Document to the contrary, the delivery of a Transfer Notice in connection with the appointment of Vervent as Successor Servicer is subject to the understanding that (a) Vervent shall have no obligation to Client in any other capacity (including without limitation in its individual capacity) and (b) Vervent’s obligations as Successor Servicer shall be solely as set forth in the Successor Servicing Agreement, and Vervent as Successor Servicer shall have no duties or obligations under any other Credit Document. Additionally, Company and Client agree to reasonably cooperate with Vervent in connection with Vervent’s performance of its obligations hereunder, including without limitation, during any transition, if applicable, from backup servicer to Successor Servicer.

13.4 In the event that a Transfer Notice is delivered, subject to the provisions of Section 13.2, it is hereby agreed that until Vervent has commenced performing the successor servicing duties described in the Successor Servicing Agreement, Client shall continue to perform all servicing functions under the Servicing Agreement (to the extent not being performed by Vervent) so long as the Servicing Fee payable pursuant to Section 10(b) of the Servicing Agreement continues to be paid.

13.5 Client covenants and agrees to perform, to the extent not already performed by Client prior to the receipt of the Transfer Notice as part of its cooperation with Vervent’s performance of the Hot Backup Services, the following as soon as possible (but, in any event within five (5) Business Days) after receipt of the Transfer Notice the following:

13.5.1 in each case, to the extent Vervent reasonably requires and so requests in writing from the Client, such information in order to perform the Successor Services, including the initial delivery of the reports set forth in the Successor Servicing Agreement. Client shall provide to Vervent all servicing files, records (electronic or otherwise), correspondence and servicing information relating to the Client Portfolio, and Client shall use commercially reasonable efforts to provide to Vervent reasonable access to and transfer of records and reasonable access by Vervent to its personnel, software, hardware, facilities, and employees.

13.5.2 at Vervent’s written request, the Client will provide Vervent with a list of the names and addresses of each collection agency or other agent which is then collecting payments on, or providing other services with respect to, the Client Portfolio. As soon as practicable after the delivery of a Transfer Notice, Vervent will notify each collection agency or other agent which is collecting payments on, or providing any other services with respect to, the Client Portfolio, in writing (and using the Client stationery if it deems such use appropriate, subject to the written consent by the Client of any writing using the Client stationery) of the following information: (A) the Servicing Transfer Date, (B) the address, telephone number and name of the person who will be managing the collections process for Vervent and (C) assurance that the legal terms and conditions of the Receivables Obligor’s obligations in respect of the Receivables will not be affected by the servicing transfer. Vervent will, as soon as practicable, evaluate the historical performance of each collection agency or other agent and subject to any contractual restrictions, either reaffirm or terminate each collection agency’s or other agent’s contract based on performance.

14. Other Client Obligations in its Capacity as Servicer.

14.1 On the date hereof, Client shall provide the Backup Servicer read-only online access to the Collection Account and the Lockbox Account (the “Company Accounts”). Thereafter, upon notice from the Backup Servicer that it no longer has read-only online access to such accounts, Client shall reinstate such access within two (2) Business Days of receipt of such notice from the Backup Servicer.

14.2 No later than 3:00 p.m. New York City time on each Business Day, the Client shall deliver to the Backup Servicer a daily data tape for the immediately prior Business Day, which data tape shall include such information as agreed to by the Client, the Backup Servicer and the Agent; provided that the Backup Servicer’s sole responsibility with respect to a daily data tape shall be to retain such daily data tape until the monthly data tape applicable to the days covered by such daily data tapes is delivered pursuant to Section 14.3.

14.3 No later than 5:00 p.m. New York City time on each Monthly Reporting Date, Client shall deliver to the Backup Servicer a monthly data tape (which shall include, among other things, account numbers and ABA routing numbers for each Receivables Obligor sufficient to allow the Backup Servicer to perform daily ACH duties if appointed Successor Servicer) for such Monthly Period in a form agreed to by the Backup Servicer and the Agent (such monthly data tape, the “Data Tape”).

14.4 Client will provide a Borrowing Base Certificate, a Borrowing Base Report and Monthly Servicing Report to the Backup Servicer on each Monthly Reporting Date for such Monthly Period.

14.5 On a quarterly basis, the Client shall provide to the Backup Servicer a complete copy of the Client’s Underwriting Policies.

15. Indemnity.

15.1 Indemnity by Company and Client. Company and Client shall defend, indemnify and hold Vervent and its shareholders, directors, affiliates, assignees, agents and employees harmless from and against any and all costs, damages, claims, counterclaims, liabilities, losses, damages, court costs, attorneys’ fees and other expenses (“Losses”) to the extent that such Losses arose out of or were imposed upon Vervent directly or indirectly and relate to or arise from Vervent’s participation in the transactions contemplated hereby, except to the extent such Losses arose from Vervent’s gross negligence, fraud, bad faith or willful misconduct.

15.2 Indemnity by Vervent. Vervent shall defend, indemnify and hold Company, Client, the Lenders, Agent and the Collateral Agent and their shareholders, directors, affiliates, assignees, agents, and employees harmless from and against any and all (a) Losses arising from the gross negligence, fraud, bad faith or willful misconduct of Vervent or its employees, officers, directors, partners, agents or contractors in the performance of its duties under this Agreement and (b) claims of third parties arising out of any breach by Vervent or any of its officers, directors, employees, partners, principals, agents or contractors of any of its obligations under or covenants, representations or agreements contained in this Agreement (including any claim asserted by Agent or Collateral Agent against Vervent to enforce its rights hereunder).

15.3 Survival. The indemnity obligations of the parties shall survive the termination (or early termination) of this Agreement.

16. Concerning Vervent

16.1 Vervent shall be liable hereunder only to the extent of the obligations in this Agreement specifically undertaken by Vervent, and no implied covenants or obligations shall be read into this Agreement against Vervent. Other than as specifically set forth in this Agreement, Vervent shall have no obligation to supervise, verify, monitor or administer the performance of Client and shall have no liability for any action taken or omitted by Client.

16.2 Neither Vervent nor any of the directors, officers, employees or agents of Vervent shall be under any liability to the Company, Client, the Agent or any party to the Credit Documents except as provided in this Agreement for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement; provided, however, that this provision shall not protect Vervent or any such person against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith, fraud or gross negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties under this Agreement or any violation of law by Vervent or such person, as the case may be.

16.3 Vervent may accept and conclusively rely on and shall be fully protected in acting or refraining from acting upon all accounting and servicing records and other documentation provided to Vervent by or at the direction of Client, including documents prepared or maintained by any originator, previous servicer or party providing services related to the Receivables in the Client Portfolio (each, a “Third Party”). Vervent shall have no duty, responsibility, obligation or liability (collectively, “Liability”) for the acts or omissions of any such Third Party. If any error, inaccuracy or omission (collectively, “Error”) exists in any information provided to Vervent, and such Errors cause or materially contribute to Vervent making or continuing any Error (collectively, “Continuing Errors”), Vervent shall have no liability for such Continuing Errors; provided, however, that this provision shall not protect Vervent against any liability which would otherwise be imposed by reason of willful misconduct, fraud, bad faith or gross negligence in correcting any Error or in the performance of its duties contemplated herein. In the event Vervent becomes aware of Errors and/or Continuing Errors which, in the opinion of Vervent, impair its ability to perform its services hereunder, Vervent shall promptly notify Client and the Agent of such Errors and/or Continuing Errors. Vervent shall discuss such Errors with Client, and Client and Vervent shall use their reasonable efforts to correct such Errors. If after such discussion such Errors are not promptly corrected, with the prior written consent of the Agent, Vervent may undertake to reconstruct any data or records appropriate to correct such Errors and/or Continuing Errors and to prevent future Continuing Errors. Vervent shall be entitled to reasonable compensation and recovery of costs thereby expended from Client.

16.4 Vervent will not be responsible for delays attributable to Client’s failure to deliver information, defects in the information supplied by Client or other circumstances beyond the control of Vervent. In addition, Vervent shall have no responsibility and shall not be in default hereunder or any other Credit Document or incur any liability for:

(a) any act, omission, failure, error, malfunction or delay in carrying out any of its duties or, if applicable, effecting the transition to Successor Servicer which results from Vervent acting in accordance with information prepared or supplied by the Client or the Agent to timely and accurately prepare or provide such information or other circumstances beyond the control of Vervent; or

(b) (i) any inaccuracy or omission in a notice or communication received by Vervent from the Client or the Agent, (ii) the invalidity or unenforceability of any Receivable in the Client Portfolio under applicable law, (iii) the breach or inaccuracy of any representation or warranty made with respect to any Receivable in the Client Portfolio or (iv) the acts or omissions of any Successor Servicer (other than Vervent).

16.5 In the absence of bad faith, fraud, gross negligence or willful misconduct on the part of Vervent, Vervent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to Vervent which conform to the requirements of this Agreement, so long as Vervent relies on such statements or opinions in good faith and with a reasonable belief as to the validity of such statements and opinions.

16.6 Vervent shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with any direction of the Company or Client given under this Agreement.

16.7 Subject to the fees and expenses covered by Schedule 1 or Schedule 2, as the case may be, none of the provisions of this Agreement shall require Vervent to expend or risk its own funds or otherwise to incur any liability, financial or otherwise, in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it.

16.8 Vervent may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties (including, without limitation, by Client).

16.9 Whenever in the administration of the provisions of this Agreement Vervent shall deem it necessary or desirable that a matter be provided or established prior to taking or suffering any action to be taken hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of gross negligence, willful misconduct or bad faith on the part of Vervent, be deemed to be conclusively proved and established by a certificate signed by one of the Company’s or Client’s officers, as the case may be, and delivered to Vervent and such certificate, in the absence of gross negligence or bad faith on the part of Vervent, shall be full warrant to Vervent for any action taken, suffered or omitted by it under the provisions of this Agreement upon the faith thereof.

16.10 Subject to Section 16.6, Vervent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, entitlement order, approval or other paper or document.

16.11 Anything in this Agreement to the contrary notwithstanding, in no event shall any party be liable to, or assert any claim against (and each party hereby waives any such claim), any other party hereto for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if such party has been advised of the likelihood of such loss or damage and regardless of the form of action.

16.12 Any corporation into which Vervent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which Vervent shall be a party, or any corporation succeeding to the business of Vervent shall be the successor of Vervent hereunder without the execution or filing of any paper with any party hereto or any further act on the part of any of the parties hereto except where an instrument of transfer or assignment is required by law to effect such succession, anything herein to the contrary notwithstanding.

17. Force Majeure. No party to this Agreement shall be liable for any failure to perform its obligations where such failure is as a result of acts of nature (including fire, flood, earthquake, storm, hurricane or other natural disaster), war, invasion, act of foreign enemies, hostilities (whether war is declared or not), civil war, rebellion, revolution, insurrection, military or usurped power of confiscation, terrorist activities, nationalization, government sanction, pandemic, blockage, embargo, labor dispute, strike, lockout, or interruption or breakdown of public or private or common carrier communications or transmission facilities.

18. [RESERVED].

19. Amendment. No modification, amendment, waiver, or termination of any provision of this Agreement, nor any consent to any departure herefrom, shall be effective unless it is in writing and signed by authorized officers of the parties hereto with the written concurrence of the Class A

Committed Lender and the Class B Lender. Such modification, amendment, waiver or consent shall be effective only in the specific instance and for the purpose for which given.

20. No Assignment. Each of the Company, the Client and the Backup Servicer may not assign this Agreement or its rights hereunder, or delegate its obligations hereunder, without the prior written consent of the other parties; provided that the Backup Servicer may assign its rights and obligations hereunder to a Replacement Backup Servicer pursuant to Section 4.3. The Collateral Agent and Agent may assign their respective rights in whole or in part hereunder and with respect to the Client Portfolio, to another agent or successor Agent under the Credit Agreement. The Backup Servicer and the Client acknowledge that all of the Company’s right, title and interest in, to and under this Agreement constitutes part of the Collateral pledged to the Collateral Agent, and that, pursuant to and subject to the limitations contained in, and the terms and conditions of, the Security Agreement, the Company has assigned to the Collateral Agent, for the benefit of the Secured Parties, all benefits, rights and remedies exercisable by the Company under this Agreement (including, without limitation the rights of the Company under Section 15 hereof) and to the enforcement or exercise of any right or remedy against the Client and the Backup Servicer pursuant to this Agreement by the Collateral Agent. Each of the Backup Servicer and the Client acknowledges that the Collateral Agent shall have the right to enforce the Company’s rights and remedies under this Agreement, to the extent permitted by the Credit Documents (including the right to give or withhold any consents or approvals of the Company to be given or withheld hereunder, and, in any case, without regard to whether specific reference is made to the Collateral Agent in the provisions of this Agreement which set forth such rights and remedies) and the Backup Servicer and the Client agree to cooperate fully with the Collateral Agent in the exercise of such rights and remedies; provided, however, that the Collateral Agent shall not be obligated to perform any of the obligations of the Company under this Agreement. Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the parties and their respective permitted successors and assigns.

21. Waiver. No delay or omission on the part of any party in exercising any right hereunder shall operate as a waiver of any such right or any other right. All waivers must be in writing.

22. Severability. If any provisions of this Agreement are found to be unenforceable as to any person or circumstance, such finding shall not render such a provision invalid or unenforceable as to any other person or circumstance and shall not invalidate any other provision or provisions of this Agreement. If feasible, the term or provision which is found to be invalid or unenforceable shall be deemed to be modified to be within the limits of validity or enforceability.

23. Choice of Law; Waiver of a Jury Trial; Consent to Jurisdiction

23.1 Choice of Law. This Agreement shall be governed, construed, and enforced in accordance with the laws of the State of New York.

23.2 Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF OR THEREOF,

IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER IN CONTRACT OR TORT OR OTHERWISE. EACH PARTY HERETO ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE OTHER PARTY HERETO THAT THE PROVISIONS OF THIS PARAGRAPH CONSTITUTE A MATERIAL INDUCEMENT UPON WHICH SUCH OTHER PARTY HAS RELIED, IS RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT.

23.3 Consent to Jurisdiction. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK LOCATED IN MANHATTAN OR IN THE FEDERAL COURTS LOCATED IN MANHATTAN AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH PARTY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH PARTY AT ITS ADDRESS SET FORTH IN THIS AGREEMENT, SUCH SERVICE TO BECOME EFFECTIVE SEVEN (7) DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF EACH PARTY TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY OTHER PARTY IN ANY OTHER JURISDICTION. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT BROUGHT IN THE COURTS REFERRED TO ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

24. Notices. All notices, requests, demands, and other communications to any party hereunder shall be in writing and shall be given to such party at its address set forth below or at such other address as such party may hereafter specify for the purpose of notice to the Client, the Company, the Agent or the Backup Servicer. Each notice shall be in writing and may be personally served, telexed or sent by telefacsimile or United States mail, courier service or electronic mail and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of telefacsimile, telex or electronic mail, or three (3) Business Days after depositing it in the United States mail with postage prepaid and properly addressed; provided, however, that the Backup Servicer may deliver Required Reports by electronic mail pursuant to procedures approved by the Agent until the Agent notifies the Backup Servicer that it can no longer receive such documents using electronic mail. Any Required Reports sent to an electronic mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, if available, return electronic mail or other written acknowledgement); provided, that if such document is sent after 5:00 p.m. New York City time, such document shall be deemed to have been sent at the opening of business on the next Business Day.

If to the Client: Headway Capital, LLC

175 W. Jackson Blvd., Suite 600

Chicago, IL 60604

Attention: General Counsel

Email: notices@enova.com

With a copy to (which shall not constitute notice):

Enova International, Inc.

175 W. Jackson Blvd., Suite 600

Chicago, IL 60604

Attention: General Counsel

Email: notices @enova.com

If to the Company: HWC Receivables 2023, LLC

c/o Headway Capital, LLC

175 W. Jackson Blvd., Suite 600

Chicago, IL 60604

Attention: General Counsel

Email: notices@enova.com

With a copy to (which shall not constitute notice):

Enova International, Inc.

175 W. Jackson Blvd., Suite 600

Chicago, IL 60604

Attention: General Counsel

Email: notices @enova.com

If to the Agent: Atlas Securitized Products Administration, L.P

151 W 42nd Street, 5th Floor

New York, NY 10036

Attention: Andrew Koepke

Email: Andrew.koepke@atlas-sp.com

If to the Backup Servicer: Vervent Inc.

2100 Kettner Blvd., Suite 410

San Diego, CA 92101

Attention: General Counsel

25. Further Assurances. Whenever and so often as reasonably requested by the Company, the Client or the Agent, Vervent shall promptly execute and deliver, or cause to be executed and delivered, all such other and further instruments, documents or assurances, and promptly do or cause to be done all such other things, as may be necessary or reasonably required to effectuate the transactions contemplated by this Agreement.

26. Entire Agreement. This Agreement contains the entire understanding of, and supersedes all prior or contemporaneous agreements not specifically referred to herein among, the parties with respect to the subject matter hereof.

27. Counterparts. This Agreement may be executed simultaneously in one or more counterparts and delivered by facsimile or by electronic mail via .pdf file format, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument; provided, that no electronic signatures may be affixed to this Agreement through the use of a third-party service provider unless otherwise approved by the Administrative Agent.

28. Bankruptcy Non-Petition and Limited Recourse.

(a) Each of the Client and Vervent hereby agrees that it will not institute against the Company any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy law so long as any Obligation shall be outstanding under the Credit Agreement or there shall not have elapsed one year plus one day since the last day on which any such Obligations of Company under the Credit Agreement shall have been reduced to zero. In addition, absent fraud, no recourse shall be had against any officer, member, director, employee, partner, affiliate or security holder of Company or any of its successors or assigns. The provisions of this section shall survive the termination of this Agreement.

(b) Notwithstanding any provisions contained in this Agreement to the contrary, the Company shall not, and shall not be obligated to, pay any amounts (including, without limitation, fees, costs, indemnified amounts or expenses) due in connection with this Agreement other than in accordance with the order of priorities set out in the Credit Agreement, and any claim in respect of any such amounts shall be limited in recourse to the Collateral. Any amount which the Company does not pay pursuant to the operation of the preceding sentence shall not constitute a claim (as defined in § 101 of the United States Bankruptcy Reform Act Of 1978 (11 U.S.C. § 101, et seq.), as amended from time to time) against or limited liability company obligation of the Company for any such insufficiency unless and until funds are available for the payment of such amounts as aforesaid.

(c) The provisions of Section 28(b) shall survive the termination of this Agreement.

29. Survival. The Company’s obligation to pay the Backup Servicing Fees shall survive the termination of this Agreement and the earlier resignation or removal of Vervent.

30. Third Party Beneficiaries. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the Collateral Agent with respect to Section 15.2 of this Agreement and the parties hereto and their successors and assigns expressly permitted herein) any legal or equitable right, remedy or claim under or by reason of this Agreement.

31. Reserved.

32. Class B Lender Information Rights. Company shall provide to each Class B Lender substantially contemporaneously with its provision to the Administrative Agent any written information required to be provided to the Administrative Agent under this Agreement.

33. Rules of Construction. In this Agreement, including the preamble, recitals, attachments, schedules, annexes, exhibits and joinders hereto, unless the context otherwise requires:

(a) the singular includes the plural and vice versa;

(b) references to an agreement or document shall include the preamble, recitals, all attachments, schedules, annexes, exhibits and joinders to such agreement or document, and are to such agreement or document (including all such attachments, schedules, annexes, exhibits and joinders to such agreement or document) as amended, supplemented, restated and otherwise modified from time to time and to any successor or replacement agreement or document, as applicable (unless otherwise stated);

(c) reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are not prohibited by this Agreement, and reference to any Person in a particular capacity only refers to such Person in such capacity;

(d) reference to any gender includes the other gender;

(e) reference to any Requirements of Law means such Requirements of Law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time;

(f) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding such term;

(g) with respect to the determination of any period of time, “from” means “from and including” and “to” means “to but excluding”;

(h) the words “hereof,” “herein,” “hereby,” “hereunder” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified;

(i) references to sections of the Bankruptcy Code also refer to any successor sections; and

(j) the language used in this Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any party.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

COMPANY:

HWC RECEIVABLES 2023, LLC

By:______________________________________

Print Name:

Title:

CLIENT:

HEADWAY CAPITAL, LLC

By:______________________________________

Print Name:

Title:

AGENT:

ATLAS SECURITIZED PRODUCTS ADMINISTRATION, L.P., as Agent

By: Atlas Securitized Products Administration BKR GP, LLC, its general partner

By:______________________________________

Print Name:

Title:

[Signature page to Backup Servicing Agreement]

BACKUP SERVICER:

VERVENT INC., as Backup Servicer

By:______________________________________

Print Name:

Title:

[Signature page to Backup Servicing Agreement]

SCHEDULE 1 TO BACKUP SERVICING AGREEMENT

Warm Backup Servicing Fee Structure

Set-up Fee	$2,500
On-going monthly fee

(i) $3,000 per month if the aggregate principal balance of the Contracts in the Client Portfolio on the first day of the month is not greater than $50,000,000; (ii) $3,500 per month if the aggregate principal balance of the Contracts in the Client Portfolio on the first day of the month is greater than $50,000,000 but not greater than $200,000,000; (iii) $4,000 per month if the aggregate principal balance of the Contracts in the Client Portfolio on the first day of the month is greater than $200,000,000 but not greater than $400,000,000; and (iv) if the aggregate principal balance of the Contracts in the Client Portfolio on the first day of the month is greater than $400,000,000, an amount equal to $1,000 per $100,000,000 of such aggregate principal balance*

*Pro-rated for any portion of a month.
Services

Data Mapping:

Receive electronic data file from the Client in mutually agreed upon format (to contain all loan booking elements).	Included in Monthly Backup Servicing Fee

Conduct data mapping from the Client electronic data file to the Backup Servicer DataMart and the Backup Servicer servicing system.	Included in Monthly Backup Servicing Fee

Test data mapping and electronic boarding for accuracy and completeness.	Included in Monthly Backup Servicing Fee

Transition Plan Development:

Archive copies of all the Client policies and procedures received from the Client, initially and monthly thereafter.	Included in Monthly Backup Servicing Fee

Archive copies of all the Receivable Files received from the Client, initially and monthly thereafter.	Included in Monthly Backup Servicing Fee

Archive the Client treasury map received from the Client.	Included in Monthly Backup Servicing Fee

Confirm read-only online access to all the Company Accounts; confirm ongoing access monthly or notify the Client and work with the Client until such access is available.	Included in Monthly Backup Servicing Fee
Archive all templates used by the Client for loan administration (welcome letters, invoices, ACH authorization forms, collection letters, demand letters, etc.) received from the Client.	Included in Monthly Backup Servicing Fee

Reserve toll-free customer service number for the Client Portfolio that would be activated if the Backup Servicer were appointed Successor Servicer.	Included in Monthly Backup Servicing Fee

Archive copy of the Client UCC record files received from the Client, initially and monthly thereafter.	Included in Monthly Backup Servicing Fee

Develop transition plan folder on the Backup Servicer secure network site where all transition plan deliverables will be archived.	Included in Monthly Backup Servicing Fee

Create, submit and obtain approval from the Client ACH provider regarding the Backup Servicer NACHA-compliant ACH file and obtain ACH submission protocol and credentials. Test monthly/quarterly depending on the Client ACH provider protocol.

Included in Monthly Backup Servicing Fee

Monthly Backup Servicing Duties:

Archive in its secure data base all daily data files provided by the Client in a mutually agreed upon format and naming convention for a period of seven (7) Business Days.	Included in Monthly Backup Servicing Fee

Receive all month-end data files provided by the Client in a mutually agreed upon format and naming convention within a mutually agreed upon time frame after each calendar month-end.	Included in Monthly Backup Servicing Fee

Load the Client’s month-end data file to the Backup Servicer’s DataMart system and confirm load was completed accurately by reviewing select control totals for reasonableness.	Included in Monthly Backup Servicing Fee

Receive from the Client the Monthly Servicing Report or Borrowing Base Report and Borrowing Base Certificate (collectively “Required Reports”) on or before the 16th Business Day of each calendar month (or if such day is not a Business Day, the next succeeding Business Day).

Included in Monthly Backup Servicing Fee

Review, analyze and reconcile mutually agreed upon, including the agreement of the Agent, components of the Required Reports to the Client’s month-end data file within three (3) Business Days.	Included in Monthly Backup Servicing Fee

Issue monthly backup servicer reconciliation and certification via email to the Client and any parties directed by the Client within three (3) Business Days of the later of receipt of the Client’s month-end data file or the Client’s Report.

Included in Monthly Backup Servicing Fee

Archive the three (3) most recent Client month-end data files within the Backup Servicer’s secure network environment.	Included in Monthly Backup Servicing Fee

Archive copies of all the Receivable Files received from the Client, each Business	Included in Monthly Backup Servicing Fee

Day beginning May 25, 2023 and thereafter.

Beginning in October 2026, on or before the seventh (7th) day of each month, Headway shall send to Vervent a single master file (the “Master File”) setting out the following information in relation to all Contracts originated by Headway: (a) the aggregate value; (b) the total count; (c) unique identification numbers; (d) earliest and latest dates of sale (“Period”) and (e) whether the Contract has been transferred to the Company or another entity. Headway represents that the Contracts reflected in the Master File are not encumbered in favor of any person not listed in the Master File. Within fifteen days of receipt of the Master File, Vervent shall review the Master File, including comparing it to the Data Tape to confirm that each Contract pledged under the Credit Agreement matches the information as to the Contracts listed on the Master File as being pledged under the Credit Agreement, and provide the certification on its letterhead (the “Certification”), which shall substantially be as set forth hereinunder:

“For the [Period], none of the Receivables, with an aggregate value of [●] across a total count of [●], each bearing the unique identification numbers listed in Exhibit A, in respect of which Vervent acts as the backup servicer, has been encumbered in favor of any other person based solely on the Master File and Data Tape delivered to Vervent.”

Headway and Agent acknowledge that this review by Vervent is limited and will be based on Vervent’s review of the Master File and Data Tape only, is completely reliant on information provided by Headway, that Vervent shall have no obligation to review such results after the

$500 per month

date of the Certification, and that it is possible that such reviewed identification numbers may be reused by Headway after the date of the Certification.

SCHEDULE 2 TO BACKUP SERVICING AGREEMENT

Hot Backup Servicing Fee Structure

Portfolio Set-Up and Conversion:
New Portfolio Set-Up and Conversion Fee (one-time only)	$7,500 plus $10.00 per converted contract

Hot Backup Servicing Fee:
Hot Backup Servicing Fee (per loan/Schedule)	$12.00
Minimum Monthly Hot Backup Servicing Fee	$5,000.00
New Contract Boarding Fee (per contract)	$10.00

Services

Computer Operations
Establish dedicated and secure portfolio environment, computer operations and maintenance required to manage the nightly back-ups of Client Portfolio data and back up media off-site.

Issuer Assets Set up
Receive electronic Client Portfolio boarding file from the Client.
Initiate conversion routines to board the Client Portfolio onto the Backup Servicer servicing system test environment.
Resolve reconciling items and move the Client Portfolio into production environment.

Payment Posting
On a daily basis, view multiple Company Accounts for daily deposit activity.
Auto-post/assume pay all daily payments to daily receivables.
Obtain daily cash receipts or exceptions report from the Client by 5:00 pm New York City Time each Business Day.
Process necessary payment reversals and adjustments per the Client cash receipts or exceptions report.

Contract Adjustments
Process contract modifications, reschedules, and extensions in accordance with the Client’s instructions on a daily basis or as applicable.

Contract Terminations
Process early termination payments and close account on system.
Process account termination upon receipt of final payment or upon charge-off instructions from the Client.

New Origination Boarding

Initiate conversion routines to board new Pledged Receivables onto the Backup Servicer’s servicing system production environment from the daily comprehensive portfolio data file provided by the Client (identifying all newly originated or pledged Receivables).

Reconciliation

The Client shall provide the Backup Servicer with the Monthly Servicing Report or Borrowing Base Report and Borrowing Base Certificate (collectively “Required Reports”) on or before the 10th day of each calendar month (or if such day is not a business day, the next succeeding business day).

The Backup Servicer shall have three (3) Business Days to reconcile the Required Reports to the Backup Servicer’s servicing system and to reconcile any exceptions with the Client.

The Backup Servicer shall issue its monthly backup servicer reconciliation and certification via email to the Client and any parties directed by the Client within three (3) Business Days of receipt of the Client’s Report.

Exhibit A

Form of Successor Servicing Agreement